    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 26, 1995


                                                       REGISTRATION NO. 33-61857

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2

                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           FIRST AMERICAN CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

            TENNESSEE                            6712                           62-0799975
 (STATE OR OTHER JURISDICTION OF     PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)          IDENTIFICATION NUMBER)

                             FIRST AMERICAN CENTER
                        NASHVILLE, TENNESSEE 37237-0700
                                 (615) 748-2000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                            MARTIN E. SIMMONS, ESQ.
      EXECUTIVE VICE PRESIDENT-ADMINISTRATION, GENERAL COUNSEL, SECRETARY
                        AND PRINCIPAL FINANCIAL OFFICER
                           FIRST AMERICAN CORPORATION
                             FIRST AMERICAN CENTER
                        NASHVILLE, TENNESSEE 37237-0606
                                 (615) 748-2049
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

           CATHERINE COLLINS MCCOY, ESQ.                         MARY M. SJOQUIST, ESQ.
                  ARNOLD & PORTER                              MULDOON, MURPHY & FAUCETTE
             555 TWELFTH STREET, N.W.                     5101 WISCONSIN AVENUE, N.W. SUITE 500
            WASHINGTON, D.C. 20004-1202                          WASHINGTON, D.C. 20016
                  (202) 942-5055                                     (202) 362-0840

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of the Registration Statement.



     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box [ ].

                            ------------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           FIRST AMERICAN CORPORATION

        CROSS REFERENCE SHEET PURSUANT TO ITEM 501(B) OF REGULATION S-K

                                                           HEADING IN PROXY STATEMENT
                   ITEM OF FORM S-4                               (PROSPECTUS)
      ------------------------------------------  --------------------------------------------
  1.  Forepart of Registration Statement and
      Outside Front Cover Page of Prospectus....  Cover Page of Registration
                                                  Statement-Introduction; Cross Reference
                                                  Sheet; Outside Front Coverage Page of
                                                  Prospectus
  2.  Inside Front and Outside Back Cover Pages
      of Prospectus.............................  Inside Front Cover Page of Prospectus; Table
                                                  of Contents; Available Information;
                                                  Incorporation of Certain Documents by
                                                  Reference
  3.  Risk Factors, Ratio of Earnings to Fixed
      Charges and Other Information.............  Introduction; Summary
  4.  Terms of the Transaction..................  Introduction; Summary; Proposal I -- The
                                                  Merger
  5.  Pro Forma Financial Information...........  Summary; Fully Pro Forma Combined Condensed
                                                  Financial Statements
  6.  Material Contacts with the Company Being
      Acquired..................................  Summary; Proposal I -- The
                                                  Merger -- Interest of Certain Persons
  7.  Additional Information Required for
      Reoffering by Persons and Parties Deemed
      to be Underwriters........................  Not Applicable
  8.  Interests of Named Experts and Counsel....  Legal Opinion
  9.  Disclosure of Commission Position on
      Indemnification for Securities Act
      Liabilities...............................  Undertakings
 10.  Information with Respect to S-3
      Registrants...............................  Introduction; Available Information;
                                                  Summary; Incorporation of Certain Documents
                                                  by Reference
 11.  Incorporation of Certain Information by
      Reference.................................  Incorporation of Certain Documents by
                                                  Reference
 12.  Information with Respect to S-2 or S-3
      Registrants...............................  Not Applicable
 13.  Incorporation of Certain Information by
      Reference.................................  Not Applicable
 14.  Information with Respect to Registrants
      Other Than S-3 or S-2 Registrants.........  Not Applicable
 15.  Information with Respect to S-3
      Companies.................................  Not Applicable
 16.  Information with Respect to S-2...........  Available Information; The Companies;
                                                  Summary
 17.  Information with Respect to Companies
      Other Than S-3 or S-2 Companies...........  Certain Information regarding Charter;
                                                  Summary; Charter Form 10-K
 18.  Information if Proxies, Consents or
      Companies Authorizations are to be
      Solicited.................................  Introduction; Summary; Meeting Information;
                                                  Proposal I -- The Merger
 19.  Information if Proxies, Consents or
      Authorizations are not to be Solicited or
      in an Exchange Offer......................  Not Applicable

                                                                          , 1995

Dear Shareholder:


     We are pleased to enclose your Notice of Annual Meeting and Proxy Statement for the Annual Meeting of Shareholders of Charter Federal Savings Bank ("Charter") to be held on November 30, 1995, at 10:00 a.m., local time, at Electro-Mechanical Corporate Centre, 2310 Highway 421, Bristol, Tennessee.


     At the meeting you will be asked to consider and vote on a proposed Agreement and Plan of Reorganization, as amended, between Charter and First American Corporation, a corporation organized under the laws of the State of Tennessee and a registered bank holding company ("First American") (the "Reorganization Agreement") and a related Agreement and Plan of Merger and Combination ("Merger Agreement" and, collectively with the Reorganization Agreement, "Agreement") pursuant to which Charter will be acquired by First American. The acquisition will be accomplished by the merger ("Merger") of Charter Interim Federal Savings Bank, a federally chartered interim savings bank to be formed by First American immediately prior to the acquisition, with and into Charter, with Charter as the surviving entity ("Surviving Charter"). As part of the Merger, and immediately following consummation of the Merger, it is anticipated that certain branches of Charter located in the Bristol, Tennessee area, and perhaps certain branches of Charter located in the Bristol, Virginia area, will be transferred to First American National Bank, a national banking association subsidiary of First American, in a series of transactions described in the Prospectus/Proxy Statement accompanying the enclosed Notice of Annual Meeting of Shareholders. The capitalized terms used in this letter are defined in the attached Prospectus/Proxy Statement.

     The Agreement generally provides for an exchange of stock as consideration for the Merger, in which you would receive 0.38 share of common stock of First American for each share of common stock of Charter held by you, and cash in lieu of any fractional share; provided, however that (i) if the FAC Market Value is greater than $39.75 per share, then the exchange ratio shall be reduced to an amount equal to $15.10 divided by the FAC Market Value, rounded to the nearest one ten-thousandth of a share, and (ii) if, prior to the Effective Time of the Merger, First American enters into a definitive agreement of merger or reorganization with another entity as a result of which either First American would not be the surviving entity or First American's Chief Executive Officer would not become Chief Executive Officer of the surviving entity, then the exchange ratio shall be 0.38 (the "Exchange Ratio"). The Agreement is subject to various conditions and the final Exchange Ratio is subject to adjustment depending on the average per share closing price of FAC Common Stock on The Nasdaq Stock Market for the twenty consecutive trading days ending on and including the third day immediately preceding but not including the day of the Effective Time ("FAC Market Value").

     In addition to the consideration described in the preceding paragraph, holders of shares of Charter Common Stock as of the Effective Time, under certain circumstances, shall be entitled to receive additional shares of FAC Common Stock or other contingent consideration in the event that Surviving Charter receives payments within five years of the Effective Time in respect of certain pending goodwill litigation. THERE IS NO ASSURANCE THAT CHARTER SHAREHOLDERS WILL RECEIVE THE CONTINGENT CONSIDERATION AND, UNDER CERTAIN CIRCUMSTANCES, RECEIPT OF CONTINGENT CONSIDERATION COULD HAVE ADVERSE TAX CONSEQUENCES. See "PROPOSAL I -- THE MERGER -- Contingent Consideration for Goodwill Litigation Recovery" and "-- Certain Federal Income Tax Consequences."

     Because the market value of the common stock of First American will fluctuate, the market value of the common stock of First American that Charter shareholders would receive upon actual consummation of the Merger will increase or decrease prior to, as well as after, the consummation of the Merger. If the FAC Market Value is less than $39.75, the Exchange Ratio will be equal to 0.38. If the FAC Market Value is greater than $39.75, the Exchange Ratio will be reduced in proportion to the amount by which the FAC Market Value exceeds $39.75. Charter does not have the right to terminate the Agreement based on fluctuations in the FAC Market Value.

     First American common stock trades on The Nasdaq Stock Market under the symbol "FATN". Based on the last reported sales price per share of FAC Common Stock on May 16, 1995 (the date prior to the date of execution of the Agreement) of $35.00 per share, each share of Charter Common Stock would have been exchangeable for 0.38 shares of FAC Common Stock, having a value of $13.30. Based on the last reported sales price per share of FAC Common Stock on October
  , 1995 of $          , each share of common stock of Charter would be
exchangeable for           shares of common stock of First American having a
value of $          . There can be no assurance what the FAC Market Value will be at the Effective Time. Depending upon fluctuations in the price of the FAC Common Stock during the measurement period, the FAC Market Value may be more or
less than $          . You are advised to obtain a current market quotation for the shares of FAC Common Stock.

     YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSED MERGER AND RECOMMENDS A VOTE "FOR" THE MERGER. The proposed Merger has been approved by the Charter Board as being in the best interest of Charter and its shareholders. The Board reached this decision after careful consideration of a number of factors, including an oral opinion of Wheat First Securities, Inc. ("Wheat"), its financial advisers, as of the date of the execution of the Agreement, that the Exchange Ratio is fair from a financial point of view to Charter shareholders. A written opinion, dated as of the date of the enclosed Prospectus/Proxy Statement, of Wheat is reproduced in full in Appendix B to the accompanying Prospectus/Proxy Statement. The enclosed Prospectus/Proxy Statement contains more detailed information concerning the Board's decision and the proposed transaction. We urge you to consider it carefully.

     Consummation of the Merger is subject to certain conditions, including the approval of the Merger by various regulatory agencies. In addition, the affirmative vote of at least two-thirds of all of the outstanding shares of Charter Common Stock is required to approve the Agreement. Charter and First American intend to consummate the Merger by December 1, 1995.

     IT IS VERY IMPORTANT THAT YOUR SHARES ARE VOTED AT THE MEETING, REGARDLESS OF WHETHER YOU ATTEND IN PERSON. A FAILURE TO VOTE, EITHER BY NOT RETURNING THE ENCLOSED PROXY OR BY CHECKING THE "ABSTAIN" BOX THEREON, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST APPROVAL OF THE AGREEMENT. PLEASE COMPLETE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID, RETURN ENVELOPE. YOU SHOULD NOT FORWARD YOUR STOCK CERTIFICATES AT THIS TIME.

     In addition to voting on the Merger, at the Annual Meeting you will be asked to vote for the election of four directors to serve for the terms for which they are nominated or until the proposed merger transaction is consummated, the ratification of independent accountants, and to approve the adjournment of the Annual Meeting to a later date, if necessary, to solicit additional proxies in the event insufficient shares are present in person or by proxy to approve the merger transaction.

     In order to make sure that your vote is represented, indicate your vote on the enclosed proxy form, date and sign it, and return it in the enclosed envelope. If you attend the meeting in person, you may revoke your proxy at the meeting and vote in person.

Sincerely,


/s/ Robert J. Bartel


Robert J. Bartel
Chairman of the Board of Directors


/s/ Cecil R. McCullar



Cecil R. McCullar

President and Chief Executive Officer

                          CHARTER FEDERAL SAVINGS BANK
                              110 PIEDMONT AVENUE
                               BRISTOL, VA 24201
                                 (703) 669-5101

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               NOVEMBER 30, 1995


To The Shareholders of
Charter Federal Savings Bank:


     Notice is hereby given that the Annual Meeting of Shareholders of Charter Federal Savings Bank ("Charter") will be held at Electro-Mechanical Corporate Centre, 2310 Highway 421, Bristol, Tennessee, on November 30, 1995 at 10:00 a.m. local time, for the following purposes:


     1. To consider and vote upon a proposal to approve an Agreement and Plan of Reorganization, as amended ("Reorganization Agreement"), between Charter and First American Corporation ("First American"), a bank holding company organized under the laws of the State of Tennessee, and a related Agreement and Plan of Merger and Combination ("Merger Agreement" and, collectively, with the Reorganization Agreement, "Agreement"), a copy of each of which is included as Appendix A to the accompanying Prospectus/Proxy Statement.

     2. To elect four directors to serve for the terms for which they are nominated or until the proposed merger transaction is consummated.

     3. To ratify the appointment by the Charter Board of Directors of the firm of Price Waterhouse LLP as independent accountants of Charter for the fiscal year ending June 30, 1996 or, if earlier, until the effective time of the Merger.

     4. To consider and vote upon a proposal to approve the adjournment of the Annual Meeting for up to 29 days, if necessary, in order to solicit proxies if shareholders holding two-thirds of the votes eligible to be cast at the Annual Meeting do not submit proxies voting in favor of Proposal I.

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors of Charter has fixed October 16, 1995 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, and accordingly, only shareholders of record at the close of business on that date are entitled to notice of and to vote at such meeting or any adjournment thereof.

By Order of the Board of Directors

Katherine L. Hale


/s/ Katherine L. Hale

Secretary
Bristol, Virginia
                 , 1995

                                   IMPORTANT

YOUR VOTE IS IMPORTANT. EVEN SHAREHOLDERS WHO EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE URGED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR APPOINTMENT OF PROXY AND VOTE YOUR SHARES IN PERSON. IF A SHAREHOLDER RECEIVES MORE THAN ONE PROXY FOR ANY REASON, EACH PROXY SHOULD BE COMPLETED AND RETURNED. A FAILURE TO VOTE, EITHER BY NOT RETURNING THE ENCLOSED PROXY OR BY CHECKING THE "ABSTAIN" BOX THEREON, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST APPROVAL OF THE AGREEMENT.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE TO APPROVE THE AGREEMENT AND FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED HEREIN, FOR THE RATIFICATION OF INDEPENDENT ACCOUNTANTS AND FOR THE ADJOURNMENT OF THE ANNUAL MEETING IF NECESSARY IN ORDER TO SOLICIT ADDITIONAL PROXIES.

                               TABLE OF CONTENTS


                                                                                        PAGE
                                                                                        ----
INTRODUCTION..........................................................................    1
AVAILABLE INFORMATION.................................................................    2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.......................................    3
CERTAIN INFORMATION REGARDING CHARTER.................................................    4
SUMMARY...............................................................................    5
  Parties To The Reorganization.......................................................    5
  The Annual Meeting..................................................................    6
  The Merger..........................................................................    6
  Effective Time......................................................................    8
  Termination of the Agreement........................................................    8
  Accounting Treatment................................................................    8
  Recommendation of the Board of Directors............................................    8
  Opinion of Investment Banker........................................................    9
  Vote Required.......................................................................    9
  No Dissenters' Rights...............................................................    9
  Operation of Charter Following the Merger...........................................    9
  Interests of Certain Persons........................................................   10
  Conditions; Regulatory Approvals; Abandonment; Amendment............................   11
  Certain Federal Income Tax Consequences.............................................   12
  Certain Differences in Rights of Shareholders.......................................   13
  Stock Option Agreement..............................................................   14
  Markets and Market Prices...........................................................   14
  Market Prices and Dividends.........................................................   14
  Common Stock Listing................................................................   16
  Comparative Per Share Data..........................................................   16
UNAUDITED FULLY PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS.....................   17
SELECTED FINANCIAL DATA...............................................................   23
MEETING INFORMATION...................................................................   29
  Date, Place and Time................................................................   29
  Record Date; Voting Rights..........................................................   29
  Voting and Revocation of Proxies....................................................   29
  Solicitation of Proxies.............................................................   30
PROPOSAL I -- THE MERGER..............................................................   30
  Background of and Reasons for the Merger............................................   30
  Terms of the Merger.................................................................   33
  Contingent Consideration for Goodwill Litigation Recovery...........................   34
  Opinion of Wheat....................................................................   37
  Conversion of Shares; Procedures for Exchange of Certificates.......................   41
  Representations and Warranties; Conditions to the Merger; Waiver....................   42
  Regulatory Approvals................................................................   43
  Business Pending the Merger.........................................................   45
  No Solicitation of Competing Transaction............................................   45
  Effective Time of the Merger; Termination...........................................   45
  Management and Operations After the Merger..........................................   46
  Effect on Certain Employees and Benefit Plans.......................................   46

                                                                                        PAGE
                                                                                        ----
  Interests of Certain Persons in the Merger..........................................   47
  Certain Federal Income Tax Consequences.............................................   49
  Stock Option Agreement..............................................................   53
  Certain Differences in Rights of Shareholders.......................................   55
  Resale of FAC Common Stock..........................................................   64
  Dividend Reinvestment and Stock Purchase Plan.......................................   65
  Expenses............................................................................   65
  Accounting Treatment................................................................   65
  No Dissenters' Rights...............................................................   65
  Nasdaq Authorization................................................................   65
CERTAIN REGULATORY CONSIDERATIONS.....................................................   66
  General.............................................................................   66
  Capital.............................................................................   67
  Acquisition and Expansion...........................................................   68
  Bank Regulation.....................................................................   68
PROPOSAL II -- ELECTION OF DIRECTORS..................................................   71
  General Information.................................................................   72
  Information as to Nominees and Continuing Directors.................................   72
  Board of Directors Meetings and Committees..........................................   75
  Human Resource Committee Report on Executive Compensation...........................   77
  Compensation Committee Interlocks and Insider Participation.........................   79
  Summary Compensation Table..........................................................   80
  Stock Performance Graph.............................................................   81
  Information on Benefit Plans and Policies...........................................   81
  Certain Transactions................................................................   82
  Compliance with Section 16 of the Securities Act....................................   83
  Security Ownership of Certain Beneficial Owners.....................................   84
PROPOSAL III -- RATIFICATION OF INDEPENDENT ACCOUNTANTS...............................   85
PROPOSAL IV -- AUTHORITY TO ADJOURN MEETING...........................................   85
SHAREHOLDER PROPOSALS.................................................................   85
OTHER MATTERS.........................................................................   85
EXPERTS...............................................................................   86
LEGAL OPINION.........................................................................   86
APPENDICES:
Appendix A -- Agreement and Plan of Reorganization and Amendment No. 1
                To Agreement and Plan of Reorganization and
                Related Agreement and Plan of Merger and Combination
Appendix B -- Opinion of Wheat, First Securities, Inc.
Appendix C -- Stock Option Agreement
Appendix D -- Annual Report on Form 10-K for the Fiscal Year Ending
                June 30, 1995 of Charter Federal Savings Bank

         CHARTER FEDERAL SAVINGS BANK                   FIRST AMERICAN CORPORATION
               PROXY STATEMENT                                  PROSPECTUS
                     FOR                                 UP TO 3,910,684 SHARES OF
        ANNUAL MEETING OF SHAREHOLDERS                         COMMON STOCK
       TO BE HELD ON NOVEMBER 30, 1995                  (PAR VALUE $5.00 PER SHARE)


                                  INTRODUCTION

     This Prospectus/Proxy Statement is being furnished to the holders of the common stock, par value $.01 per share ("Charter Common Stock"), of Charter Federal Savings Bank ("Charter") in connection with the solicitation of proxies by the Board of Directors of Charter for use at an Annual Meeting of Shareholders, and any adjournment thereof, to be held at the time and place set forth in the accompanying notice ("Annual Meeting"). It is anticipated that the mailing of this Prospectus/Proxy Statement and the enclosed proxy card will commence on or about October , 1995. This Prospectus/Proxy Statement is being delivered together with a copy of Charter's Annual Report on Form 10-K for the fiscal year ended June 30, 1995.

     At the Annual Meeting, shareholders of Charter will be asked to approve an Agreement and Plan of Reorganization, as amended, ("Reorganization Agreement") between Charter and First American Corporation ("First American" or "FAC"), and a related Agreement and Plan of Merger and Combination ("Plan of Merger" and collectively with the Reorganization Agreement, "Agreement"), providing for the acquisition of Charter by First American by means of the merger ("Merger") of Charter Interim Federal Savings Bank ("Charter Interim"), a federally chartered interim savings bank to be formed by First American immediately prior to the Merger, with and into Charter, with Charter as the surviving entity ("Surviving Charter"). First American is a Tennessee corporation and a registered bank holding company. It is anticipated that, immediately following the Merger, certain branches of Charter will be transferred to First American National Bank, a subsidiary of First American ("FANB"). The Agreement is attached to this Prospectus/Proxy Statement as Appendix A.

     At the Effective Time (as defined in the Agreement), each share of Charter Common Stock issued and outstanding immediately prior to the Effective Time will be converted into 0.38 share of the common stock, par value $5.00 per share, of First American ("FAC Common Stock") and cash in lieu of any fractional share; provided, however, that (i) if the "FAC Market Value" as defined herein and in the Agreement at the Effective Time of the Merger is greater than $39.75 per share, then the exchange ratio shall be reduced to an amount equal to $15.10 divided by the FAC Market Value, rounded to the nearest one-ten thousandth of a share, and (ii) if, prior to the Effective Time, First American enters into a definitive agreement of merger or reorganization with another entity as a result of which either First American would not be the surviving entity or First American's Chief Executive Officer would not become the Chief Executive Officer of the surviving entity, then the exchange ratio shall be 0.38 (the "Exchange Ratio"). If the FAC Market Value is less than $39.75, the Exchange Ratio will be equal to 0.38. If the FAC Market Value is greater than $39.75, the Exchange Ratio will be reduced in proportion to the amount by which the FAC Market Value exceeds $39.75. Charter does not have the right to terminate the Agreement based on fluctuations in the FAC Market Value.

     In addition to the consideration described in the preceding paragraph, holders of shares of Charter Common Stock as of the Effective Time, under certain circumstances, shall be entitled to receive additional shares of FAC Common Stock or other contingent consideration in the event that Surviving Charter receives payments within five years of the Effective Time in respect of certain pending goodwill litigation. See "PROPOSAL I -- THE MERGER -- Contingent Consideration for Goodwill Litigation Recovery." THERE IS NO ASSURANCE THAT CHARTER SHAREHOLDERS WILL RECEIVE THE CONTINGENT CONSIDERATION, AND UNDER CERTAIN CIRCUMSTANCES, RECEIPT OF CONTINGENT CONSIDERATION COULD HAVE ADVERSE TAX CONSEQUENCES. See "PROPOSAL I -- THE MERGER -- Contingent Consideration for Goodwill Litigation Recovery" and "-- Certain Federal Income Tax Consequences." For a more complete description of the Agreement and the terms of the Merger, see "PROPOSAL I -- THE MERGER."

     THE FAC COMMON STOCK THAT WOULD BE ISSUED IN THE MERGER HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AUTHORITY, THE OFFICE OF THRIFT SUPERVISION ("OTS") OR ANY GOVERNMENTAL AGENCY NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AUTHORITY, THE OTS OR ANY GOVERNMENTAL AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE SHARES OF FAC COMMON STOCK OFFERED HEREBY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

     First American and Charter are Nasdaq National Market companies and the FAC Common Stock and Charter Common Stock trade on The Nasdaq Stock Market. On May 16, 1995, the last business day prior to public announcement of the execution of the Agreement, the last reported sales prices per share of FAC Common Stock and of Charter Common Stock were $35.00 and $13.00, respectively.

     Based on the last reported sales price per share of FAC Common Stock on May 16, 1995 of $35.00 per share, each share of Charter Common Stock would have been exchangeable for 0.38 shares of FAC Common Stock having a value of $13.30. Based on the last reported sales price per share of FAC Common Stock on October 1995
of $          (assuming that this is the FAC Market Value as described above),
each share of Charter Common Stock would be exchangeable for           shares of
FAC Common Stock having a value of $          . Depending upon fluctuations in
the price of FAC Common Stock during the measurement period, the FAC Market
Value may be more or less than $            .

     At the Annual Meeting, action also will be taken to elect four directors of Charter to serve for the terms specified or until the Merger is consummated, to ratify the appointment of independent accountants, and to approve the adjournment of the Annual Meeting if necessary in order to solicit additional proxies in favor of the Merger ("Adjournment Proposal").

     No person is authorized to give any information or to make any representation not contained in this Prospectus/Proxy Statement and, if given or made, such information or representation should not be relied upon as having been authorized. This Prospectus/Proxy Statement does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Prospectus/Proxy Statement, in any jurisdiction, to any person to whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. Neither the delivery of this Prospectus/Proxy Statement nor any distribution of securities made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of First American or Charter since the date of this Prospectus/Proxy Statement.

     The date of this Prospectus/Proxy Statement, which also constitutes a prospectus of First American Corporation for shares of FAC Common Stock issuable
in connection with the Merger, is                     1995.

                             AVAILABLE INFORMATION

     First American and Charter are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder ("Exchange Act"), and, in accordance therewith, First American files reports, proxy statements and other information with the Securities and Exchange Commission ("Commission") and Charter files reports, proxy statements and other information with the Office of Thrift Supervision ("OTS"). Such reports, proxy statements and other information filed by First American can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's regional offices located at: 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611. Copies of such material can be obtained at prescribed rates by writing to the Commission, Public Reference Section, at 450 Fifth Street, N.W., Washington, D.C. 20549.

Reports, proxy statements and other information filed by Charter can be inspected and copied at the public reference facilities maintained by the OTS at the Office of Public Information, OTS, 1700 G Street, N.W., Washington, D.C. 20552, and can be obtained by written request from such office at prescribed rates. In addition, materials filed by First American or Charter are available for inspection at the offices of The Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

     First American has filed with the Commission a registration statement under the Securities Act of 1933, as amended ("Securities Act"), relating to the shares of FAC Common Stock that may be issued in connection with the Merger ("Registration Statement"). This Prospectus/Proxy Statement of Charter also constitutes the prospectus of First American filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement and exhibits thereto. The Registration Statement and the exhibits thereto may be inspected and copied, at prescribed rates, at the public reference facilities maintained by the Commission at the addresses set forth above. All information concerning First American and its subsidiaries contained in this Prospectus/Proxy Statement has been furnished by First American, and all information concerning Charter and its subsidiaries has been furnished by Charter.

     THIS PROSPECTUS/PROXY STATEMENT INCORPORATES BY REFERENCE DOCUMENTS
WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. DOCUMENTS RELATING TO FIRST AMERICAN (OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST TO CARROLL KIMBALL, FIRST AMERICAN CORPORATION, FIRST AMERICAN CENTER, NASHVILLE, TENNESSEE 37237-0708. TELEPHONE REQUESTS MAY BE DIRECTED TO (615) 748-2455. DOCUMENTS RELATING TO CHARTER (OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST TO KATHERINE L. HALE, CHARTER FEDERAL SAVINGS BANK, 110 PIEDMONT AVENUE, BRISTOL, VIRGINIA 24201. TELEPHONE REQUESTS MAY BE DIRECTED TO (703) 645-5220. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY NOVEMBER 14, 1995.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by First American (File No. 0-6198) are incorporated herein by reference:

     1. Annual Report on Form 10-K of First American for the year ended December 31, 1994;

     2. First American's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995.

     3. The description of the FAC Common Stock contained in the Registration Statement on Form 8-A dated April 24, 1972, as amended January 31, 1983, November 29, 1985, May 13, 1986 and January 11, 1989, filed by First American to register such securities under the Exchange Act, and any amendment or report filed for the purpose of updating such description.

     4. First American's Current Reports on Form 8-K dated February 23, 1995, May 22, 1995, July 7, 1995, August 15, 1995, October 3, 1995 and October 13,
1995.

     5. Form 10-Q/A for the quarter ended June 30, 1995, filed September 22,
1995.

     The following document filed with the OTS by Charter (Docket No. 0360) is incorporated herein by reference:

     Annual Report on Form 10-K for Charter for the fiscal year ended June 30, 1995.

     All documents filed by First American pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof until the date of the Annual Meeting shall be deemed to be incorporated herein by reference and to be a part hereof from the date of such filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus/Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus/Proxy Statement.

                     CERTAIN INFORMATION REGARDING CHARTER

     Charter's Annual Report on Form 10-K for the fiscal year ended June 30, 1995 (the "Charter Form 10-K") (without the exhibits thereto) appears at Appendix D. Such Appendix is a part of this Prospectus/Proxy Statement and should be carefully reviewed for the information regarding Charter contained therein.

                                    SUMMARY

     This summary is necessarily general and has been prepared to assist shareholders in their review of this Prospectus/Proxy Statement. This summary is not intended to be a complete explanation of the matters covered in this Prospectus/Proxy Statement and is qualified in all respects by reference to the more detailed information contained elsewhere in this Prospectus/Proxy Statement, the Appendices hereto and the documents incorporated herein by reference, which shareholders are urged to read carefully.

PARTIES TO THE REORGANIZATION

     FIRST AMERICAN CORPORATION. First American is a Tennessee corporation registered under the Bank Holding Company Act of 1956, as amended ("BHCA"). As of June 30, 1995, First American had total consolidated assets of $8.1 billion and shareholders' equity of $638.1 million. As of June 30, 1995, First American ranked, on the basis of aggregate deposits held by First American's principal subsidiary, FANB, as the third largest bank holding company headquartered in Tennessee.

     In addition to FANB, First American owns all of the capital stock of First American National Bank of Kentucky ("FANBKY"), a national banking association headquartered in Bowling Green, Kentucky, and First American Trust Company ("FATC"), a national banking association headquartered in Nashville, Tennessee, which provides all of the trust functions, both individual and corporate, for the customers of First American and its subsidiaries. First American derives its income from interest, dividends and management fees received from subsidiaries.

     The mailing address of the principal executive offices of First American is First American Center, Nashville, Tennessee 37237-0708, and the telephone number is (615) 748-2000. For additional information concerning the business of First American and its financial condition, reference should be made to the First American documents incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "AVAILABLE INFORMATION."

     Pending Acquisitions by First American. First American, through its lead financial institution subsidiary FANB, primarily has focused its business strategy on meeting the banking needs of the retail and middle market commercial customers through an extensive branch network. The acquisitions by First American of savings associations, such as Charter, are designed to complement First American's branch expansion strategy. First American has determined that the acquisition of savings associations will help it to realize this strategy and will enhance its ability to compete with other financial institutions. First American was particularly attracted to Charter because it has a branch network serving the needs of retail customers which will enhance First American's ability to compete with other financial institutions.

     First American entered into an Agreement and Plan of Merger dated as of February 21, 1995 to acquire Heritage Federal Bancshares, Inc., a Tennessee corporation ("HFB"), in a stock transaction valued at approximately $93 million, through the merger of HFB with and into First American. HFB, with assets of approximately $528 million, is the owner of 100% of the capital stock of Heritage Federal Bank for Savings, a federal savings bank headquartered in Kingsport, Tennessee. It is the intention of First American and HFB that Heritage Federal Bank for Savings will be merged with and into FANB immediately following the merger of HFB with and into First American.

     The pro forma financial statements included in this Prospectus/Proxy Statement show the effects on First American of the acquisition of both HFB and Charter. See "UNAUDITED FULLY PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS."

     First American also entered into an Agreement and Plan of Merger dated as of July 5, 1995 to acquire First City Bancorp, Inc., a Tennessee corporation ("First City"), in a stock transaction valued at approximately $51 million, through the merger of First City with and into First American. First City, with $340 million in assets, is the owner of 100% of the capital stock of each of First City Bank, Murfreesboro, Tennessee, and Citizens Bank, Smithville, Tennessee. It is the intention of First American and First City that First City Bank and Citizens Bank each will be merged with and into FANB immediately following the merger of First City with and into First American.

     CHARTER FEDERAL SAVINGS BANK. Charter Federal Savings Bank is a federally chartered savings bank. As of June 30, 1995, Charter had total consolidated assets of $751 million and shareholders' equity of $46.4 million. Charter owns 100% of the stock of two subsidiaries, Charter Financial Services Corporation and Highlands Service Corporation. Charter Financial Services Corporation sells credit-related life, accident and health insurance to borrowers and owns 15% of Virginia Title, LLC, which issues title insurance. Highlands Service Corporation sells credit-related life, accident and health insurance.

     The mailing address of the principal executive offices of Charter is 110 Piedmont Avenue, Bristol, Virginia 24201. Its telephone number is (703) 669-5101. For additional information concerning the business of Charter and its financial condition, reference should be made to Charter documents attached hereto as Appendix A. See "Certain Information Regarding Charter."

     CHARTER INTERIM FEDERAL SAVINGS BANK. Charter Interim will be an interim federal savings bank organized as a wholly owned subsidiary of First American. Charter Interim will be organized solely to facilitate the acquisition by First American of Charter through the Merger and will never operate as a savings association.

THE ANNUAL MEETING


     The Annual Meeting of Shareholders of Charter will be held on November 30, 1995, at 10:00 a.m. local time, at the Electro-Mechanical Corporate Centre, 2310 Highway 421, Bristol, Tennessee. The purpose of the Annual Meeting is to consider and vote upon a proposal to approve and adopt the Agreement, to elect four directors, to ratify the selection of independent accountants and to approve the Adjournment Proposal. Only holders of record of Charter Common Stock at the close of business on October 16, 1995 (the "Record Date") will be entitled to notice of and to vote at such Annual Meeting. At such date, 5,125,713 shares of Charter Common Stock were outstanding and entitled to vote. For additional information with respect to the Annual Meeting and the voting rights of shareholders, see "MEETING INFORMATION."


THE MERGER

     Pursuant to the terms of the Agreement, Charter Interim, a federally chartered interim savings bank to be formed by First American, will be merged with and into Charter, with Charter as the surviving entity. At the Effective Time, each outstanding share of Charter Common Stock (excluding shares held by Charter or by First American, in each case other than in fiduciary capacity or in satisfaction of debts previously contracted) will be converted into 0.38 shares of FAC Common Stock and cash in lieu of any fractional share; provided, however, that (i) if the FAC Market Value at the Effective Time is greater than $39.75 per share, then the exchange ratio shall be reduced to an amount equal to $15.10 divided by the FAC Market Value, rounded to the nearest one-ten thousandth of a share; and (ii) if, prior to the Effective Time, First American enters into a definitive agreement of merger or reorganization with another entity as a result of which either First American would not be the surviving entity or First American's Chief Executive Officer would not become the Chief Executive Officer of the surviving entity, then the exchange ratio shall be 0.38 ("Exchange Ratio"). For this purpose, the FAC Market Value shall mean the average per share closing price of FAC Common Stock on The Nasdaq Stock Market for the twenty consecutive trading days ending on and including the third day immediately preceding, but not including, the date of the Effective Time. See "PROPOSAL I -- THE MERGER." If the FAC Market Value is less than $39.75, the Exchange Ratio will be equal to 0.38. If the FAC Market Value is greater than $39.75, the Exchange Ratio will be reduced in proportion to the amount by which the FAC Market Value exceeds $39.75. Charter does not have the right to terminate the Agreement based on fluctuations in the FAC Market Value.

     In addition to the consideration described in the preceding paragraph, pursuant to an amendment to the Agreement entered into on October 11, 1995, holders of shares of Charter Common Stock as of the Effective Time, under certain circumstances, shall be entitled to receive additional shares of FAC Common Stock or other contingent consideration in the event that Surviving Charter receives payments within five years of the Effective Time in respect of certain pending goodwill litigation, Charter Federal Savings Bank v. United States, Civil Action No. 95-513C (the "Goodwill Litigation"). Subject to certain limitations described below,

Charter shareholders will receive a number of shares of FAC Common Stock equal to the aggregate value of fifty percent (50%) of any Net Goodwill Litigation Recovery received. For these purposes, "Net Goodwill Litigation Recovery" means the sum of the cash payments, if any, net of certain litigation and related expenses and taxes, received by Surviving Charter during the period between the Effective Time and the fifth anniversary thereof, pursuant to any final judgment in or a final settlement of the Goodwill Litigation. Holders of shares of Charter Common Stock at the Effective Time will be entitled to receive, for each share of Charter Common Stock held immediately prior to the Effective Time, the number of shares of FAC Common Stock obtained by dividing (A) fifty percent (50%) of the Net Goodwill Litigation Recovery, divided by the number of shares of Charter Common Stock issued and outstanding immediately prior to the Effective Time, by (B) the average per share closing price of FAC Common Stock, as reported in The Wall Street Journal, on the date of receipt by Surviving Charter of the last payment constituting the Goodwill Litigation recovery (the "Contingent Consideration"). The number of shares of FAC Common Stock to be issued to any Charter shareholder as Contingent Consideration will be rounded down to the nearest whole number of shares.

     In the event that, prior to the fifth anniversary of the Effective Time, a consolidation, merger or acquisition of First American with, into or by another corporation ("Acquiror"), other than a transaction pursuant to which First American is the surviving entity and which does not result in a reclassification of the outstanding shares of FAC Common Stock into shares of other stock, cash or other securities or property, has been consummated, and thereafter but prior to the fifth anniversary of the Effective Time there is a Goodwill Litigation recovery, then each holder of Charter Common Stock at the Effective Time instead will be entitled to receive contingent consideration having a value equal to the product of (A) fifty percent (50%) of the Net Goodwill Litigation Recovery divided by the number of shares of Charter Common Stock outstanding immediately prior to the Effective Time and (B) the number of shares of Charter Common Stock held by such Charter Shareholder immediately prior to the Effective Time ("Acquiror Consideration"). If there is Acquiror Consideration, the Acquiror will have the right to elect whether to distribute such consideration in the form of cash or shares of the capital stock of the Acquiror (or a combination thereof). In the case of such consolidation, merger or acquisition, the holders of Charter Common Stock at the Effective Time will receive no Acquiror Consideration unless the aggregate value of the Acquiror Consideration is equal to or greater than the product of Two Dollars ($2.00) and the number of shares of Charter Common Stock issued and outstanding immediately prior to the Effective Time.

     The amount of the Contingent Consideration distributable to holders of Charter Common Stock in the form of FAC Common Stock is limited to a maximum of the number of shares of FAC Common Stock issued at the Effective Time in connection with the Merger. In the event of the consolidation, merger or acquisition of First American with, into or by another corporation as described above, the maximum amount of Acquiror Consideration distributable to holders of Charter Common Stock is limited to the maximum aggregate value of the FAC Common Stock issued at the Effective Time, valued on the date of the Effective Time.

     First American will have sole and exclusive direction and control of the conduct of the Goodwill Litigation and in its discretion may, among other things, dispose of the Goodwill Litigation in a manner that does not result in any cash or other recovery.

     Contingent Consideration (or Acquiror Consideration) will not be transferable, assignable or alienable (except by will or the laws of descent and distribution) and Charter shareholders will not be entitled to dividends, voting rights, or any other rights as shareholders with respect to any shares of stock issuable as Contingent Consideration (or Acquiror Consideration) until such time as such shares, if any, have been issued.

     THERE IS NO ASSURANCE THAT SURVIVING CHARTER WILL RECEIVE ANY PAYMENTS IN RESPECT OF THE GOODWILL LITIGATION PRIOR TO THE EXPIRATION OF THE FIFTH ANNIVERSARY OF THE EFFECTIVE TIME. ACCORDINGLY, NO ASSURANCE CAN BE GIVEN THAT CHARTER SHAREHOLDERS AS OF THE EFFECTIVE TIME WILL EVER RECEIVE THE CONTINGENT CONSIDERATION OR ACQUIROR CONSIDERATION. SEE "PROPOSAL I -- THE
MERGER -- CONTINGENT CONSIDERATION FOR GOODWILL LITIGATION RECOVERY."

     MOREOVER, DISTRIBUTION OF ANY ACQUIROR CONSIDERATION MAY ADVERSELY AFFECT THE TAX-FREE NATURE OF THE MERGER AND CAUSE CHARTER SHAREHOLDERS TO REALIZE GAIN ON SHARES OF FAC COMMON STOCK THAT THEY RECEIVED AT THE EFFECTIVE TIME. SEE "PROPOSAL I -- THE MERGER -- CERTAIN FEDERAL INCOME TAX CONSEQUENCES."


     As of September 26, 1995, First American had repurchased in open market transactions 1,453,158 shares of FAC Common Stock to be reissued in connection with the Merger and First American intends to repurchase, in open market transactions following the Effective Time, shares of FAC Common Stock equal to the remaining approximately 500,000 shares of FAC Common Stock that will be issued in connection with the Merger.


     After the Merger, those persons serving as directors of First American immediately prior to the Effective Time shall continue as directors of First American. It is anticipated that five current Charter directors will serve as directors of the surviving federal savings bank after the Merger ("Surviving Charter") including Robert J. Bartel, Billy M. Brammer, Morton W. Lester, Cecil
R. McCullar and John G. Wampler. See "-- Interests of Certain Persons."


EFFECTIVE TIME

     In the event that all conditions to the Merger have been satisfied or waived, the Effective Time shall take place on the date and at the time of endorsement of the Articles of Combination filed with the OTS or on such other date and at such other time as the OTS declares the Merger effective. The Merger will be consummated at a closing to be held on the last business day of the calendar quarter in which satisfaction of all conditions precedent to the Merger occurs, or at such other time as First American and Charter shall mutually agree. Each of First American and Charter has agreed to use its best efforts to cause the Merger to become effective by December 1, 1995.

TERMINATION OF THE AGREEMENT

     The Agreement may be terminated at any time prior to the Effective Time by the mutual consent of Charter and First American and by either of them individually under certain specified circumstances, including if the Merger has not been consummated by March 31, 1996. In the event the Agreement is terminated by mutual consent, each party will be responsible for its respective costs and expenses.

     In the event that the Agreement is terminated for breach of contract, the breaching party may be liable to the non-breaching party for damages. The amount of damages which may be payable to the non-breaching party is undeterminable at this time. See "PROPOSAL I -- THE MERGER -- Terms of the Merger" and
"-- Effective Time of the Merger; Termination."

ACCOUNTING TREATMENT

     The Merger is expected to be accounted for as a purchase of assets for accounting and financial reporting purposes. See "PROPOSAL I -- THE
MERGER -- Accounting Treatment."

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF CHARTER HAS UNANIMOUSLY APPROVED THE AGREEMENT, BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF CHARTER AND ITS SHAREHOLDERS AND RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE MERGER. The Board of Directors further believes that the terms of the Merger are fair to the holders of the Charter Common Stock, and, among other things, will afford Charter's shareholders the opportunity to continue as equity participants with a more liquid investment in a larger regional banking organization. The Board of Directors also believes that the Merger will enable Charter to compete more effectively with other financial institutions in the markets served by those institutions. See "PROPOSAL I -- THE MERGER -- Background of and Reasons for the Merger." Each member of the Board of Directors has entered into an agreement with First American pursuant to which each such director has agreed to vote in favor of the Merger in his or her capacity as a Charter Shareholder and, subject to his or her fiduciary duties, to vote in favor of the Merger, in his or her capacity as a member of the Board of Directors ("Voting Agreements"). No party to the Voting Agreements was given any compensation for entering into such agreement beyond the execution of the Agreement.

OPINION OF INVESTMENT BANKER

     Wheat, First Securities, Inc. ("Wheat"), Charter's financial adviser, on May 16, 1995 opined to Charter's Board of Directors, that as of such date the Exchange Ratio was fair, from a financial point of view, to the holders of Charter Common Stock. A written opinion dated as of this Prospectus/Proxy Statement has been delivered to the Charter Board of Directors to the effect that, as of such date, the Exchange Ratio is fair from a financial point of view to holders of Charter Common Stock. A copy of the opinion of Wheat is attached hereto as Appendix B and should be read in its entirety with respect to the assumptions made, limitations on reviews undertaken and other matters. See "PROPOSAL I -- THE MERGER -- Opinion of Wheat" for information regarding, among other things, the selection of Wheat and its compensation for services rendered in connection with the Merger and its rendering of such opinion. Charter has agreed to pay Wheat for rendering its opinion and for its financial advisory services a fee in the net amount of $826,522.

VOTE REQUIRED

     Approval of the Merger requires the affirmative vote of the holders of two-thirds of the outstanding shares of Charter Common Stock entitled to vote thereon. A FAILURE TO VOTE, EITHER BY NOT RETURNING THE ENCLOSED PROXY OR BY CHECKING THE "ABSTAIN" BOX THEREON, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST APPROVAL OF THE AGREEMENT.

     Directors are elected by a plurality of votes cast without regard to either proxies as to which authority to vote for one or more nominees is withheld or broker non-votes, if applicable. The ratification of independent accountants and the Adjournment Proposal require a vote of holders of a majority of votes cast including proxies marked "ABSTAIN," but without regard to broker non-votes.


     Directors and executive officers of Charter and affiliates of such persons had sole or shared voting power with respect to 2,413,287 shares of Charter Common Stock, representing 47.08% of the Charter Common Stock outstanding as of October 16, 1995. First American has entered into Voting Agreements with each member of the Board of Directors of Charter, whereby each such person has agreed to vote all shares of Charter Common Stock that he or she is entitled to vote in favor of the Agreement, subject to certain conditions in the Voting Agreements. Such persons had sole or shared voting power with respect to 2,406,634 shares of charter Common Stock, representing 46.95% of the Charter Common Stock outstanding as of October 16, 1995. An approximately 1,010,678 additional shares, or 19.72%, of Charter Common Stock outstanding is required to approve the Merger. See "MEETING INFORMATION -- Voting and Revocation of Proxies."


NO DISSENTERS' RIGHTS

     The holders of Charter Common Stock will not have dissenters' rights in connection with the Merger and the transactions contemplated thereby. Therefore, if the Agreement is approved by the affirmative vote of at least two-thirds of all of the outstanding shares of Charter Common Stock, and all other conditions to the consummation of the Merger are satisfied, all shareholders of Charter will receive the consideration provided for in the Agreement. See "PROPOSAL
I -- THE MERGER -- Terms of the Merger."

OPERATION OF CHARTER FOLLOWING THE MERGER

     Immediately following consummation of the Merger, it is the intention of First American to transfer certain branches of Charter to FANB pursuant to one of two proposed transactions. In the first proposal, described in the Agreement and herein as the "Preferred FAC Objective", immediately following the Merger, Charter will transfer the assets and liabilities of the branches thereof located in the City of Bristol and in

Abingdon, Virginia and in Tennessee (the "Tennessee Branches") to a newly-chartered interim federal savings bank subsidiary of First American ("Tennessee Interim") by means of a purchase and assumption transaction (the "Branch Transfer"). Immediately thereafter, First American will cause Tennessee Interim to be merged (the "Tennessee Merger") with and into FANB.

     In the event that First American determines that, due to regulatory considerations, it cannot operate the branches of Charter located in Virginia as offices of FANB, it is the intention of First American that immediately following consummation of the Merger, Charter will transfer only the assets and liabilities of the Tennessee Branches (the "Alternative Transaction") to FANB by means of a purchase and assumption transaction. In either event, Surviving Charter will move its home office to Roanoke, Virginia and continue to operate as a federal savings bank.

INTERESTS OF CERTAIN PERSONS

     Certain members of Charter's management and of the Charter Board of Directors have certain interests in the Merger that are in addition to their interests as shareholders of Charter generally. These interests include, among others, provisions in the Agreement relating to indemnification, and the continuation of certain employee benefits. The Agreement also provides that First American will cause Charter to honor the terms of the outstanding change in control agreements, severance, consulting and other compensation contracts between Charter and any current or former director, officer or employee of Charter or any subsidiary of Charter, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time. In addition, the Agreement provides for accelerated vesting of Charter Options and their exchange for FAC Common Stock.

     Messrs. McCullar and Buchanan have existing change in control agreements with Charter. In the event of a change in control of Charter, followed by the termination of the executive's employment (regardless of whether such termination results from his dismissal or his resignation at any time during a period of 120 days from the Effective Time following any alteration or modification of such executive's job duties or responsibilities or job title resulting in a job function or position less in responsibility, stature or compensation than such executive's position at the Effective Time), such executive will be entitled to receive an amount equal to three times his base annual salary in effect at the Effective Time, either ratably over a three year period or in a lump sum. Based on their current annual compensation and estimated compensation through the Effective Time (assuming that the Effective Time occurs in 1995), the aggregate amount of cash benefits under their change in control agreements and benefits from receiving FAC Common Stock in respect of accelerated Charter Options payable to Messrs. McCullar and Buchanan is estimated to be, before payment of applicable taxes, $642,750 and $347,100, respectively. If terminated within one year of the Merger, they will receive no severance benefits under First American's reduction in force or severance policies. See "PROPOSAL I -- THE MERGER -- Effect on Certain Employees and Benefit Plans".


     Pursuant to the existing change in control provisions of the Incentive Stock Option Plan and other grants of Charter Options, the vesting of Charter Options will be accelerated at the Effective Time. See "PROPOSAL I -- THE MERGER-- Effect on Employees and Employee Benefit Plans of Charter." Pursuant to the Agreement, First American will issue approximately 10,900 shares of FAC Common Stock to directors and executive officers of Charter in exchange for Charter Options. As of October 16, 1995, there were outstanding options granted by Charter to purchase 146,800 shares of Charter Common Stock pursuant to the Charter Options, of which options to purchase 108,700 shares of Charter Common stock were held by one director and certain executive officers of Charter and the remaining options were held by other employees of Charter. Of the options granted, 74,500 were vested as of October 16, 1995 and the vesting of the remaining options will be accelerated as a result of the Merger. Based on the closing price of the FAC Common Stock on October 24, 1995, the latest practicable trading date prior to the printing of this Prospectus/Proxy Statement, the aggregate value of the unvested options that will be accelerated by the Merger held by directors and executive officers of Charter under the Charter Options was approximately $240,000.

     See "PROPOSAL II -- ELECTION OF DIRECTORS -- Information as to Nominees and Continuing Directors" for a listing of Common Stock and option ownership of the directors and certain executive officers.


     In addition, Mr. McCullar has been offered the position of President of Surviving Charter. Under the terms of the current offer, Mr. McCullar would receive an annual salary of $140,000, together with a grant as of the Effective Time of restricted stock with a value of approximately $600,000, but would receive no compensation in respect of his current change in control agreement. The restricted stock would vest twenty percent (20%) per year over five years, except that such shares would vest immediately upon the termination of Mr. McCullar other than for cause, or upon the occurrence of a change in control of First American. It is anticipated that five current Charter directors, Robert J. Bartel, Billy M. Brammer, Morton W. Lester, John G. Wampler and Mr. McCullar, will serve as directors of Surviving Charter. Each such director, other than Mr. McCullar, will receive approximately $11,000 in directors' fees annually during each year of his initial three-year term.



     Assuming the consummation of the Merger, the aggregate cash value of benefits to be received by all directors of Charter who approved the Merger is estimated to be $1,145,820, including approximately $33,000 payable as directors' fees over the initial three-year term to each of the four non-employee directors of Charter who will serve as directors of Surviving Charter, the value of accelerated options, and the value of restricted stock offered to Mr. McCullar, but excluding the proposed salary payable to Mr. McCullar and any payment under his current change in control agreement.



     The Charter Board of Directors was aware of these interests and considered them among other matters in approving the Agreement and the amendment thereto, and the transactions contemplated thereby. See "PROPOSAL I -- THE
MERGER -- Interests of Certain Persons in the Merger."


CONDITIONS; REGULATORY APPROVALS; ABANDONMENT; AMENDMENT

     Consummation of the Merger is subject to satisfaction of a number of conditions, including approval of the Agreement by the shareholders of Charter, the receipt of all regulatory approvals required in connection with the Agreement, and the transactions contemplated thereby, receipt of opinions of counsel and the satisfaction of other closing conditions. See "PROPOSAL I -- THE MERGER -- Conditions to Merger."


     First American has filed applications with the Office of Thrift Supervision ("OTS") and the Board of Governors of the Federal Reserve System ("Federal Reserve Board") for prior approval to consummate the Merger and the other transactions contemplated by the Agreement. Certain of the contemplated branch transactions also require the approval of the OTS and the Office of the Comptroller of the Currency ("OCC"). The proposed Merger and the other transactions contemplated by the Agreement also require the approvals of the state banking authorities in Virginia. Approval of the Federal Reserve Board has been received and the other applications are pending. See "PROPOSAL I -- THE MERGER -- Representations and Warranties; Conditions to the Merger; Waiver" and "-- Regulatory Approvals." There can be no assurance as to whether or when the regulatory approvals will be obtained.


     All of the conditions to consummation of the Merger may be waived at any time by the party for whose benefit they were created, with the exception of conditions relating to approval of the Agreement by Charter's shareholders, the receipt of all required regulatory approvals, the requirement that the Registration Statement be declared effective under the Securities Act, and the requirement that the FAC Common Stock to be issued in connection with the Merger be approved for trading on The Nasdaq Stock Market. The Agreement may be amended or supplemented at any time by written agreement of the parties upon the approval of the Boards of Directors of Charter and First American. In addition, the Agreement may be terminated, either before or after shareholder approval, under certain circumstances. See "PROPOSAL I -- THE MERGER -- Representations and Warranties; Conditions to the Merger; Waiver" and "-- Effective Time of the Merger; Termination."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES


     The following is a summary discussion of certain anticipated federal income tax consequences of the Merger to shareholders of Charter. This summary, which is not a complete description of the federal income tax consequences of the Merger, is based on the law as it currently exists and accordingly could be changed in the event of changes in the law, including amendments to applicable statutes or regulations or changes in judicial or administrative rulings, some of which could be given retroactive effect. The federal income tax laws are complex, and each shareholder's individual circumstances may affect the tax consequences to the shareholder or may give rise to federal income tax issues that are not addressed herein. In addition, no information is provided with respect to the tax consequences of the Merger under any foreign, state, local and other tax laws.


     In addition, the anticipated federal income tax consequences of the proposed Merger will vary depending on whether any contingent consideration ultimately is issued in the future with respect to the Goodwill Litigation and, if so, whether such contingent consideration consists solely of FAC Common Stock or consists of property (including cash or stock of another corporation) other than FAC Common Stock.


     In general, if no contingent consideration is issued to the Charter shareholders with respect to the Goodwill Litigation or any such contingent consideration consists solely of FAC Common Stock, then, for federal income tax purposes, the Merger will qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). As a result of the Merger qualifying as such a reorganization, the following federal income tax consequences will apply: (i) no gain or loss will be recognized by the shareholders of Charter who exchange all of their Charter Common Stock solely for FAC Common Stock pursuant to the Merger (except with respect to (a) cash received in lieu of a fractional share interest in FAC Common Stock, and (b) shares of FAC Common Stock, if any, issued with respect to the Goodwill Litigation to the extent such shares constitute imputed interest);
(ii) the aggregate adjusted tax basis of the shares of FAC Common Stock to be received in the Merger by a holder of Charter Common Stock will be the same as the aggregate adjusted tax basis in the shares of Charter Common Stock surrendered in exchange therefor (but certain rules complicate the basis determination due to the possibility that additional shares of FAC Common Stock may be received with respect to the Goodwill Litigation); and (iii) the holding period of the shares of FAC Common Stock (other than any such shares issued with respect to the Goodwill Litigation that are deemed to constitute interest) to be received in the Merger by a holder of Charter Common Stock will include the holding period of the shares of Charter Common Stock surrendered in exchange therefor, provided that such shares of Charter Common Stock are held as capital assets at the Effective Time.



     The possibility that contingent consideration may be distributed to the Charter shareholders with respect to the Goodwill Litigation substantially complicates the federal income tax consequences of the Merger to Charter shareholders. Regardless of whether any contingent consideration is in fact distributed, the mere possibility of such consideration will create difficulties for each Charter shareholder in determining his adjusted tax basis in the shares of FAC Common Stock (as well as any cash in lieu of fractional shares) distributed at the Effective Time, which in turn may create problems in determining the amount of gain or loss realized by the shareholder on a taxable sale or exchange of such FAC Common Stock prior to a final determination of whether any contingent consideration is to be distributed.



     According to rules set forth in published procedures of the IRS, a Charter shareholder's tax basis in the shares of FAC Common Stock issued at the Effective Time (the "Noncontingent FAC Shares") will be affected by the possibility that additional shares of FAC Common Stock (the "Contingent FAC Shares") may be issued later, even though in fact no such shares may ever be issued. Under the published IRS guidelines, each Charter shareholder should determine his initial basis in the Noncontingent FAC Shares by dividing (a) the aggregate tax basis in his Charter Common Stock surrendered pursuant to the Merger (reduced by any basis allocated to a fractional share interest redeemed for cash) by (b) the maximum number of shares of FAC Common Stock (both Contingent and Noncontingent FAC Shares) that theoretically could be received by such shareholder pursuant to the Agreement (excluding from such maximum number any Contingent FAC Shares that would be allocable to imputed interest under the rules described below). (These rules could be applied separately to blocks of Charter Common Stock held by a Charter shareholder that have different per share tax bases.) The consequence of this IRS position is that a Charter shareholder's initial tax basis in the Noncontingent FAC Shares will be less in the aggregate than his aggregate tax basis in his Charter Common Stock, with the difference being attributable to the basis deemed to be allocated to the Contingent FAC Shares that may or may not be issued in the future. Under the IRS approach, if either no Contingent FAC Shares are issued or fewer than the maximum number of Contingent FAC Shares are issued, the Charter shareholder would then readjust his basis in the total number of shares of FAC Common Stock received (excluding any Contingent FAC Shares allocable to imputed interest). The IRS approach just outlined has not been challenged in court, and it is possible that some other basis allocation method might be accepted by the courts.



     Assuming the IRS approach must be followed, a Charter shareholder will face a number of uncertainties as to his basis calculations. Since it is unclear when the Contingent FAC Shares, if any, will be issued, it is difficult to determine what portion of such shares would be allocable to imputed interest, and thus it will be difficult to determine the maximum number of shares over which a Charter shareholder's basis in the Charter Common Stock surrendered must be allocated in computing his initial basis in the Noncontingent FAC Shares. In addition, there is no clear guidance as to the basis consequences where a Charter shareholder sells some of the Noncontingent FAC Shares before the end of the contingency period. (For these purposes, the "contingency period" is the period commencing on the Effective Time and ending on the earlier of the date on which Contingent FAC Shares are issued to Charter shareholders or the fifth anniversary of the Effective Time.) For example, there is no guidance on whether some portion of any additional basis to be allocated (resulting from the issuance of fewer than the maximum number of Contingent FAC Shares) will be allocated to the Noncontingent FAC Shares previously sold (producing less gain or a greater loss on such earlier sales), or whether such basis is to be allocated only to any Noncontingent and Contingent FAC Shares held by the Charter shareholder at the end of the contingency period. Depending on the answer to these questions, the Charter shareholder might or might not be required to file amended returns to take account of any basis allocated to the previously sold shares or might be entitled to a capital loss in the year the contingency ends.


     If any contingent consideration is paid, regardless of whether in the form of FAC Common Stock or Acquiror Consideration, each Charter shareholder will need to determine the portion of such consideration that constitutes imputed interest and the proper treatment of the remaining contingent consideration.


     MOREOVER, IF THE CONTINGENT CONSIDERATION CONSISTS OF ANY ACQUIROR CONSIDERATION, IT IS LIKELY THAT THE MERGER WILL NOT QUALIFY AS A REORGANIZATION WITHIN THE MEANING OF SECTION 368(A) OF THE CODE. INSTEAD, EACH CHARTER SHAREHOLDER MOST LIKELY WILL BE TREATED AS HAVING A TAXABLE EXCHANGE OF HIS CHARTER COMMON STOCK FOR FAC COMMON STOCK, CASH (IF ANY) IN LIEU OF A FRACTIONAL SHARE OF FAC COMMON STOCK, AND ACQUIROR CONSIDERATION.



     BECAUSE OF THE PROVISIONS FOR CONTINGENT CONSIDERATION, THE MERGER GIVES RISE TO ESPECIALLY COMPLICATED FEDERAL INCOME TAX ISSUES MANY OF WHICH ARE UNRESOLVED BY CURRENT LAW. Accordingly, each Charter shareholder should read in full the discussion under the heading "PROPOSAL I -- THE MERGER -- Certain Federal Income Tax Consequences." MOREOVER, EACH CHARTER SHAREHOLDER SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISER REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE MERGER.


CERTAIN DIFFERENCES IN RIGHTS OF SHAREHOLDERS

     Upon completion of the Merger, shareholders of Charter will become shareholders of First American and their rights as such will be governed by First American's charter and bylaws, and will be governed by Tennessee law. Charter is, and will continue after the Merger to be, a federal savings bank subject to the provisions of Home Owners' Loan Act of 1933, as amended ("HOLA"), and the rules and regulations of the

OTS promulgated thereunder. The rights of shareholders of First American are different in certain respects from the rights of shareholders of Charter. For a summary of these differences, see "PROPOSAL I -- THE MERGER -- Certain Differences in Rights of Shareholders."

STOCK OPTION AGREEMENT

     In connection with the execution of the Agreement, Charter and First American entered into a Stock Option Agreement ("Option Agreement") pursuant to which Charter granted to First American an option ("Option") to purchase up to the number of authorized but unissued shares equal to 19.99% of the issued and outstanding shares of Charter Common Stock (which would equal approximately 1,024,550 shares if the Option were exercised as of the date of the Agreement). The exercise price under the Option Agreement is $9.08 per share, such number of shares and exercise price being subject to adjustment under certain circumstances. The Option is exercisable only upon the occurrence of certain events that could jeopardize consummation of the Merger pursuant to the terms of the Agreement. The $9.08 exercise price represents the approximate book value of Charter Common Stock at the time the Option was negotiated as well as the approximate per share price within the range of prices at which Charter Common Stock traded prior to the announcement of the engagement by Charter of Wheat to explore possible transactions involving Charter. The Option Agreement also provides that, at the election of First American during specified time periods, Charter will be required to repurchase the Option from First American together with any shares of Charter Common Stock purchased by First American pursuant thereto, at a price specified therein. See "PROPOSAL I -- THE MERGER -- Stock Option Agreement" and the text of the Option Agreement, attached hereto as Appendix C.

     The Option Agreement was entered into as an inducement to First American to enter into the Agreement by increasing the likelihood that the Merger will be consummated in accordance with the terms of the Agreement. Consequently, the Option Agreement may have the effect of discouraging persons who might now or prior to the Effective Time be interested in acquiring all or a significant interest in Charter from considering or proposing such an acquisition, even if such persons were prepared to pay a higher price per share for Charter than the price per share offered by First American.

MARKETS AND MARKET PRICES

     FAC Common Stock and Charter Common Stock are both traded on The Nasdaq Stock Market, under the symbol "FATN" in the case of First American and under the symbol "CHFD" in the case of Charter. The information presented in the following table reflects the closing price for FAC Common Stock and the last reported sale price for Charter Common Stock on May 16, 1995, the last trading
day preceding public announcement of the proposed Merger, and on October   ,
1995 and the Charter Common Stock equivalent per share basis, calculated by multiplying the closing price of FAC Common Stock on such dates by the Exchange Ratio. Shareholders are advised to obtain current market quotations for the FAC Common Stock. No assurance can be given as to what the market price of FAC Common Stock will be if and when the Merger is consummated.

                                                        MARKET VALUE OF             CHARTER
                                                          COMMON STOCK            EQUIVALENT
                                                   --------------------------      PER SHARE
                                                   FIRST AMERICAN     CHARTER        BASIS
                                                   --------------     -------     -----------
    May 16, 1995.................................      $35.00         $13.00        $ 13.30
    October   , 1995.............................      $              $             $

MARKET PRICES AND DIVIDENDS

     FIRST AMERICAN. On September 30, 1995 there were approximately 8,174 record holders of FAC Common Stock and 25,346,884 shares of FAC Common Stock issued and outstanding.

     The following table sets forth the cash dividends declared by First American on the FAC Common Stock and the range of high and low prices of the FAC Common Stock during the two most recent fiscal years ended

December 31, 1993 and 1994, and during the first three quarters of fiscal year 1995 based on information obtained by First American. The table reflects high and low prices as quoted on The Nasdaq Stock Market. Stock price data on The Nasdaq Stock Market reflect interdealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

                                                                                 PRICE
                                                           CASH DIVIDENDS     ------------
                                                             PER SHARE        HIGH     LOW
                                                           --------------     ----     ---
    1993
    First Quarter........................................      $ 0.10          30 1/4  25 1/4
    Second Quarter.......................................        0.15          33 3/4  27
    Third Quarter........................................        0.15          34 1/2  28 1/4
    Fourth Quarter.......................................        0.15          34 1/8  28 1/8
    1994
    First Quarter........................................      $ 0.21          32      29 1/8
    Second Quarter.......................................        0.21          34 3/4  28 3/4
    Third Quarter........................................        0.21          35      31
    Fourth Quarter.......................................        0.25          33 1/8  26 1/8
    1995
    First Quarter........................................      $ 0.25          34 5/6  27 1/2
    Second Quarter.......................................        0.25          36      33
    Third Quarter........................................        0.28          44 1/4  35 7/8
    Fourth Quarter (through           , 1995)............

     CHARTER. On October 16, 1995 there were approximately 1,300 record holders of Charter Common Stock and 5,125,713 shares of Charter Common Stock issued and outstanding.

     The following table sets forth the cash dividends declared by Charter on the Charter Common Stock and the range of high and low prices of the Charter Common Stock during the two most recent years based on information obtained by Charter. The table reflects high and low prices as quoted on The Nasdaq Stock Market. Stock price data on The Nasdaq Stock Market reflect interdealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

                                                                                 PRICE
                                                           CASH DIVIDENDS     ------------
                                                             PER SHARE        HIGH     LOW
                                                           --------------     ----     ---
    1993
    First Quarter........................................          --          31 1/4  15
    Second Quarter.......................................          --          27 1/2  11 7/8
    Third Quarter........................................          --          15 5/8   9 11/16
    Fourth Quarter(1)....................................          --          15      11 1/4
    1994
    First Quarter........................................          --          14 1/2  11 1/2
    Second Quarter.......................................          --          12 1/2  11 1/4
    Third Quarter........................................          --          13      11 3/4
    Fourth Quarter.......................................          --          12 1/2   7 7/8
    1995
    First Quarter........................................      $0.075          13 1/2   8 3/4
    Second Quarter.......................................       0.100          14 3/4  11 1/2
    Third Quarter........................................       0.100          14 1/4  12 1/4
    Fourth Quarter (through             , 1995)..........

---------------
(1) All stock prices have been adjusted to reflect the one-for-five reverse stock split in December 1993.

COMMON STOCK LISTING

     First American has agreed to cause the shares of FAC Common Stock to be issued in the Merger to be approved for trading on The Nasdaq Stock Market. The obligation of each of First American and Charter to consummate the Merger is subject to approval of trading on The Nasdaq Stock Market of such shares.

COMPARATIVE PER SHARE DATA

     The following table presents at the dates and for the periods indicated (i) historical consolidated per share data for FAC Common Stock, (ii) historical and equivalent pro forma per share data for Charter Common Stock, (iii) pro forma combined per share data for FAC Common Stock (with Charter only), (iv) historical per share data for HFB common stock, (v) fully pro forma combined per share data for FAC Common Stock (with HFB and Charter), and (vi) equivalent per share data for Charter Common Stock reflecting both Charter and HFB transactions. The First American pro forma with Charter is presented using the purchase method of accounting and the application of the assumed market price of $35.875 FAC Common Stock (its closing price on June 30, 1995) and an Exchange Ratio of 0.38 shares of FAC Common Stock for each share of Charter Common Stock. The First American pro forma data with Charter represents the effect of the Merger on a share of FAC Common Stock. The Charter pro forma equivalent data represents the First American pro forma data with Charter multiplied by the Exchange Ratio and thereby reflects the effect of the Merger on a share of Charter Common Stock.

     The First American fully pro forma combined (with HFB and Charter) is presented using the pooling-of interests method of accounting for the merger with HFB and the application of an assumed market price of $34.50 (the maximum price allowed in calculating the HFB exchange ratio) for the FAC Common Stock and an exchange ratio of 0.8116 shares of FAC Common Stock for each share of HFB common stock. The First American fully pro forma combined (with HFB and Charter) data represents the effect of the HFB and Charter mergers on a share of FAC Common Stock. The Charter equivalent pro forma data represent the First American fully pro forma combined (with HFB and Charter) multiplied by the Charter Exchange Ratio and thereby reflects the effect of the two mergers on a share of Charter Common Stock. Earnings per share data is based on net earnings before cumulative effects of changes in accounting principles for all companies.

     The data are not necessarily indicative of actual results that would have been achieved had the mergers been consummated at the beginning of the periods presented and are not indicative of future results.

                           COMPARATIVE PER SHARE DATA

                                                                                                 FAC/HFB/         CHARTER
                                                        FAC                                       CHARTER        EQUIVALENT
                                     HISTORICAL      PRO FORMA        CHARTER                      FULLY         PRO FORMA
                                  ----------------     WITH          EQUIVALENT     HISTORICAL   PRO FORMA       (FAC/HFB/
                                   FAC     CHARTER    CHARTER        PRO FORMA         HFB       COMBINED        CHARTER)
                                  ------   -------   ---------       ---------      ----------   ---------       ---------
EARNINGS PER SHARE
  Year Ended (a)
  1995..........................  $ 3.48   $ 1.08     $  3.57          $1.36          $ 1.58      $  3.44          $1.31
CASH DIVIDENDS DECLARED PER
  SHARE
  Year Ended (a)
  1995..........................  $ 0.88   $0.275     $  0.96(b)       $0.36(c)       $ 0.38      $  0.96(b)       $0.36(d)
BOOK VALUE PER SHARE
  End of Period (a)
  1995..........................  $23.59   $ 9.06     $ 25.34          $9.63          $16.88      $ 24.77          $9.41

---------------
(a) All columns are at or for the year ended June 30, 1995, except for the FAC historical column which is at or for the fiscal year ended December 31, 1994. The FAC information reflected in the pro forma columns is at or for the year ended June 30, 1995.
(b) Represents cash dividends declared per share by First American for the year ended June 30, 1995.
(c) Represents FAC Pro Forma with Charter cash dividends of $0.96 per share multiplied by the Exchange Ratio of 0.38.
(d) Represents FAC/HFB/Charter Fully Pro Forma Combined cash dividends per share multiplied by the Exchange Ratio of 0.38.

       UNAUDITED FULLY PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

     The following pro forma combined condensed financial statements combine the historical financial statements of FAC, HFB and Charter. The pro forma combined condensed balance sheet as of June 30, 1995 gives effect to the affiliations of HFB and Charter with FAC as if the affiliations occurred on June 30, 1995. The pro forma combined condensed statements of income for the years ended June 30, 1995, 1994 and 1993 give effect to the affiliation of FAC and HFB as of the beginning of the earliest year and the affiliation of FAC and Charter as of the beginning of the most recent year. The pro forma combined condensed statements give effect to the expected merger of FAC with HFB under the pooling-of-interests method of accounting and give effect to the expected affiliation of FAC with Charter under the purchase method of accounting. The pooling-of-interests method of accounting combines assets and liabilities at their historical bases and restates the results of operations as if FAC and HFB had been combined at the beginning of the reported period. The purchase method of accounting requires that all assets and liabilities of Charter be adjusted to their estimated fair market value as of the date of acquisition. The pro forma financial statements do not give effect to shares of FAC Common Stock or other contingent consideration, if any, that may be issued in the event that Surviving Charter receives payments within five years of the Effective Time in respect of certain pending goodwill litigation. See "PROPOSAL I -- THE
MERGER -- Contingent Consideration for Goodwill Litigation Recovery."

     The unaudited pro forma combined condensed statement of income do not include nonrecurring merger-related one-time charges. It is anticipated that approximately $4.7 million, net of taxes, will be expensed as incurred in connection with the merger of First American and HFB. Additionally, the unaudited fully pro forma combined condensed financial statements do not give effect to any cost savings which may be realized following the two mergers. Any anticipated transfers of assets and liabilities to other banking entities of FAC are not reflected in the Unaudited Fully Pro Forma Combined Condensed Financial Statements.

     The pro forma financial statements are provided for informational purposes. The pro forma combined condensed statement of income is not necessarily indicative of the actual results that would have been achieved had the acquisitions been consummated at the beginning of the period presented, and is not indicative of future results. The pro forma financial statements should be read in conjunction with the audited financial statements and the notes thereto of FAC and Charter incorporated by reference or included herein. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

     FAC reports its financial information on the basis of a December 31 fiscal year. HFB and Charter report their financial information on the basis of a June 30 fiscal year. The information for FAC in the pro forma combined condensed statement of income has been restated to conform with HFB's and Charter's fiscal year end.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                 JUNE 30, 1995
                             (DOLLARS IN THOUSANDS)

                                                                     FAC                                     FAC          FAC
                                                                  PRO FORMA                               PRO FORMA      FULLY
                                                   PURCHASE          WITH                     POOLING        WITH      PRO FORMA
                             FAC       CHARTER    ADJUSTMENTS      CHARTER         HFB      ADJUSTMENTS      HFB        COMBINED
                          ----------   --------   -----------     ----------     --------   -----------  -----------   ----------
ASSETS
Cash and due from
  banks.................  $  413,232   $ 24,150    $ (49,340)(a)  $  388,042     $ 14,878                 $ 428,110    $ 402,920
Time deposits with other
  banks.................      26,284                                  26,284                                 26,284       26,284
Securities:
  Held to maturity......   1,461,960    295,191         (814)(a)   1,756,337      170,622                 1,632,582    1,926,959
  Available for sale....     558,671      7,603                      566,274       20,213                   578,884      586,487
                          ----------   --------     --------     -----------     --------     -------    -----------   ----------
    Total securities....   2,020,631    302,794         (814)      2,322,611      190,835     $     0     2,211,466    2,513,446
                          ----------   --------     --------     -----------     --------     -------    -----------   ----------
Federal funds sold and
  securities purchased
  under agreements to
  resell................      83,805                                  83,805        7,000                    90,805       90,805
Trading account
  securities............      29,224                                  29,224                                 29,224       29,224
Total loans.............   5,285,743    410,104       (8,529)(a)   5,687,318      301,768                 5,587,511    5,989,086
Unearned discount and
  net deferred loan
  fees..................       5,463      1,272                        6,735        1,908                     7,371        8,643
                          ----------   --------     --------      -----------    --------     -------    -----------   ----------
  Loans, net of unearned
    discount and net
    deferred loan
    fees................   5,280,280    408,832       (8,529)      5,680,583      299,860           0     5,580,140    5,980,443
Allowance for possible
  loan losses...........     126,575      5,021                      131,596        2,327                   128,902      133,923
                          ----------   --------     --------     -----------     --------     -------    -----------   ----------
  Total net loans.......   5,153,705    403,811       (8,529)      5,548,987      297,533           0     5,451,238    5,846,520
                          ----------   --------     --------     -----------     --------     -------    -----------   ----------
Premises and equipment,
  net...................     110,186      5,876                      116,062        6,786                   116,972      122,848
Foreclosed properties...       9,256      7,006                       16,262                                  9,256       16,262
Other assets............     224,823      7,690        8,822(a)      266,110       11,137       1,572(b)    237,667      278,954
                                                      24,775(a)                                   135(c)
                          ----------   --------     --------     -----------     --------     -------    -----------  -----------
    TOTAL ASSETS........  $8,071,146   $751,327    $ (25,086)     $8,797,387     $528,169     $ 1,707    $8,601,022   $9,327,263
                          ==========   ========     ========      ==========     ========     =======    ===========  ===========
LIABILITIES
Deposits................  $6,158,336   $525,400    $  (3,854)(a)  $6,679,882     $449,318                $6,607,654   $7,129,200
Short-term borrowings...     819,993     63,614                      883,607          789                   820,782      884,396
Long-term debt..........     251,637    104,500       (3,947)(a)     352,190       17,452                   269,089      369,642
Other liabilities.......     203,124     11,389        7,210(a)      222,845        6,836     $ 6,075(b)    216,035      235,756
                                                       1,122(a)
                          ----------   --------     --------      ----------     --------     -------     ----------  -----------
    TOTAL LIABILITIES...   7,433,090    704,903          531       8,138,524      474,395       6,075     7,913,560    8,618,994
                          ----------   --------     --------      ----------     --------     -------     ----------  -----------
SHAREHOLDERS' EQUITY
Common stock............     127,132         51        2,900(a)      130,032        3,186       9,744(d)    140,062      142,962
                                                         (51)(a)
Capital surplus.........      96,223     52,006       17,907(a)      114,130       16,510      (9,744)(d)   102,989      120,896
                                                     (52,006)(a)
Retained earnings.......     416,898     (5,612)       5,612(a)      416,898       35,070      (4,503)(b)   447,245      447,245
                                                                                                 (220)(c)
Other...................      (1,696)       (49)          49(a)       (1,696)      (1,076)        355(c)     (2,417)      (2,417)
                          ----------   --------     --------      ----------     --------     -------     ----------  -----------
  Realized shareholders'
    equity..............     638,557     46,396      (25,589)        659,364       53,690      (4,368)      687,879      708,686
Net unrealized gains
  (losses) on securities
  available for sale,
  net of tax............        (501)        28          (28)(a)        (501)         84                       (417)        (417)
                          ----------   --------     --------      ----------     --------     -------     ----------  -----------
    TOTAL SHAREHOLDERS'
      EQUITY............     638,056     46,424      (25,617)        658,863      53,774       (4,368)      687,462      708,269
                          ----------   --------     --------      ----------     --------     -------     ----------  -----------
    TOTAL LIABILITIES
      AND SHAREHOLDERS
      EQUITY............  $8,071,146   $751,327    $ (25,086)     $8,797,387     $528,169     $ 1,707    $8,601,022   $9,327,263
                          ==========   ========     ========      ==========     ========     =======    ===========  ===========

(See footnotes on following page).

       FOOTNOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

     The pro forma adjustments are based on the best available preliminary information as of June 30, 1995, and may be different from the actual adjustments to reflect the fair value of the net assets purchased as of the Effective Time. The final allocation of the purchase price has not been determined. Subsequent changes to the purchase adjustments, as well as the final allocation of the intangible assets between goodwill and other identifiable intangible assets may result in an adjustment to goodwill, which will have a corresponding impact on amortization expense.

(a) Based on an Exchange Ratio of 0.38 share of FAC Common Stock to one share of Charter Common Stock, FAC will exchange 1,955,342 shares of FAC Common Stock for the shares of Charter Common Stock. Based on the closing price of FAC Common Stock on June 30, 1995 of $35.875, the purchase price of Charter is approximately $70,147,000. To close the transaction, FAC expects to reissue 580,000 shares of FAC Common Stock purchased in the open market prior to June 30, 1995, and purchase an additional 1,375,342 shares of FAC Common Stock after June 30, 1995, for reissuance in the acquisition of Charter. The 580,000 shares of FAC Common Stock were purchased for approximately $20,000,000. Under Tennessee law, such shares have been recognized as authorized but unissued with the excess of purchase price over par reflected as a reduction from capital surplus. Based on a price per share of FAC Common Stock of $35.875, the reissuance of the 580,000 shares of stock will result in an increase in common stock of $2,900,000 and an increase in surplus of $17,907,000. Additionally, the purchase of an additional 1,375,342 shares of FAC Common Stock to exchange with Charter will result in a decrease in cash of approximately $49,340,000 based on a price of FAC Common Stock of $35.875 per share.

    The following adjustments are currently expected to be made to reflect the estimated fair value of assets acquired and estimated fair value of liabilities assumed: held to maturity securities are estimated to decrease $814,000, loans are estimated to decrease $8,529,000, core deposit rights of $8,200,000 and loan servicing rights of $622,000 are expected to be recorded as other assets, deposits are estimated to decrease $3,854,000, and long-term debt is estimated to decrease $3,947,000.

    A total of $7,210,000 of other liabilities are expected to be recorded to reflect various estimated one-time charges consisting of $4,410,000 of various items such as severance and systems conversions, $1,400,000 of estimated deferred taxes related to Statement of Financial Accounting Standards No. 109, and a $1,400,000 estimated liability related to tax loss carryforward.

    An estimated net deferred tax liability in the amount of $1,122,000 is expected to be recorded at the rate of 38.9% related to the effect of the fair value adjustments and the $4,410,000 of certain one-time charges discussed above.

    Purchase accounting requires that the various components of Charter's equity be reclassified to surplus which is then eliminated on a consolidated basis. The elimination results in a common stock decrease of $51,000, a surplus decrease of $52,006,000, a retained earnings increase of $5,612,000, an other equity increase of $49,000, and a decrease in net unrealized gains on securities available for sale of $28,000.

    All of the above is expected to result in an increase in the goodwill balance of $24,775,000 to reflect the excess of the total acquisition cost over the estimated fair value of the assets acquired less liabilities assumed.

    The following summarizes the above and provides detail of the estimated allocation of the purchase price for the Charter acquisition:

        Total shareholders' equity......................................  $46,424,000
        Estimated fair value adjustments:
          Held to maturity securities...................................     (814,000)
          Loans.........................................................   (8,529,000)
          Core deposit rights...........................................    8,200,000
          Loan serving rights...........................................      622,000
          Deposits......................................................    3,854,000
          Long-term debt................................................    3,947,000
        Estimated one-time charges:
          Severance and systems conversions, etc........................   (4,410,000)
          Deferred taxes related to Statement of Financial Accounting
             Standards No. 109..........................................   (1,400,000)
          Liability related to tax loss carryforward....................   (1,400,000)
        Estimated net deferred tax liability related to fair value
          adjustments and the $4,410,000 of one-time charges above......   (1,122,000)
        Goodwill........................................................   24,775,000
                                                                          -----------
                  Total purchase price..................................  $70,147,000
                                                                           ==========

(b) To record a liability for estimated one-time charges of $4,042,000 for various items such as severance and systems conversions and record a related deferred tax asset in the amount of $1,572,000, plus record a $2,033,000 estimated liability related to recapture of tax bad debt reserve related to conversion of HFB to a commercial bank.

(c) To record one-time charge of $355,000, net of deferred-tax asset of $135,000, related to immediate vesting of restricted stock upon completion of HFB Merger and to reduce unearned compensation of Management Recognition Plan within other Shareholders' equity by $355,000.

(d) Reclassification of $9,744,000 of capital surplus to common stock to reflect the common stock of FAC of $127,132,000 plus the $5 par value of 2,586,000 shares of FAC Common Stock to be issued to effect the HFB Merger.

        UNAUDITED FULLY PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                        FOR THE YEAR ENDED JUNE 30, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                   FAC                                   FAC         FAC
                                                                PRO FORMA                             PRO FORMA     FULLY
                                                 PURCHASE         WITH                  POOLING         WITH      PRO FORMA
                             FAC      CHARTER   ADJUSTMENTS      CHARTER      HFB     ADJUSTMENTS        HFB      COMBINED
                           --------   -------   -----------     ---------   -------   -----------     ---------   ---------
Interest income..........  $525,989   $53,117     $   779(a)    $576,924    $35,979                   $561,968    $612,903
                                                   (2,961)(e)
Interest expense.........   238,841    30,818       3,901(b)     273,560     17,798                    256,639     291,358
                           --------   -------     -------       --------    -------     -------       --------
  Net interest income....   287,148    22,299      (6,083)       303,364     18,181                    305,329     321,545
Provision for loan
  losses.................   (10,000)    1,975                     (8,025)        82                      (9,918)    (7,943)
                           --------   -------     -------       --------    -------     -------       --------
  Net interest income
    after provision......   297,148    20,324      (6,083)       311,389     18,099                    315,247     329,488
Non-interest income......    86,831     5,282                     92,113      2,755                     89,586      94,868
Non-interest expense.....   233,855    16,676         898(c)     253,081     12,241                    246,096     265,322
                                                    1,652(d)
                           --------   -------     -------       --------    -------     -------       --------
Income before income tax
  expense and cumulative
  effect of changes in
  accounting
  principles.............   150,124     8,930      (8,633)       150,421      8,613                    158,737     159,034
Income tax expense.......    54,908     3,373      (2,716)(f)     55,565      3,146                     58,054      58,711
                           --------    ------     -------       --------    -------     -------       --------
Income before cumulative
  effect of changes in
  accounting
  principles.............  $ 95,216    $5,557     $(5,917)      $ 94,856    $ 5,467                   $100,683    $100,323
                           ========   =======     =======       ========    =======     =======       ========
Earnings before
  cumulative effect of
  changes in accounting
  principles per share...  $   3.66                             $   3.57                              $   3.52    $   3.44
Weighted average common
  shares outstanding.....    26,020                               26,600                                28,606      29,186

                FOOTNOTES TO UNAUDITED FULLY PRO FORMA COMBINED
                         CONDENSED STATEMENT OF INCOME

(a) $779,000 of accretion associated with purchase accounting adjustments related to securities and loans accreted over 12 years, the estimated remaining lives of the related assets.

(b) $3,901,000 of amortization associated with purchase accounting adjustments related to time deposits and long-term debt amortized over 2 years, the estimated remaining lives of the liabilities.

(c) $898,000 of amortization associated with purchase accounting adjustments related to core deposit rights and loan servicing rights amortized over 10 and 8 years, respectively, the estimated remaining lives of the assets.

(d) $1,652,000 of amortization associated with purchase accounting adjustments related to goodwill amortized over 15 years, the estimated life of the asset.

(e) Estimated reduction in interest income of $2,961,000 at a rate of 6%, which represents an investment rate at June 30, 1995, related to $49,340,000 of cash used to purchase shares of FAC Common Stock to exchange with Charter shareholders.

(f) Reduction in income tax at a rate of 38.9% related to net of amounts in (a),
    (b), (c), and (e).

             UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                          FOR THE YEAR ENDED JUNE 30, 1994

                                                                                              FAC
                                                                                           PRO FORMA
                                                                               POOLING       WITH
                                                          FAC        HFB     ADJUSTMENTS      HFB
                                                        --------   -------   -----------   ---------
                                                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Interest income.......................................  $449,776   $35,550                 $ 485,326
Interest expense......................................   175,226    16,487                   191,713
                                                        --------   -------   -----------   ---------
          Net interest income.........................   274,550    19,063                   293,613
Provision for loan losses.............................   (34,000)      487                   (33,513)
                                                        --------   -------   -----------   ---------
          Net interest income after provision.........   308,550    18,576                   327,126
Non-interest income...................................    91,490     2,484                    93,974
Non-interest expense..................................   238,270    11,354                   249,624
                                                        --------   -------   -----------   ---------
Income before income tax expense and cumulative effect
  of changes in accounting principles.................   161,770     9,706                   171,476
Income tax expense....................................    59,323     3,502                    62,825
                                                        --------   -------   -----------   ---------
Income before cumulative effect of changes in
  accounting principles...............................  $102,447   $ 6,204                 $ 108,651
                                                        ========   =======    =========     ========
Earnings before cumulative effect of changes in
  accounting principles per share.....................  $   3.94                           $    3.78
Weighted average common shares outstanding............    26,010                              28,746

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                        FOR THE YEAR ENDED JUNE 30, 1993

                                                                                              FAC
                                                                                           PRO FORMA
                                                                               POOLING       WITH
                                                          FAC        HFB     ADJUSTMENTS      HFB
                                                        --------   -------   -----------   ---------
                                                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Interest income.......................................  $430,316   $39,066                 $ 469,382
Interest expense......................................   167,702    19,305                   187,007
                                                        --------   -------   -----------   ---------
          Net interest income.........................   262,614    19,761                   282,375
Provision for loan losses.............................    10,000       595                    10,595
                                                        --------   -------   -----------   ---------
          Net interest income after provision.........   252,614    19,166                   271,780
Non-interest income...................................    78,779     3,110                    81,889
Non-interest expense..................................   229,447    12,812                   242,259
                                                        --------   -------   -----------   ---------
Income before income tax expense and cumulative effect
  of changes in accounting principles.................   101,946     9,464                   111,410
Income tax expense....................................    34,803     3,952                    38,755
                                                        --------   -------   -----------   ---------
Income before cumulative effect of changes in
  accounting principles...............................  $ 67,143   $ 5,512                 $  72,655
                                                        ========   =======    =========     ========
Earnings before cumulative effect of changes in
  accounting principles per share.....................  $   2.66                           $    2.60
Weighted average common shares outstanding............    25,269                              27,955

                            SELECTED FINANCIAL DATA

     The following tables set forth certain historical and pro forma financial data for First American, Charter and Heritage.

     The selected financial data for the five years ended June 30, 1995 for Charter, for First American combined with Charter, for HFB, and for First American fully pro forma combined and for the five years ended December 31, 1994 for First American, are derived from the respective consolidated financial statements of First American, HFB and Charter. This summary should be read in connection with the consolidated financial statements, Management's Discussion and Analysis of Results of Operations and Financial Condition, and other financial information included in documents incorporated herein by reference or appended hereto. See "AVAILABLE INFORMATION." The pro forma information gives effect to the expected merger of First American with HFB under the pooling-of-interests method of accounting and gives effect to the expected affiliation of First American with Charter under the purchase method of accounting. The pooling-of-interests method of accounting combines assets and liabilities at their historical bases and restates the results of operations as if First American and HFB had been combined at the beginning of the earliest reported period. The purchase method of accounting requires that all assets and liabilities of Charter be adjusted to their estimated fair market value as of the date of acquisition. Since purchase accounting does not permit restatement of results for prior periods, Charter pro forma information is only presented as of and for the year ended June 30, 1995.

     Historical selected financial data with respect to Charter is set forth in Charter's Annual Report on Form 10-K for the fiscal year ended June 30, 1995, attached hereto as Appendix D, at page 31 thereof.

                           FIRST AMERICAN CORPORATION

                                      AT OR FOR THE SIX
                                           MONTHS
                                        ENDED JUNE 30              AT OR FOR THE YEAR ENDED DECEMBER 31
                                     -------------------   ----------------------------------------------------
                                       1995       1994       1994       1993       1992       1991       1990
                                     --------   --------   --------   --------   --------   --------   --------
INCOME DATA(thousands)
  Net interest income..............  $146,111   $138,589   $279,626   $267,439   $251,688   $216,460   $226,853
  Provision for loan losses........         0          0    (10,000)   (42,000)    38,500     51,570    193,677
  Non-interest income..............    49,701     47,726     84,856     85,817     74,691     80,493    111,168
  Non-interest expense.............   119,138    114,898    229,615    235,963    228,426    221,685    221,134
  Income tax (benefit).............    28,190     27,417     54,135     57,396     17,481      6,761    (14,369)
                                     --------   --------   --------   --------   --------   --------   --------
  Income (loss) before cumulative
    effect of changes in accounting
    principles.....................  $ 48,484   $ 44,000   $ 90,732   $101,897   $ 41,972   $ 16,937   $(62,421)
                                     ========   ========   ========   ========   ========   ========   ========
END OF PERIOD BALANCE SHEET
  ITEMS(millions)
  Assets...........................  $  8,071   $  7,228   $  7,757   $  7,188   $  6,716   $  6,377   $  6,480
  Total net loans..................     5,154      4,381      4,736      4,206      3,518      3,626      4,036
  Deposits.........................     6,158      5,701      5,861      5,691      5,522      5,332      5,556
  Long-term debt...................       252         52        252         66         17         17         18
  Shareholders' equity.............       638        581        617        582        468        385        368
PER SHARE DATA
  Income (loss) before cumulative
    effect of changes in accounting
    principles.....................  $   1.87   $   1.69   $   3.48   $   3.93   $   1.74   $    .73   $  (2.69)
  Cash dividends declared..........      0.50       0.42       0.88       0.55       0.20       0.00       0.31
  Book value, end of period........     25.09      22.27      23.59      22.38      18.16      16.47      15.79
SHARES OUTSTANDING(thousands)
  Average..........................    25,911     26,057     26,093     25,913     24,082     23,337     23,224
  End of period....................    25,426     26,094     26,145     25,988     25,786     23,395     23,311

                        CHARTER FEDERAL SAVINGS BANK(A)


                                                     AT OR FOR THE YEAR ENDED JUNE 30
                                         ---------------------------------------------------------
                                          1995        1994         1993        1992         1991
                                         -------     -------     --------     -------     --------
INCOME DATA (thousands)
  Net interest income..................  $22,299     $25,534     $ 25,454     $18,211     $ 11,929
  Provision for loan losses............    1,975       2,150        5,087      (1,011)       9,791
  Non-interest income..................    5,282       1,990        3,523       4,718        3,607
  Non-interest expense.................   16,676      17,103       59,204(b)   19,539       19,169
  Income tax (benefit)(c)..............    3,373        (322)       1,778          --           --
                                         -------     -------      -------     -------      -------
  Income (loss) before extraordinary
     item and cumulative effect of
     changes in accounting
     principles........................  $ 5,557     $ 8,593     $(37,092)    $ 4,401     $(13,424)
                                         =======     =======      =======     =======      =======
END OF PERIOD BALANCE SHEET ITEMS
  (millions)
  Assets...............................  $   751     $   733     $    678     $   822     $    843
  Total net loans......................      404         389          404         424          405
  Deposits.............................      525         548          573         617          627
  Long-term debt.......................      105         105          105         105          105
  Shareholders' equity.................       46          42          (10)         26           18
PER SHARE DATA
  Income (loss) before extraordinary
     item and cumulative effect of
     changes in accounting
     principles........................  $  1.08     $  1.87     $ (50.72)    $  6.02     $ (18.36)
  Cash dividends declared..............    0.275        0.00         0.00        0.00         0.00
  Book value, end of period............     9.06        8.24       (13.51)      35.52        25.02
SHARES OUTSTANDING (thousands)
  Average..............................    5,125       4,596          731         731          731
  End of period........................    5,125       5,125          731         731          731


---------------

(a) See "CERTAIN REGULATORY CONSIDERATIONS -- Capital" for a discussion of Charter's regulatory capital ratios.
(b) The 1993 non-interest expense amount includes a write-off of $41.1 million of remaining "goodwill" as of March 31, 1993.

(c) Charter's income tax returns have been examined by the Internal Revenue Service through the year ended June 30, 1988.

                 FIRST AMERICAN PRO FORMA COMBINED WITH CHARTER

                                                                                 AT OR FOR THE
                                                                                  YEAR ENDED
                                                                                 JUNE 30, 1995
                                                                               -----------------
INCOME DATA (thousands)
  Net interest income........................................................      $ 303,364
  Provision for loan losses..................................................         (8,025)
  Non-interest income........................................................         92,113
  Non-interest expense.......................................................        253,081
  Income tax.................................................................         55,565
                                                                                    --------
  Income (loss) before cumulative effect of changes in accounting
     principles..............................................................      $  94,856
                                                                                    ========
END OF PERIOD BALANCE SHEET ITEMS (millions)
  Assets.....................................................................      $   8,797
  Total net loans............................................................          5,549
  Deposits...................................................................          6,680
  Long-term debt.............................................................            352
  Shareholders' equity.......................................................            659
PER SHARE DATA
  Income before cumulative effect of changes in accounting principles........      $    3.57
  Cash dividends declared....................................................           0.96
  Book value, end of period..................................................          25.34
SHARES OUTSTANDING (thousands)
  Average....................................................................         26,600
  End of period..............................................................         26,006

                       HERITAGE FEDERAL BANCSHARES, INC.

                                                      AT OR FOR THE YEAR ENDED JUNE 30
                                           -------------------------------------------------------
                                            1995        1994        1993        1992        1991
                                           -------     -------     -------     -------     -------
INCOME DATA (thousands)
  Net interest income....................  $18,181     $19,063     $19,761     $16,509     $13,520
  Provision for loan losses..............       82         487         595         749       1,496
  Non-interest income....................    2,755       2,484       3,110       2,634       2,421
  Non-interest expense...................   12,241      11,354      12,812      11,673      11,089
  Income tax.............................    3,146       3,502       3,952       2,540       2,244
                                           -------     -------     -------     -------     -------
  Income before cumulative effect of
     changes in accounting principles....  $ 5,467     $ 6,204     $ 5,512     $ 4,181     $ 1,112
                                           =======     =======     =======     =======     =======
END OF PERIOD BALANCE SHEET ITEMS
  (millions)
  Assets.................................  $   528     $   516     $   519     $   540     $   507
  Total net loans........................      298         309         327         358         364
  Deposits...............................      449         451         460         497         484
  Long-term debt.........................       17          11          11           2           1
  Shareholders' equity...................       54          49          42          36          16
PER SHARE DATA
  Income before cumulative effect of
     changes in accounting principles....  $  1.58     $  1.85     $  1.67         n/a         n/a
  Cash dividends declared................     0.38        0.25        0.00         n/a         n/a
  Book value, end of period..............    16.88       15.29       13.23       11.90         n/a
SHARES OUTSTANDING (thousands)
  Average(a).............................    3,464       3,372       3,309         n/a         n/a
  End of period..........................    3,186       3,173       3,165       2,990         n/a

---------------
n/a -- Not applicable for periods prior to HFB's conversion from mutual to stock ownership during the fiscal year ended June 30, 1992.

(a) Includes common share equivalents.

                FIRST AMERICAN PRO FORMA COMBINED WITH HERITAGE

                                                    AT OR FOR THE YEAR ENDED JUNE 30
                                      ------------------------------------------------------------
                                        1995         1994         1993         1992         1991
                                      --------     --------     --------     --------     --------
INCOME DATA (thousands)
  Net interest income...............  $305,329     $293,613     $282,375     $248,185     $227,825
  Provision for loan losses.........    (9,918)     (33,513)      10,595       41,519      102,805
  Non-interest income...............    89,586       93,974       81,889       81,978       79,492
  Non-interest expense..............   246,096      249,624      242,259      236,464      224,204
  Income tax........................    58,054       62,825       38,755       16,598        2,281
                                      --------     --------     --------     --------     --------
  Income (loss) before cumulative
     effect of changes in accounting
     principles.....................  $100,683     $108,651     $ 72,655     $ 35,582     $(21,973)
                                      ========     ========     ========     ========     ========
END OF PERIOD BALANCE SHEET
  ITEMS (millions)
  Assets............................  $  8,601     $  7,744     $  7,241     $  7,113     $  6,718
  Total net loans...................     5,451        4,690        3,946        3,826        4,080
  Deposits..........................     6,608        6,152        5,906        5,937        5,712
  Long-term debt....................       269           63           77           19           18
  Shareholders' equity..............       687          630          551          441          388
PER SHARE DATA
  Income before cumulative effect of
     changes in accounting
     principles.....................  $   3.52     $   3.78     $   2.60          n/a          n/a
  Cash dividends declared...........      0.96         0.72         0.45           --           --
  Book value, end of period.........     24.54        21.96        19.33        16.96          n/a
SHARES OUTSTANDING (thousands)
  Average...........................    28,606       28,746       27,955          n/a          n/a
  End of period.....................    28,012       28,669       28,488       26,003          n/a

---------------
n/a -- First American pro forma combined data not presented for periods prior to HFB's conversion from mutual to stock ownership during the fiscal year ended June 30, 1992.

                   FIRST AMERICAN FULLY PRO FORMA COMBINED(a)

                                                    AT OR FOR THE YEAR ENDED JUNE 30
                                      ------------------------------------------------------------
                                      1995(a)        1994         1993         1992         1991
                                      --------     --------     --------     --------     --------
INCOME DATA (thousands)
  Net interest income...............  $321,545     $293,613     $282,375     $248,185     $227,825
  Provision for loan losses.........    (7,943)     (33,513)      10,595       41,519      102,805
  Non-interest income...............    94,868       93,974       81,889       81,978       79,492
  Non-interest expense..............   265,322      249,624      242,259      236,464      224,204
  Income tax........................    58,711       62,825       38,755       16,598        2,281
                                      --------     --------     --------     --------     --------
  Income (loss) before extraordinary
     item and cumulative effect of
     changes in accounting
     principles.....................  $100,323     $108,651     $ 72,655     $ 35,582     $(21,973)
                                      ========     ========     ========     ========     ========
END OF PERIOD BALANCE SHEET
  ITEMS (millions)
  Assets............................  $  9,327     $  7,744     $  7,241     $  7,113     $  6,718
  Total net loans...................     5,847        4,690        3,946        3,826        4,080
  Deposits..........................     7,129        6,152        5,906        5,937        5,712
  Long-term debt....................       370           63           77           19           18
  Shareholders' equity..............       708          630          551          441          388
PER SHARE DATA
  Income (loss) before extraordinary
     item and cumulative effect of
     changes in accounting
     principles.....................  $   3.44     $   3.78     $   2.60          n/a          n/a
  Cash dividends declared...........      0.96         0.72         0.45           --           --
  Book value, end of period.........     24.77        21.96        19.33        16.96          n/a
SHARES OUTSTANDING (thousands)
  Average...........................    29,186       28,746       27,955          n/a          n/a
  End of period.....................    28,592       28,669       28,488       26,003          n/a

---------------
n/a -- First American fully pro forma combined data is not presented for periods prior to HFB's conversion from mutual to stock ownership during the fiscal year ended June 30, 1992.

(a) Represents First American, Charter, and HFB on a fully pro forma combined basis.

                              MEETING INFORMATION

DATE, PLACE AND TIME


     The Annual Meeting of Shareholders of Charter will be held at Electro-Mechanical Corporate Centre, 2310 Highway 421, Bristol, Tennessee on November 30, 1995 at 10:00 a.m. Eastern Daylight Time.


RECORD DATE; VOTING RIGHTS

     The close of business on October 16, 1995 (the "Record Date") has been fixed as the record date for the determination of shareholders of Charter entitled to receive notice of and to vote at the Annual Meeting of Shareholders and any adjournment thereof. The holders of each of the 5,125,713 shares of Charter Common Stock outstanding on the record date will be entitled to one vote for each share held of record upon each matter properly submitted at the Annual Meeting except for voting for directors. At such date, there were approximately 1,300 shareholders of record. Under Charter's bylaws, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Charter Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Approval of the Agreement requires the affirmative vote of the holders of a two-thirds of the outstanding shares of stock entitled to vote thereon. Therefore, a failure to return a properly executed proxy card or to vote in person at the Meeting will have the same effect as a vote against the Agreement. Similarly, abstentions and "broker non-votes" will have the effect of votes against the Agreement. A FAILURE TO VOTE, EITHER BY NOT RETURNING THE ENCLOSED PROXY OR BY CHECKING THE "ABSTAIN" BOX THEREON, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST APPROVAL OF THE AGREEMENT.

     Directors are elected by a plurality of votes cast without regard to either proxies as to which authority to vote for one or more nominees is withheld or broker non-votes, if applicable. The ratification of independent accountants and approval of the Adjournment Proposal requires a vote of holders of a majority of votes cast including proxies marked "ABSTAIN," but without regard to broker non-votes.

VOTING AND REVOCATION OF PROXIES

     Shares of Charter Common Stock represented by a proxy properly signed and returned will be voted at the Annual Meeting in accordance with the instructions thereon. If a proxy is signed and returned without indicating any voting instructions, the shares of Charter Common Stock represented by such proxy will be voted FOR approval of the Agreement and FOR election of the nominees named herein as directors, the ratification of independent accountants, the approval of the Adjournment Proposal and on other matters presented for a vote in accordance with the judgment of the persons acting under the proxy. Any shareholder returning a proxy prior to the Annual Meeting has the right to revoke it by delivering to the Secretary of Charter a later dated proxy or other writing revoking the proxy before it is voted at the Annual Meeting or by voting in person at the Annual Meeting.

     The Board of Directors of Charter is not aware of any other business to be acted upon at the Annual Meeting other than as described herein. It is not anticipated that other matters will be brought before the Annual Meeting. If, however, other matters are duly brought before the Annual Meeting, or any adjournment thereof, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment.


     In connection with the Merger, each member of the Board of Directors of Charter, beneficial owners (in the aggregate) of 2,406,634 shares of Charter Common Stock (46.95% of Charter Common Stock outstanding as of October 16,
1995), has agreed to vote for the Merger as a shareholder of Charter with respect to all of the shares of Charter Common Stock he or she is entitled to vote at the Annual Meeting. An approximately 1,010,678 additional shares, or 19.72%, of Charter Common Stock outstanding is required for approval of the Merger. Each Charter Board member also agreed, subject to the exercise of such director's fiduciary duties, to vote for the Merger as a director and to recommend the Merger to the other Charter shareholders. Additionally, each such person has agreed not to transfer or otherwise dispose of his or her shares of Charter Common Stock or to pledge or otherwise encumber any additional shares of Charter

Common Stock prior to shareholder approval of the Agreement or termination of the Agreement pursuant to the terms thereof. The foregoing description sets forth the material aspects of the agreements entered into between First American and each member of the Board of Directors of Charter but does not purport to be a complete description of such agreements.

SOLICITATION OF PROXIES

     In addition to solicitation by mail, proxies may be solicited personally or by telephone, and directors, officers and employees of Charter may solicit proxies from the shareholders of Charter without additional compensation to them and at nominal cost. Charter has retained Chemical Mellon Shareholder Services ("Chemical") to assist in the solicitation of proxies. Charter will pay Chemical Bank, N.A. a fee of $4,500 for its services, plus reimbursement for its out-of-pocket costs. Brokerage houses, nominees, fiduciaries and other custodians have been requested to forward proxy materials to beneficial owners of Charter Common Stock and, upon request, will be reimbursed by Charter for the expenses incurred by them. Expenses for such solicitation will be borne by Charter. First American and Charter each will bear and pay fifty percent of the expenses associated with the printing and mailing of this Prospectus/Proxy Statement.

          CHARTER SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES
                            WITH THEIR PROXY CARDS.

                            PROPOSAL I -- THE MERGER

     This section of the Prospectus/Proxy Statement describes the material aspects of the Merger but does not purport to be a complete description and is qualified in its entirety by reference to the Agreement, which is attached as Appendix A to this Prospectus/Proxy Statement and is incorporated herein by reference. All shareholders are urged to read the Agreement in its entirety.

BACKGROUND OF AND REASONS FOR THE MERGER

     Since the late 1980s, Charter has faced a series of challenges posed by changes in the regulatory and economic environment in which it operates. As a result of certain supervisory acquisitions undertaken during the 1980s at the behest of federal regulators, Charter accumulated a substantial amount of supervisory goodwill. Primarily as a result of the imposition in 1989 of new regulatory capital standards which mandated the phased exclusion of supervisory goodwill from regulatory capital calculations and of operating losses incurred during the period from 1989 through 1992, Charter's capital fell below applicable minimum capital requirements. The failure to meet applicable capital standards resulted in the imposition of operating restrictions and the possibility that Charter could be placed in a conservatorship or receivership. In 1993, Charter restructured its senior management, wrote-off its remaining supervisory goodwill and successfully recapitalized by means of a rights offering. Subsequent to the completion of the rights offering, Charter has focused upon serving the retail, consumer financial and residential mortgage needs of its market areas. Notwithstanding that Charter has been able to operate profitably subsequent to its recapitalization, the Charter Board of Directors determined in late 1994 that it was appropriate to review the strategic alternatives available to Charter in light of the prevailing economic and regulatory environment, which continues to be characterized by rapid changes and increased consolidation within the banking industry.

     In mid-December 1994, the Board of Directors of Charter retained Wheat to evaluate the strategic alternatives available to Charter, including the possible sale of Charter to another financial institution. Wheat, as part of its engagement, contacted 28 financial institutions during January and February 1995 regarding their interest in exploring a possible acquisition of Charter. As a result of these discussions, 19 financial institutions entered into confidentiality agreements with Wheat, acting on behalf of Charter, pursuant to which Wheat provided them with selected confidential information concerning Charter. In late February 1995, Wheat received nine preliminary indications of interest in acquiring Charter, including one from First American. Each of these preliminary indications of interest, which included a preliminary transaction value or range of transaction values and a proposed structure of the transaction, was subject to, among other things, the opportunity to conduct further due diligence. Following the receipt of these preliminary indications of interest,

Wheat made a presentation to Charter's Board of Directors concerning these expressions of interest and the Board determined to invite the five institutions with the highest transaction values to conduct further due diligence.

     During March 1995 and the first part of April 1995, four of the five institutions invited to conduct further due diligence conducted on-site due diligence at Charter. The fifth institution informed Wheat that, after reassessing its level of interest in acquiring Charter, it had determined not to proceed with conducting on-site due diligence. Following the completion of on-site due diligence, two of the four remaining institutions, including First American, provided Charter with revised expressions of interest. On April 14, 1995, First American indicated its willingness to enter into a tax-free merger transaction with Charter, with a transaction value of $12.50 per share based on an exchange ratio of 0.3623. On April 18, 1995, the other institution submitted a proposal contemplating a tax-free merger transaction with Charter, with a transaction value of $60 million or $11.71 per share for each outstanding share of Charter Common Stock.

     On April 19, 1995, following the receipt of these two expressions of interest, the Board appointed a special committee consisting of three outside directors of the Board (the "Special Committee") to conduct, in conjunction with Wheat, further discussions with the two institutions that had submitted revised indications of interest and with three of the institutions which had not performed on-site due diligence. During these discussions, First American agreed to increase the exchange ratio to 0.38, thereby increasing the value of its proposal to $13.25 per share, based upon the closing price of First American common stock on May 2, 1995 ($34.88). The other institution that had submitted a revised indication of interest declined to increase the value of its proposal and the remaining three institutions contacted each stated that they were no longer interested in exploring the acquisition of Charter.

     On May 3, 1995, the Charter Board met to review the status of the process. At this meeting, Wheat made a presentation to the Charter Board concerning the results of the discussions that had transpired since April 19, 1995, and the terms of First American's revised proposal. The Charter Board was also provided with a draft Agreement between Charter and First American. At this meeting, the Charter Board authorized the Special Committee, in conjunction with Charter's legal and financial advisers, to complete the negotiation of a definitive Agreement.

     During the period from May 4, 1995 through May 15, 1995, the Special Committee, together with Charter's legal and financial advisers, engaged in negotiations with management of First American and its legal and financial advisers concerning the terms of a transaction and a definitive agreement. Charter and First American also conducted further due diligence examinations of each other during this period.

     On May 16, 1995, the Charter Board of Directors met to consider the proposed Agreement with First American including a detailed review of the terms. The Charter Board of Directors reviewed the business and financial prospects of Charter and received a presentation by Wheat regarding efforts undertaken to identify possible acquirors, the terms of the First American offer compared to recent acquisitions and pending acquisitions, the financial results of First American and the trading market information pertaining to the common stock of both Charter and First American. At this meeting, Wheat provided its oral opinion to the Charter Board of Directors that the Exchange Ratio was fair, from a financial point of view, to the holders of Charter Common Stock (see "Opinion of Investment Banker"). Following Wheat's presentation and a presentation by Charter's legal advisers, and recommendation of the Special Committee that the Merger be approved, the Charter Board of Directors authorized the execution of the Agreement and the related Option Agreement, and the transactions contemplated thereby. The Agreement was executed on May 17, 1995.

     The Charter Board of Directors believes that the Merger is fair to, and in the best interests of, Charter and its shareholders. Accordingly, the Charter Board of Directors has unanimously (with two directors not present at the meeting at which the Agreement was voted upon), approved and adopted the Agreement. Subsequent to the meeting at which the Agreement was approved and adopted by the Charter Board of Directors, the two directors who were not present at the meeting voted to approve and adopt the Agreement. The Charter Board of Directors therefore unanimously recommends that Charter's shareholders vote FOR the approval and adoption of the Agreement.

     In reaching its determination that the Merger is fair to and in the best interests of Charter and its shareholders, the Charter Board of Directors considered a number of factors both from a short-term and long-term perspective, including, without limitation, the following which were the material factors considered:

          (i) the Charter Board of Directors' knowledge of Charter's business and review of Charter's current and prospective operations and financial condition, including its capital position, asset quality and future growth prospects were it to remain independent;

          (ii) the current and prospective economic environment and competitive and regulatory constraints facing financial institutions and particularly Charter;

          (iii) the Charter Board of Directors' review, based in part on presentations by Wheat and the due diligence reviews by Wheat and Charter's legal advisers and management of Charter, of the business, operations, financial condition, earnings and prospects of First American on both a historical and a prospective basis, and the increased number of shareholders, capitalization and liquidity of the FAC Common Stock and enhanced opportunities for growth in the combined company made possible by the Merger;

          (iv) The presentations of Charter's financial advisor, Wheat, as to selected financial and stock market data concerning FAC, Charter and other publicly held bank holding companies, certain financial analyses of the terms of the Merger and a comparison to the terms of other recent business combinations involving bank holding companies, and the opinion rendered by Wheat to the effect that the Exchange Ratio was fair, from a financial point of view, to the holders of Charter Common Stock and the significant assumptions and methodologies utilized by Wheat in arriving at such opinion, see "Opinion of Wheat";


          (v) The consideration in relation to the then book value of Charter Common Stock, and the past earnings of Charter. In this regard, the Charter Board noted that while the consideration offered by First American did not constitute a premium over the market price of Charter Common Stock on May 16, 1995, the market value of Charter Common Stock had increased substantially since February 20, 1995, the date prior to the announcement of the hiring of Wheat to evaluate strategic alternatives to maximize shareholder value. Such consideration did represent a 35.44% premium over the market value of the Charter Common Stock on February 14, 1995, one week prior to the announcement. Also, based upon the market value of FAC Common Stock on May 15, 1995 and financial data as of March 31, 1995, the consideration represented 145.5% of Charter's book value and tangible book value, 10.9x the trailing twelve months earning per share, and 11.0x the latest quarter earnings per share on an annualized basis. See "-- Opinion of Wheat;"


          (vi) the Charter Board of Directors' review of the alternative of continuing to remain independent. In this regard, the Charter Board of Directors was aware of certain risks of remaining independent including, among other things, the limited potential to engage in acquisitions which could further enhance shareholder value and the costs and risks associated with operational changes which would be necessary in order for Charter to maintain its competitiveness;

          (vii) the Charter Board of Directors' evaluation of the risks to consummation of the Merger including, among others, the risks associated with obtaining all necessary regulatory approvals without the imposition of any condition which differs from conditions customarily imposed in approving acquisitions of the type contemplated by the Agreement and compliance with which would materially adversely affect the reasonably anticipated benefits of the transactions to First American;


          (viii) the expectation that the Merger generally will be a tax-free transaction to Charter and its shareholders (although the Board later considered in amending the Agreement the matters described below concerning the effect of the Contingent Consideration; see "-- Contingent Consideration For Goodwill Litigation Recovery" and "-- Certain Federal Income Tax Consequences of the Merger");


          (ix) the impact generally of the Merger on the employees, depositors and customers of Charter and the communities in which Charter operates; and

          (x) the terms of the Agreement, the Option Agreement and the other documents executed in connection with the Merger.

     Although the Charter Board of Directors was aware of certain benefits and interests of officers and directors of Charter resulting from the Merger, such benefits did not influence the Board's decision to approve or recommend the Merger. While the Board of Directors did not give greater weight to any one of the factors listed above, the Board of Directors of Charter considered the proposed Exchange Ratio to be particularly advantageous to its shareholders for the following reasons: (i) because the aggregate consideration to be received per share of Charter Common Stock has a value substantially in excess of the book value of such Charter Common Stock; (ii) the Charter shareholders will receive a security which, in the opinion of the Board, has a greater market liquidity than the Charter Common Stock and which has historically paid dividends; and (iii) Charter shareholders would have the ability to participate in enhanced opportunities for growth in the combined company resulting from the Merger.

     BASED ON THE FOREGOING, THE BOARD OF DIRECTORS CONCLUDED THAT THE PROPOSED MERGER WOULD BE IN THE BEST INTERESTS OF CHARTER AND ITS SHAREHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY VOTED TO RECOMMEND THAT THE SHAREHOLDERS VOTE "FOR" THE MERGER.

     For information regarding the interests of directors and executive officers of Charter in the Merger, see "Management and Operations after the Merger" and "-- Effect on Certain Employees and Benefit Plans." For information as to the stockholdings of directors and executive officers of Charter, see "PROPOSAL
II -- ELECTION OF DIRECTORS -- Security Ownership of Management and Certain Other Entities."

TERMS OF THE MERGER

     The Agreement contemplates that First American will establish Charter Interim as an interim federal savings bank. Immediately thereafter, First American will cause Charter Interim to undertake the Merger with and into Charter, with Charter as the surviving federal savings bank subsidiary of First American with its headquarters moved to Roanoke, Virginia. Upon consummation of the Merger, each outstanding share of Charter Common Stock (excluding shares held by Charter or by First American, in each case other than in a fiduciary capacity or in satisfaction of debts previously contracted) will be converted into and exchanged for 0.38 share of FAC Common Stock for each share of Charter Common Stock and cash in lieu of any fractional share; provided, however, that
(i) if the FAC Market Value (as defined in the Summary) is greater than $39.75 per share, then the exchange ratio shall be reduced to an amount equal to $15.10 divided by the FAC Market Value, rounded to the nearest one-ten thousandth of a share; and (ii) if, prior to the Effective Time, First American enters into a definitive agreement of merger or reorganization with another entity as a result of which either First American would not be the surviving entity or First American's Chief Executive Officer would not become the Chief Executive Officer of the surviving entity, then the exchange ratio shall be 0.38 ("Exchange Ratio"). If the FAC Market Value is less than $39.75, the Exchange Ratio will be equal to 0.38. If the FAC Market Value is greater than $39.75, the Exchange Ratio will be reduced in proportion to the amount by which the FAC Market Value exceeds $39.75. Charter does not have the right to terminate the Agreement based on fluctuations in the FAC Market Value.

     In addition to the consideration described in the preceding paragraph, holders of shares of Charter Common Stock as of the Effective Time, under certain circumstances, shall be entitled to receive Contingent Consideration or Acquiror Consideration in the event that Surviving Charter receives payments within five years of the Effective Time in respect of the Goodwill Litigation. THERE IS NO ASSURANCE THAT CHARTER SHAREHOLDERS WILL RECEIVE THE CONTINGENT CONSIDERATION OR ACQUIROR CONSIDERATION AND DISTRIBUTION OF ANY ACQUIROR CONSIDERATION MAY ADVERSELY AFFECT THE TAX-FREE NATURE OF THE MERGER.
" -- Contingent Consideration for Goodwill Litigation Recovery;" and
" -- Certain Federal Income Tax Consequences."

     Charter has issued options for the purchase of Charter Common Stock (the "Charter Options"). At the Effective Time, each Charter Option outstanding will be exchanged for that number of shares of FAC Common Stock determined by dividing the excess of (A) the product of (i) the number of shares of Charter Common Stock subject to the Charter Option, (ii) the Exchange Ratio, and (iii) the FAC Market Value, over (B) the product of (i) the number of shares of Charter Common Stock subject to the Charter Option, and (ii) the exercise price at which shares of Charter Common Stock can be purchased pursuant to the Charter Option by the FAC Market Value rounding down the nearest whole number. As of October 16, 1995, there were outstanding Charter Options to acquire an aggregate of 146,800 shares of Charter Common Stock at an exercise price ranging from $10.00 per share to $12.25 per share. Of these options, 4,700 were held by one director who voted in favor of the Merger. For additional information, see "-- Effect on Certain Employees and Benefit Plans." See "PROPOSAL II -- ELECTION OF
DIRECTORS -- Information as to Nominees and Continuing Directors" for a discussion of options outstanding to one director and certain executive officers.

     Notwithstanding any other provision of the Agreement, each holder of shares of Charter Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of FAC Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of FAC Common Stock multiplied by the market value of one share of FAC Common Stock at the Effective Time. The market value of one share of FAC Common Stock at the Effective Time shall be the closing price of such common stock as reported on The Nasdaq Stock Market on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional shares. As of October 12, 1995, First American had repurchased in open market transactions 1,445,017 shares of FAC Common Stock to be reissued in connection with the Merger and First American intends to repurchase, in open market transactions following the Effective Time, shares of FAC Common Stock equal to the remaining approximately 500,000 shares of FAC Common Stock that will be issued in connection with the Merger.

     In the event Charter or First American changes the number of shares of Charter Common Stock or FAC Common Stock respectively, issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted to reflect such stock split, stock dividend or similar recapitalization.

     In addition, each share of First American Common Stock issued in the Merger will include the corresponding rights attached thereto pursuant to First American's Shareholder Rights Agreement (as defined below). See " -- Certain Differences in Rights of Shareholders."

CONTINGENT CONSIDERATION FOR GOODWILL LITIGATION RECOVERY


     On August 7, 1995, Charter filed a lawsuit in the United States Court of Federal Claims (the "Claims Court") against the federal government seeking damages in an amount to be determined at trial for breach of contract and for an unlawful taking of property arising out of the government's revocation of the right of Charter to treat supervisory goodwill as an asset for regulatory capital purposes (Charter Federal Savings Bank vs. United States, Civil Action No. 95-513C ("Goodwill Litigation")). Charter had previously filed an action in the United States District Court for the Western District of Virginia in 1991 arising out of the government's actions with respect to supervisory goodwill but seeking rescission and other equitable relief. Although Charter prevailed on certain claims in the District Court, in 1992 the United States Court of Appeals for the Fourth Circuit reversed the decision of the District Court, which reversal became final in 1993 after the United States Supreme Court denied Charter's petition for a writ of certiorari. Although the government has agreed to a stay of further proceedings in the Goodwill Litigation pending final resolution in Winstar Corporation et al. v. the United States, No. 92-5164, Charter expects the government to vigorously contest the claims made on a number of procedural and substantive grounds. On August 30, 1995, the United States Court of Appeals for the Federal Circuit issued an opinion in the Winstar case, finding that the government entered into enforceable contracts with certain thrifts regarding the treatment of supervisory goodwill, that subsequent federal legislation constituted a repudiation of such contracts and that the government could be held liable for such breach of contract. Although it is Charter's management's belief that the Winstar decision may have a favorable impact upon Charter's ability to pursue the claims made in its current goodwill lawsuit, there can be no assurance that the Winstar decision will be affirmed, if appealed, or that if the Winstar decision becomes final, Charter's claims will not be found to be distinguishable from the claims upheld in Winstar. At June 30, 1989, Charter had $51 million of supervisory goodwill which could no longer be treated as regulatory capital after an initial phase-in period pursuant to the Financial Institutions Reform, Recovery and Enforcement Act of 1989, $41 million of which was written off by Charter as of June 30, 1993. Neither of these amounts is determinative of the potential damages that may be recovered in the Goodwill Litigation. Charter is seeking the monetary value of the benefits that it could have derived, and the costs it could have avoided, had it been able to continue to treat the goodwill as regulatory capital for the amortization periods previously agreed upon by the government. The amount of any recovery could be affected by a number of factors, including without limitation:
(i) Charter's ability to demonstrate what earnings may have been had Charter been able to continue to include goodwill as capital and thereby not been subject during the period from 1989 through 1993 to the stringent regulatory restrictions imposed upon undercapitalized institutions; (ii) the economy in general and the economy in Charter's market area in particular; and (iii) other business and regulatory factors affecting Charter's profitability. A specific amount of damages has not been claimed by Charter in the Goodwill Litigation; rather, the amount of damages, if any, will be determined at trial. It is thus not currently possible to predict whether Charter will prevail or if so, the amount of damages that would be awarded. No amount has been recorded on Charter's financial statements based on any possible recovery by Charter under the Goodwill Litigation. See Note 14 to the Consolidated Financial Statements of Charter incorporated into the Form 10-K for the year ended June 30, 1995 for Charter which is attached to the Prospectus/Proxy Statement for a discussion of the previous goodwill lawsuit.



     In September 1995, Charter and First American commenced discussions concerning a possible amendment to the Agreement to address the foregoing developments related to the Goodwill Litigation. Pursuant to negotiations between Charter and First American, an amendment to the Agreement was negotiated and subsequently executed on October 11, 1995. The amendment, which eliminates Charter's right to terminate the Agreement if the FAC Market Value is in excess of a certain level, adds a provision for a mechanism whereby the holders of shares of Charter Common Stock immediately prior to the Effective Time may, under certain circumstances, receive Contingent Consideration or Acquiror Consideration if there is a monetary recovery in the Goodwill Litigation during the five year period following the Effective Time.



     In negotiating the terms of the amendment to the Agreement, the Charter Board considered the fact that, in the event that Acquiror Consideration was paid to Charter shareholders rather than Contingent Consideration as damages in the Goodwill Litigation, both the Acquiror Consideration and the gain on the shares exchanged in the Merger would be taxed to Charter shareholders. See
"-- Certain Federal Income Tax Consequences." Notwithstanding the foregoing, the Charter Board determined that the value of Acquiror Consideration that may be received by Charter shareholders as damages in the Goodwill Litigation would outweigh the negative income tax consequences so long as such value was equal to or greater than the product of Two Dollars ($2.00) and the number of shares of Charter Common Stock issued and outstanding immediately prior to the Effective Time.


     Subject to certain limitations described below, holders of Charter Common Stock at the Effective Time will receive a number of shares of FAC Common Stock equal to the aggregate value of fifty percent (50%) of any Net Goodwill Litigation Recovery received. For these purposes, "Net Goodwill Litigation Recovery" means the sum of the cash payments, if any, net of certain litigation and related expenses and taxes, received by Surviving Charter during the period between the Effective Time and the fifth anniversary thereof, pursuant to any final judgment reached in, or a final settlement of, the Goodwill Litigation. Holders of shares of Charter Common Stock at the Effective Time will be entitled to receive, for each share of Charter Common Stock held immediately prior to the Effective Time, the number of shares of FAC Common Stock obtained by dividing
(A) fifty percent (50%) of the Net Goodwill Litigation Recovery divided by the number of shares of Charter Common Stock issued and outstanding immediately prior to the Effective Time by (B) the average per share closing price of FAC Common Stock, as reported in The Wall Street Journal, on the date of receipt by Surviving Charter of the last payment constituting the Goodwill Litigation recovery (the "Contingent Consideration"). No fractional shares of FAC Common Stock will be distributed as contingent consideration and no cash shall be paid in lieu thereof. The number of shares of FAC Common Stock to be issued to any Charter shareholder as Contingent Consideration will be rounded down to the nearest whole number of shares.

     In the event that, prior to the fifth anniversary of the Effective Time, a consolidation, merger or acquisition of First American with, into or by another corporation ("Acquiror"), other than a transaction pursuant to which First American is the surviving entity and which does not result in a reclassification of the outstanding shares of FAC Common Stock into shares of other stock, cash or other securities or property, has been consummated, and thereafter but prior to the fifth anniversary of the Effective Time there is a Goodwill Litigation recovery, then the holders of Charter Common Stock at the Effective Time will receive no FAC Common Stock and will receive instead contingent consideration from the Acquiror ("Acquiror Consideration"). If there is Acquiror Consideration, the Acquiror will have the right to elect whether to distribute such consideration in the form of cash or shares of the capital stock of the Acquiror (or a combination thereof). Each holder of Charter Common Stock at the Effective Time will receive, in such event, Acquiror Consideration having a value equal to the product of (A) fifty percent (50%) of the Net Goodwill Litigation Recovery divided by the number of shares of Charter Common Stock outstanding immediately prior to the Effective Time and (B) the number of shares of Charter Common Stock held by such Charter Shareholder immediately prior to the Effective Time ("Acquiror Consideration"). If part or all of the Acquiror Consideration is distributed in shares of Acquiror capital stock, such shares shall be valued at the last reported sales price or average closing price, as the case may be, per share as reported in the Wall Street Journal on the date of the receipt by Surviving Charter of the last payment constituting Goodwill Litigation recovery and shall be rounded down to the nearest whole number of shares; no cash will be paid in lieu of fractional shares of Acquiror capital stock. In the case of such consolidation, merger or acquisition, the holders of Charter Common Stock at the Effective Time will receive no Acquiror Consideration unless the aggregate value of Acquiror Consideration is equal to or greater than the product of Two Dollars ($2.00) and the number of shares of Charter Common Stock issued and outstanding immediately prior to the Effective Time.

     The amount of the Contingent Consideration distributable to holders of Charter Common Stock in the form of FAC Common Stock is limited to a maximum of the number of shares of FAC Common Stock issued at the Effective Time in connection with the Merger. In the event of the consolidation, merger or acquisition of First American with, into or by another corporation as described above, the maximum amount of the Acquiror Consideration distributable to holders of Charter Common Stock is limited to the maximum aggregate value of the FAC Common Stock issued at the Effective Time, valued on the date of the Effective Time.

     Within 20 days of receipt by Surviving Charter of the last payment constituting the Net Goodwill Recovery, a transfer agent designated by First American will mail to each holder of Charter Common Stock as of the Effective Time, at the address shown for such shareholder on Charter's books and records at the Effective Time, such blank documentation as may be necessary in the reasonable judgment of the transfer agent. Within 30 days after the transfer agent has received from a Charter shareholder all documentation properly completed in form and substance satisfactory to the transfer agent, the transfer agent will deliver the shares of FAC Common Stock (or the Acquiror Consideration) to such Charter shareholder.

     First American will have sole and exclusive direction and control of the conduct of the Goodwill Litigation and in its discretion may, among other things, dispose of the Goodwill Litigation in a manner that does not result in any cash or other recovery.

     Contingent Consideration (or Acquiror Consideration) will not be transferable, assignable or alienable (except by will or the laws of descent and distribution) and Charter Shareholders will not be entitled to dividends, voting rights, or any other rights as shareholders with respect to any shares of stock issuable as Contingent Consideration (or Acquiror Consideration), until such time as such shares, if any, have been issued.

     THERE IS NO ASSURANCE THAT SURVIVING CHARTER WILL RECEIVE ANY PAYMENTS IN RESPECT OF THE GOODWILL LITIGATION PRIOR TO THE EXPIRATION OF THE FIFTH ANNIVERSARY OF THE EFFECTIVE TIME. ACCORDINGLY, NO ASSURANCE CAN BE GIVEN THAT CHARTER SHAREHOLDERS AS OF THE EFFECTIVE TIME WILL EVER RECEIVE THE CONTINGENT CONSIDERATION OR ACQUIROR CONSIDERATION.


     MOREOVER, DISTRIBUTION OF THE ACQUIROR CONSIDERATION MAY ADVERSELY AFFECT THE TAX-FREE NATURE OF THE MERGER AND CAUSE CHARTER SHAREHOLDERS TO REALIZE GAIN ON SHARES OF FAC COMMON STOCK THAT THEY RECEIVED AT THE EFFECTIVE TIME. SEE
"-- CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

OPINION OF WHEAT

     Charter retained Wheat to act as its financial adviser in connection with the Merger and to render an opinion to the Charter Board of Directors as to the fairness, from a financial point of view, to the holders of Charter Common Stock of the Exchange Ratio and a provision of the Agreement which would have permitted Charter to terminate the Agreement if the FAC Market Value were in excess of a certain level, which has been deleted from the Agreement by an amendment thereto. Wheat is a nationally recognized investment banking firm regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Charter Board of Directors selected Wheat to serve as its financial adviser in connection with the Merger on the basis of such firm's expertise.

     Representatives of Wheat attended the meeting of the Charter Board on May 16, 1995, at which the Merger was considered and approved. At the meeting, Wheat issued its oral opinion that, as of such date, the Exchange Ratio was fair, from a financial point of view, to the holders of Charter Common Stock. A written opinion, dated as of the date of this Prospectus/Proxy Statement, has been delivered to the Charter Board of Directors to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of Charter Common Stock.

     THE FULL TEXT OF WHEAT'S OPINION AS OF THE DATE OF THIS PROSPECTUS/PROXY STATEMENT, WHICH SETS FORTH CERTAIN ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON REVIEW UNDERTAKEN IS ATTACHED AS APPENDIX B TO THIS PROSPECTUS/PROXY STATEMENT, IS INCORPORATED HEREIN BY REFERENCE, AND SHOULD BE READ IN ITS ENTIRETY IN CONNECTION WITH THIS PROSPECTUS/PROXY STATEMENT. THE SUMMARY OF THE OPINION OF WHEAT SET FORTH IN THIS PROSPECTUS/PROXY STATEMENT DESCRIBES THE MATERIAL ASPECTS OF THE OPINION, BUT DOES NOT PURPORT TO BE COMPLETE, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH OPINION. WHEAT'S OPINION IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE EXCHANGE RATIO TO THE HOLDERS OF CHARTER COMMON STOCK AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF CHARTER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE ON THE MERGER.


     In arriving at its opinions, Wheat reviewed certain publicly available business and financial information relating to Charter and First American and certain other information provided to it, including, among other things the following: (i) Charter's Annual Reports to Stockholders, Annual Reports on Form 10-K and related financial information for the three fiscal years ended June 30, 1994, and in the written opinion dated as of the date of this Prospectus/Proxy Statement, for the fiscal year ended June 30, 1995; (ii) Charter's Quarterly Reports on Form 10-Q and related financial information for the six months ended December 31, 1994, and for the nine months ended March 31, 1995; (iii) First American's Annual Reports to Stockholders, Annual Reports on Form 10-K and related financial information for the three fiscal years ended December 31, 1994; (iv) First American's Quarterly Report on Form 10-Q and related financial information for the three months ended March 31, 1995, and in the case of the written opinion dated as of the date of this Prospectus/Proxy Statement, First American's Quarterly Report on Form 10-Q and related financial information for the six months ended June 30, 1995; (v) certain publicly available information with respect to historical market prices and trading activity for Charter Common Stock and FAC Common Stock and for certain publicly traded financial institutions which Wheat deemed relevant; (vi) certain publicly available information with respect to banking companies and the financial terms of certain other mergers and acquisitions which Wheat deemed relevant; (vii) the Agreement;
(viii) the Registration Statement on Form S-4 of First American, including this Prospectus/Proxy Statement; (ix) other financial information concerning the businesses and operations of Charter and First American, including certain audited financial information and certain internal financial analyses and forecasts for Charter prepared by senior management; and (x) such financial studies, analyses, inquiries and other matters as Wheat deemed necessary. In addition, Wheat met with members of senior management of Charter and First American to discuss the business and prospects of each company.


     In connection with its review, Wheat relied upon and assumed the accuracy and completeness of all of the foregoing information provided to it or publicly available, including representations and warranties of

Charter and First American included in the Agreement, and Wheat has not assumed any responsibility for independent verification of such information. Wheat relied upon the management of Charter as to the reasonableness and achievability of its financial and operational forecasts and projections, and the assumptions and bases therefor, provided to it, and assumed that such forecasts and projections reflect the best currently available estimates and judgments of such management and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such management. Such forecasts and projections had previously been reviewed by the Charter Board and were found to be reasonable. Wheat also assumed, without independent verification, that the aggregate allowances for loan losses and other contingencies for Charter and First American are adequate to cover such losses. Wheat did not review any individual credit files of Charter or First American, nor did it make an independent evaluation or appraisal of the assets or liabilities of Charter or First American.


     Additionally, Wheat considered certain financial and stock market data of Charter and First American and compared that data with similar data for certain publicly-held financial institutions and considered the financial terms of certain other comparable transactions that recently have been announced or effected, as further discussed below. Wheat also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria as it deemed relevant.

     In connection with rendering its opinions, Wheat performed a variety of financial analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Moreover, the evaluation of the fairness, from a financial point of view, of the Exchange Ratio to holders of Charter Common Stock was to some extent a subjective one based on the experience and judgment of Wheat and not merely the result of mathematical analysis of financial data. Accordingly, notwithstanding the separate factors summarized below, Wheat believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. The ranges of valuations resulting from any particular analysis described below should not be taken to be Wheat's view of the actual value of Charter or First American.

     In performing its analyses, Wheat made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Charter or First American. The analyses performed by Wheat are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold. In rendering its opinion, Wheat assumed that, in the course of obtaining the necessary regulatory approvals for the Merger, no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Merger, on a pro forma basis, to First American.

     In addition, in arriving at its written opinion dated as of the date of this Prospectus/Proxy Statement, Wheat considered, without quantifying any value with respect thereto, the matters discussed under "-- Contingent Consideration for Goodwill Litigation Recovery" and the potential payment that could be received by the holders of Charter Common Stock of any Net Goodwill Litigation Recovery received as a result of the Goodwill Litigation on the basis described in this Prospectus/Proxy Statement and as set forth in the Agreement.

     Wheat's opinion is just one of the many factors taken into consideration by the Charter Board of Directors in determining to approve the Agreement. Wheat's opinion does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for Charter, nor does it address the effect of any other business combination in which Charter might engage.

     The following is a summary of the analyses performed by Wheat in connection with its opinion delivered to the Charter Board on May 16, 1995:

     Comparison of Selected Companies. Wheat compared the financial performance and market trading information of First American to that of a group of regional bank holding companies (the "Group"). This group included AmSouth Bancorporation, Bank South Corporation, CCB Financial Corporation, Central Fidelity Banks, Inc., Centura Banks, Inc., Compass Bancshares, Inc., Crestar Financial Corporation, Deposit Guaranty Corporation, First Tennessee National Corporation, First Virginia Banks, Inc., Mercantile Bankshares Corporation, National Commerce Bancorporation, Regions Financial Corporation, Signet Banking Corporation, Southern National Corporation, SouthTrust Corporation, Union Planters Corporation and United Carolina Bancshares Corporation.

     Based on financial data as of and for the year ended March 31, 1995, First American had: (i) equity to assets of 8.24% compared to an average of 8.26% for the Group; (ii) nonperforming assets to loans and real estate owned of 0.40% compared to an average of 0.69% for the Group; (iii) reserves for loan losses to nonperforming assets of 632.66% compared to an average of 254.73% for the Group;
(iv) returns on average assets before extraordinary items of 1.26% compared to an average of 1.16% for the Group; and (v) returns on average equity before extraordinary items of 15.15% compared to an average of 14.08% for the Group.

     Based on the market values as of May 15, 1995 and financial data as of March 31, 1995, First American had: (i) a stock price to book value multiple of 142.6% compared to an average of 154.4% for the Group; (ii) a stock price to 1994 earnings per share before extraordinary items multiple of 10.0x compared to an average of 11.0x for the Group; (iii) a stock price to "First Call" (as hereinafter defined) 1995 estimated earnings per share multiple of 9.2x compared to an average of 9.9x for the Group; and (iv) an indicated dividend yield of 2.9% compared to an average of 3.7% for the Group. "First Call" is a data service that monitors and publishes a compilation of earnings estimates produced by selected research analysts regarding companies of interest to institutional investors.


     Analysis of Selected Transactions. Wheat performed an analysis of premiums paid in 20 selected pending or recently completed acquisitions of thrifts or thrift holding companies headquartered in the Southeast and Mid-Atlantic and announced between January 1, 1994 and May 1, 1995 (the "Selected Transactions"). Multiples of book value, tangible book value, trailing twelve months earnings and annualized latest quarter earnings, as well as deposit premiums paid in the Selected Transactions were compared to the multiples and premiums implied by the consideration offered by First American in the Merger. The Selected Transactions included the following pending transactions: Crestar Corporation/Loyola Capital Corporation, First Union Corporation/Columbia First Bank, F.S.B., First American Corporation/Heritage Federal Bancshares, Inc., First Union Corporation/United Financial Corporation of South Carolina, Inc., Valley National Bancorp, Inc./Lakeland First Financial Group, Inc., UJB Financial Corporation/Bancorp New Jersey, Inc., Fifth Third Bancorp/Falls Financial, Inc., Centura Banks, Inc./First Southern Bancorp, Inc., First Union Corporation/Ameribanc Investors and Crestar Financial Corporation/TideMark Bancorp, Inc. The Selected Transactions also included the following completed transactions: Bank South Corporation/Gwinnett Bancshares, Inc., Crestar Financial Corporation/Jefferson Savings and Loan Association, F.A., Integra Financial Corporation/Lincoln Savings Bank, Sovereign Bancorp, Inc./Charter FSB Bancorp, Inc., Huntington Bancshares Inc./FirstFed Northern Kentucky Bancorp, Inc., CoreStates Financial Corporation/Germantown Savings Bank, Signet Banking Corporation/Pioneer Financial Corporation, The Summit Bancorporation/ Crestmont Financial Corporation, Union Planters Corporation/BNF Bancorp, Inc. and Fifth Third Bancorp/ Cumberland Federal Bancorporation, Inc.


     The following comparisons are based on financial data as of and for the three months ended March 31, 1995, for Charter and the three month reporting period prior to the announcement of each transaction for each acquiree in the Selected Transactions, Charter had: (i) equity to assets of 6.25% compared to an average of 8.91% for the Selected Transaction acquirees; (ii) nonperforming assets to assets of 1.77% compared to an average of 0.99% for the Selected Transaction acquirees; (iii) reserves for loan losses to nonperforming assets of 56.34% compared to an average of 150.80% for the Selected Transaction acquirees;
(iv) returns on average assets before extraordinary items of 0.84% compared to an average of 0.95% for the Selected Transaction acquirees; and (v) returns on average equity before extraordinary items of 13.54% compared to an average of 10.44% for the Selected Transaction acquirees.

     Based on the market value of FAC Common Stock on May 15, 1995 and financial data as of March 31, 1995, the analysis yielded ratios of the implied consideration to be paid by First American to Charter (i) to book value of 145.5% compared to an average of 160.3% for the Selected Transactions; (ii) to tangible book value of 145.5%, compared to an average of 164.5% for the Selected Transactions; (iii) to trailing twelve months earnings (tax-effected for Charter) of 10.9x compared to an average of 15.8x for the Selected Transactions; and (iv) to latest quarter earnings annualized of 11.0x compared to an average of 16.1x for the Selected Transactions. Additionally, Wheat examined the implied consideration less tangible equity as a function of total deposits, yielding ratios of 4.0% compared to an average of 7.3% for the Selected Transactions.


     In evaluating the analysis of the comparisons, as described in the preceding paragraph, of the ratios of the implied consideration to be paid by First American to Charter Federal in the Merger to book value, tangible book value, trailing twelve months earnings (tax-effective for Charter) and latest quarter earnings annualized to such ratios in the Selected Transactions, Wheat took into account the comparisons, as described in the second preceding paragraph, of Charter's equity to assets, non-performing assets to assets, reserves for loan losses to non-performing assets, returns on average assets before extraordinary items and returns on average equity before extraordinary items to such financial data for the Selected Transaction acquirees. In addition, because of the inherent differences between the operations of Charter and the Selected Transaction acquirees, Wheat made various qualitative judgments concerning the differences between the financial and operating characteristics of Charter and the Selected Transaction acquirees. These qualitative judgments included Wheat's views as to the attractiveness of, and the business conditions and prospects in, the various markets in which the Selected Transaction acquirees operate, the market position of the Selected Transaction acquirees in their respective markets and the business mix, sources of revenue, risk profile and prospects for the Selected Transaction acquirees. In considering the qualitative judgments, Wheat could not and did not quantify or attribute any particular weight to any such factor, but determined that the comparisons, as described in the second preceding paragraph, of the financial data for Charter to the Selected Transaction acquirees were reflective of Wheat's qualitative assessments and that such quantitative analysis and qualitative judgments were consistent with the comparisons of the ratios of the implied consideration to be paid by First American to Charter in the Merger to such ratios in the Selected Transactions.


     Discounted Dividend Analysis. Using discounted dividend analysis, Wheat estimated the present value of the future stream of dividends that Charter could produce through 1999, under various circumstances, assuming the company performed in accordance with the earnings forecasts of management and an assumed level of expense savings were achieved. Wheat then estimated the terminal values for Charter Common Stock at the end of the period by applying multiples ranging from 9.00x to 12.00x projected 1999 earnings. The dividend streams and terminal values were then discounted to present values using different discount rates (ranging from 10.00% to 14.00%) chosen to reflect different assumptions regarding the required rates of return to holders or prospective buyers of Charter Common Stock. This discounted dividend analysis indicated reference ranges of between $10.80 and $15.70 per share for Charter Common Stock. These values compare to the implied consideration to be offered by First American to Charter in the Merger of $13.21 based on the market value of First American Common Stock on May 15, 1995.

     In connection with its opinion as of the date hereof, Wheat confirmed the appropriateness of its reliance on the analyses used to render its May 16, 1995, opinion by performing procedures to update certain of such analyses and by reviewing the assumptions on which such analyses were based and the factors considered in connection therewith.

     No company or transaction used as a comparison in the above analysis is identical to Charter, First American or the Merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies used for comparison in the above analysis.

     This opinion is dated the date of this Prospectus/Proxy Statement and is based solely upon the information available to Wheat and the economic, market and other circumstances as they existed as of such date. Events occurring after that date could materially affect the assumptions and conclusions contained in our opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment on any events occurring after the date hereof.

     Charter has agreed to pay Wheat for rendering its opinion and for its financial advisory services a fee in the net amount of $826,522. One-quarter of the fee was payable on the date of the approval of the Merger by the Charter Board, and three-quarters will be payable upon the closing date of the Merger. Charter has agreed to reimburse Wheat for its out-of-pocket expenses incurred in connection with the activities contemplated by its engagement, regardless of whether the Merger is consummated. Charter has further agreed to indemnify Wheat against certain liabilities, including certain liabilities under federal securities laws. The payment of the above fees is not contingent upon Wheat rendering a favorable opinion with respect to the Merger.

     Wheat has provided investment banking services to Charter from time to time. Wheat served as financial adviser in connection with the rights offering completed by Charter in August 1993, for which it received financial advisory fees in customary amounts for such transaction. In addition, in the course of its securities business, Wheat actively trades Charter Common Stock for its account and for the accounts of its customers and may, therefore, from time to time hold a long or short position in such securities.

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES

     Promptly after the Effective Time but no later than five (5) business days thereafter, First American or the stock transfer agent of First American, acting in the capacity of exchange agent, will mail to all holders of Charter Common Stock a letter of transmittal, together with instructions for the exchange of their Charter Common Stock certificates. Promptly upon surrender of the Charter Common Stock certificates, the holders thereof will receive in exchange therefor certificates representing shares of FAC Common Stock, together with all undelivered dividends or distributions in respect of such shares of Charter Common Stock (without interest thereon) and cash in lieu of any fractional shares. Until so exchanged, each certificate representing Charter Common Stock outstanding immediately prior to the Effective Time shall be deemed for all purposes to evidence ownership of the number of shares of FAC Common Stock into which such shares have been converted.

     HOLDERS OF CHARTER COMMON STOCK SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL FORM AND INSTRUCTIONS FROM THE EXCHANGE AGENT.

     No dividend or other distribution payable after the Effective Time with respect to FAC Common Stock will be paid to the holder of any unsurrendered Charter certificate until the holder surrenders such certificate, at which time the holder will be entitled to receive all previously withheld dividends and distributions, without interest.

     After the Effective Time, there will be no transfers on the stock transfer books of Charter of shares of Charter Common Stock issued and outstanding immediately prior to the Effective Time. If certificates representing shares of Charter Common Stock are presented for transfer after the Effective Time, they will be canceled and exchanged for certificates representing shares of FAC Common Stock.

     Neither First American nor Charter nor any other person will be liable to any former holder of Charter Common Stock for any amount properly delivered to a public officer pursuant to applicable abandoned property, escheat or similar laws.

     If a certificate for Charter Common Stock has been lost, stolen or destroyed, the Exchange Agent will issue the consideration properly payable in accordance with the Agreement upon receipt of appropriate evidence as to such loss, theft or destruction, appropriate evidence as to the ownership of such certificate by the claimant and appropriate and customary indemnification.

     Shares of First American capital stock (including FAC Common Stock) issued and outstanding immediately prior to the Effective Time will remain issued and outstanding after the Merger.

REPRESENTATIONS AND WARRANTIES; CONDITIONS TO THE MERGER; WAIVER

     The Agreement contains representations and warranties by Charter regarding, among other things, its capitalization, organization, ownership and capitalization of its subsidiaries, authority to enter into the Agreement and the Option Agreement, deposit accounts, filings with the OTS, financial statements, absence of material adverse changes, adequacy of reserves, tax matters, title to its assets, insurance, labor relations, employee benefit plans, material contracts, loans, conduct of business, related party transactions, intellectual property, the maintenance of its liquidation account, undisclosed liabilities, pending and threatened litigation and environmental liability, and compliance with applicable laws and regulations. The Agreement also contains representations and warranties by First American regarding, among other things, its capitalization and the capitalization of FANB, organization, authority to enter into the Agreement, filings with the Commission, financial statements, absence of material adverse changes, undisclosed liabilities, pending and threatened litigation and compliance with applicable laws and regulations. Except as otherwise provided in the Agreement, these representations and warranties will not survive the Effective Time.

     The respective obligations of First American and Charter to consummate the Merger are conditioned upon, among other things: (i) approval of the Agreement by the shareholders of Charter; (ii) the receipt of all necessary regulatory or other consents or approvals for the Agreement, the Merger and the transactions contemplated thereby, including but not limited to the Preferred FAC Objective Transactions or the Alternative Transactions, and the expiration of all applicable notice periods or waiting periods required after the granting of any such approvals, without any condition or requirement which in the reasonable good faith judgment of the Board of Directors of First American would so materially adversely affect the economic benefits of the transactions contemplated by the Agreement as to render consummation of the Merger inadvisable; (iii) the receipt of an opinion of Arnold & Porter, counsel to First American, to the effect that (a) the Merger, when consummated in accordance with the Agreement and the Plan of Merger, will constitute a reorganization within the meaning of Section 368(a) of the Code, (b) no gain or loss will be recognized by the shareholders of Charter who exchange all of their Charter Common Stock solely for FAC Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share), and (c) each of Charter, First American and Charter Interim will be a party to the reorganization within the meaning of Section 368(a) of the Code; (iv) the effectiveness under the Securities Act of a registration statement relating to the FAC Common Stock to be issued in connection with the Merger, the absence of any stop order suspending the effectiveness of such registration statement or the initiation of any action, suit, proceeding or investigation by the Commission to suspend the effectiveness of such registration statement, and that all necessary approvals under state securities laws or the Securities Act or the Exchange Act related to the issuance or trading of the shares of FAC Common Stock to be issued pursuant to the Merger shall have been received; (v) the approval for trading on The Nasdaq Stock Market of the shares of FAC Common Stock to be issued in the Merger; (vi) the absence of any action or proceedings instituted or threatened by any governmental authority, and the absence of any order, decree or judgment of any court, agency, commission or governmental authority subsisting against First American or Charter or their respective officers or directors, which seeks to, or would render it unlawful as of the closing of the Merger, to effect the transactions contemplated by the Agreement, or seeking damages in a material amount by reason of the transactions contemplated by the Agreement; (vii) the accuracy of the representations and warranties set forth in the Agreement as of the Effective Time; (viii) the performance in all material respects of all obligations and compliance with all covenants required to be performed or complied with at or prior to the Effective Time by the parties to the Agreement; (ix) the absence of any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger by any regulatory authority which, in connection with any regulatory approval, imposes any requirement upon First American or its subsidiaries to dispose of 10% or more of the Tennessee-based assets or deposits of Charter, except for certain transactions entered into by First American subsequent to the date of the Agreement; (x) the receipt of certain opinions of counsel; (xi) if requested by First American, the receipt of a letter from KPMG Peat Marwick LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment; and (xii) the receipt of certain letters from Charter's independent accountants.

     For purposes of the Agreement, "material adverse effect" means an event, change or occurrence which, together with any other event, change or occurrence, has or is reasonably likely to have a material adverse impact on (i) the financial position, business prospects, or results of operations of Charter or First American, or (ii) liability of Charter or First American to perform their respective obligations under the Agreement or to consummate the Merger.

     All of the conditions to consummation of the Merger may be waived at any time by the party for whose benefit they were created, with the exception of conditions relating to approval of the Agreement by Charter's shareholders, the receipt of all regulatory approvals, the requirement that the Registration Statement be declared effective under the Securities Act, and the requirement that the FAC Common Stock to be issued in connection with the Merger be approved for trading on The Nasdaq Stock Market. The Agreement may be amended or supplemented at any time by written agreement of the parties upon the approval of the Boards of Directors of both Charter and First American.

     No assurance can be provided as to when, or whether, all of the regulatory consents and approvals necessary to consummate the Merger will be obtained or whether all of the other conditions precedent to the Merger will be satisfied or waived by the party permitted to do so. See "-- Regulatory Approvals." If the Effective Time has not occurred on or before March 31, 1996, the Agreement may be terminated by a vote of a majority of the Board of Directors of either First American or Charter, unless the failure to effect the Merger by such date is due to the breach of an agreement or covenant of the Agreement by the party seeking to terminate the Agreement.

REGULATORY APPROVALS

     The Merger is subject to certain regulatory approvals, as set forth below. To the extent the following information describes statutes and regulations, it is qualified in its entirety by reference to the particular statutes and the regulations promulgated thereunder.


     The Merger (which includes the indirect acquisition of Charter by First American) is subject to the approval of the OTS under Section 10 of the HOLA and
Section 18(c) of the Federal Deposit Insurance Act (the "Bank Merger Act"). In reviewing the applications required for such approvals, the OTS is required to take into consideration, among other things, the financial and managerial resources and future prospects of the existing and proposed institutions, the convenience and needs of the communities to be served and the insurance risk to the Savings Association Insurance Fund ("SAIF") and the Bank Insurance Fund ("BIF") of the FDIC. The OTS also must consider whether the Merger would result in a monopoly or if it would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country may be substantially to lessen competition or to tend to create a monopoly, or if it would be in any other manner in restraint of trade. In addition, the OTS must take into account the record of performance of First American and Charter in meeting the credit needs of the entire communities, including low-and moderate-income neighborhoods, served by such institutions. In connection with granting the approvals described above, the OTS also is required to approve the formation of Charter Interim and the acquisition thereof by First American under the HOLA to facilitate consummation of the Merger. The OTS' regulations require that notice of the application be published in a newspaper of general circulation, giving the public the opportunity to comment on the application in writing or to request a hearing. The OTS application was filed on July 16, 1994 and was accepted for filing on October 18, 1995. This application is currently pending.


     The Bank Merger Act requires that the Merger may not be consummated until the thirtieth day after approval by the OTS, during which time the United States Department of Justice ("DOJ") may challenge the transaction on antitrust grounds; provided, however, that the OTS has the discretion, upon request, to shorten the 30 day waiting period to 15 days in the event the DOJ indicates to the OTS that it will not object to the transaction on competitive grounds.

     The Merger and the acquisition of Charter Interim by First American also are subject to approval by the Federal Reserve Board under Section 4 of the BHCA. Under Section 4 of the BHCA (which governs the acquisition of non-banking subsidiaries by bank holding companies), the Federal Reserve Board must determine that the activities of Charter are so closely related to banking or managing or controlling banks as to be a proper incident thereto. In making this determination, the Federal Reserve is required to consider whether the Merger can reasonably be expected to produce benefits to the public (such as greater convenience, increased competition and gain in efficiency) that outweigh possible adverse effects (such as undue concentration of resources, decreased or unfair competition, conflicts of interest and unsound banking practices). This consideration includes an evaluation by the Federal Reserve as to whether the Merger would result in a monopoly or otherwise would substantially lessen competition, impair the financial and managerial resources and future prospects of First American and Charter, or harm the institutions' abilities to serve the convenience and needs of the communities to be served. The Federal Reserve Board's regulations implementing Section 4 of the BHCA require publication of a notice of the application thereunder and the opportunity for the public to comment on the application in writing or to request a hearing. The Federal Reserve application was filed on August 2, 1995 and was approved on October 20, 1995.



     The Merger also is subject to approval by the Virginia Bureau of Financial Institutions under Section 6.1-194.97 of the Code of Virginia, which governs the acquisition of savings institutions located in Virginia by out-of-state holding companies. Approval of such an application is conditioned upon, among other things, the Bureau's determination that the laws of the state in which the holding company is located (in this case, Tennessee) would permit a Virginia savings institution holding company to acquire a savings institution in that state. Tennessee law would permit a Virginia-based savings institution holding company to acquire a savings institution located in Tennessee, subject to appropriate regulatory approvals. This application was filed on August 29, 1995 and is currently pending.



     As described above, it is the intention of First American to consummate the Preferred FAC Objective (which consists of the Branch Transfer and the Tennessee Merger) or the Alternative Transaction immediately following the Merger. See "SUMMARY -- Operation of Charter Following the Merger." If the Preferred FAC Objective is pursued, the Branch Transfer will be subject to the approval of the OTS, and the Tennessee Merger will be subject to approval of the OCC, each pursuant to the Bank Merger Act, under the standards, procedures and waiting period described above. The OCC also will be required to approve the Tennessee Merger pursuant to 12 U.S.C. sec. 215c and Section 5(d)(3) of the Federal Deposit Insurance Act, as amended (the "Oakar Amendment"), under the same standards set forth in the Bank Merger Act. In connection with its grant of approval for the Branch Transfer, the OTS also will be required to approve the formation of Tennessee Interim and the acquisition thereof by First American under of the HOLA, and the Federal Reserve Board will be required to approve the acquisition of Tennessee Interim under Section 4 of the BHCA, each under the standards and procedures (and, under the Bank Merger Act, waiting period) described above. The OCC application was filed on July 27, 1995 and was accepted for filing September 14, 1995. This application is currently pending.


     In the event that First American determines to pursue the Alternative Transaction instead of the Preferred FAC Objective, the Alternative Transaction will be subject to the approval of the OCC pursuant to the Bank Merger Act and the Oakar Amendment, under the standards, procedures and waiting period described above.

     First American and Charter, as appropriate, have filed applications for approval of the Merger and related transactions and the Preferred FAC Objective. The Merger will not proceed in the absence of all such required approvals or, in the event that the Preferred FAC Objective is not approved, the approvals required to consummate the Alternative Transaction. There can be no assurance that these approvals will be received, and if they are, there can be no assurance as to the date of such approvals or that such approvals will be conditioned upon matters that would not cause the Board of Directors of First American to abandon the Merger. See "-- Representations and Warranties; Conditions to the Merger; Waiver" and "-- Effective Time of the Merger; Termination."

     First American and Charter are not aware of any other governmental approvals or actions that are required for consummation of the Merger or the related transactions except as described above. Should any such approval or action be required, it is presently contemplated that such approval or action would be sought. There can be no assurance that any such approval or action, if needed, could be obtained, would not delay consummation of the Merger and would not be conditioned in a manner that would cause First American to abandon the Merger.

BUSINESS PENDING THE MERGER

     The Agreement contains certain covenants concerning the conduct of Charter's business pending the Effective Time of the Merger that are customary in similar transactions. Among other things, the Agreement provides that, except as otherwise specifically contemplated or permitted by the Agreement, Charter shall, and shall cause each of its subsidiaries to, operate its business only in the usual regular and ordinary course and preserve intact its business organizations and assets and deposits and maintain its rights and franchises. Further, without the prior written consent of First American, or as otherwise provided in the Agreement, Charter generally may not, and may not permit its subsidiaries to, incur new debt or forgive existing debt other than in the ordinary course of business; declare or pay dividends or other distributions on capital stock other than pursuant to certain specified limits; increase compensation or benefits of employees and officers except in the ordinary course of business and as specifically permitted by the Agreement; or take certain other actions, other than in the ordinary course of business or as described in the Agreement, that might impact the financial condition or business of Charter. The Agreement also contains certain other provisions pursuant to which Charter has agreed to take certain actions relating to its lending, environmental and other policies with the purpose of coordinating such policies with those of First American in anticipation of the completion of the Merger and the transactions contemplated thereby and, in the case of accruals and reserves, on the day prior to the Effective Time. With respect to environmental matters, these actions include obtaining Phase I and, where appropriate, Phase II environmental assessments, on branch locations, other real estate owned and certain classified assets and large credits. See Sections 7.1 and 7.2 of the Agreement, attached hereto as Appendix A.

NO SOLICITATION OF COMPETING TRANSACTION

     Charter has agreed in the Agreement that neither it nor any of its subsidiaries or affiliates will solicit, initiate or encourage any proposals or offers relating to any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving Charter or any of its subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, Charter or any of its subsidiaries, other than as contemplated by the Agreement ("Acquisition Proposal"). Except to the extent necessary to comply with the fiduciary duties of Charter's Board as advised by counsel to such Board, Charter will not authorize or permit Charter or any subsidiary or affiliate to cooperate with, furnish or cause to be furnished any non public information that it is not legally obligated to furnish or, to negotiate with respect to, any Acquisition Proposal and shall use its reasonable efforts to prevent Charter or any subsidiary or affiliate from engaging in any such activities. Charter has also agreed in the Agreement that it would immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties other than First American with respect to the foregoing. Charter will notify First American promptly if any inquiry or proposal is received relating to such transaction.

     In the event that Charter breaches this provision of the Agreement, First American would have the right to terminate the Agreement. In addition, pursuant to the terms of the Option Agreement, the breach of such covenant also would give rise to a "Purchase Event." See "-- Stock Option Agreement."

EFFECTIVE TIME OF THE MERGER; TERMINATION

     In the event that all conditions to the Merger have been satisfied or waived, if appropriate, the Effective Time shall take place on the date and at the time of endorsement of the Articles of Combination filed with the OTS or on such other date and at such other time as the OTS declares the Merger effective. The Merger will be consummated at a closing to be held on the last business day of the calendar quarter in which satisfaction of all conditions precedent to the Merger occurs, or at such other time as First American and Charter shall mutually agree. Each of First American and Charter has agreed to use its best efforts to cause the Merger to become effective by December 1, 1995.

     The Agreement may be terminated, whether before or after shareholder approval, in writing: (i) by the mutual consent of First American and Charter,
(ii) by either party in the event of a material breach by the other party of any covenant, agreement, representation or warranty in the Agreement which has not been cured within the period allowed by the Agreement; (iii) by either party if any of the conditions precedent to the obligations of such party to consummate the Merger cannot be satisfied or fulfilled by March 31, 1996, in each case only if the failure to consummate the transactions contemplated by the Agreement is not caused by any breach of the Agreement by the party electing to terminate the Agreement; (iv) by either party if any application for any required federal or state regulatory approval for the Merger and the other transactions contemplated by the Agreement has been denied, and the time for all appeals and requests for reconsideration of such denial has run, and by First American if any such regulatory approval shall be conditioned or restricted in a manner which in the reasonable good faith judgment of the Board of Directors of First American would so materially adversely affect the economic benefits of the transaction so as to render inadvisable consummation of the Merger; (v) by either party if the shareholders of Charter fail to approve the Agreement, the Plan of Merger, and the transactions contemplated thereby; or (vi) by either party in the event that the Merger is not consummated by March 31, 1996, in each case only if the failure to consummate the transactions contemplated by the Agreement is not caused by any breach of the Agreement by the party electing to terminate the Agreement.

     In the event of termination, the Agreement shall become null and void, except that certain provisions thereof relating to expenses and confidentiality of information exchanged between the parties shall survive any such termination and any termination resulting from a material breach of a covenant or agreement in the Agreement shall not relieve any breaching party from liability for any uncured breach of any such covenant or agreement giving rise to such termination.

     In the event that the Agreement is terminated for breach of contract, the breaching party may be liable to the non-breaching party for damages. The amount of damages which may be payable to the non-breaching party is undeterminable at this time.

     In the event the Agreement is terminated by mutual consent, each party will be responsible for its respective costs and expenses.

MANAGEMENT AND OPERATIONS AFTER THE MERGER

     At the Effective Time, Charter Interim will merge with and into Charter and the home office will be moved to Roanoke, Virginia. As described above, if the Preferred FAC Objective is consummated, three branches of Charter, located in Bristol and Abingdon, Virginia, and nine branches in Tennessee, will be transferred to FANB through the Branch Transfer and the Tennessee Merger. If the Alternative Branch Transaction is consummated, nine branches of Charter, all located in Tennessee, will be transferred to FANB through a purchase and assumption transaction.

     The Board of Directors of First American following the Merger shall consist of those persons serving as directors immediately prior thereto. At the Effective Time, following consummation of the Merger, the Board of Directors of Surviving Charter shall be selected by First American. It is anticipated that five current Charter directors, Cecil R. McCullar, Robert J. Bartel, Billy M. Brammer, Morton W. Lester, and John G. Wampler, will serve as directors of Surviving Charter. Mr. McCullar has been offered the position of President of Surviving Charter. See "-- Interests of Certain Persons."

EFFECT ON CERTAIN EMPLOYEES AND BENEFIT PLANS

     EMPLOYEES. At the Effective Time, all employees of Charter and/or its subsidiaries on that date will continue to be employed by Charter and/or its subsidiaries, upon the same terms and conditions (including benefits) which First American provides to its similarly situated employees. First American currently anticipates that in connection with the Merger, approximately 80 Charter positions will be eliminated following the Effective Time, by combining certain of Charter's branches with existing branches of FANB. However, First American has not finalized its plans in this regard and this estimate is subject to change. The Agreement provides that all Charter employees, with the exception of Charter officers who currently have change in control agreements with Charter, who are terminated within one year following the Merger, as a result of the Merger or as a result of staff reductions or reorganizations, will be eligible for benefits available under First American's reduction in force policy as in effect as of the date of the Agreement, which includes, among other benefits, severance payments, continuing paid health benefits, and outplacement assistance. Severance payments and health benefits are based upon combined length of service with Charter and First American. The Charter severance plan is substantially similar to First American's plan. The Agreement provides that First American will cause Charter to honor the terms of described change in control, severance, consulting and other compensation contracts between Charter and any current or former director, officer or employee of Charter or any subsidiary of Charter, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time. See "-- Interests of Certain Persons in the Merger." Notwithstanding the foregoing, First American intends to assess on an individual basis whether to continue to employ senior officers of Charter and its subsidiaries.

     EMPLOYEE BENEFIT PLANS. Employees of Charter and its subsidiaries will be eligible to participate in the pension and welfare plans maintained by First American after the Effective Time, subject to the eligibility requirements of such plans. For purposes of determining eligibility to participate in the qualified pension plans maintained by First American, employees of Charter or its subsidiaries shall be credited with service to the extent credited under the respective predecessor plans. Vesting service under the First American plans will be in accordance with the rules of such plans governing vesting service for employees of acquired employers and consistent with the current policies of First American. Employees of Charter and its subsidiaries will participate in the First American Corporation Master Retirement Plan in accordance with its terms and will be credited with prior service with Charter and its subsidiaries for eligibility and vesting purposes, but not for benefit accrual purposes.

     The Agreement also provides that the tax-qualified defined contribution and defined benefit plans maintained by Charter or its subsidiaries (other than any such plans described in Section 4063(a) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), will be terminated by Charter on or before the Effective Time. First American will direct Charter concerning actions to be taken with respect to the withdrawal of such tax-qualified defined contribution from the Financial Institutions Thrift Plan, and defined benefit plans from the Financial Institutions Retirement Fund and with respect to the designation of the First American Plan as a successor plan. First American will permit Charter employees to elect a transfer of accrued benefits (and corresponding assets) to the First American Plan.

     Pursuant to the terms of the Agreement, each Charter stock option will be exchanged at the Effective Time for such number of shares of FAC Common Stock determined by dividing the excess of (A) the product of (i) the number of shares of Charter Common Stock subject to the option, (ii) the Common Stock Exchange Ratio, and (iii) the FAC Market Value, over (B) the product of (i) the number of shares of Charter Common Stock subject to the option, and (ii) the exercise price at which shares of Charter Common Stock can be purchased pursuant to the option by the FAC Market Value.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain executive officers and directors of Charter have interests in the Merger in addition to their interests as shareholders of Charter Common Stock generally. The Charter Board of Directors was aware of these interests and considered them, among other matters, in approving the Agreement and the transactions contemplated thereby.

     CHANGE IN CONTROL AGREEMENTS; SEVERANCE BENEFITS AND OTHER INTERESTS OF EXECUTIVE OFFICERS AND DIRECTORS. Messrs. McCullar and Buchanan have existing change in control agreements with Charter. In the event of a change in control of Charter, followed by the termination of the executive's employment (regardless of whether such termination results from his dismissal or his resignation at any time during a period of 120 days from the Effective Time following any alteration or modification of such executive's job duties or responsibilities or job title resulting in a job function or position less in responsibility, stature or compensation than such executive's position at the Effective Time), such executive will be entitled to receive an amount equal to three times his base annual salary in effect at the Effective Time, either ratably over a three year period or in a lump sum. Based on their current annual compensation and estimated compensation through the Effective Time (assuming the Effective Time occurs in 1995), the aggregate amount of cash benefits under their change in control agreements and benefits from receiving FAC Common Stock in respect of accelerated Charter Options payable to Messrs. McCullar and Buchanan is estimated to be, before payment of applicable taxes, $642,750 and $347,100, respectively. If terminated within one year of the Merger, they will receive no severance benefits under First American's reduction in force or severance policies. See "-- Effect on certain Employees and Benefit Plans".


     Pursuant to the existing change in control provisions of the Incentive Stock Option Plan and other grants of Charter Options, the vesting of Charter Options will be accelerated at the Effective Time. See "-- Effect on Employees and Employee Benefit Plans of Charter." Pursuant to the Agreement, First American will issue approximately 10,900 shares of First American Common Stock to directors and executive officers of Charter in exchange for Charter Options. As of October 16, 1995, there were outstanding options granted by Charter to purchase 146,800 shares of Charter Common Stock pursuant to the Charter Options, of which options to purchase 108,700 shares of Charter Common stock were held by directors and executive officers of Charter and the remaining options were held by other employees of Charter. Of the options granted, 74,500 were vested as of October 16, 1995 and the vesting of the remaining options will be accelerated as a result of the Merger. Based on the closing price of the First American Common Stock on October 24, 1995, the latest practicable trading date prior to the printing of this Prospectus/Proxy Statement, the aggregate value of the unvested options that will be accelerated by the Merger held by directors and executive officers of Charter under the Charter Options was approximately $240,000. See "PROPOSAL II -- ELECTION OF DIRECTORS -- Information as to Nominees and Continuing Directors" for a listing of Common Stock and option ownership of the directors and certain executive officers.



     In addition, Mr. McCullar has been offered the position of President of Surviving Charter. Under the terms of the current offer, Mr. McCullar would receive an annual salary of $140,000, together with a grant as of the Effective Time of restricted stock with a value of approximately $600,000, but would receive no compensation in respect of his current change in control agreement. The restricted stock would vest twenty percent (20%) per year over five years, except that such shares would vest immediately upon the termination of Mr. McCullar other than for cause, or upon the occurrence of a change in control of First American. It is anticipated that five current Charter directors, Robert J. Bartel, Billy M. Brammer, Morton W. Lester, John G. Wampler and Mr. McCullar, will serve as directors of Surviving Charter. Each such director, other than Mr. McCullar, will receive approximately $11,000 in directors' fees annually during each year of his initial three-year term.



     Assuming the consummation of the Merger, the aggregate cash value of benefits to be received by all directors of Charter who approved the Merger is estimated to be $1,145,820, including approximately $33,000 payable as directors' fees over the initial three-year term to each of the four non-employee directors of Charter who will serve as directors of Surviving Charter, the value of accelerated options, and the value of restricted stock offered to Mr. McCullar, but excluding the proposed salary payable to Mr. McCullar and any payment under his current change in control agreement.


     INDEMNIFICATION; DIRECTORS' AND OFFICERS' LIABILITY INSURANCE. The Agreement provides that for a period of six years after the Effective Time, First American will indemnify the present and former directors, officers, employees and agents of Charter to the same extent and subject to the conditions set forth in applicable regulations of the OTS and Charter's charter and bylaws. In addition, First American has agreed to use its reasonable efforts for a period of not less than three years following the Effective Time to provide to those persons who served as directors or officers of Charter or its subsidiaries on or before the Effective Time, Charter's existing insurance against liabilities and claims (and related expenses) made against them resulting from their service as such prior to the Effective Time, or comparable substitute coverage if reasonably available at reasonable cost. First American will not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 1.5 times premiums paid by Charter as of the date of the Agreement.

     For the year ended June 30, 1995, Charter paid an annual premium of $41,847 for $3.0 million worth of coverage for its directors and officer's liability insurance.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES


     The following is a summary discussion of the material anticipated federal income tax consequences of the Merger to shareholders of Charter. This summary, which is not a complete description of the federal income tax consequences of the Merger, is based on the law as it currently exists and accordingly could be changed in the event of changes in the law, including amendments to applicable statutes or regulations or changes in judicial or administrative rulings, some of which could be given retroactive effect. The federal income tax laws are complex and each of the Charter shareholders' individual circumstances may affect the tax consequences to the shareholder or may give rise to federal income tax issues that are not addressed herein. In addition, no information is provided with respect to the tax consequences of the Merger under any foreign, state, local and other tax laws.



     The anticipated federal income tax consequences of the proposed Merger will vary depending on whether any contingent consideration ultimately is issued in the future with respect to the Goodwill Litigation and, if so, whether such contingent consideration consists solely of FAC Common Stock or consists of property (including cash or stock of another corporation) other than FAC Common Stock. In addition, regardless of whether any contingent consideration is ever issued, the possibility that such consideration could be paid may require that, until any such consideration is paid or five years elapse from the Effective Time, Charter shareholders assume, in determining their basis in the FAC Common Stock received at the Effective Time, that the maximum amount of contingent consideration will be issued. The following discussion reviews the anticipated federal income tax consequences of the Merger under each of two possible scenarios. The first scenario assumes that either no contingent consideration will be issued with respect to the Goodwill Litigation or, if such contingent consideration is issued, it will consist solely of FAC Common Stock. The second scenario assumes that contingent consideration consisting of property other than FAC Common Stock is issued with respect to the Goodwill Litigation.



     Because of the provisions for contingent consideration, the Merger gives rise to especially complicated federal income tax issues, many of which are unresolved by current law. FOR THESE REASONS, CHARTER SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE MERGER.



          1. Federal income tax consequences if no contingent consideration is issued or if any contingent consideration consists solely of FAC Common Stock.



          (a) The Merger will qualify as a tax-free reorganization.



     If no contingent consideration is issued to the Charter shareholders with respect to the Goodwill Litigation or any such contingent consideration consists solely of FAC Common Stock, then, for federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). As a result of the Merger qualifying as such a reorganization, the following federal income tax consequences will apply: (i) no gain or loss will be recognized by the shareholders of Charter who exchange all of their Charter Common Stock solely for FAC Common Stock pursuant to the Merger (except as discussed below with respect to (a) cash received in lieu of a fractional share interest in FAC Common Stock, and (b) shares of FAC Common Stock, if any, issued with respect to the Goodwill Litigation to the extent such shares constitute imputed interest);
(ii) the aggregate adjusted tax basis of the shares of FAC Common Stock to be received in the Merger by a holder of Charter Common Stock will be the same as the aggregate adjusted tax basis in the shares of Charter Common Stock surrendered in exchange therefor (but see below for certain rules that complicate the basis determination due to the possibility that additional shares of FAC Common Stock may be received with respect to the Goodwill Litigation); and (iii) the holding period of the shares of FAC Common Stock (other than any such shares issued with respect to the Goodwill Litigation that are deemed to constitute interest) to be received in the Merger by a holder of Charter Common Stock will include the holding period of the shares of Charter

Common Stock surrendered in exchange therefor, provided that such shares of Charter Common Stock are held as capital assets at the Effective Time.

     A holder of shares of Charter Common Stock who receives cash in the Merger in lieu of a fractional share interest in FAC Common Stock should be treated as having cash in redemption of such fractional share interest. The receipt of such cash generally should result in gain or loss in an amount equal to the difference between the amount of cash received and the portion of the shareholder's adjusted tax basis in the shares of Charter Common Stock allocable to the fractional share interest. Such gain or loss should be long-term capital gain or loss if the holder holds the shares as capital assets and the holding period for the fractional share of FAC Common Stock deemed to be received and then redeemed is more than one year.


            (b) Effect of possibility of contingent consideration on a Charter shareholder's tax basis in shares of FAC Common Stock, and cash in lieu of fractional shares, received at the Effective Time.



     The possibility that additional shares of FAC Common Stock (the "Contingent FAC Shares") may be issued complicates the calculation of the Charter shareholders' tax basis in the FAC Common Stock issued at the Effective Time (the "Noncontingent FAC Shares") and creates a number of uncertainties regarding the basis calculations that are not answered by existing tax authorities. These uncertainties will affect the calculation of the taxable gain or loss realized by Charter shareholders who receive cash in lieu of fractional shares or who sell or otherwise dispose of the Noncontingent FAC Shares at a point in time prior to the determination of the amount of Contingent FAC Shares, if any, to be issued with respect to the Goodwill Litigation. The possibility that Contingent FAC Shares may be issued may also affect the calculation of basis in the FAC Common Stock (and thus may affect the calculation of gain or loss on any subsequent sales of such stock) on the part of Charter shareholders who do not receive cash in lieu of fractional shares or do not sell any of their FAC Common Stock prior to the determination of the contingent consideration.



     The basis rules discussed below apply to the first scenario, in which either no contingent consideration is issued or only FAC Common Stock is issued as contingent consideration and the Merger qualifies as a tax-free reorganization for federal income tax purposes.



     According to rules set forth in published procedures of the IRS, a Charter shareholder's tax basis in the Noncontingent FAC Shares will be affected by the possibility that Contingent FAC Shares may be issued later, even though in fact no such shares may ever be issued. Under the published IRS guidelines, each Charter shareholder should determine his initial basis in the Noncontingent FAC Shares by dividing (a) the aggregate tax basis in his Charter Common Stock surrendered pursuant to the Merger (reduced by any basis allocated to a fractional share interest redeemed for cash) by (b) the maximum number of shares of FAC Common Stock (both Contingent and Noncontingent FAC Shares) that theoretically could be received by such shareholder pursuant to the Agreement (excluding from such maximum number any Contingent FAC Shares that would be allocable to imputed interest under the rules described below). (These rules could be applied separately to blocks of Charter Common Stock held by a Charter shareholder that have different per share tax bases.) The consequence of this IRS position is that a Charter shareholder's initial tax basis in the Noncontingent FAC Shares will be less in the aggregate than his aggregate tax basis in his Charter Common Stock, with the difference being attributable to the basis deemed to be allocated to the Contingent FAC Shares that may or may not be issued in the future. Under the IRS approach, if either no Contingent FAC Shares are issued or fewer than the maximum number of Contingent FAC Shares are issued, the Charter shareholder would then readjust his basis in the total number of shares of FAC Common Stock received (excluding any Contingent FAC Shares allocable to imputed interest). The IRS approach just outlined has not been challenged in court, and it is possible that some other basis allocation method might be accepted by the courts.


     Assuming the IRS approach must be followed, a Charter shareholder will face a number of uncertainties as to his basis calculations. Since it is unclear when the Contingent FAC Shares, if any, will be issued, it is difficult to determine what portion of such shares would be allocable to imputed interest, and thus it will be difficult to determine the maximum number of shares over which a Charter shareholder's basis in the Charter Common Stock surrendered must be allocated in computing his initial basis in the Noncontingent FAC Shares. In addition, there is no clear guidance as to the basis consequences where a Charter shareholder sells some of the Noncontingent FAC Shares before the end of the contingency period. (For these purposes, the "contingency period" is the period commencing on the Effective Time and ending on the earlier of the date on which Contingent FAC Shares are issued to Charter shareholders or the fifth anniversary of the Effective Time.) For example, there is no guidance on whether some portion of any additional basis to be allocated (resulting from the issuance of fewer than the maximum number of Contingent FAC Shares) will be allocated to the Noncontingent FAC Shares previously sold (producing less gain or a greater loss on such earlier sales), or whether such basis is to be allocated only to any Noncontingent and Contingent FAC Shares held by the Charter shareholder at the end of the contingency period. Depending on the answer to these questions, the Charter shareholder might or might not be required to file amended returns to take account of any basis allocated to the previously sold shares or might be entitled to a capital loss in the year the contingency ends.


            (c) Treatment of a portion of Contingent FAC Shares as payment of interest.



     As mentioned previously, a portion of the Contingent FAC Shares, if any, received by a Charter shareholder should be treated as a payment of interest for federal income tax purposes. Although the law is not entirely clear on this point, it appears that the amount of such interest should be calculated under the provisions of Code Section 483 and the regulations promulgated thereunder. Under those rules, a Charter shareholder generally would be required to recognize interest income on the receipt of Contingent FAC Shares equal to the excess of (a) the fair market value of the Contingent FAC Shares on the date the shareholder becomes entitled to receive such shares, over (b) the amount determined in clause (a) discounted back to the Effective Time using a prescribed governmental discount rate determined on the date the shareholder becomes entitled to receive such shares. Any shares allocable to interest under these rules would have to be included in the former Charter shareholder's income as ordinary income notwithstanding that the Merger qualifies as a reorganization that is otherwise tax free. The Charter shareholder's basis in any shares allocable to interest will be equal to such shares' fair market value on the date distributed and the holding period in such shares will begin on the next day.



          2. Federal income tax consequences if contingent consideration consisting of property (including cash) other than FAC Common Stock is issued.



     If a Goodwill Litigation Recovery is received prior to the fifth anniversary of the Effective Time, but prior to such receipt FAC has been acquired, the contingent consideration would be paid in either cash or capital stock of the Acquiror, with the Acquiror having the election as to whether payment is made in cash, securities or a combination of both. If any contingent consideration that is issued to the Charter shareholders with respect to the Goodwill Litigation consists of property (including cash) other than FAC Common Stock, Arnold & Porter is unable to opine as to whether the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code because the law is unclear as to the issue and because such a determination would depend upon the facts surrounding the receipt of such consideration and the state of the law at that time. It is likely, however, under such circumstances that the Merger would not qualify as a reorganization within the meaning of Section 368(a) of the Code. Although arguments may be made that, depending on the amount and nature of the contingent consideration, the Merger should still qualify as such a reorganization, there is no assurance such arguments would prevail. Notwithstanding the foregoing, if contingent consideration consisting of property other than FAC Common Stock is distributed to the Charter shareholders, FAC at the present time anticipates that it will not treat the Merger as qualifying as a reorganization under Code Section 368(a).



     The possible disqualification of the Merger as a reorganization due to the nature of the contingent consideration gives rise to numerous issues for Charter shareholders, some of which are described below.



            (a) Uncertainty as to tax-free nature of reorganization and basis prior to 5 years or payment of contingent consideration.


     At the Effective Time the Charter shareholders will not know whether any contingent consideration will be issued in the future, and, if so, whether such consideration will consist of property other than FAC Common Stock. Accordingly, at least initially, Charter shareholders probably should treat the Merger as qualifying as a reorganization under Code Section 368(a). In addition, Charter shareholders should be aware that the same uncertainties that are present with respect to the determination of the tax basis of the shares of FAC Common Stock received at the Effective Time, and described under scenario one above, will be present prior to the payment of any contingent consideration under this scenario as well.



            (b) Effect if not tax-free reorganization.



     Assuming the Merger is not a reorganization for federal income tax purposes, each Charter shareholder should be treated as having a taxable exchange of his Charter Common Stock in exchange for consideration consisting of FAC Common Stock, and cash (if any) received in lieu of a fractional share of FAC Common Stock, issued at the Effective Time and the other property received as contingent consideration. Because Charter Common Stock is traded on an established securities market, Charter shareholders would not be able to report the gain, if any, arising from the exchange under the installment method. Instead, the Code provides that all payments to be received on the exchange be treated as received in the year in which the Merger takes place. At such time, if ever, that Charter shareholders receive contingent consideration consisting of property other than FAC Common Stock, Charter shareholders would then have to determine whether the Merger no longer qualifies as a reorganization. Assuming that at that time it is determined that the Merger was not a reorganization under Code Section 368(a), a Charter shareholder generally will have had gain or loss in an amount equal to the difference between (i) the sum of the fair market value of the FAC Common Stock at the Effective Time, the cash (if any) received in lieu of a fractional share of FAC Common Stock, and the fair market value at the Effective Time of the right to receive contingent consideration in the future, and (ii) the shareholder's adjusted tax basis in his Charter Common Stock surrendered in the Merger. To the extent the value of the contingent consideration actually received exceeds the value of the right to receive such consideration at the Effective Time, additional income may have to be recognized.



     If the Merger is determined not to be a tax-free reorganization, the Charter shareholders must determine whether they are required to file amended returns for the year in which the Merger took place and how to treat the contingent consideration in the year it is received, including the determination of the amount of such contingent consideration that will constitute imputed interest, and the basis and holding periods for the property constituting contingent consideration. In the event the Merger is not a tax-free reorganization, the Charter shareholders' tax basis in the consideration received, including any Noncontingent FAC Shares and any other property received as contingent consideration, generally will be equal to the fair market value of such stock or property on the date it is issued pursuant to the Merger. (The tax basis rules discussed above with respect to the first scenario do not apply in the event the Merger is determined not to be a tax-free reorganization.)



     The federal income tax issues arising if the Merger is disqualified as a reorganization are highly complicated and technical. Moreover, such issues will arise only when future events unfold -- principally a determination of whether any contingent consideration will ever be paid, and, if so, the nature of such consideration (for example, FAC Common Stock, voting stock of a successor corporation to FAC, cash, etc.).


          3. Tax Opinion

     It is a condition to the obligations of First American and Charter to consummate the Merger that they shall have received an opinion from Arnold & Porter, counsel to First American, as to certain federal income tax consequences of the Merger. Arnold & Porter's opinion will be based on laws, regulations, rulings and judicial decisions as they will exist as of the date of the opinion. These authorities are all subject to change and such change may be made with retroactive effect. Arnold & Porter can give no assurance that, after any such change, its opinion would not be different, and Arnold & Porter will not undertake any responsibility to update or supplement its opinion. Arnold & Porter's opinion will not be a complete description of the federal income tax consequences of the Merger; for example, the rules set out in the opinion may not apply to a holder of Charter Common Stock in light of his particular circumstances or to holders subject to special rules, such as foreign persons, financial institutions, tax-exempt organizations, insurance companies and persons who acquired shares of Charter Common Stock pursuant to the exercise of employee stock options or rights or otherwise as compensation.

     On the basis of facts, representations and assumptions that will be set forth or referenced in its opinion and that will be consistent with the facts Charter and First American believe will be existing at the Effective Time, including the assumption that any contingent consideration paid with respect to the Goodwill Litigation will consist solely of FAC Common stock, Arnold & Porter will opine that, for federal income tax purposes: (i) the Merger, when consummated in accordance with the Agreement and the Plan of Merger, will constitute a reorganization within the meaning of Section 368(a) of the Code,
(ii) to the extent Charter Common Stock is exchanged in the Merger for FAC Common Stock (including any Contingent FAC Shares) no gain or loss will be recognized by the shareholders of Charter except to the extent any Contingent FAC Shares constitute a payment of interest (including imputed interest), (iii) gain or loss, if any, will be recognized by Charter shareholders upon their receipt of cash in lieu of fractional shares of FAC Common Stock, and (iv) each of Charter and FAC will be a party to that reorganization within the meaning of
Section 368(b) of the Internal Revenue Code. In rendering such opinion, Arnold & Porter will rely upon representations of officers of Charter and FAC reasonably satisfactory in form and substance to Arnold & Porter. First American and Charter anticipate that, should Arnold & Porter or other counsel be unable to render an opinion at the Effective Time that (assuming any contingent consideration is paid solely in FAC Common Stock) the Merger will constitute a tax-free reorganization and no gain or loss will be recognized by Charter shareholders, except upon receipt of cash in lieu of fractional shares and to the extent of contingent consideration constituting a payment of interest, Charter shareholders will be resolicited and informed of such changed tax consequences.



STOCK OPTION AGREEMENT



     The discussion in this section describes the material terms of the Option Agreement, but does not purport to be complete and is qualified in its entirety by reference to the Option Agreement attached as Appendix C to this Prospectus/Proxy Statement.


     Under the Option Agreement, Charter has granted the Option to First American to purchase up to the number of authorized but unissued shares equal to 19.99% of the issued and outstanding shares of Charter Common Stock (which would equal approximately 1,024,550 shares if the Option were exercised as of the date of the Agreement). The exercise price under the Option Agreement is $9.08 per share, such number of shares and exercise price being subject to adjustment under certain circumstances. The Option is exercisable only upon the occurrence of certain events (each, a "Purchase Event") that could jeopardize consummation of the Merger pursuant to the terms of the Agreement. In the event of any change in Charter Common Stock by reason of stock dividends, split-ups, recapitalizations, combinations, exchanges of shares or the like, the type and number of shares subject to the Option and the purchase price therefor shall be adjusted appropriately. If any additional shares of Charter Common Stock are issued after the date of the Option Agreement (other than as contemplated in the Option Agreement), the number of shares of Charter Common Stock subject to the Option shall be adjusted so that, after such issuance, it equals 19.99% of the number of shares of Charter Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. The $9.08 exercise price represents the approximate book value of Charter Common Stock at the time the Option was negotiated as well as the approximate per share price within the range of prices at which Charter Common Stock traded prior to the announcement of the engagement by Charter of Wheat to explore possible transactions involving Charter.

     The purpose of the Option is to increase the likelihood that the Merger will be consummated by making it more difficult and more expensive for a third party to acquire control of Charter. Accordingly, the Option is exercisable only upon the occurrence of a Purchase Event. The Option Agreement provides that a Purchase Event shall mean the occurrence of any of the following events after the date of execution of the Option Agreement: (i) the commencement by any person (other than First American, an affiliate thereof, Charter or any subsidiary of Charter) of a bona fide tender or exchange offer to purchase shares of Charter Common Stock such that upon consummation of such offer such person would own or control 15% or more of the outstanding shares of Charter Common Stock; (ii) Charter or any subsidiary, without having received First American's prior written consent, shall have entered into an agreement with any person (other than First American or any subsidiary or affiliate thereof), or shall have filed an application or notice with any federal or state regulatory agency for clearance or approval, to (x) merge, consolidate or enter into any similar transaction with Charter or any of its subsidiaries; (y) sell, lease or otherwise dispose of all or substantially all of the assets of Charter; or (z) sell or otherwise dispose of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 15% or more of the voting power of Charter; (iii) any person (other than First American, an affiliate thereof, a subsidiary of First American in a fiduciary capacity, Charter, Charter in a fiduciary capacity) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 15% or more of the outstanding shares of Charter Common Stock, provided, however, that the acquisition prior to the date of the Option Agreement of either such beneficial ownership or the right to acquire such beneficial ownership by any director or officer of Charter shall not constitute a Purchase Event; (iv) any person (other than First American) shall have made a bona fide proposal to Charter by public announcement or written communication that is or becomes the subject of public disclosure to (x) acquire Charter by merger, consolidation, purchase of all or substantially all of its assets or otherwise; or (y) make an offer described in clause (i) above, and Charter's Board of Directors shall have failed to recommend, or shall have withdrawn its recommendation, to Charter shareholders that they approve the Agreement; or (v) Charter shall have willfully breached any covenant or agreement contained in Sections 7.2(a), (c), (d), (m) and (n) or Sections 8.1, 8.3, 8.4 or 8.7 of the Agreement ("Specified Covenants"), which breach would entitle First American to terminate the Agreement (without regard to the cure periods provided for therein) and such breach shall not have been cured within the period provided for in the Agreement.

     The Option may be exercised in whole or in part at one or more closings, and may be exercised at any time if a Purchase Event shall have occurred and be continuing and before the Option Agreement is terminated. The Option Agreement provides that to the extent that it shall have not been exercised, the Option shall terminate (i) at the effective time of the Merger; (ii) upon the termination of the Agreement in accordance with the provisions thereof (other than a termination resulting from a willful breach by Charter of a Specified Covenant, or, following the occurrence of a Purchase Event, failure of Charter's shareholders to approve the Agreement by the vote required under applicable law); or (iii) six months after termination of the Agreement due to a willful breach by Charter of a Specified Covenant or, following the occurrence of a Purchase Event, failure of Charter's shareholders to approve the Agreement by the vote required under applicable law, provided, that, any exercise shall be subject to compliance with applicable provisions of law.

     The Option Agreement provides that neither First American nor Charter may assign any of its rights or obligations under the Option Agreement or the Option created thereunder without the express written consent of the other party except that, if a Purchase Event shall have occurred and be continuing, First American may assign in whole or in part its rights and obligations under the Option Agreement; provided, however, that to the extent required by applicable regulatory authorities, First American may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Charter, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on First American's behalf, or (iv) any other manner approved by applicable regulatory authorities. First American's acquisition of more than certain percentages of the outstanding Charter Common Stock may be subject to prior approval of, or the filing of notices with, applicable regulatory authorities.

     The Option Agreement also provides that, subject to compliance with applicable regulatory restrictions, at the election of First American during the nine months immediately following the later to occur of both a Purchase Event set forth in Section 3(b)(ii), 3(b)(iv) or 3(b)(v) of the Option Agreement and the termination of the Agreement pursuant to the terms thereof, Charter is required to repurchase the Option from First American together with any shares of Charter Common Stock purchased by First American pursuant thereto, at a price equal to the sum of:

     (i) the exercise price paid by First American for any shares of Charter Common Stock acquired pursuant to the Option;

     (ii) The difference between the "market/tender offer" price for shares of Charter Common Stock (defined as the highest of (A) the highest price per share at which a tender or exchange offer has been made, (B) the price per share, whether in cash or the value of securities or other property or a combination thereof, of Charter Common Stock to be paid by any third party pursuant to an agreement with Charter, (C) the price at which First American has agreed to acquire Charter Common Stock pursuant to the Reorganization Agreement, or (D) the highest reported sale price for shares of Charter Common Stock within that portion of the Repurchase Period preceding the date First American gives notice of the required repurchase) and the exercise price, multiplied by the number of shares of Charter Common Stock with respect to which the Option has not been exercised, but only if the market/tender offer price is greater than such exercise price; and

     (iii) The difference between the market/tender offer price and the exercise price paid by First American for any shares of Charter Common Stock purchased pursuant to the exercise of the Option, multiplied by the number of shares so purchased, but only if the market/tender offer price is greater than such exercise price.

     The Option would terminate: (i) at the Effective Time of the Merger; (ii) upon termination of the Agreement, in accordance with the provisions thereof, other than as provided in the following clause; or (iii) six months after termination of the Agreement due to a willful breach by Charter of any representation, warranty or covenant contained therein or, following the occurrence of an event triggering the Option, failure of Charter's shareholders duly to approve the Agreement. For additional information regarding the terms of the Option and events upon which it could be exercised, reference should be made to the Option Agreement, a copy of which is attached hereto as Appendix C.


     Although the shares issuable upon exercise of the Option represent approximately 16.67% of the Charter Common Stock that would be outstanding after such exercise, First American may not acquire more than 5% of the Charter Common Stock, pursuant to the exercise of the Option or otherwise, without prior approval of the Federal Reserve and the OTS. First American has applied to the Federal Reserve on August 2, 1995 for prior approval to exercise the Option following any applicable event triggering the Option as part of its applications to acquire Charter in the Merger.


CERTAIN DIFFERENCES IN RIGHTS OF SHAREHOLDERS

     The present holders of Charter Common Stock own voting common stock in a federal savings bank governed by the provisions of the HOLA and the rules and regulations of the OTS promulgated thereunder. First American is a Tennessee corporation, and shareholders of Charter who receive FAC Common Stock will become subject to the privileges and restrictions provided by the Tennessee Business Corporation Act ("TBCA"). In addition, First American is a bank holding company subject to the supervision of the Federal Reserve under the BHCA, and is subject to certain of the state banking laws of each state in which its subsidiary banks are located (Tennessee and Kentucky). Shareholders of Charter who receive FAC Common Stock will also be subject to the provisions of the charter and bylaws of First American, which differ in certain respects from those contained in the charter and bylaws of Charter. Certain of the differences are summarized below. This summary contains a list of the material differences but is not meant to be relied upon as an exhaustive list or a detailed description of the provisions discussed and is qualified in its entirety by reference to the First American charter and bylaws and Charter's charter and bylaws as well as the applicable statutes.

     AUTHORIZED COMMON STOCK. Charter is authorized to issue 50,000,000 shares of Charter Common Stock, 5,125,713 shares of which were issued and outstanding as of October 16, 1995. First American is authorized to issue 50,000,000 shares
of FAC Common Stock, of which as of October 16, 1995,        shares were
outstanding, and 780,660 shares were reserved for issuance pursuant to First American's Dividend Reinvestment and Stock Purchase Plan and other employee benefit plans.

     AUTHORIZED PREFERRED STOCK. Charter is authorized to issue up to 7,500,000 shares of Preferred Stock, $.01 par value ("Charter Preferred Stock"), no shares of which have been issued and are outstanding. The Board of Directors of Charter also is expressly vested with the authority to amend Charter's charter to establish and designate series of Charter Preferred Stock and to fix and define the terms thereof, without the necessity of obtaining the approval of Charter's shareholders.

     As of October 16, 1995, First American was authorized to issue up to 2,500,000 shares of preferred stock, no par value ("FAC Preferred Stock"), no shares of which were issued and outstanding. The rights and preferences evidenced by shares of FAC Common Stock are limited or qualified by the rights and preferences evidenced by shares of FAC Preferred Stock. Information with respect to the relative rights and preferences of FAC Common Stock and FAC Preferred Stock is included in the description of FAC Common Stock incorporated herein by reference. See "AVAILABLE INFORMATION." As provided in First American's charter, the Board of Directors of First American is expressly vested with the authority to amend such charter to establish and designate additional series of FAC Preferred Stock and to fix and determine the terms thereof, without the necessity of obtaining the approval of First American shareholders.

     ISSUANCE OF AUTHORIZED SHARES. The Boards of Directors of First American and Charter generally may authorize the issuance of authorized and unissued shares of common stock and preferred stock of First American and Charter, respectively upon a majority vote of the respective Board of Directors present at a meeting at which a quorum is present. In the case of Charter, neither promissory notes nor future services may constitute payment or part payment for the issuance of shares of Charter. Both First American and Charter are subject to certain rules of the National Association of Securities Dealers, Inc. applicable to companies with stock traded on The Nasdaq Stock Market, which require a vote of shareholders for the approval of certain transactions, including without limitation, mergers involving subsidiaries (which otherwise are not subject to required approval by the respective shareholders of First American or Charter) including certain acquisitions of stock or assets of another company where the issuance of shares of common stock could result in an increase in the number of outstanding shares of 20% or more, or if such shares would have voting power equal to or greater than 20% of the voting power outstanding before the issuance of such shares.

     NUMBER OF DIRECTORS. Charter's charter provides that the number of directors, which shall be stated in Charter's bylaws, shall not be less than seven nor more than fifteen except when a greater number is approved by the Charter Board of Directors. Charter's bylaws currently provide that the Board of Directors of Charter shall consist of eleven directors and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. Charter's bylaws may be amended, and therefore the number of directors may be determined, by a majority vote of Charter Board.

     First American's charter and bylaws provide that the Board of Directors of First American shall consist of not less than nine nor more than twenty-seven, and shall be divided into three classes as nearly equal in number as possible. As permitted in the bylaws, contingent upon the consummation of the HFB merger, effective as of July 20, 1995, the Board of Directors had increased the number of directors from 20 to 21. First American does not intend to increase the number of directors upon consummation of the Merger. The members of each class are elected for a term of three years and each director remains on the Board for the term for which the director was elected and until his or her successor has been elected and qualified.

     DIRECTOR NOMINATIONS. Under Charter's bylaws, shareholders may nominate candidates for the Charter Board of Directors by delivering to the secretary of Charter a written nomination at least five days prior to the date of an annual meeting; provided, however, that if the Charter Board of Directors, acting as the nominating committee, fails to forward its slate of nominees to the Secretary of Charter at least 20 days prior to the date of an annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote, and shall be voted upon at such meeting.

     First American's bylaws establish procedures for shareholder nominations of persons for election to the Board of Directors. A shareholder nomination may be made if written notice of such shareholder's intent to make such nomination has been given not later than 210 days in advance of an annual meeting of shareholders, or with respect to an election to be held at a special meeting of the shareholders, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. The shareholder nomination notice must set forth certain information about the nominee and any information that is required to be disclosed in solicitations of proxies with respect to director nominees as required pursuant to SEC Regulation 14A under the Exchange Act. Such notice also must set forth certain information about the person submitting the notice, including the name and address of the shareholder and the class and number of shares of First American capital stock which are beneficially owned by such shareholder. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the procedures set forth in the bylaws.

     VOTING FOR DIRECTORS. Charter's bylaws provide for cumulative voting for directors by permitting each shareholder entitled to vote at an election of directors to give one nominee as many votes as the number of nominees, multiplied by the number of shares the shareholder has the right to vote, or by distributing such number of votes among any number of nominees. Because First American's bylaws expressly prohibit cumulative voting for directors, each shareholder will be permitted to vote the number of shares which he is entitled to vote for as many persons as there are directors to be elected.

     DIRECTOR VACANCIES. Charter's bylaws provide that any vacancy on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the shareholders.

     First American's bylaws provide that, subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of directors shall be filled only by a majority vote of the directors then in office, though less than a quorum, and a director so chosen shall hold office for the unexpired term of his or her predecessor, or if there is no such predecessor, until the next annual meeting of the shareholders. In addition, no decrease in the number of authorized directors constituting the entire Board of Directors of First American shall shorten the term of any incumbent director.

     REMOVAL OF DIRECTORS. Charter's bylaws provide that any director may be removed only for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. In addition, Charter's bylaws provide that if less than the entire Board is to be removed, a director may not be removed if the votes cast against his removal would be sufficient to elect a director if then cumulatively voted at an election of the class of directors of which such director is a part.

     First American's bylaws provide that, at a meeting of shareholders called expressly for the purpose of removing a director or directors, a director may be removed only for cause (as defined by the laws of Tennessee) by a vote of seventy-five percent (75%) of the shares entitled to vote at such meeting. If any voting group (other than shares of FAC Common Stock) is entitled to elect one or more directors, the provisions of the foregoing sentence shall not apply in respect of the removal of the director or directors so elected, and the vote of the holders of that voting group and the rights of the holders of such shares shall be as set forth in the charter.

     SHAREHOLDER PROPOSALS. Under Charter's bylaws, any shareholder may make a proposal at an annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the Secretary of Charter at least five days before the meeting, a proposal shall be laid over for action at an adjourned, special, or annual meeting of the shareholders taking place 30 days or more thereafter. However, federal law requires that a shareholder proposal made in connection with an annual meeting and submitted for inclusion in Charter's proxy statement under SEC Regulation 14A of the Exchange Act must be received at Charter's principal executive offices not less than 120 calendar days in advance of the date of Charter's proxy statement sent to shareholders in connection with the previous year's annual meeting of shareholders, except in limited circumstances in which a "reasonable time" prior to the proxy solicitation is required. The shareholder also must comply with requirements concerning, among other things, minimum stock ownership, notice and timeliness.

     First American's bylaws provide that, in order for a proposal to be submitted to a vote of the shareholders of First American at an annual meeting of shareholders, such proposal must be made by shareholder delivering written notice to the Secretary of First American not less than 50 days nor more than 75 days prior to the meeting; provided, however, that if less than 60 days' notice of the date of the meeting is given, such written notice by the shareholder must be so received not later than the tenth day after the day on which such notice of the date of the meeting was given. The shareholder proposal notice must comply with SEC Rule 14a-8 under the Exchange Act and must set forth: (i) a brief description of the proposal and the reasons for its submission; (ii) the name and address of the shareholder, as they appear on First American's books;
(iii) the classes and number of shares of First American stock owned by the shareholder; and (iv) any financial interest of the shareholder in such proposal. The Chairman of the meeting will, if the facts warrant, determine that any proposal was not properly submitted in accordance with the provisions prescribed by the bylaws and the defective proposal will not be submitted to the meeting for a vote of the shareholders.

     SPECIAL AND ANNUAL SHAREHOLDERS MEETINGS. Pursuant to First American's bylaws, written notices of the annual meeting of the shareholders of First American are required to be mailed not less than ten (10) days nor more than sixty (60) days before the meeting.

     Charter's bylaws provide that, unless otherwise prescribed by the regulations of the OTS, a special meeting of the shareholders of Charter may be called by the Chairman of the Board of Directors, by the President or by a majority of the Board of Directors, and shall be called by the Chairman of the Board, the President or the Secretary upon the written request of the holders of not less than 10% of all of the outstanding capital stock of Charter entitled to vote at the meeting. Unless otherwise provided in Charter's bylaws or the rules and regulations of the OTS, a majority of the votes cast is generally required for any action by Charter's shareholders.

     The bylaws of First American provide that a special meeting of shareholders may be called at any time by the Board of Directors, the Chairman of the Board, the President, the Vice Chairman of the Board or after the receipt of a written demand for such a meeting from shareholders owning of record 10% or more of the entire capital stock of First American issued and outstanding and entitled to vote at such a meeting, together with a certified check for fifty thousand dollars ($50,000) payable to First American to cover First American's expenses in connection with such meeting. In any case in which shareholders shall have properly called a special meeting of First American, the special meeting shall be held no sooner than 75 and no later than 90 days after the receipt of the written demand by the shareholders. Written notice of special meetings of the shareholders called pursuant to the request of shareholders owning 10% or more of the capital stock of First American shall be given by First American to each shareholder of record entitled to vote at such meeting not less than 45 days nor more than 60 days before the meeting. Written notice of other special meetings of the shareholders shall be given not less than 10 days nor more than 60 days before the meeting. First American's bylaws provide that, if a quorum exists, approval of action on a matter (other than election of directors) by a voting group entitled to vote thereon is received if the votes cast within the voting group favoring the action exceeds the votes cast disapproving the action.

     AMENDMENT OF CHARTER. An amendment to Charter's charter must be proposed by Charter's Board, preliminarily approved by the OTS and approved by the shareholders of Charter by a majority of the total votes eligible to be cast at a meeting.

     Under the TBCA, an amendment to First American's charter generally requires the recommendation of the Board of Directors of First American and the approval of a majority of all shares entitled to vote thereon. In accordance with the TBCA, the Board of Directors of First American may condition its submission of the proposed amendment on any basis. Notwithstanding the foregoing, the repeal or amendment of certain articles of First American's charter, including Article X which requires certain supermajority votes for certain business combinations and Article XI which contains certain provisions relating to the number of directors, filling of director vacancies and removal of directors, requires the affirmative vote of 75% of the votes entitled to be cast by all holders of voting stock of First American.

     AMENDMENT OF BYLAWS. Charter bylaws may be amended in a manner consistent with OTS regulations at any time by a majority vote of the full Charter Board or a majority of the votes cast by shareholders of Charter at a meeting of shareholders.

     An amendment to the bylaws of First American generally requires the approval by either a majority vote of the Board of Directors of First American or by the shareholders upon the affirmative vote of a majority of the votes entitled to be cast by all holders of voting stock of First American.

     REQUIRED SHAREHOLDER VOTE FOR CERTAIN ACTIONS. Under OTS regulations, a combination of two depository institutions that includes a federal savings bank such as Charter, requires approval by a two-thirds vote of the entire board of the federal savings bank entering into the combination. A combination is defined by OTS regulations to include a merger, a consolidation, or an acquisition of the assets or an assumption of the liabilities of one institution by another. In general, the agreement in which the combination is set forth must be approved by an affirmative vote of two-thirds of the outstanding voting stock of the federal savings institutions participating in the combination and by a majority of the shares of each voting class entitled to vote as a class.

     Under the TBCA, except as otherwise described below or provided in the Business Combination Act, any plan of merger or share exchange involving First American would require adoption by the Board of Directors, who would generally be required to recommend its approval to the shareholders, who in turn would be required to approve the plan by a vote of a simple majority of the outstanding shares. Except as otherwise described below or provided in the Business Combination Act, any sale, lease, exchange or other disposition of all or substantially all of First American's assets not made in the usual and regular course of business would generally require that the Board of Directors recommend the proposed transaction to the shareholders who would be required to approve the transaction by a vote of a simple majority of the outstanding shares. In accordance with Tennessee law, the submission by the Board of Directors of any such action may be conditioned on any basis, including, without limitation, conditions regarding a supermajority voting requirement or that no more than a certain number of shares indicate that they will seek dissenters' rights.

     With respect to a plan of merger, no vote of the shareholders of First American is required if First American is the surviving corporation and: (i) First American's charter would remain unchanged after the merger, subject to certain exceptions; (ii) each shareholder of First American immediately before the merger would hold an identical number of shares, with identical designations, limitations, preferences and relative rights, after the merger;
(iii) the voting power of the shares outstanding immediately after the merger, plus the voting power of the shares issuable as a result of the merger will not exceed by more than 20% the voting power of the total shares outstanding immediately before the merger; and (iv) the number of shares of First American stock entitling holders to participate without limitation in distributions to be issued in the merger (either by the conversion of securities issued in the merger or by the exercise of rights and warrants issued in the merger) would not exceed more than 20% of the shares of First American stock entitling holders to participate without limitation in distributions outstanding immediately before the merger.

     Except as otherwise provided below or in the charter or bylaws of First American, with respect to a sale, lease, exchange or other disposition of all or substantially all the assets of First American made upon the authority of the Board of Directors, no vote of the shareholders of First American would be required if such disposition is made in the usual and regular course of business or if such disposition is made to a wholly-owned subsidiary of First American.

     ANTITAKEOVER PROVISIONS. The charter and bylaws of First American, and certain provisions of the TBCA applicable to First American, contain provisions that may have the effect of discouraging a change in control that is not supported by First American's Board of Directors or of making such a transaction more difficult to accomplish, even if such a transaction is desired by a simple majority of First American's shareholders. Charter's charter and bylaws, and the laws applicable to Charter, do not contain similar provisions. However, regulations adopted by the OTS pursuant to the savings association holding company provisions of the HOLA and the Change in Bank Control Act of 1978, prohibit a person or company from acquiring "control" of a thrift unless an application has been filed with the OTS and the OTS has approved or disapproved such application. The acquisition of 25 percent or more of the outstanding Charter Common Stock, among other things, would constitute control of Charter; however, control may be presumed under OTS regulations once such company or person owns more than ten percent of the outstanding shares of Charter Common Stock. In addition, any company that acquires such control becomes a "savings and loan holding company" subject to registration, examination and regulation by the OTS.

     This section sets forth a brief discussion of the reasons for, and the operation and effects of, the provisions applicable to First American.

     Fair Price Provision. Charter's charter and bylaws contain no provisions requiring more than a majority vote of all shares entitled to vote on any particular matter that may be subjected to a shareholder vote. First American's charter provides that the affirmative vote of not less than 75% of the outstanding shares of all voting stock and the affirmative vote of a majority of the outstanding shares of voting stock held by shareholders other than an Interested Shareholder, as defined below, is required for approval of any merger consolidation, the sale, lease, exchange or other disposition of assets of First American with a value of more than $1,000,000, the issuance of any securities of First American or any subsidiary having an aggregate fair market value of $1,000,000, or the adoption of a plan of liquidation or dissolution proposed by or on behalf of an Interested Shareholder (as defined below), and any similar transaction, if any such transaction involves any person or group of persons owning or controlling, either directly or indirectly, 10% or more of the outstanding voting stock of First American ("Interested Shareholder"). These voting requirements are not applicable in such transactions (a) if approved by a majority of disinterested directors or (b) if certain conditions set forth in First American's charter relating to the fairness and form of the consideration have been met.

     Generally, under Tennessee law, for a plan of merger, share exchange, consolidation, liquidation or voluntary dissolution, or a plan to sell, lease, exchange or otherwise dispose of all or substantially all of the property and assets of a corporation to be adopted by a corporation, such plan must (i) be approved by such corporation's Board of Directors; and (ii) receive a majority of the votes cast by all shareholders of the corporation entitled to vote thereon. The increased shareholder vote required to approve certain transactions with an Interested Shareholder may have the effect of foreclosing such transactions with respect to which a simple majority of the shareholders believes is in the best interests of the shareholders and may place the power to prevent such a merger or combination in the hands of a minority of shareholders.

     Shareholder Rights Plan. First American has in place a Rights Agreement, dated December 14, 1988, (the "Rights Agreement") under which holders of First American Common Stock are issued certain rights the effect of which may be to discourage coercive or abusive takeover tactics. Pursuant to the Rights Agreement, the Board of Directors of First American authorized and declared a distribution of one Right for each outstanding share of FAC Common Stock to shareholders of record at the close of business on December 27, 1988 (the "Record Date") and for each share of Common Stock issued (including shares distributed from treasury) by First American after the Record Date but prior to the Distribution Date (described below). Accordingly, a Right will attach to each share of FAC Common Stock issued in the Merger. Each Right entitles the registered holder, subject to the terms of the Agreement, to purchase from First American one one-hundredth of a share (a "Unit") of Series A Junior Preferred Stock (the "Preferred Stock"), at a purchase price of $80.00 per Unit, subject to adjustment. The Rights attach to all certificates representing shares of outstanding FAC Common Stock, and no separate Rights Certificates have been issued. The Rights will separate from the FAC Common Stock, and the Distribution Date will occur, upon the earlier of: (i) 10 days following public announcement (the date of the announcement being the "Stock Acquisition Date") that a person or group of affiliated or associated persons (other than First American, any subsidiary of First American or any employee benefit plan of First American or such subsidiary) has acquired, obtained the right to acquire, or otherwise obtained the beneficial ownership of 20% or more of the then outstanding shares of the FAC Common Stock, or (ii) 10 days following the commencement of a tender or exchange offer that would result in a person or group beneficially owning 20% of more of the then outstanding share of the FAC Common Stock. As soon as practicable after the Distribution Date, Rights Certificates would be mailed to holders of record of the FAC Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights.

     Until a Right is exercised, the holder thereof has no rights as a shareholder of First American, including, among other things, the right to vote or to receive dividends. Once the Right is exercised, however, each Unit of Preferred Stock will have one vote, voting together with the FAC Common Stock.

     Rights are not exercisable until the Distribution Date and will expire at the close of business on December 27, 1998 (the "Final Expiration Date") unless earlier redeemed by First American. They may be redeemed by First American at its option, by action of a majority of the First American independent directors, at any time prior to the earlier of (i) the close of business on the Final Expiration Date or (ii) the close of business on the tenth day following the Stock Acquisition Date. The Rights may only be redeemed in whole, not in part, at a price of $.01 per Right (the "Redemption Price"), payable, at the election of such majority of independent directors, in cash or shares of Common Stock.

     The Rights Agreement also provides shareholders certain Rights in the following situations. In the event that (i) a Person becomes the beneficial owner of 20% or more of the then outstanding shares of FAC

Common Stock or (ii) during the pendency of any tender or exchange offer for FAC Common Stock or prior to the expiration of 20 business days (or such later date as a majority of the independent directors may determine) after the date such tender or exchange offer is terminated or expires, a person becomes the beneficial owner of 10% or more of the then outstanding shares of FAC Common Stock (unless the 10% beneficial ownership results from certain circumstances specified in the Rights Agreement), then in each case, each holder of a Right will thereafter have the right to receive, upon exercise, FAC Common Stock having a value equal to two times the exercise price of the Right.

     In addition, in the event that, at any time following the Stock Acquisition Date, (i) First American is acquired in a merger or other business combination transition (other than a merger described in the preceding paragraph) and First American is not the surviving corporation, (ii) any person effects a share exchange or merger with First American and all or part of the FAC Common Stock is converted or exchanged for securities, cash or property of any other Person, or (iii) 50% or more of First American's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided pursuant to the "Beneficial Ownership" provision of the Rights Agreement) shall thereafter have the right to receive, upon exercise, common stock of the acquiring person having a value equal to two times the exercise price of the Right.

     Greenmail Act. The Tennessee Greenmail Act ("TGA") applies to any corporation chartered under the laws of Tennessee which has a class of voting stock registered or traded on a national securities exchange or registered with the SEC pursuant to Section 12(g) of the Exchange Act, such as First American. The TGA provides that it is unlawful for any corporation or subsidiary to purchase, either directly or indirectly, any of its shares at a price above the market value, as defined in the TGA, from any person who holds more than 3% of the class of the securities purchased if such person has held such shares for less than two years, unless either the purchase is first approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued or the corporation makes an offer of at least equal value per share to all holders of shares of such class.

     Charter is not subject to similar provisions with respect to such purchases of shares by a corporation.

     Control Share Acquisitions. The Tennessee Control Share Acquisition Act (the "Tennessee CSAA") restricts the voting powers of shares acquired by a party once a specific level of control is acquired, unless certain conditions are met. Specifically, the Tennessee CSAA provides that "Control Shares" will not have the voting rights to which they normally would be entitled unless approved by a majority of the disinterested shareholders at an annual or special meeting.

     "Control shares" are shares that, in the absence of the Tennessee CSAA, would give the acquiror voting power within any of the following ranges of all of the voting power of First American: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more.

     Pursuant to the Tennessee CSAA and the bylaws of First American, First American is authorized to redeem all, but not less than all, of the control shares acquired in a control share acquisition during a period ending 60 days after the last acquisition of control shares by an acquiring person for the fair value of such shares if: (i) no control acquisition statement has been filed or
(ii) a control acquisition statement has been filed and the shares are not accorded voting rights by the shareholders pursuant to the Tennessee CSAA.

     The provisions described above might be deemed to make First American less attractive as a candidate for acquisition by another company than would otherwise be the case in the absence of such provisions. For example, if another company sought to acquire a controlling interest of less than 66 2/3% of the outstanding shares of FAC Common Stock, the acquiror would not thereby obtain the ability to replace a majority of the First American Board of Directors until at least the second annual meeting of shareholders following the acquisition, and furthermore the acquiror would not obtain the ability immediately to effect a merger, consolidation or other similar business combination unless the described conditions were met. As a result, First American's shareholders may be deprived of opportunities to sell some or all of their shares at prices that represent a premium over prevailing market prices in a takeover context. The provisions described above also may make it more difficult for First American's shareholders to replace the First American Board of Directors or management, even if the holders of a majority of the FAC Common Stock should believe that such replacement is in the interests of First American. As a result, such provisions may tend to perpetuate the incumbent First American Board of Directors and management.

     Tennessee Investor Protection Act. The Tennessee Investor Protection Act makes it unlawful for any person to make a takeover offer or to acquire any equity security in an offeree company unless the takeover offer is exempt or becomes effective pursuant to the filing of a registration statement and other documents with the Tennessee Commissioner of Commerce and Insurance. The Tennessee Investor Protection Act also sets forth restrictions and limits on takeover offers. For example, a person who beneficially owns 5% or more of any class of the equity securities of a company is prohibited from making a takeover offer for such company (the "offeree company") unless, prior to making such offer, the offeror makes a public announcement of his intention with respect to changing or influencing the management or control of the offeree company, makes a disclosure of such intention to the persons from whom he intends to acquire such securities, and files with the Commissioner and the offeree company a statement signifying such intentions and containing any additional information required. An offeror must make a takeover offer to the holders of record or beneficial owners of equity securities of the offeree company who reside in Tennessee on substantially the same terms as the offer is made to owners of securities who reside outside of Tennessee. The securities of an offeree company deposited pursuant to a takeover offer may be withdrawn by the offeree or on the offeree's behalf at any time within seven days from the date the offer has become effective or after 60 days from the date the offer has become effective. If an offer is made for less than all the outstanding securities in a class, but more securities are deposited within ten days after the offer is effective than the offeror offered to accept, then the securities must be accepted on a pro-rata basis. The Tennessee Investor Protection Act also provides that if an offeror increases the consideration for the takeover offer before its expiration date, the increase must be paid for all equity securities accepted before or after the variation of the terms of the offer. The Tennessee Investor Protection Act does not apply to state banks, savings and loan associations, public utilities or domestic insurance companies (whose takeover is subject to other specific provisions of title Tennessee law).

     The Tennessee Business Combination Act. The Tennessee Business Combination Act ("Business Combination Act") provides that a Tennessee corporation may not engage in a business combination with an interested shareholder of such corporation or any affiliate or associate of such interested shareholder for five years following the interested shareholder's share acquisition unless the business combination is approved by the board of directors of the corporation prior to the date of the interested shareholder's share acquisition or the business combination is exempt from the Business Combination Act. The Business Combination Act also provides the procedure to be followed to carry out a business combination after the five year period.

     Under the Business Combination Act, a corporation may enact a charter amendment or bylaw to remove itself entirely from the Business Combination Act. Such an amendment or bylaw must be approved by a majority of the shareholders who have held shares for more than one year prior to the vote. It may not take effect for at least 2 years after the vote. First American has not adopted a charter or bylaw amendment removing it from coverage under Business Combination Act.

     The Business Combination Act further provides an exemption from liability for officers and directors of resident domestic corporations who do not vote to approve proposed business combinations or charter amendments and bylaws removing their corporations from the act's coverage so long as such officers and directors act in "good faith belief" that the proposed business combination would adversely affect their corporation's employees, customers, suppliers, or the communities in which their corporation operates and such factors are permitted to be considered by the board of directors under the corporate charter. First American's charter provides that directors of First American, when evaluating a tender or exchange offer for any equity security of First American, the merger or consolidation of First American with another entity, or the purchase of all or substantially all of the assets of First American shall consider such factors as the value of the consideration in relation to the value of First American and in relation to the Board of Directors' then estimate of the future value of First American as an independent entity, the social and economic effects on employees, customers, suppliers and other constituents of First American and its subsidiaries and on the communities in which First American and its subsidiaries operate or are located and the desirability of maintaining First American's independence from other entities.

     DIVIDENDS AND OTHER DISTRIBUTIONS. Under the TBCA, First American generally may pay dividends or make other distributions to its shareholders, but may make no distribution if, after giving effect to it, either: (i) First American would not be able to pay its debts as they become due in the usual course of business; or (ii) First American's total assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy the preferential dissolution rights of shareholders whose preferential rights are superior to those receiving the distribution. See "CERTAIN REGULATORY CONSIDERATIONS -- Payment of Dividends."

     Under OTS regulations limitations are imposed upon "capital distributions" by savings institutions, including cash dividends, payments to repurchase or otherwise acquire the institution's shares, payments to shareholders of another institution in a cash-out merger, and other distributions charged against capital, including direct and indirect distributions to affiliates. The limitations vary depending upon the capital levels of the institution. In addition, the OTS may prohibit a proposed capital distribution by an institution, which would otherwise be permitted by the regulation, if the OTS determines that the distribution would constitute an unsafe and unsound practice.

     VOLUNTARY DISSOLUTION. Charter's Board of Directors may, under OTS regulations, propose a plan for dissolution of Charter. The plan may provide for either: (i) appointment of the FDIC or the RTC as receiver for the purpose of liquidation; (ii) transfer of all of Charter's assets to another association and home-financing institution under federal or state charter either for cash sufficient to pay all obligations of the bank and retire all outstanding accounts or in exchange for that association's payment of all of Charter's outstanding obligations and issuance of share accounts or other evidence of interest to Charter's shareholders on a pro rata basis; or (iii) dissolution in a manner proposed by the directors which they consider best for all concerned. In order to take effect, the plan must be approved by the OTS and by Charter's shareholders at a duly called meeting.

     In connection with its conversion from the mutual to the stock form of ownership, Charter was required to establish a "liquidation account" for the benefit of savings account holders at the time of conversion The liquidation account grants such savings account holders who have continued to maintain their savings accounts at Charter the right to a priority distribution from the liquidation account before any distribution is made with respect to Charter Common Stock in the event of a complete liquidation of Charter. The Merger does not constitute a complete liquidation and will not trigger a distribution from the liquidation account. Upon consummation of the Merger, the liquidation account will be maintained by Surviving Charter.

     Tennessee law provides that First American may be dissolved if the Board of Directors of First American proposes dissolution and a majority of the shares of First American entitled to vote thereon approves. In accordance with Tennessee law, the Board of Directors of First American may condition its submission of a proposal for dissolution on any basis.

     LIABILITY OF DIRECTORS; INDEMNIFICATION. OTS Regulations provide for indemnification of directors, officers and employees of federal savings associations against expenses (including reasonable attorney's fees), judgments, fines and settlements in connection with litigation. Such indemnification is available if final judgment on the merits is rendered in favor of the indemnitee; or, in the case of settlement, final judgment against the indemnitee or final judgment in favor of the indemnitee other than on the merits, indemnification is available if a majority of the disinterested directors of the savings association determine that the indemnitee was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of the savings association and its members. However, no indemnification is available unless the federal savings association provides the OTS within sixty
(60) days notice of its intention to provide such indemnification. Such notice must state the facts on which the action arose and the terms of any settlement or disposition. No such indemnification may be made if the OTS advises the federal savings association of its objection thereto. The federal savings association may obtain insurance to protect it and its directors, officers and employees from potential losses arising from claims against any of them for alleged wrongful acts committed in their capacity as directors, officers or employees; provided, however, that no such insurance may be obtained that provides for payment of losses of any person incurred as a consequence of his or her willful or criminal misconduct.

     Sections 48-18-501 through 48-18-507 of the TBCA provide that a business corporation may indemnify directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in the best interests of the corporation. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person entitled to indemnification shall have been adjudged to be liable to the corporation. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

     Section 48-18-507 of the TBCA provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled, consistent with public policy, pursuant to any provision of a corporation's charter, bylaws, general or specific action of its board of directors, or contract, provided that no indemnification may be made in connection with any proceeding charging improper personal benefit to an officer or director, where such officer or director is adjudged liable on the basis that personal benefit was improperly received.

     The charter of First American provides for the discretionary indemnification of directors and officers in accordance with and to the full extent permitted by the law as in effect at the time of such indemnification. The bylaws of First American provide that no indemnification of an officer or director shall be made by First American (i) if a judgment or other final adjudication adverse to such person establishes his liability for intentional misconduct or knowing violation of the law or for unlawful distributions, (ii) if a judgment or other final adjudication adverse to such person for breach of a duty of loyalty to First American is based upon such person's gaining in fact personal profit or advantage to which he was not entitled; (iii) in a proceeding by or in the right of the corporation, for any amounts if such person is adjudged liable to the corporation, or for any amounts paid to First American in settlement of such a proceeding by such person; or (iv) in a proceeding by First American directly (and not derivatively) for expenses, unless such proceeding shall be brought after a change in control of First American. First American has purchased directors' and officers' liability insurance covering certain liabilities which may be incurred by the officers and directors of First American in connection with the performance of their duties.

RESALE OF FAC COMMON STOCK

     The shares of FAC Common Stock issuable to shareholders of Charter upon consummation of the Merger have been registered under the Securities Act. It is a condition of the Merger that such shares will be approved for trading on The Nasdaq Stock Market. Such shares may be traded freely by those shareholders not deemed to be affiliates of Charter as that term is defined under the Securities Act. The term "affiliate" generally means each person who, or is a member of a group that, controls, is controlled by or is under common control with, Charter, and for purposes hereof could be deemed to include all executive officers, directors and 10% shareholders of Charter.

     FAC Common Stock received and beneficially owned by those shareholders who are deemed to be affiliates of Charter may be resold without registration as provided by Rule 145, or as otherwise permitted, under the Securities Act. Such affiliates, provided they are not affiliates of First American, may publicly resell FAC Common Stock received by them in the Merger subject to certain limitations, principally as to the number of shares and the manner of sale, during the two years following the Effective Time. After the two-year period, such affiliates may resell their shares without restriction. In the event that First American elects to restructure the Merger to qualify for pooling-of-interests accounting, shares of FAC Common Stock issued to affiliates of Charter in the Merger will not be transferable during the 30-day period prior to the Effective Time and continuing until financial results covering at least 30 days of post-Merger combined operations of First American and Charter have been published.

     If the Merger is accounted for as a pooling-of-interests, the Agreement provides that Charter shall use its reasonable efforts to cause each person identified by Charter as an affiliate of Charter to deliver to First

American, at least 30 days prior to the Effective Time, a written agreement providing that such person will not dispose of Charter Common Stock, or any FAC Common Stock received in the Merger, except in compliance with the Securities Act and the rules and regulations promulgated thereunder.

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

     First American has a Dividend Reinvestment and Stock Purchase Plan, which provides, for those First American shareholders of record who elect to participate, that dividends on FAC Common Stock may be invested in additional shares of FAC Common Stock at a five percent (5%) discount from the then-current market price without payment of brokerage commissions, fees or service charges. The plan also permits participants to invest voluntary cash payments, within certain dollar limitations, in additional shares of FAC Common Stock at the then-current market price. It is anticipated that, after the Effective Time, First American will continue to offer such a Dividend Reinvestment and Stock Purchase Plan and shareholders of Charter who receive FAC Common Stock in the Merger will have the right to participate therein if they are shareholders of record.

EXPENSES

     All expenses incurred in connection with the Agreement and the transactions contemplated thereby are to be paid by the party incurring such expenses, except that First American shall bear and pay the filing fees payable in connection with the Registration Statement, the Prospectus/Proxy Statement, and all applications filed with the regulatory authorities and First American and Charter will share equally the printing and mailing costs incurred in connection with the Registration Statement and the Prospectus/Proxy Statement.

ACCOUNTING TREATMENT


     First American anticipates that it will account for the Merger as a purchase. Under the Agreement First American could elect to restructure the Merger to qualify for pooling-of-interests accounting and it is a condition precedent to First American's obligations to consummate the Merger that no event shall have occurred that will preclude the Merger from being accounted for as a "pooling-of-interests" transaction. Under the pooling-of-interests method of accounting, the historical basis of the assets and liabilities of First American and Charter would be combined and carried forward at their previously recorded amounts. Revenue and expenses of First American and Charter would be combined at historically recorded amounts. However, in view of the repurchases of FAC Common Stock that First American has effected and the limited possibility as a result of such repurchases that First American could restructure the transaction to account for it as a pooling of interests, First American has determined that it will not pursue these provisions of the Agreement, has waived this condition, and will account for the Merger as a purchase.



     The future impact of the Contingent Consideration, if any is issued, is not determinable. If Contingent Consideration becomes issuable, the appropriate accounting for the shares of FAC Common Stock or other consideration issued is dependent on, among other things, the timing of any Goodwill Litigation Recovery.


NO DISSENTERS' RIGHTS

     The holders of Charter Common Stock will not have dissenters' rights in connection with the Merger and the transactions contemplated thereby. Therefore, if the Agreement is approved by the affirmative vote of at least two-thirds of all of the outstanding shares of Charter Common Stock, and all other conditions to the consummation of the Merger are satisfied, all shareholders of Charter will receive the consideration provided for in the Agreement. See "-- Terms of the Merger."

NASDAQ AUTHORIZATION

     Under the Agreement, it is a condition to consummation of the Merger that all shares of FAC Common Stock to be issued in the Merger shall have been approved for trading on The Nasdaq Stock Market.

                       CERTAIN REGULATORY CONSIDERATIONS

     First American and its subsidiaries are subject to extensive regulation under state and federal statutes and regulations. The discussion in this section, which summarizes certain of such statutes and regulations, does not purport to be complete and is qualified in its entirety by reference to such statutes and regulations, and in certain circumstances, proposed regulations.

GENERAL

     First American is a bank holding company subject to the supervision of the Federal Reserve Board under the BHCA. As a result of First American's ownership of Charter as a separate savings association subsidiary of First American following the Merger, First American also will be a savings and loan holding company registered under the HOLA, subject to the supervision and regulation of the OTS. FANB, FANBKY and FATC are national banks and, as such, are subject to the supervision of, and are regularly examined by, the OCC. Charter is a federal savings bank subject to the supervision of, and is regularly examined by, the OTS. Each of First American's banking subsidiaries, as well as Charter, are also insured by, and subject to the regulations of, the Federal Deposit Insurance Corporation (the "FDIC"), and are also affected significantly by the actions of the Federal Reserve Board by virtue of its role in regulating money supply and credit availability, as well as by the U.S. economy in general. Areas subject to regulation by federal authorities include loan loss reserves, investments, loans, mergers, issuance of securities, payment of dividends, establishment and closing of branches, product offerings and other aspects of operations.

     First American's non-banking subsidiaries are, and following the Merger Charter will be, subject to the supervision of the Federal Reserve Board, and other non-banking subsidiaries may be subject to the supervision of other regulatory agencies including the Commission, the National Association of Securities Dealers, Inc. and state securities regulators.

     There are a number of obligations and restrictions imposed on bank holding companies and their depository institution subsidiaries by federal law and regulatory policy that are designed to reduce potential loss exposure to the depositors of such depository institutions and to the FDIC insurance fund in the event the depository institution becomes in danger of default or is in default. For example, under Federal Reserve Board policy, First American is expected to serve as a source of financial and managerial strength to each of its subsidiary banks and to commit resources to support each of them. This support may be required at times when First American would not otherwise be inclined to provide it.

     Under the "cross guarantee" provisions of the Federal Deposit Insurance Act ("FDIA"), any FDIC-insured subsidiary of First American (which, following consummation of the Merger, will include Charter) can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC in connection with (i) the default of a commonly controlled FDIC-insured subsidiary or (ii) any assistance provided by the FDIC to any commonly controlled FDIC-insured subsidiary "in danger of default." "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance. The FDIC may decline to enforce the cross-guarantee provisions if it determines that a waiver is in the best interest of the SAIF or the BIF, or both. The FDIC's claim for damages is superior to claims of shareholders of the insured depository institution or its holding company but is subordinate to claims of depositors, secured creditors and holders of subordinated debt (other than affiliates) of the commonly controlled insured depository institutions.

     The FDIA also provides that amounts received from the liquidation or other resolution of any insured depository institution by any receiver must be distributed (after payment of secured claims) to pay the deposit liabilities of the institution prior to payment of any other general or unsecured senior liability, subordinated liability, general creditor or shareholder. This provision would give depositors a preference over general and subordinated creditors and shareholders in the event a receiver is appointed to distribute the assets of any of the bank subsidiaries of First American (including, after the Merger, Charter).

CAPITAL

     The Federal Reserve Board and the OCC have adopted substantially similar risk-based capital and leverage guidelines applicable to U.S. banking organizations. The minimum guideline for the ratio of total capital ("Total Capital") to risk-weighted assets (including certain off-balance-sheet activities, such as standby letters of credit) is 8.00%. At least half of the Total Capital must be composed of common stockholders' equity, and to the extent applicable, minority interests in the equity accounts of consolidated subsidiaries, non-cumulative perpetual preferred stock and a limited amount of cumulative perpetual preferred stock, less disallowed intangibles ("Tier 1 Capital"). The remainder, which is "Tier 2 Capital", may consist of subordinated debt (or certain other qualifying debt issued prior to March 12, 1988), other preferred stock and a limited amount of loan loss reserves. In addition, each of the federal bank regulatory agencies has established minimum leverage capital ratio guidelines. These guidelines provide for a minimum Tier 1 leverage capital ratio (Tier 1 Capital to total assets, less disallowed intangibles) of 3% for banks and bank holding companies that meet certain specified criteria, including that such financial institutions have the highest regulatory examination rating and are not contemplating significant growth or expansion. All other institutions are expected to maintain a leverage ratio of at least 100 to 200 basis points above the minimum. At June 30, 1995, First American's Tier 1 risk-based capital and total risk-based capital ratios were 9.98% and 12.04%, respectively, and its Tier 1 leverage capital ratio at June 30, 1995 was 7.93%, each of which exceeded the minimum ratios established by the Federal Reserve Board. On a pro forma basis assuming consummation of the Merger and the proposed merger with HFB, as of June 30, 1995, First American's Tier 1 risk-based capital and total risk-based capital ratios would be 9.65% and 11.64%, and its Tier 1 leverage capital ratio would be 7.27%, also in excess of Federal Reserve Board minimums.

     At June 30, 1995, FANB's Tier 1 risk-based, total risk-based and Tier 1 leverage capital ratios were 9.64%, 10.90% and 7.70%, respectively and FANBKY's were 17.59%, 18.55% and 10.24%, respectively, all of which exceeded the minimum ratios established by the OCC.

     Charter is, and will continue following the Merger to be, subject to capital requirements adopted by the OTS, which are similar but not identical to those issued by the Federal Reserve Board and the OCC. Under the OTS' capital guidelines, a savings association is required to maintain tangible capital of at least 1.5% of tangible assets, core (leverage) capital of at least 3% of the association's adjusted total assets and risk-based capital of at least 8% of risk-weighted assets. At June 30, 1995, Charter's tangible ratio was 6.18%, its core (leverage) capital ratio was 6.18%, Tier 1 risk-based capital ratio was 12.79% of risk-weighted assets and its total risk-based capital ratio was approximately 14.02% of risk-weighted assets.

     As a result of a federal law enacted in 1991 that required each federal banking agency to revise its risk-based capital standards to ensure that those standards take adequate account of interest rate risk, concentration of credit risk and the risks of nontraditional activities, each of the federal banking agencies have revised the risk-based capital guidelines described above to take account of concentration of credit risk and risk of nontraditional activities. In addition, the Federal Reserve Board, the FDIC and the OCC recently adopted a new rule that amends, effective September 1, 1995, the capital standards to include explicitly a bank's exposure to declines in the economic value of its capital due to changes in interest rates as a factor to be considered in evaluating a bank's capital adequacy. This rule does not codify a measurement framework for assessing the level of a bank's interest rate exposure. Such agencies have issued for comment a joint policy statement that describes the process to be used to measure and assess the exposure of a bank's net economic value to changes in interest rates. These agencies have indicated that in the second step of this regulation process they intend to issue a proposed rule that would propose to establish an explicit minimum capital charge for interest rate risk based on the level of a bank's measured interest rate exposure. The agencies intend to implement the second step after the agencies and the banking industry have had more experience with the proposed supervisory and measurement process. First American does not believe that these recent proposals and revisions to the capital guidelines will materially impact its operations.

     The OTS regulatory capital requirements already incorporate an interest rate risk component. Under the OTS regulation, a savings institution's interest rate risk is measured by the decline in the net portfolio value of its assets that would result from a hypothetical 200 basis point increase or decrease in interest rates, divided by the estimated economic value of the institution's assets. A savings institution whose interest rate risk exposure exceeds 2% would be required to deduct an amount equal to one half of the difference between the institution's interest rate risk and 2%, multiplied by the estimated economic value of the institution's assets. The OTS, however, has postponed requiring any such deductions from capital until an appeals process is developed for the measurement of an institution's interest rate risk. Charter does not believe that these recent revisions to the capital guidelines will materially impact its operations.

ACQUISITION AND EXPANSION

     The BHCA requires any bank holding company to obtain the prior approval of the Federal Reserve Board before it may acquire all or substantially all of the assets of any bank, or ownership or control of any voting shares of any bank, if, after acquiring such shares, it would own or control, directly or indirectly, more than 5% of the voting shares of such bank.

     The BHCA currently permits bank holding companies from any state to acquire banks and bank holding companies located in any other state, subject to certain conditions, including certain nationwide and state imposed concentration limits. Under these concentration limits, a bank holding company which controls more than 10% of the total amount of deposits of insured depository institutions in the United States is prohibited from further acquisitions; federal statewide concentration limits prohibit an acquisition if, upon consummation of the transaction, a bank holding company would control 30% or more of the total amount of deposits of insured depository institutions in the state which is the home state of the bank or bank holding company being acquired. First American estimates that, as of March 31, 1995, it held approximately 10% of all such deposits in Tennessee and 0.4% of all such deposits in Kentucky. Although individual state deposit caps are not superseded by the legislation, the Tennessee General Assembly, in its 1995 Session, adopted conforming legislation which adopts the deposit caps enacted by Congress. The legislation also repeals, as of September 29, 1995, the Tennessee laws previously applicable to acquisitions by bank holding companies, and reenacts in modified form one of these laws, the Tennessee Bank Structure Act (the "TBSA"). Under the TBSA, as reenacted, no bank holding company, whether a Tennessee or out-of-state company, may acquire any bank in Tennessee that has been in operation less than five years or organize a new bank in Tennessee, except in the case of certain interim bank mergers and acquisitions of banks in financial difficulty. Under the Tennessee laws pertaining to bank mergers, which (with the exception of a merger between a Tennessee bank and an out-of-state bank) were not directly affected by the new legislation, banks in separate counties in Tennessee which have been in operation at least five years may merge. Banks with principal offices in the same county may merge, even if one or both have been in operation less than five years. The effect of these provisions is that First American in the future may acquire banks in Tennessee which have been in operation for over five years but may not form or acquire a new bank in any Tennessee county other than Davidson County, in which the main office of FANB is located.

     Under federal law, banks also will be able to branch across state lines by acquisition, merger or de novo, effective June 1, 1997 (unless state law would permit such de novo interstate branching at an earlier date), provided certain conditions are met, including that applicable state law must expressly permit such de novo interstate branching. Both Virginia and Tennessee have enacted interstate branching laws in response to the federal law. The Virginia law is effective July 1, 1995; the Tennessee law is effective June 1, 1997.

BANK REGULATION

     PAYMENT OF DIVIDENDS. First American is a legal entity separate and distinct from its subsidiary banks. First American's revenues (on a parent company only basis) result, in part, from dividends paid to First American by its subsidiaries. The right of First American, and consequently the right of creditors and shareholders of First American, to participate in any distribution of the assets or earnings of any subsidiary through the payment of such dividends or otherwise is necessarily subject to the prior claims of creditors of the subsidiary (including depositors, in the case of banking subsidiaries), except to the extent that claims of First American in its capacity as a creditor may be recognized.

     There are statutory and regulatory restrictions applicable to the payment of dividends by subsidiary banks to First American. National banks are required to obtain the prior approval of the OCC for the payment of dividends if the total of all dividends declared in any year exceeds the total of (i) such bank's net profits (as defined by the OCC) for that year plus (ii) the retained net profits (as defined by the OCC) for the preceding two years, less any required transfers to surplus. In addition, national banks may only pay dividends to the extent that retained net profits (including the portion transferred to surplus) exceed statutory bad debts. In accordance with these regulations, at June 30, 1995, FANB had approximately $168.7 million, FANBKY had approximately $1.7 million and FATC had approximately $750,000 available for distribution as dividends to First American without the prior approval of the OCC.

     First American is further restricted by the terms of its $50,000,000 revolving credit facility, for which Chemical Bank serves as agent. Under the most restrictive debt covenant in effect during 1995 (contained in the revolving credit agreement), approximately $94.6 million of First American's retained earnings were available to pay dividends on June 30, 1995.

     OTS regulations also impose limitations on the payment of dividends and other capital distributions (including stock repurchases and cash mergers) by savings institutions, such as Charter. Under these regulations, a savings association, such as Charter that exceeds its fully phased-in capital requirements both immediately prior to and on a pro forma basis after giving effect to, a proposed capital distribution ("Tier 1 Association") is generally permitted without prior approval of (but with prior notice to) the OTS to make a capital distribution during a calendar year equal to the greater of (i) 100% of its net earnings to date during the calendar year, plus the amount that would reduce by one-half its 'surplus capital ratio' (i.e., the excess capital over its fully phased in capital requirements) at the beginning of the calendar year; or (ii) 75% of its net income for the previous four quarters. Restrictions on the ability to make capital distributions would be imposed if the institution's capital fell below its regulatory requirement or the OTS notified the institution that it was in need of more than normal supervision, or that the distribution would constitute an unsafe or unsound practice. Pursuant to this regulation, as of June 30, 1995, Charter is a Tier 1 Association and had approximately $13 million available to distribution as dividends to shareholders.

     In addition to the foregoing, under the FDIA, insured depository institutions, such as FANB, FANBKY, FATC and Charter are prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, the institutions would become "undercapitalized" (as such term is used in the statute). Based on the current financial condition of these institutions, First American does not expect that this provision will have any impact on its ability to obtain dividends from its bank subsidiaries or, after the Merger, from Charter.

     FDIC INSURANCE. First American's subsidiary banks and Charter are subject to FDIC deposit insurance assessments. The FDIC has promulgated risk-based deposit insurance assessment regulations which became effective in 1993. Under these regulations, insured institutions are assigned assessment risk classifications based upon capital levels and supervisory evaluations. The annual assessment rates for insured institutions for semi-annual periods in 1995 currently range from 0.23% to 0.31%, depending on the institution's assessment risk classification. Under these regulations, both FANB's and FANBKY's assigned assessment rate for the first semi-annual period of 1995 was 0.23%. Charter's assigned assessment rate for the same period was 0.26%. With the exception of deposits attributable to the acquisition of First Fidelity Bank, FSB, a SAIF insured institution acquired by FANB in 1994 for approximately $6.5 million, FANB pays its premiums at the BIF rate, and, as a savings association and a former savings and loan association, respectively, each of Charter and FANBKY pays its premiums at the SAIF rate. Thus, First American's deposit insurance premium expenses may be affected by changes in both the BIF and the SAIF assessment rate. On August 8, 1995, the FDIC voted to reduce the assessment rates paid by most banks and to keep existing assessment rates intact for savings associations. Under the new rate structure, the best-rated banks will pay assessments at 0.04% of insured deposits, while the weakest ones would continue to pay at the 0.31% rate. The new rate structure will apply from the first day of the month after which the BIF was recapitalized. Such recapitalization was confirmed by the FDIC in September 1995. BIF members (including FANB) that have overpaid their assessments based on the newly adopted premium rate can expect to receive a refund of any overpayment plus interest. Current federal law provides that the SAIF assessment rate may not be less than 0.18% from

January 1, 1994 through December 31, 1997. After December 31, 1997, the SAIF assessment rate must be a rate determined by the FDIC to be appropriate to increase the SAIF's reserve ratio to 1.25% of insured deposits or such higher percentage as the FDIC determines to be appropriate, but the assessment rate may not be less than 0.15%. In order to mitigate the potential effects of a BIF/SAIF premium disparity, Congress recently proposed legislation that would, among other things, recapitalize the SAIF by imposing a special one-time assessment of between 85-90 basis points on SAIF deposits. The proposed legislation also contemplates the merger of the BIF and the SAIF into one insurance fund after the SAIF is recapitalized. It cannot be predicted whether or when this or any other legislation addressing recapitalization of the SAIF will be enacted. If a one-time assessment of 85 to 90 basis points has been assessed at June 30, 1995 (the deposit base that would be subject to such assessment based on current proposals before Congress), Charter would have been required to pay between $4.4 million and $4.7 million and Heritage would have been required to pay between $3.8 and $4.0 million.

     COMMUNITY REINVESTMENT ACT. First American's subsidiary banks, as well as Charter, also are subject to the requirements of the Community Reinvestment Act of 1976 ("CRA"). The CRA imposes on financial institutions an affirmative and ongoing obligation to meet the credit needs of their local communities, including low- and moderate-income neighborhoods, consistent with the safe and sound operation of those institutions. Each financial institution's efforts in meeting community credit needs currently are evaluated as part of the examination process, as well as when an institution applies to undertake a merger, acquisition or to open a branch facility. Under recently enacted revisions to the CRA regulations, the current CRA assessment system is being replaced with a new evaluation system that would rate institutions based on their actual performance (rather than efforts) in meeting community credit needs. Under these new regulations, each institution would be evaluated based on the degree to which it is providing loans (the lending test), branches and other services (the service test) and investments (the investment test) to low- and moderate-income areas in the communities it serves, based on the communities' demographics, characteristics and needs, the institution's capacity, product offerings and business strategy. Each depository institution would have to report to its federal supervisory agency and make available to the public data on the geographic distribution of its loan applications, denial, originations and purchases. Institutions would continue to receive one of four composite ratings: Outstanding, Satisfactory, Needs to Improve or Substantial Noncompliance. The new rules are scheduled to go into effect in stages from July 1995 to January 1997. First American does not believe that the new CRA regulations will substantially change its programs and policies designed to meet the needs of its communities.

     CERTAIN TRANSACTIONS WITH AFFILIATES. Provisions of the Federal Reserve Act impose restrictions on the type, quantity and quality of transactions between affiliates of an insured bank (including the holding company and its nonbank subsidiaries) and the insured bank itself (which for purposes of the law would include Charter). Under these restrictions, an insured bank (or savings institution) and its subsidiaries are, among other things, limited in engaging in "covered transactions" with any one affiliate to no more than 10% of the capital stock and surplus of the insured bank (or savings institution); and with all affiliates in the aggregate, to no more than 20% of the capital stock and surplus of the bank (or savings institution). "Covered transactions" are defined by statute to include a loan or extension of credit, as well as a purchase of securities issued by an affiliate, a purchase of assets (unless otherwise exempted by the Federal Reserve Board), the acceptance of securities issued by the affiliate as collateral for a loan and the issuance of a guarantee, acceptance, or letter of credit on behalf of an affiliate. In addition, any transaction with an affiliate, including loans, contractual arrangements and purchases, must be on terms and conditions that are substantially the same or at least as favorable to the bank (or savings institution) as those prevailing at the time for comparable transactions with non-affiliated companies. The purpose of these restrictions is to prevent the misuse of the resources of the bank by its uninsured affiliates. An exception to the quantitative restrictions is provided for transactions between two insured banks or savings institutions that are within the same holding company structure where the holding company owns 80% or more of each institution.

     Any loans made by First American's bank subsidiaries or by Charter to executive officers, directors or 10% shareholders, as well as entities such persons control, are required to be made on terms substantially the same as those offered to unaffiliated individuals and to not involve more than the normal risk of repayment, and are subject to individual and aggregate limits depending on the person involved. Further, provisions of the BHCA prohibit a bank holding company and its subsidiaries from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services.

     OTHER SAFETY AND SOUNDNESS REGULATIONS. The federal banking agencies have broad powers under current federal law to take prompt corrective action to resolve problems of insured depository institutions. The extent of these powers depends upon whether the institutions in question are categorized as "well capitalized", "adequately capitalized" "undercapitalized," "significantly undercapitalized" or "critically undercapitalized," as such terms are defined under uniform regulations defining such capital levels issued by each of the federal banking agencies.

     In addition, FDIC regulations require that management report on its institution's responsibility for preparing financial statements, and establishing and maintaining an internal control structure and procedures for financial reporting and compliance with designated laws and regulations concerning safety and soundness; and that independent auditors attest to and report separately on assertions in management's reports concerning the effectiveness of the internal control structure over financial reporting and the effectiveness of the internal control structure over financial reporting and compliance with such laws and regulations, using FDIC-approved audit procedures.

     The FDIA also requires each of the federal banking agencies to develop regulations addressing certain safety and soundness standards for insured depository institutions, including operational and managerial standards, asset quality, earnings and stock valuation standards, as well as compensation standards (but not dollar levels of compensation). Each of the federal banking agencies has issued regulations and interagency guidelines implementing these standards. The regulations and guidelines set forth general operational and managerial standards in the areas of internal controls, information systems and internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth and compensation, fees and benefits. Recently proposed rules would add asset quality and earnings standards to the guidelines. The current rules contemplate that each federal agency would determine compliance with these standards through the examination process, and if necessary to correct weaknesses, require an institution to file a written safety and soundness compliance plan.

     QUALIFIED THRIFT LENDER TEST. Under the HOLA, savings institutions, such as Charter, are required to maintain a minimum of 65% of their total portfolio assets (as defined in the statute) in certain investments ("Qualified Thrift Investments") on a monthly average basis in 9 out of every 12 months in order to remain a Qualified Thrift Lender. Qualified Thrift Investments generally consist of (i) loans that were made to purchase, refinance, construct, improve or repair domestic residential or manufactured housing, (ii) home equity loans, (iii) securities backed by or representing an interest in mortgages on domestic residential or manufactured housing, (iv) obligations issued by the federal deposit insurance agencies, and (v) shares of stock issued by any Federal Home Loan Bank. Subject to a 200% of assets limitation, Qualified Thrift Investments also include consumer loans, investments in certain subsidiaries, loans for the purchase or construction of schools, churches, nursing homes and hospitals, 200% of investments in loans for low- to moderate-income housing and certain other community oriented investments, and shares of stock issued by the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association.

     A savings institution that does not become or remain a Qualified Thrift Lender must either convert to a bank charter or comply with certain restrictions on its activities, branching powers and ability to obtain advances from the Federal Home Loan Bank. As of June 30, 1995, Charter maintained 89.7% of its portfolio assets in Qualified Thrift Investments, which was well in excess of the 65% minimum under the Qualified Thrift Lender Test.

                      PROPOSAL II -- ELECTION OF DIRECTORS

     At each election for directors, every shareholder entitled to vote has the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected, or to cumulate his votes by giving one nominee as many votes as shall equal the number of all such directors to be elected multiplied by the number of his shares, or by distributing such votes on the same principle among any number of nominees. If a shareholder intends to cumulate his/her votes for the nominees, the proxy card must be filled out pursuant to the instructions set forth therein.

     Pursuant to its bylaws, the number of directors is currently set at eleven. The directors are divided into three classes, as nearly equal in number as possible. Four directors are to be elected at this meeting to serve until the 1998 annual meeting or until their successors are elected and qualified to serve. The nominees, E.L. Byington, Jr., Lois A. Clarke, Clifford R. Quesenberry, Sr. and John G. Wampler are all currently serving on the Board of Directors and are being nominated by the Board of Directors for re-election. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any person and Charter. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH NOMINEE.

     IT IS THE INTENTION OF THE BOARD OF DIRECTORS AS PROXIES TO VOTE FOR THE ELECTION OF ALL OR CUMULATIVELY FOR ANY ONE OR MORE OF THE NOMINEES FOR DIRECTORS NAMED ABOVE, AT THEIR DISCRETION, UNLESS THE PROXY IS MARKED TO THE CONTRARY.

     Management believes that all such nominees will stand for election, but if any person nominated fails to stand for election, the Board of Directors reserves full discretion to vote for any other person who may be nominated. Management has no reason to believe that any nominee named herein will not serve if elected as director. If any nominee is not re-elected, the Charter Board will decrease the size of the Board of Directors.

GENERAL INFORMATION

     The Board of Directors is responsible for the overall affairs of Charter. To assist in carrying out its duties, the Board of Directors has established five committees and appointed board members to serve on these committees.

     The Board of Directors, as required by the bylaws, acts as nominating committee for selecting the management nominees for election as directors. A slate of nominees to present to the shareholders is determined by at least a majority vote of those directors whose terms do not expire during the year in which the election of directors may be made. The nominating committee will consider recommendations by shareholders in its selection of nominees to the Board of Directors, such recommendations to be proposed for election at the 1996 annual shareholders' meeting should be made to the Board of Directors by May 1, 1996. However, no formal procedures have been established in that regard.

     Under Charter's charter, nominations for directors and new business submitted by shareholders must be submitted in writing and delivered to the Secretary of Charter at least 5 days prior to the date of the annual meeting in order to be considered at an annual meeting. Moreover, shareholder nominees should be aware that any solicitation of proxies for such shareholder nominees or new business are required to comply with the Federal securities laws in addition to the charter provision and OTS regulations.

INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS

     The nominees and continuing directors, their age, principal occupation or employment for the past five years and position with Charter, the year first elected as director of Charter, the year in which their current term will expire and the amount of Common Stock and percent thereof beneficially owned on the Record Date, are shown on the following table. "Common Stock owned" includes: stock held in joint tenancy; stock owned or held by a spouse or other member of the nominee's or continuing director's household; stock in which the nominee or continuing director either has or shares voting and/or investment power, even though the nominee or continuing director disclaims any beneficial interest in such stock; and stock which the nominee or continuing director has the right to acquire within sixty days.

                                                                 AMOUNT AND NATURE
   NAME, AGE, PRINCIPAL OCCUPATION,                           OF BENEFICIAL OWNERSHIP
     POSITION OR OFFICES HELD WITH      DIRECTOR    TERM          OF COMMON STOCK                   PERCENT OF
            CHARTER, IF ANY              SINCE     EXPIRES       AS OF RECORD DATE                    CLASS
--------------------------------------- --------   -------    ------------------------              ----------
NOMINEES -- THREE YEAR TERM
E. L. Byington, Jr.....................   1961       1998                  22,153     (1)                .43%
Age -- 67
Chairman Emeritus; Retired as President
  and Chief Executive Officer of
  Charter on March 15, 1993, the
  position held since April 1, 1964,
  Director; Director of Highlands
  Service Corporation, and Charter
  Federal Services Corp.
Lois A. Clarke.........................   1984       1998                   6,783     (Directly)       14.50%
Age -- 50                                                                     478     (Indirectly)
Executive Vice President and Chief                                        735,969     (Indirectly)(3)
  Financial
  Officer of The United Company;
  President of United Affiliates
  Corporation and President of United
  Investment Corporation, Director(2)
Clifford R. Quesenberry, Sr............   1976       1998                   5,480                        .11%
Age -- 73
President of C. R. Quesenberry, Inc.,
  an oil distributorship, Director
John G. Wampler........................   1994       1998                     100                       .002%
Age -- 37
President and Chief Operating Officer
  of Pulaski Furniture Corporation
  since December 1993, formerly held
  various positions with Pulaski
  Furniture since 1980, Director
CONTINUING DIRECTORS
L. Lowell Anderson.....................   1959       1997                   2,000                        .04%
Age -- 71
Architect and sole practitioner;
  retired, Director
Robert J. Bartel.......................   1989       1996                  11,128                        .22%
Age -- 63
Chairman of the Board of Charter since
  1991; Professor of Economics and
  Business and Director of
  International Business Institute
Billy M. Brammer.......................   1994       1997                   7,500     (Directly)         .57%
Age -- 64                                                                     250     (Indirectly)
Executive Vice President -- Finance and                                    21,559     (Indirectly)(4)
  Treasurer of Bassett Furniture
  Industries, Inc. since 1989, Director

                                                                 AMOUNT AND NATURE
   NAME, AGE, PRINCIPAL OCCUPATION,                           OF BENEFICIAL OWNERSHIP
     POSITION OR OFFICES HELD WITH      DIRECTOR    TERM          OF COMMON STOCK                   PERCENT OF
            CHARTER, IF ANY              SINCE     EXPIRES       AS OF RECORD DATE                    CLASS
--------------------------------------- --------   -------    ------------------------              ----------
Morton W. Lester.......................   1985       1997                  18,038     (Directly)         .49%
Age -- 61                                                                   7,246     (Indirectly)
Owner and President of The Lester
  Corporation, a building, contracting
  and real estate firm, Director
Francis L. Leonard.....................   1984       1996                   8,479     (Directly)       10.09%
Age -- 61                                                                 508,497     (Indirectly)(5)
Chairman and Chief Executive Officer of
  Electro-Mechanical Corporation, of
  which Line Power is a division,
  Director
Cecil R. McCullar......................   1993       1996                  12,239     (1)                .24%
Age -- 58
President and Chief Executive Officer
  of Charter since March 15, 1993;
  prior thereto, various executive
  positions with Dominion Bank, N.A.;
  since May 1984 Retail Executive
  Officer of Dominion Bank, N.A.,
  Director
Robert E. Torray.......................   1993       1997                 677,935     (Directly)       20.49%
Age -- 58                                                                 372,500     (Indirectly)(6)
President and Chairman of Robert E.
  Torray & Co., Inc., an investment
  management company; and President of
  The Torray Corporation, investment
  adviser to The Torray Fund, a
  no-load, open-end mutual fund,
  Director
EXECUTIVE OFFICER (WHO IS NOT A DIRECTOR)
Richard Buchanan, Executive Vice
President -- Finance and Credit
Administration.........................                                    10,720     (1)               0.21%
All Directors, nominees and executive
  officers, as a group (17 persons)....                                 2,454,487     (7)(8)           47.50%


---------------
(1) Includes 4,700, 2,000 and 4,720 non-statutory options awarded to Messrs. Byington, McCullar and Buchanan, respectively, which became exercisable on October 14, 1994, one year from the date of grant. Also includes 5,000 and 2,000 incentive stock options, and does not include 20,000 and 8,000 incentive stock options, awarded to Messrs. McCullar and Buchanan, respectively. The incentive stock options vest at a rate of 20% per year commencing October 14, 1994.

(2) Mrs. Clarke's beneficial ownership of 691,969 shares of Common Stock is the result of the direct ownership of those shares by The United Company, a corporation with respect to which Mrs. Clark is Executive Vice President and Chief Financial Officer and has shared dispositive power with respect to those shares. Mrs. Clarke also serves a Vice President and Treasurer of Unifund Corporation, a Virginia Corporation owned by certain employees of The United Company and its subsidiaries. In her capacity as Vice President and Treasurer of Unifund, she may be deemed to be the beneficial owner of 44,000 shares of Common Stock owned by Unifund.

(3) Mrs. Clarke, as Executive Vice President and Chief Financial Officer of The United Company and Vice President and Treasurer of Unifund Corporation, is deemed to beneficially own 735,969 shares held by those Corporations. See "Security Ownership of Certain Beneficial Owners". In that capacity, she shares the power to vote, to direct the vote, and shares the power to dispose of or to direct disposition of the shares owned by The United Company and Unifund.

(4) Mr. Brammer's beneficial ownership of 21,559 shares of Common Stock is the result of direct ownership of those shares by Bassett Furniture Industries, a corporation with respect to which Mr. Brammer is Executive Vice
    President -- Finance and Treasurer. In that capacity, Mr. Brammer possesses voting and dispositive power with respect to those shares held by Bassett Furniture Industries.

(5) Mr. Leonard's beneficial ownership of 508,497 shares of Common Stock is the result of direct ownership of those shares by Line Power Manufacturing Corporation, a corporation with respect to which Mr. Leonard is Chairman and Chief Executive Officer. Mr. Leonard is also a majority stockholder of Line Power Manufacturing Corporation and possesses voting and dispositive power with respect to those shares held by Line Power Manufacturing Corporation.


(6) Mr. Torray's beneficial ownership of 292,500 shares of Common Stock is the result of the direct ownership of those shares by Robert E. Torray & Company, Inc. for the benefit of its clients, of that amount, Mr. Torray may be deemed to have sole dispositive power over all shares and to share dispositive power over no shares with a client. Mr. Torray may be deemed to have sole voting authority over 196,500 of those shares and shared voting authority over none. The Torray Fund, a no load, diversified, open end management investment company owns 80,000 shares of Common Stock over which Mr. Torray may be deemed to have shared voting and dispositive power over all those shares by virtue of his position as President of The Torray Corporation, investment adviser to the Torray Fund.


(7) All shares, except as noted in (3), (4), (5) and (6) above, are individually held or held jointly with, or individually by spouses or children, or in an Individual Retirement Account.

(8) Includes 41,200 shares subject to options which are currently exercisable (including 18,420 shares set forth in footnote 1 above).

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board of Directors held twelve regular meetings and seven special meetings during the fiscal year ended June 30, 1995. All directors attended more than 80% of the meetings of the Board of Directors and of the Committees of which they are members.

     Membership in the standing committees of the Board of Directors is as follows:

EXECUTIVE COMMITTEE

Robert J. Bartel, Chairman
E.L. Byington, Jr.
Lois A. Clarke
Francis L. Leonard
C.R. McCullar -- "ex-officio"
Robert E. Torray

              ASSET/LIABILITY COMMITTEE                         AUDIT/COMPLIANCE COMMITTEE
------------------------------------------------------    ---------------------------------------
Robert E. Torray, Chairman                                Clifford R. Quesenberry, Sr., Chairman
Robert J. Bartel -- "ex-officio"                          L. Lowell Anderson
Billy M. Brammer                                          Robert J. Bartel -- "ex-officio"
E.L. Byington, Jr.                                        Billy M. Brammer
Lois A. Clarke                                            Morton W. Lester
Francis L. Leonard
C.R. McCullar -- "ex-officio"

              HUMAN RESOURCES COMMITTEE                           STOCK OPTION COMMITTEE
------------------------------------------------------    ---------------------------------------
Lois A. Clarke, Chairman                                  Lois A. Clarke, Chairman
Robert J. Bartel -- "ex-officio"                          Robert J. Bartel -- "ex-officio"
Francis L. Leonard                                        Francis L. Leonard
C.R. McCullar -- "ex-officio"                             Robert E. Torray
Robert E. Torray                                          John G. Wampler
John G. Wampler

EXECUTIVE COMMITTEE

     Charter's Board of Directors, pursuant to its bylaws, and by resolution adopted by a majority of the full Board of Directors has appointed an Executive Committee of the Board of Directors which includes the Chief Executive Officer. The members of the Executive Committee are appointed to serve one year terms.

     The Executive Committee has the authority of the Board of Directors when the Board of Directors is not in session and may exercise all of the authority of the Board of Directors except with reference to certain extraordinary corporate transactions, as specified in Charter's bylaws. The Executive Committee held one meeting during the fiscal year ended June 30, 1995.

ASSET/LIABILITY COMMITTEE

     The Asset/Liability Committee is responsible for the development and coordination of asset/liability programs which will maximize the profits of Charter. The Asset/Liability Committee held one meeting during the fiscal year ended June 30, 1995.

AUDIT/COMPLIANCE COMMITTEE

     The Audit/Compliance Committee is responsible for recommending Charter's independent accountants, reviewing the scope and results of audits, reviewing Charter's compliance with regulatory matters, and recommending internal accounting controls. The Audit/Compliance Committee also reviews internal audit, accounting, data processing and reporting functions. The Audit/Compliance Committee held four meetings during the fiscal year ended June 30, 1995.

HUMAN RESOURCES COMMITTEE

     The Human Resources Committee is responsible for recommending overall compensation, and/or reviewing chief executive officer performance, developing recommendations for compensation adjustment of officers reporting to the chief executive officer, and developing recommendations for position changes of officers and other personnel. The Human Resources Committee also establishes reward systems in order to attract individuals who will excel in their respective assignments. The Human Resources Committee recommends to the Board of Directors possible candidates for consideration as nominees for election as directors. The Human Resources Committee held three meeting during the fiscal year ended June 30, 1995.

STOCK OPTION COMMITTEE

     The Stock Option Committee is responsible for the administration of the 1993 Incentive Stock Option Plan. The Stock Option Committee is authorized, subject to the provisions of the plan, to establish such rules and regulations as it deems necessary for the proper administration of the plan and to make whatever determinations and interpretations in connection with the plan as it deems necessary or advisable. The Stock Option Committee did not meet during the fiscal year ended June 30, 1995.

DIRECTORS' REMUNERATION

     Directors receive an annual retainer of $5,000, in addition to $500 per each Board meeting attended. Directors, except for salaried officers, receive a fee of $150 ($200 in the case of the committee chairman) per committee meeting attended. Additional compensation is paid to directors who must travel outside their immediate location to attend meetings, which compensation is in the amount of $250 per day. During the fiscal year ended June 30, 1995, all directors received additional compensation for travel. The Chairman of the Board is paid a monthly fee of $2,000 for attending all Board and committee meetings held during each month, as well as for other investor-related services performed by him on behalf of Charter. The Chairman does not receive the annual retainer paid to other directors due to his receiving a monthly fee in lieu of being compensated per meeting attended. The method of Board remuneration was not changed during fiscal 1995. During the fiscal year ended June 30, 1995, Charter paid the Board of Directors an aggregate amount of $169,149 pursuant to the fee arrangements described above.

     Pursuant to a Supplemental Retirement Agreement which Charter entered into with Former President and Chief Executive Officer, E.L. Byington, Jr., on January 13, 1988, Mr. Byington is currently receiving retirement benefits entitled him under that agreement through disbursements from a paid-up insurance policy Charter holds on Mr. Byington's life. In addition, Mr. Byington was granted 4,700 non-statutory stock options by the Board of Directors in recognition of his tenure and past performance for Charter as its former President and Chief Executive Officer following his resignation from that position in March of 1993.

HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The report of the Human Resources Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "1933 Act") or the Exchange Act, except to the extent that Charter specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

     Under the rules of the OTS, Charter is required to provide certain data and information in regard to the compensation and benefits provided to Charter's Chief Executive Officer and the other executive officers of Charter. The disclosure requirements for the Chief Executive Officer and the other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of the report requirement, the Human Resources Committee has prepared the following report for inclusion in this Prospectus/Proxy Statement.

     The Human Resources Committee makes determinations on matters of executive compensation, except the Stock Option Committee makes determinations concerning the grant of options under the 1993 Incentive Stock Option Plan. The Human Resources Committee consists of six directors, including Mr. Cecil R. McCullar, Charter's current President and Chief Executive Officer. Mr. McCullar is ineligible to vote on matters affecting specifically his compensation nor is he allowed to be present during discussions regarding his compensation. The Stock Option Committee is comprised entirely of nonemployee directors, none of whom are eligible to participate in the plan. The Board of Directors reviews and ratifies the decisions of both committees.

     COMPENSATION PHILOSOPHY -- The Board's primary objective with regard to executive compensation is to establish and maintain an overall compensation program that helps to attract, motivate, and retain the caliber of management talent required to deliver desired financial performance and enhance shareholder value. This objective is met through the delivery of competitive base salaries and meaningful stock-based incentives.

     Charter believes in the importance of providing competitive compensation to executives charged with Charter's financial performance and shareholder investment. To measure the competitiveness of executive compensation, Charter periodically conducts studies with the help of external consultants. A comprehensive evaluation of Charter's executive compensation package was completed by an outside firm in May 1994 and the basis of executive compensation was not changed during fiscal 1995 from that set following that evaluation. Charter compares its executive compensation levels to average compensation paid to similar positions in like-sized financial institutions with comparable operating characteristics. The financial institutions included in such comparison were among the institutions that comprise the peer group index used in the Stock Performance Graph.

     BASE SALARY -- The Human Resources Committee determines base salary levels for each executive by reviewing the midpoints, or averages, for the comparison group mentioned above. In addition, a determination is made on the level of individual contribution to bank performance and the degree to which each executive meets the expectations for their position. However, no specific formula is used for decisionmaking, nor does the Human Resources Committee set compensation levels for executive officers based on whether specific financial goals have been achieved by Charter. Rather, individual salaries vary in relation to market average levels and on individual performance and experience. Executive officers, along with other employees, received an average increase in base salary of 5% during the 1995 fiscal year.

     The base salary for the President and CEO was reviewed and increased in June 1994 from $140,000 to $200,000 based on the May 1994 outside evaluation of executive compensation referenced above and the application of the Bank's philosophy for setting base salary levels. This salary increase brought the President and CEO to the market average or midpoint level. Mr. McCullar's annual salary was not adjusted during fiscal 1995.

     INCENTIVE COMPENSATION -- There is currently no annual cash incentive or bonus arrangement for executives of Charter. The Stock Option Committee relies upon the use of stock options, such as allowed under the 1993 Incentive Stock Option Plan, to encourage and reward management to achieve desired financial performance and enhance shareholder value. The Stock Option Committee believes this approach to incentive compensation effectively links the interests of executives and shareholders. In determining the size of stock option grants, the Stock Option Committee draws comparisons to average long-term incentive levels in comparable financial institutions, although the Stock Option Committee's policy in regard to stock options is subjective and no specific formula is used in decision making.

     The President and CEO was granted 2,000 Non-Statutory Stock Options in September 1993 which vested on October 14, 1994 under the 1993 Incentive Stock Option Plan in recognition of past performance and the successful recapitalization of Charter. In addition, a grant of 25,000 incentive stock options was made to the President and CEO by the Stock Option Committee in June 1994 based on the executive compensation evaluation discussed earlier and in recognition of the Board's desire to deliver a more significant portion of executive compensation in a form consistent with the President and CEO's role and responsibility to shareholders. These options relate to the 1993 Incentive Stock Option Plan and began vesting 20% annually on October 14, 1994. In addition, certain other executive officers were granted stock options during the same time periods. The Stock Option Committee did not grant any additional options to executive officers during fiscal 1995 but will consider any awards outstanding when determining annual compensation in the future.

     Congress enacted legislation disallowing corporate tax deductions for pay in excess of $1 million to "proxy table" executives, effective for 1994. Certain exemptions to the law are available, including "performance based" or formula driven incentive compensation arrangements. Based on current and anticipated executive compensation levels at Charter, Charter does not risk losing deductions under the new law and therefore has not adopted a policy pertaining to it.

                           HUMAN RESOURCES COMMITTEE

Lois A. Clarke -- Chairman        Francis L. Leonard
Robert J. Bartel -- "ex           C.R. McCullar -- "ex officio"
  officio"
Robert E. Torray                  John G. Wampler

                             STOCK OPTION COMMITTEE

Lois A. Clarke -- Chairman        Francis L. Leonard
Robert J. Bartel -- "ex           Robert E. Torray
  officio"
John G. Wampler

                               BOARD OF DIRECTORS

Robert J. Bartel                  Francis L. Leonard
L. Lowell Anderson                Morton W. Lester
Billy M. Brammer                  C.R. McCullar
E.L. Byington, Jr.                Clifford R. Quesenberry, Sr.
Lois A. Clarke                    Robert E. Torray
John G. Wampler

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. McCullar, President and CEO, is an "ex officio" member of the Human Resources Committee; however, he does not participate in discussions which relate to his compensation.

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table shows for the periods indicated, the cash compensation paid by Charter, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and Executive Vice President -- Finance and Credit Administration. No other executive officers of Charter received salary and bonus in excess of $100,000 in fiscal 1995.

                                                                                         LONG-TERM COMPENSATION
                                                                            -------------------------------------------------
                                                                                    AWARDS
                                            ANNUAL COMPENSATION             -----------------------
                                   --------------------------------------                SECURITIES   PAYOUTS
                                                                OTHER       RESTRICTED   UNDERLYING   -------        ALL
                                                                ANNUAL        STOCK       OPTIONS/     LTIP         OTHER
   NAME AND PRINCIPAL     FISCAL    SALARY        BONUS      COMPENSATION     AWARDS        SARS      PAYOUTS    COMPENSATION
        POSITION           YEAR      ($)           ($)           ($)           ($)          (#)         ($)          ($)
------------------------  ------   --------       ------     ------------   ----------   ----------   -------    ------------
Cecil R. McCullar.......   1995    $231,440(1)    $   --         $ --(5)       None            --       None(7)     $2,089(8)
President & CEO            1994     153,229(1)        --           --(5)       None        27,000(6)    None(7)        600(8)
                           1993      34,306(1)(2)     --           --(5)       None            --       None(7)         --
Richard W. Buchanan.....   1995     117,795        7,536(4)        --(5)       None            --       None(7)      1,181(8)
EVP -- Finance and         1994      79,898(3)        --           --(5)       None        14,720(6)    None(7)        316(8)
Credit Administration      1993      54,360(3)        --           --(5)       None            --       None(7)         --

---------------
(1) Includes salary received by Mr. McCullar for Highlands Service Corporation, a wholly-owned subsidiary of Charter Savings Bank, in payment for duties performed in service as President of the subsidiary during fiscal years 1994 and 1993 (Note: no fees were paid to Mr. McCullar by the subsidiary during fiscal 1995), compensation deferred under Charter's 401(k) plan, and directors' fees paid to Mr. McCullar by Charter.

(2) Mr. McCullar was appointed President and Chief Executive Officer of Charter as of March 15, 1993. Mr. McCullar was not previously employed by Charter.

(3) Mr. Buchanan's salary includes compensation deferred under Charter's 401(k) plan.

(4) Represents one-time bonus paid to Mr. Buchanan during fiscal 1995 for his diligent efforts in disposing of Charter's mortgage interests related to its obligations under letters of credit issued in connection with moderate income housing projects located in Jacksonville, Florida and Lenexa, Kansas.

(5) For 1993 and 1994, there were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or (e)preferential discounts on stock.

(6) Messrs. McCullar and Buchanan were granted 2,000 and 4,720 non-statutory stock options and 25,000 and 10,000 Incentive Stock Options, respectively, under the 1993 Incentive Stock Option Plan. The non-statutory stock options became exercisable on October 14, 1994. The incentive stock options were granted on a five year vesting schedule, with 20% of the grant to vest on October 14 of each year. Only 20% of the total grant has vested as of June 30, 1995.

(7) Charter does not maintain a long-term incentive plan and therefore, there were no payouts under such plans.

(8) Represents matching contribution paid by Charter under Charter's 401(k) plan.

STOCK PERFORMANCE GRAPH

     Set forth below is a line graph showing a five year comparison of cumulative total shareholder return on Charter's Common Stock (adjusted for the one-for-five reverse stock split effective December 20, 1993), the Total Return Index for The Nasdaq Stock Market (U.S. companies), and an index of peer issuers with Charter's same Industrial Classification Major Group Code prepared by the Center for Research in Security Prices at The University of Chicago Graduate School of Business.

                                   (GRAPH)

                                                                   CRSP Index
                                    Charter       CRSP Index       for Nasdaq
      Measurement Period        Federal Savings   for Nasdaq        Savings
    (Fiscal Year Covered)            Bank        Stock Market       Stocks
06/29/90                                 100.0           100.0           100.0
06/28/91                                  55.0           105.0           105.9
06/30/92                                 173.3           155.4           127.3
06/30/93                                 160.0           228.0           160.0
06/30/94                                 216.8           300.8           161.6
06/30/95                                 218.0           337.8           215.3

Notes:

     A. The lines represent yearly index levels derived from compounded daily returns that include all dividends.

     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

     C. If the yearly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

     D. The index level for all series was set to $100.00 on 06/29/90.

INFORMATION ON BENEFIT PLANS AND POLICIES

     CHANGE OF CONTROL AGREEMENT. On February 7, 1994, Charter entered into Change of Control Agreements (the "Agreement") with Cecil R. McCullar and Richard W. Buchanan. See "PROPOSAL I -- THE MERGER -- Interests of Certain Persons."

     STOCK OPTIONS. On October 14, 1993, the Board of Directors adopted the 1993 Incentive Stock Option Plan (the "Incentive Plan") which was approved by the shareholders of Charter at the 1994 annual meeting. The Incentive Plan provides discretionary awards to officers and key employees as determined by the Stock Option Committee.

     The following table provides certain information with respect to the number of shares of Common Stock represented by outstanding options held by the named executive officers as of June 30, 1995. Also, reported are the values for "In-the-Money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock.

                       FISCAL YEAR END OPTION/SAR VALUES

                                                                                   VALUE OF UNEXERCISED
                                           NUMBER OF SECURITIES UNDERLYING     IN-THE-MONEY OPTIONS/SARS AT
                                            UNEXERCISED OPTIONS AT FY-END                 FY-END
                                                       (#)(1)                             ($)(2)
                                           -------------------------------     ----------------------------
                                                    EXERCISABLE/                       EXERCISABLE/
                  NAME                              UNEXERCISABLE                     UNEXERCISABLE
-----------------------------------------  -------------------------------     ----------------------------
C.R. McCullar............................            7,000/20,000                       $  4,500/0
Richard W. Buchanan......................             6,720/8,000                         10,620/0

---------------
(1) All number of options shown have been adjusted to reflect the one-for-five reverse stock split effective December 20, 1993.

(2) Market value of underlying securities at fiscal year-end ($12.25) minus the exercise or base price.

     PENSION PLAN. Charter maintains a tax-qualified noncontributory, defined benefit pension plan (the "Pension Plan") that is designated to comply with the requirements of the Employee Retirement Income Security Act of 1974, as amended. The following table illustrates estimated annual retirement benefits under the Pension Plan at age 65 for stated levels of salary and years of service. The pension benefits are not subject to any deductions for Social Security or other offset amounts.

     The following table sets forth the estimated annual benefits payable upon retirement to persons in the specified compensation and years-of-service classifications.

                           YEARS OF SERVICE(2)
              ----------------------------------------------
SALARY(1)        10          20          30           40
---------     --------    --------    ---------    ---------
 $20,000      $  4,000    $  8,000    $  12,000    $  16,000
  40,000         8,000      16,000       24,000       32,000
  60,000        12,000      24,000       36,000       48,000
  80,000        16,000      32,000       48,000       64,000
 100,000        20,000      40,000       60,000       80,000
 120,000        24,000      48,000       72,000       96,000
 140,000        28,000      56,000       84,000      112,000
 160,000        32,000      64,000       96,000      128,000
 180,000        36,000      72,000      108,000      144,000
 200,000        40,000      80,000      120,000      160,000

---------------

(1) Assumed as highest average salary of five consecutive calendar years.

(2) Years of service for Cecil R. McCullar and Richard W. Buchanan are 2 years, 3 months and 17 years, 11 months, respectively, for purposes of determining retirement qualifications. The covered compensation includes the salary listed in the "Summary Compensation Table" under "Executive Compensation."

CERTAIN TRANSACTIONS

     Charter offers loans to its directors, officers and employees for their homes and consumer related items. These loans are made in the ordinary course of business and, in the opinion of management, do not involve more than normal risk of collection or present other unfavorable features. Prior to the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), these loans were made on substantially the same terms and conditions, except for interest rates and cost, as those prevailing at the time for comparable transactions with nonaffiliated persons. Charter's policy prior to June 1, 1989 was to make such loans for the purpose of purchasing or improving a home. Prior to June 1, 1989, Charter entered into an agreement with such officer, director or employee that so long as such person remained affiliated with Charter and occupied the property, the interest rate charged would be reduced to a rate no more than 1/4% above Charter's cost of money at the time the loan was made, provided that, if the rate were adjustable, in no case would it be lower than the Applicable Federal Rate (AFR) for below market short term monthly payment loans. Upon termination of employment or service, such preferential rates revert to the market rate at the time the loan was made. Effective June 1, 1989 and until August 9, 1989, all new loans to directors, officers and employees were made bearing the same rate of interest as comparable transactions with nonaffiliated persons. However, they may have received a reduction of 1% in the loan origination fee. Loans outstanding made since August 9, 1989 to directors, officers and employees no longer have preferential terms. All loans to affiliated persons are made on substantially the same terms and conditions, including interest rates, fees and collateral, as those to nonaffiliated persons. All loans to directors and executive officers were current as of June 30, 1995.

     The following table sets forth certain information for each director and executive officer or members of their immediate families indebted to Charter aggregating $60,000 or more during the fiscal year ended June 30, 1995 and which involved a loan(s) made prior to June 1, 1989 on preferential terms and such other loan(s) made to those individuals:

                          POSITION
                            WITH                       HIGHEST       NOTE
                           CHARTER                     BALANCE      ANNUAL                       OUTSTANDING
                         FEDERAL AT                     SINCE      INTEREST     PREFERENTIAL     BALANCE AT
         NAME              6/30/95      TYPE OF LOAN   7/19/94       RATE       INTEREST RATE      6/30/95
----------------------  -------------   ------------   --------    ---------    -------------    -----------
E.L. Byington, Jr. ...  Chairman        Mortgage(1)    $250,766      9.00%          8.01%         $ 246,831
                        Emeritus and    Consumer(2)      95,266      9.00%             --            90,639
                        Director

---------------
(1) First mortgage loan on personal residence.
(2) Equity Line of Credit with no preferential terms.

COMPLIANCE WITH SECTION 16 OF THE SECURITIES ACT

     Section 16(a) of the Exchange Act requires Charter's executive officers and directors, and persons who own more than ten percent of a registered class of Charter's equity securities, to file reports of ownership and changes in ownership with the Office of Thrift Supervision and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent shareholders are required by Securities and Exchange Commission regulation to furnish Charter with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, Charter believes that, during the fiscal year ended June 30, 1995, all filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with except that one report, covering one transaction, was filed late by Mr. McCullar, but such transaction was subsequently reported on Form 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Persons and groups beneficially owning in excess of five percent (5%) of Charter's Common Stock are required to file certain reports regarding such ownership with Charter and the OTS.

     Charter is aware that the persons listed in the following table beneficially own more than 5% of Charter's Common Stock as of the Record Date. See also "-- Information as to Nominees and Continuing Directors".


                                                           AMOUNT AND NATURE
                   NAME AND ADDRESS                     OF BENEFICIAL OWNERSHIP         PERCENT OF CLASS
------------------------------------------------------  -----------------------         ----------------
Robert E. Torray......................................         1,050,435(1)(2)               20.49%
Robert E. Torray & Company, Inc.
Investment Management
6610 Rockledge Drive, Suite 450
Bethesda, Maryland 20817
The United Company and
Lois A. Clarke........................................           743,230(3)(4)               14.50%
Glenway Avenue, P.O. Box 1280
Bristol, Virginia 24201
Line Power Manufacturing Corporation and
Francis L. Leonard....................................           516,976(5)(6)               10.09%
329 East Williams Street
Bristol, Virginia 24201


---------------

(1) This figure includes 292,500 shares beneficially held by Robert E. Torray & Co., Inc. in respect of its clients, of which Mr. Torray may be deemed to have sole dispositive power over all shares and to share dispositive power over no shares with a client. Mr. Torray may be deemed to have sole voting authority over 196,500 of those shares and shared voting authority over none. Mr. Torray may be deemed to have shared voting and dispositive power over 80,000 shares owned by The Torray Fund which are also included in this figure by virtue of his position as President of The Torray Corporation, investment advisor to The Torray Fund. The Torray Fund is a no load, diversified, open end management investment company.


(2) On August 9, 1993, the OTS accepted Mr. Torray's Rebuttal of Presumption of Control permitting him to acquire up to 24.99% of Charter's issued and outstanding shares of Common Stock.

(3) The United Company, Unifund, Inc., and Lois A. Clarke, a director, are also beneficial owners of these securities. This figure includes 7,261 shares beneficially held by Lois A. Clarke. See "-- Information as to Nominees and Continuing Directors".

(4) On April 1, 1988, the Federal Home Loan Bank Board (predecessor of OTS) accepted United Affiliates Corporation's, a wholly-owned subsidiary of The United Company, rebuttal of control permitting them to acquire up to 24.99% of Charter's issued and outstanding Common Stock. In 1993, all of the holdings of United Affiliates Corporation were transferred to the parent company, The United Company.

(5) This figure includes 8,479 shares beneficially held by Francis L. Leonard. See "-- Information as to Nominees and Continuing Directors".

(6) On August 15, 1988, the Federal Home Loan Bank Board (predecessor of OTS) accepted Line Power Manufacturing Corporation's rebuttal of control permitting them to acquire up to 24.99% of Charter's issued and outstanding Common Stock.

            PROPOSAL III -- RATIFICATION OF INDEPENDENT ACCOUNTANTS

     On April 13, 1995, the Board of Directors of Charter appointed Price Waterhouse LLP, independent certified public accountants, to audit the accounts of Charter for the fiscal year ending June 30, 1996, or, if earlier, until the effective time of the Merger. The appointment of Price Waterhouse LLP is being presented to the shareholders for ratification. If the shareholders do not ratify the selection of Price Waterhouse LLP, the selection will be reconsidered by the Board of Directors.

     Audit services performed by Price Waterhouse LLP during the year ended June 30, 1995 include examinations of the financial statements of Charter and its subsidiaries, and consultations on matters related to accounting and financial reporting. Price Waterhouse LLP also prepares Charter's income tax return and provides tax service upon request. The Audit Committee is of the opinion that the performance of these nonaudit services do not impair the independence of Price Waterhouse LLP.

     Price Waterhouse LLP has advised that neither the firm nor any present member or associate of it has any financial interest, direct or indirect, in Charter and has not had any connection with Charter in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

     A representative of Price Waterhouse LLP will be present at the Annual Meeting and available to respond to appropriate questions and will be given an opportunity to make a statement if the representative chooses to do so.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP.

                  PROPOSAL IV -- AUTHORITY TO ADJOURN MEETING

     Proposal I, as described above, must be approved by the holders of two-thirds of the outstanding shares of Charter's Common Stock. The form of Revocable Proxy sent to shareholders with this Prospectus/Proxy Statement sets forth a proposal to permit the Board of Directors of Charter to vote the proxy in favor of an adjournment of the Annual Meeting for up to 29 days in order to solicit further proxies if shareholders holding two-thirds of the votes eligible to be cast at the Annual Meeting do not submit proxies voting in favor of the Merger. The proposal to authorize such adjournment must be approved by a majority of the votes present in person or by proxy at the Annual Meeting. In the event that a two-thirds vote has not been achieved within the 29 day adjournment period, the Charter Board may elect to either re-solicit shareholders based on a new or revised prospectus/proxy statement or, subject to the terms of the Agreement, allow the Merger to terminate. THE CHARTER BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSAL AND REQUESTS SHAREHOLDERS CHECK THE BOX PERMITTING ADJOURNMENT OF THE ANNUAL MEETING IN THE EVENT SUFFICIENT VOTES ARE NOT CAST IN FAVOR OF THE MERGER.

                             SHAREHOLDER PROPOSALS

     In order to be eligible for inclusion in Charter's proxy material for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the main office at 110 Piedmont Avenue,
Bristol, Virginia, no later than             . Any such proposals shall be
subject to the requirements of the proxy rules, as amended, adopted under the Securities Exchange Act of 1934.

                                 OTHER MATTERS

     The Board of Directors is not aware of any business to come before the meeting other than those matters described above in the Prospectus/Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the Board of Directors voting these proxies.

                                    EXPERTS

     The consolidated financial statements of First American at December 31, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1994 included in the Annual Report on Form 10-K of First American for the fiscal year ended December 31, 1994 and incorporated herein by reference have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. The report of KPMG Peat Marwick LLP covering the December 31, 1994 financial statements contains an explanatory paragraph that refers to changes in accounting principles related to the adoption in 1993 of the provisions of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 109, Accounting for Income Taxes; No. 106, Employers' Accounting for Postretirement Benefits Other Than Pensions; No. 112, Employers' Accounting for Postemployment Benefits; and No. 115, Accounting for Certain Investments in Debt and Equity Securities. The aforementioned consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     With respect to the unaudited interim financial information of First American for the periods ended March 31, 1995 and 1994, and June 30, 1995 and 1994, incorporated by reference, KPMG Peat Marwick LLP, the independent certified public accountants, have reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in First American's quarterly reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995, and Form 10-Q/A for the quarter ended June 30, 1995 and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of sections 7 and 11 of the Act.

     The consolidated financial statements as of June 30, 1995 and 1994 and for each of the two years in the period ended June 30, 1995 included in Appendix D of this Proxy Statement have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated statements of operations, changes in shareholders' equity (deficit) and cash flows of Charter for the year ended June 30, 1993 included in Appendix D have been audited by McGladrey & Pullen, LLP, independent accountants, as stated in reports appearing in such Appendix, and are included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

     Documents incorporated herein by reference in the future will include financial statements, related schedules (if required) and auditors' reports, which financial statements and schedules will have been audited to the extent and for the periods set forth in such reports by the firm or firms rendering such reports, and, to the extent so audited and consent to incorporation by reference is given, will be incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                                 LEGAL OPINION

     A legal opinion to the effect that the issuance of the shares of FAC Common Stock offered hereby, when issued in accordance with the terms of the Agreement, will be validly issued, fully paid and nonassessable, has been rendered by Martin E. Simmons, Esquire, Executive Vice President -- Administration, General Counsel, Secretary and Principal Financial Officer of First American. As of October 12, 1995, Mr. Simmons held options granted under stock option plans covering 25,900 shares of FAC Common Stock, 10,060 of which are currently exercisable. Mr. Simmons also holds 5,500 shares of FAC Common Stock subject to restrictions under a First American stock incentive plan.

                                                                      APPENDIX A

                      AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND BETWEEN

                          CHARTER FEDERAL SAVINGS BANK

                                      AND

                           FIRST AMERICAN CORPORATION

                               TABLE OF CONTENTS


                                                                                         PAGE
                                                                                         ----
Parties................................................................................   A-5
Preamble...............................................................................   A-5
ARTICLE ONE -- TRANSACTIONS AND TERMS OF MERGER........................................   A-5
     1.1    Merger.....................................................................   A-5
     1.2    Time and Place of Closing..................................................   A-6
     1.3    Effective Time.............................................................   A-6
ARTICLE TWO -- TERMS OF MERGER.........................................................   A-6
     2.1    Business of Surviving Bank.................................................   A-6
     2.2    Assumption of Rights.......................................................   A-6
     2.3    Assumption of Liabilities..................................................   A-6
     2.4    Charter....................................................................   A-6
     2.5    Bylaws.....................................................................   A-6
     2.6    Directors and Officers.....................................................   A-7
ARTICLE THREE -- MANNER OF CONVERTING SHARES...........................................   A-7
     3.1    Conversion of Shares.......................................................   A-7
     3.2    Anti-Dilution Provisions...................................................   A-7
     3.3    Shares Held by Charter or FAC..............................................   A-7
     3.4    Fractional Shares..........................................................   A-7
     3.5    No Dissenters' Rights......................................................   A-8
     3.6    Market Value of FAC Common Stock...........................................   A-8
ARTICLE FOUR -- EXCHANGE OF SHARES.....................................................   A-8
     4.1    Exchange Procedures........................................................   A-8
     4.2    Rights of Former Charter Stockholders......................................   A-8
     4.3    Termination of Exchange Agent Relationship.................................   A-9
ARTICLE FIVE -- REPRESENTATIONS AND WARRANTIES OF CHARTER..............................   A-9
     5.1    Organization, Standing, and Power..........................................   A-9
     5.2    Authority; No Breach By Agreement..........................................   A-9
     5.3    Capital Stock..............................................................  A-10
     5.4    Charter Subsidiaries.......................................................  A-10
     5.5    Financial Statements.......................................................  A-11
     5.6    Deposit Accounts...........................................................  A-11
     5.7    Absence of Undisclosed Liabilities.........................................  A-11
     5.8    Absence of Certain Changes or Events.......................................  A-11
     5.9    Adequacy of Reserves.......................................................  A-11
     5.10   Tax Matters................................................................  A-12
     5.11   Assets.....................................................................  A-12
     5.12   Environmental Matters......................................................  A-12
     5.13   Compliance With Laws.......................................................  A-13
     5.14   Insurance..................................................................  A-14
     5.15   Labor Relations............................................................  A-14
     5.16   Employee Benefit Plans.....................................................  A-14
     5.17   Material Contracts.........................................................  A-15
     5.18   Legal Proceedings..........................................................  A-16
     5.19   Reports....................................................................  A-16
     5.20   Statements True and Correct................................................  A-16
     5.21   Accounting, Tax, and Regulatory Matters....................................  A-17
     5.22   Charter Provisions.........................................................  A-17
     5.23   Ownership of FAC Common Stock..............................................  A-17

                                                                                         PAGE
                                                                                         ----
     5.24   Qualified Thrift Lender....................................................  A-17
     5.25   Permissible Activities.....................................................  A-17
     5.26   Loans......................................................................  A-17
     5.27   Conduct of Business........................................................  A-17
     5.28   Related Party Transactions.................................................  A-17
     5.29   Intellectual Property......................................................  A-18
     5.30   Liquidation Account........................................................  A-18
ARTICLE SIX -- REPRESENTATIONS AND WARRANTIES OF FAC...................................  A-18
     6.1    Organization, Standing, and Power..........................................  A-18
     6.2    Authority; No Breach by Agreement..........................................  A-18
     6.3    Capital Stock..............................................................  A-19
     6.4    Financial Statements.......................................................  A-19
     6.5    Absence of Undisclosed Liabilities.........................................  A-20
     6.6    Absence of Certain Changes or Events.......................................  A-20
     6.7    Compliance With Laws.......................................................  A-20
     6.8    Legal Proceedings..........................................................  A-20
     6.9    Reports....................................................................  A-20
     6.10   Statements True and Correct................................................  A-21
     6.11   Authority of Charter Interim...............................................  A-21
     6.12   Accounting, Tax and Regulatory Matters.....................................  A-21
     6.13   No Vote Required...........................................................  A-21
     6.14   Consideration..............................................................  A-22
ARTICLE SEVEN -- CONDUCT OF BUSINESS PENDING CONSUMMATION..............................  A-22
     7.1    Affirmative Covenants of Charter...........................................  A-22
     7.2    Negative Covenants of Charter..............................................  A-23
     7.3    Covenants of FAC...........................................................  A-25
     7.4    Adverse Changes in Condition...............................................  A-25
     7.5    Reports....................................................................  A-25
ARTICLE EIGHT -- ADDITIONAL AGREEMENTS.................................................  A-26
     8.1    Registration Statement; Proxy Statement; Stockholder Approval..............  A-26
     8.2    Nasdaq Stock Market........................................................  A-26
     8.3    Applications...............................................................  A-26
     8.4    Agreement as to Efforts to Consummate......................................  A-26
     8.5    Investigation and Confidentiality..........................................  A-27
     8.6    Press Releases.............................................................  A-27
     8.7    Certain Actions............................................................  A-27
     8.8    Tax Matters................................................................  A-28
     8.9    Agreements of Affiliates...................................................  A-28
     8.10   Transition of Certain Employee Benefit Plans; Employee Matters.............  A-28
     8.11   Indemnification............................................................  A-29
     8.12   Charter Stock Options......................................................  A-30
     8.13   Fairness Opinion...........................................................  A-31
     8.14   Agreements Relating to Pooling-of-Interests................................  A-31
ARTICLE NINE -- CONDITIONS PRECEDENT TO OBLIGATIONS
                TO CONSUMMATE..........................................................  A-31
     9.1    Conditions to Obligations of Each Party....................................  A-31
     9.2    Conditions to Obligations of FAC...........................................  A-32
     9.3    Conditions to Obligations of Charter.......................................  A-32

                                                                                         PAGE
                                                                                         ----
ARTICLE TEN -- TERMINATION.............................................................  A-33
     10.1   Termination................................................................  A-33
     10.2   Effect of Termination......................................................  A-34
     10.3   Non-Survival of Representations and Covenants..............................  A-34
ARTICLE ELEVEN -- MISCELLANEOUS........................................................  A-34
     11.1   Definitions................................................................  A-34
     11.2   Expenses...................................................................  A-39
     11.3   Brokers and Finders........................................................  A-39
     11.4   Entire Agreement...........................................................  A-39
     11.5   Amendments.................................................................  A-39
     11.6   Waivers....................................................................  A-39
     11.7   Assignment.................................................................  A-40
     11.8   Notices....................................................................  A-40
     11.9   Governing Law..............................................................  A-40
     11.10  Counterparts...............................................................  A-40
     11.11  Captions...................................................................  A-40
     11.12  Severability...............................................................  A-41
Signatures.............................................................................  A-41


                                LIST OF EXHIBITS

EXHIBIT
NUMBER                                       DESCRIPTION
------   ------------------------------------------------------------------------------------
  1.     Form of Plan of Merger and Combination between Charter and Charter Interim.
         (sec.sec. 1.1, 11.1).
  2.     Form of agreement of affiliates of Charter. (sec. 8.9).
  3.     Form of legal opinion of counsel to Charter. (sec. 9.2(g)).
  4.     Form of legal opinion of counsel to FAC (sec. 9.3(d)).
  5.     Form of Stock Option Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of May 17, 1995, by and between CHARTER FEDERAL SAVINGS BANK ("Charter"), a federal stock savings bank organized and existing under the laws of the United States, with its principal office located in Bristol, Virginia; and FIRST AMERICAN CORPORATION ("FAC"), a corporation organized and existing under the laws of the State of Tennessee with its principal office located in Nashville, Tennessee.

                                    PREAMBLE

     The Boards of Directors of Charter and FAC are of the opinion that the transactions described herein are in the best interests of the parties and their respective stockholders. This Agreement provides for the acquisition of Charter by FAC pursuant to the merger of a newly formed first tier, interim federal savings bank subsidiary of FAC ("Charter Interim") with and into Charter. At the Effective Time of such Merger, the outstanding shares of the common stock of Charter shall be converted into shares of the common stock of FAC (except as provided herein). As a result, stockholders of Charter shall become stockholders of FAC. It is the intention of the Parties that such additional transactions also be effectuated immediately following the Merger as may be necessary or appropriate to result in (a) the Charter branches located in Tennessee and in Bristol, Virginia becoming and being operated as branches of First American National Bank, Nashville, Tennessee, a wholly-owned, first-tier national bank subsidiary of FAC ("First American National Bank"), and Charter continuing to conduct the business and operations of the remaining Charter branches as a wholly-owned, first-tier federal savings bank subsidiary of FAC (the "Primary FAC Objective Transactions") or (b) if the transactions contemplated by (a) can not or do not receive all necessary regulatory approvals, then the Charter branches located in Tennessee becoming and being operated as branches of First American National Bank and Charter continuing to conduct the business and operations of the Charter branches located in Virginia as a wholly-owned, first-tier federal savings bank subsidiary of FAC (the "Alternative FAC Objective Transactions"). The transactions described in this Agreement are subject to the approvals of the stockholders of Charter, and all necessary regulatory approvals as may be required by the Office of Thrift Supervision, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency and such state regulatory authorities as may be appropriate to effectuate the intentions of the parties hereto, and the satisfaction of certain other conditions described in this Agreement. It also is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and that the exchange of Charter common stock to the extent exchanged for FAC common stock will not give rise to gain or loss to the holders of Charter common stock with respect to such exchange. In consideration of the execution of this Agreement by FAC, Charter is granting to FAC an option to acquire up to 19.99% of the authorized but unissued common stock on the terms and in the form attached hereto as Exhibit 5.

     Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                  ARTICLE ONE
                        TRANSACTIONS AND TERMS OF MERGER

     1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time as hereinafter defined, Charter Interim shall be merged with and into Charter in accordance with and with the effect provided in Title 12, United States Code, Section 1467a(s) and 12 C.F.R. sec. 552.13(1) (the "Merger"). Charter shall be the Surviving Bank resulting from the Merger and shall be a wholly-owned, first tier federal savings bank Subsidiary of FAC and shall continue to be governed by the Laws of the United States. As a result of the Merger, FAC will acquire 100% of the capital stock of Charter in accordance with Title 12,

United States Code, Section 1467(a)(e). The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted or authorized by the respective Boards of Directors of Charter and FAC, and the terms of a Plan of Merger to be entered into by Charter and Charter Interim. Immediately following the Merger, such transactions as are necessary or advisable to effectuate the Primary FAC Objective Transactions or the Alternative FAC Objective Transactions shall be consummated. Charter agrees to cooperate with FAC in all material respects and to use its best efforts to obtain such regulatory approvals as may be required to allow the Primary FAC Objective Transactions or the Alternative FAC Objective Transactions to be consummated.

     1.2 Time and Place of Closing. The Closing will take place at 9:00 A.M. on the last business day of the calendar quarter in which the satisfaction of all conditions precedent specified in Article Nine hereof occurs or at such other time that the Parties, acting through their chief executive officers or principal financial officers, shall mutually agree. The place of Closing shall be at the offices of FAC, or such other place as may be mutually agreed upon by the Parties.

     1.3 Effective Time. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time of endorsement of the Articles of Combination filed with the OTS or on such other date and at such other time as the OTS declares the Merger effective (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officers or principal financial officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur at the end of the last day of the calendar quarter during which the Closing takes place, or such later date within thirty (30) days of such date as shall be mutually agreed upon by FAC and Charter.

                                  ARTICLE TWO
                                TERMS OF MERGER

     2.1 Business of Surviving Bank. The business of the Surviving Bank from and after the Effective Time shall continue to be that of a federal stock savings bank organized under the laws of the United States. The business shall be conducted from its home office in Bristol, Virginia or such other location as FAC shall designate at the Effective Time, and at its legally established branches, which shall also include the main office and all branches, whether in operation or approved but unopened, at the Effective Time.

     2.2 Assumption of Rights. At the Effective Time, the separate existence and corporate organization of Charter Interim shall be merged into and continued in the Surviving Bank. All rights, franchises, and interests of both Charter and Charter Interim in and to every type of property (real, personal, and mixed), and all choses in action of both Charter and Charter Interim shall be transferred to and vested in the Surviving Bank without any deed or other transfer. The Surviving Bank, upon consummation of the Merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises, and interests, including appointments, designations, and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver, and committee of estates of incompetent persons, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by either Charter or Charter Interim at the Effective Time.

     2.3 Assumption of Liabilities. All liabilities and obligations of both Charter and Charter Interim of every kind and description (including without limitation the liquidation account established by Charter in connection with its conversion to the stock form of organization, as in existence at the Effective
Time) shall be assumed by the Surviving Bank, and the Surviving Bank shall be bound thereby in the same manner and to the same extent that Charter and Charter Interim were so bound at the Effective Time.

     2.4 Charter. The charter of Charter in effect immediately prior to the Effective Time shall be the charter of the Surviving Bank until otherwise amended or repealed.

     2.5 Bylaws. The bylaws of Charter in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Bank until otherwise amended or repealed.

     2.6 Directors and Officers. The directors of Charter Interim in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Bank from and after the Effective Time in accordance with the bylaws of the Surviving Bank. The officers of Charter Interim in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Bank from and after the Effective Time in accordance with the bylaws of the Surviving Bank.

                                 ARTICLE THREE
                          MANNER OF CONVERTING SHARES

     3.1 Conversion of Shares. Subject to the provisions of this Article Three, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of the constituent corporations shall be converted as follows:

          (a) Each share of FAC Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

          (b) Each share of Charter Interim Common Stock issued and outstanding prior to the Effective Time shall at the Effective Time continue to be issued and outstanding and shall be an identical outstanding share of the Surviving Bank.

          (c) Each share of Charter Common Stock issued and outstanding at the Effective Time (excluding shares held by any Charter Company or by any FAC Company, in each case other than in a fiduciary capacity or in satisfaction of debts previously contracted, which shares shall be canceled as provided in Section 3.3 of this Agreement) shall cease to be outstanding and shall be converted into and exchanged for 0.3800 shares of FAC Common Stock (the "Common Stock Exchange Ratio"); provided, however, that, in the event the FAC Market Value at the Effective Time (determined as provided in Section
     3.6 of this Agreement) is greater than $39.75 per share, then the Common Stock Exchange Ratio shall be reduced to such amount, rounded to the nearest one-ten thousandth of a share, as shall equal $15.10 divided by the FAC Market Value; and provided further, however, that, if FAC enters into a definitive agreement of merger or reorganization with another entity as a result of which either FAC is not the surviving entity or FAC's Chief Executive Officer will not become the Chief Executive Officer of the surviving entity, then the Common Stock Exchange Ratio shall be 0.3800 shares of FAC Common Stock for each share of Charter Common Stock exchanged.

     3.2 Anti-Dilution Provisions. In the event Charter or FAC changes the number of shares of Charter Common Stock or FAC Common Stock respectively, issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor shall be prior to the Effective Time, the Common Stock Exchange Ratio shall be proportionately adjusted to reflect such stock split, stock dividend or similar recapitalization.

     3.3 Shares Held by Charter or FAC. Each of the shares of Charter Common Stock held by any Charter Company or by any FAC Company, in each case other than in a fiduciary capacity or in satisfaction of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.4 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of shares of Charter Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of FAC Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of FAC Common Stock multiplied by the market value of one share of FAC Common Stock at the Effective Time. The market value of one share of FAC Common Stock at the Effective Time shall be the closing price of such common stock as reported on the Nasdaq Stock Market on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional shares.

     3.5 No Dissenters' Rights. The holders of Charter Common Stock will not have dissenters' rights of appraisal as a result of the Merger or any other event or transaction contemplated by this Agreement.

     3.6 Market Value of FAC Common Stock. The market value of one share of FAC Common Stock on the Effective Time (the "FAC Market Value") shall be the average per share closing price of FAC Common Stock on the Nasdaq Stock Market (as reported by The Wall Street Journal or other authoritative source) for the twenty consecutive trading days ending on and including the third day immediately preceding but not including the day of the Effective Time.

                                  ARTICLE FOUR
                               EXCHANGE OF SHARES

     4.1 Exchange Procedures. Promptly after the Effective Time but in no event later than five (5) business days thereafter, FAC shall cause FAC itself or such bank or trust company as FAC shall elect (which may be a subsidiary of FAC), acting as the exchange agent (the "Exchange Agent"), to mail to the former stockholders of Charter appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Charter Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of Charter Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement. To the extent required by Section 3.4 of this Agreement, each holder of shares of Charter Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of FAC Common Stock to which such holder may be otherwise entitled (without interest). FAC shall not be obligated to deliver the consideration to which any former holder of Charter Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the shares of Charter Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of Charter Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither FAC, the Surviving Bank, nor the Exchange Agent shall be liable to a holder of Charter Common Stock or FAC Common Stock, as the case may be, for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar Law.

     4.2 Rights of Former Charter Stockholders. At the Effective Time, the stock transfer books of Charter shall be closed as to holders of Charter Common Stock immediately prior to the Effective Time, and no transfer of Charter Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of Charter Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.4 of this Agreement in exchange therefor and when issued, such consideration shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Charter Common Stock. Whenever a dividend or other distribution is declared by FAC on the FAC Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of FAC Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of FAC Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Charter Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such Charter Common Stock certificate, both the FAC Common Stock certificate (together with all such undelivered dividends or other distributions with a record date after the Effective Time and a payment date at or prior to such surrender (without interest)) and any undelivered cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate. If, after the Effective Time, certificates representing Charter Common Stock are presented to the Surviving Bank for any reason, they shall be surrendered and exchanged as provided in
Section 4.1.

     4.3 Termination of Exchange Agent Relationship. At any time following one year after the Effective Time, FAC shall be entitled to terminate the Exchange Agent relationship, and any stockholders of Charter who have not theretofore surrendered their shares of Charter Common Stock pursuant to this Article Four shall thereafter look only to FAC for payment of their claim for FAC Common Stock, any cash in lieu of fractional shares of FAC Common Stock and any dividends or distributions with respect to FAC Common Stock (subject to abandoned property, escheat or other similar laws).

                                  ARTICLE FIVE
                   REPRESENTATIONS AND WARRANTIES OF CHARTER

     Charter hereby represents and warrants to FAC as follows:

     5.1 Organization, Standing, and Power. Charter is a federal stock savings bank duly organized, validly existing, and in good standing under the Laws of the United States, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its Assets. Charter is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed will not have, individually or in the aggregate, a Material Adverse Effect on Charter. The minute books of Charter contain accurate records of all meetings and other corporate actions since January 31, 1993 of its stockholders and Board of Directors (including the committees of the Board of Directors).

     5.2 Authority: No Breach by Agreement. (a) Charter has the corporate power and authority necessary to execute, deliver, and perform its obligations under, this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby, subject to the approval of this Agreement and the Plan of Merger by the holders of two-thirds of the outstanding shares of Charter Common Stock. The execution, delivery, and performance of this Agreement and the Plan of Merger have been approved by the Board of Directors of Charter and the consummation of the transactions contemplated herein and therein, including the Merger, have been or will be duly and validly authorized by all necessary corporate action in respect thereof on the part of Charter, subject to the approval of this Agreement and the Plan of Merger by the holders of two-thirds of the outstanding shares of Charter Common Stock. Subject to such requisite approval, this Agreement represents, and, when executed and delivered, the Plan of Merger will represent, a legal, valid, and binding obligation of Charter, enforceable against Charter in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (b) Neither the execution and delivery of this Agreement or the Plan of Merger by Charter, nor the consummation by Charter of the transactions contemplated hereby or thereby, nor compliance by Charter with any of the provisions hereof or thereof, will (i) conflict with or result in a breach of any provision of Charter's charter or bylaws except for possible redesignation of Charter's home office, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Charter Company under, any Contract or Permit of any Charter Company, or (iii) subject to receipt of the requisite approvals referred to in
Section 9.1(b) of this Agreement, violate any material Law or Order applicable to any Charter Company or any of their respective Assets.

     (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the Nasdaq Stock Market, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings, or notifications which, if not obtained or made, will not have, individually or in the aggregate, a Material Adverse Effect on Charter. No notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Charter of the Merger and the other transactions contemplated in this Agreement and the Plan of Merger.

     5.3 Capital Stock.  (a) The authorized capital stock of Charter consists of
(i) 50,000,000 shares of $.01 par value Charter Common Stock, of which 5,125,313 shares are issued and outstanding as of the date of this Agreement and not more than 5,272,513 shares will be issued and outstanding at the Effective Time which includes currently outstanding Charter Stock Options, excluding any shares resulting from an adjustment pursuant to Section 3.2, and (ii) 7,500,000 shares of $.01 par value Charter Preferred Stock of which no shares of Charter Preferred Stock are issued and outstanding as of the date of this Agreement or will be issued and outstanding at the Effective Time. All of the issued and outstanding shares of Charter Common Stock are duly authorized, validly issued and fully paid and nonassessable. None of the outstanding shares of Charter Common Stock has been issued in violation of any preemptive rights of the current or past stockholders of Charter.

     (b) Except as set forth in Section 5.3(a) of this Agreement, or as disclosed in Section 5.3(b) of the Charter Disclosure Memorandum, there are no shares of capital stock or other equity securities of Charter outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Charter or contracts, commitments, understandings, or arrangements by which Charter is or may be bound to issue additional shares of Charter Common Stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock.

     (c) As of the date hereof, no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which stockholders may vote ("Voting Debt") of Charter were issued or outstanding.

     (d) Since March 31, 1995, Charter has not (A) issued or permitted to be issued any shares of capital stock, or securities exercisable for or convertible into shares of capital stock, of Charter or any of its Subsidiaries, other than pursuant to and as required by the terms of any Charter Stock Options; (B) repurchased, redeemed or otherwise acquired, directly or indirectly through one or more of its Subsidiaries, any shares of capital stock of Charter or any of its Subsidiaries (other than the acquisition of trust account shares); or (C) declared, set aside, made or paid to the stockholders of Charter dividends or other distributions on the outstanding shares of capital stock of Charter, other than regular quarterly cash dividends at a rate not in excess of the regular quarterly cash dividends most recently declared by Charter prior to the date hereof.

     5.4 Charter Subsidiaries. Charter has disclosed in Section 5.4 of the Charter Disclosure Memorandum each of the Charter Subsidiaries and the activities in which each of them engages as of the date of this Agreement. Except as disclosed, Charter or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each Charter Subsidiary. No equity securities of any Charter Subsidiary are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any such Subsidiary, and there are no Contracts by which any Charter Subsidiary is bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock or by which any Charter Company is or may be bound to transfer any shares of the capital stock of any Charter Subsidiary. There are no Contracts relating to the rights of any Charter Company to vote or to dispose of any shares of the capital stock of any Charter Subsidiary. All of the issued and outstanding shares of capital stock of each Charter Subsidiary held by a Charter Company are duly authorized, validly issued, and fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Charter Company free and clear of any Lien. Each Charter Subsidiary is a corporation, and is duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Charter Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed, individually or in the aggregate, would not have a Material Adverse Effect on it or Charter. Except as disclosed in Section 5.4 of the Charter Disclosure Memorandum, no Charter Company is a party to a joint venture or is a partner in a general or limited partnership.

     5.5 Financial Statements. Charter has disclosed in Section 5.5 of the Charter Disclosure Memorandum, and has delivered to FAC copies of, all Charter Financial Statements for periods ended prior to the date hereof, and will deliver to FAC copies of all Charter Financial Statements prepared subsequent to the date hereof, including monthly financial statements. The Charter Financial Statements (as of the dates thereof and for the periods covered thereby) (i) are or, if dated after the date of this Agreement, will be in accordance with the books and records of the Charter Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, (ii) present or will present, as the case may be, fairly the consolidated financial position of the Charter Companies as of the dates indicated and the consolidated results of operations, changes in stockholders' equity, and cash flows of the Charter Companies for the periods indicated, in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material), and (iii) as included in reports filed with the OTS under the Securities Exchange Act of 1934 comply as to form in all material respects with applicable accounting requirements and published rules and regulations.

     5.6 Deposit Accounts. The deposit accounts of Charter are insured by the Savings Association Insurance Fund of the FDIC to the maximum extent permitted under Law, and Charter has paid all premiums and assessments and filed all reports required to have been paid or filed under the Federal Deposit Insurance Act.

     5.7 Absence of Undisclosed Liabilities. No Charter Company has any Liabilities that will have, individually or in the aggregate, a Material Adverse Effect on Charter, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Charter as of March 31, 1995 included in the Charter Financial Statements or reflected in the notes thereto. No Charter Company has incurred or paid any Liability since March 31, 1995, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which will not have, individually or in the aggregate, a Material Adverse Effect on Charter. Except as set forth in Section
5.7 of the Charter Disclosure Memorandum, Charter has no off-balance sheet financial instruments including but not limited to letters of credit, unfunded commitments and derivative financial instruments. To Charter's knowledge, there are no unasserted claims that are not disclosed in the Charter Financial Statements that would have a Material Adverse Effect on Charter.

     5.8 Absence of Certain Changes or Events. Since June 30, 1994, except as disclosed in the Charter Financial Statements filed with the OTS after such date and prior to the date of this Agreement, (i) no events or changes have occurred or have been threatened which have had, will have or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect upon the Charter Companies considered as a whole, (ii) the Charter Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Charter in this Agreement, and (iii) neither Charter nor any of its Subsidiaries has suffered any loss or damage to their respective properties, or Assets, whether or not insured, or union activity that would have, individually or in the aggregate, a Material Adverse Effect on the Charter Companies taken as a whole.

     5.9 Adequacy of Reserves. (a) The allowance for loan losses (the "Allowance") set forth in Note 4 to the Charter Financial Statements dated March 31, 1995 was, and the Allowance shown in the notes to the consolidated statements of financial condition of Charter included in the Charter Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable OTS requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the Charter Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the Charter Companies as of the dates thereof.

     (b) The allowance for loss on real estate acquired in settlement of loans ("REO Reserve") shown on Schedule SC to the Charter Thrift Financial Report dated March 31, 1995 and filed with the OTS was, and the REO Reserve shown on the consolidated statements of financial condition of Charter included in the Charter Financial Statements or notes thereto or Schedule SC to the Charter Thrift Financial Reports filed with the OTS as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable OTS requirements or guidelines) to provide for losses relating to or inherent in the other real estate owned portfolios of the Charter Companies as of the dates thereof and the resulting net assets are carried at the fair value less costs to sell.

     5.10 Tax Matters. (a) All Tax returns required to be filed on behalf of any of the Charter Companies have been timely filed, or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1993 and on or before the date of the most recent fiscal year end immediately preceding the Effective Time. All Taxes shown on filed returns and all estimated Taxes for periods for which extensions have been requested have been paid. No deficiencies for any Taxes have been proposed, asserted, or assessed against Charter or any of its Subsidiaries that are not adequately reserved for in the Charter Financial Statements dated prior to the date of this Agreement, except for deficiencies that will not have a Material Adverse Effect on Charter. Except with respect to claims for refunds, the Federal income tax returns of Charter and each of its Subsidiaries consolidated in such returns have been examined by and settled with the IRS, or the statute of limitations with respect to such years has expired (and no waiver extending the statute of limitations has been requested or granted), for all years through 1990. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

     (b) None of the Charter Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable Taxing authorities) that is currently in effect.

     (c) Adequate provisions for any current and deferred Taxes due or to become due for any of the Charter Companies for the period or periods through and including the date of the respective Charter Financial Statements have been accrued and are reflected on such Charter Financial Statements.

     5.11 Assets. Except as disclosed in the Charter Financial Statements and in Section 5.11 of the Charter Disclosure Memorandum, the Charter Companies have good and marketable title, to all of their respective Assets that are material to the business of the Charter Companies on a consolidated basis, and such Assets are owned free and clear of all Liens. All material tangible properties used in the businesses of the Charter Companies are in good condition reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Charter's past practices. All Assets which are material to the business of the Charter Companies, held under leases or subleases by any of the Charter Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

     5.12 Environmental Matters. Except as set forth in Section 5.12 of the Charter Disclosure Memorandum and to Charter's Knowledge:

          (a) The operations of Charter and its Subsidiaries have been in the past and are now in compliance with all federal, state and local laws, rules and regulations and other governmental restrictions relating to pollution or protection of the environment or public or employee health and safety (collectively, the "Environmental Laws") including, without limitation, those relating to the Comprehensive Environmen-tal Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C.
     Section 9601 et seq. ("CERCLA"); the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq. ("RCRA"), the Hazardous Materials Transportation Act, as amended by the Solid Waste Disposal Act and as further amended, 49 U.S.C. Section 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Safe Water Drinking Act, 42 U.S.C. Section 300f-300j; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; and the Occupation Safety and Health Act.

          (b) Neither Charter nor any Subsidiary have been notified of an Environmental Laws violation; and are not otherwise aware that it is considered potentially liable under the Environmental Laws; and neither Charter nor any Subsidiary have received any requests for information or other correspondence (including, without limitation, consent orders, consent decrees, judgments, orders or injunctions) by or from any governmental authority or private party concerning any site, facility or operation relating to (x) the Environmental Laws, (y) environmental protection and health or safety matters, or (z) any statutory or commonlaw theory of liability involving environmental or health and safety matters.

          (c) No use, disposal, releases, burial, placement or migration of any material regulated under or defined by any Environmental Law, including without limitation, asbestos (collectively, "Hazardous Materials"), has occurred on, in, at, or under any of the property owned, leased or operated at any time by Charter or any Subsidiary.

          (d) There has been no disposal, release, burial or placement of Hazardous Materials on any real property not owned, leased or operated by Charter or any Subsidiary which may result or has resulted in contamination of or beneath the property owned, leased or operated at any time by Charter or any Subsidiary.

          (e) All of the above-ground and underground storage tanks presently on any real property owned, leased or operated by Charter or any Subsidiary have been properly registered.

          (f) No audit or investigation has been conducted as to environmental matters relating to any property owned, leased or operated by Charter or any Subsidiary by any governmental agency.

          (g) There are no civil or criminal actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending, or threatened relating to the liability of any properties owned or operated by Charter or any Subsidiary under any Environmental Law.

     5.13 Compliance With Laws. Charter is an "insured depository institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. Each Charter Company has in effect all Permits necessary for it to own, lease, or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which will not have, individually or in the aggregate, a Material Adverse Effect on Charter, and there has occurred no Default under any such Permit, other than Defaults which will not have, individually or in the aggregate, a Material Adverse Effect on Charter. None of the Charter Companies:

          (a) Is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which will not have, individually or in the aggregate, a Material Adverse Effect on Charter; and

          (b) As of the date of this Agreement, is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any condition imposed in writing, order or directive by, or is a recipient of any notification, communication or extraordinary supervisory letter from, any governmental authority or Regulatory Authority which asserts that any Charter Company is not in compliance with any material Laws or material Orders where such noncompliance will have individually or in the aggregate, a Material Adverse Effect on Charter, restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies, its management, or the payment of dividends, nor has Charter been advised by any Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, condition, notification, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission.

     5.14 Insurance. Each of Charter and its Subsidiaries is presently insured, and since January 1, 1993 has been insured for reasonable amounts against such material risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. The policies of fire, theft, liability, and other insurance maintained with respect to the assets or businesses of Charter and its Subsidiaries provide adequate coverage against loss, and the fidelity bonds in effect as to which any of Charter or its Subsidiaries is a named insured are sufficient for their purpose.

     5.15 Labor Relations. No Charter Company is the subject of any Litigation asserting that it or any other Charter Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Charter Company to bargain with any labor organization as to wages or conditions of employment, nor is any Charter Company a party to or bound by any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization, nor is there any strike or other labor dispute involving any Charter Company, pending or threatened, or to its Knowledge, is there any activity involving any Charter Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     5.16 Employee Benefit Plans. (a) Charter has disclosed in Section 5.16(a) of the Charter Disclosure Memorandum, and has delivered or made available to FAC prior to the execution of this Agreement correct and complete copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans, all other written employee programs or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently or previously adopted, maintained by, sponsored in whole or in part by, or contributed to by any Charter Company for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Charter Benefit Plans"). Any of the Charter Benefit Plans which is an "employee welfare benefit plan," as that term is defined in Section 3(1) of ERISA, or an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Charter ERISA Plan." On or after September 26, 1980, neither Charter nor any Charter Company has participated in or had an "obligation to contribute" (as defined in ERISA Section 4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)). Except as disclosed in Section 5.16(a) of the Charter Disclosure Memorandum, with respect to each Charter Benefit Plan that is subject to Title IV of ERISA, the present value of accrued benefits under such plan based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan does not exceed the fair market value of the assets of such plan allocable to such accrued benefits. If Charter and its Subsidiaries at any time withdraw from participation as a contributing sponsor in any Charter Benefit Plan that is a plan described in Section 4063(a) of ERISA, neither Charter nor any of its Subsidiaries would incur any liability to such plan. Neither Charter nor any of its Subsidiaries is a "substantial employer" within the meaning of Section 4001(a)(2) of ERISA, with respect to any plan described in Section 4063(a) of ERISA.

     (b) Except as disclosed in Section 5.16(b) of the Charter Disclosure Memorandum, Charter has delivered or made available to FAC prior to the execution of this Agreement correct and complete copies of the following documents: (i) all trust agreements or other funding arrangements for such Charter Benefit Plans (including insurance contracts), and all amendments thereto, (ii) with respect to any such Charter Benefit Plans or amendments, all determination letters, rulings, opinion letters, information letters, or advisory opinions issued by the Internal Revenue Service, the United States Department of Labor, or the Pension Benefit Guaranty Corporation after December 31, 1974, (iii) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, and summary annual reports prepared for any Charter Benefit Plan with respect to the most recent three plan years, and (iv) the most recent summary plan descriptions and any material modifications thereto.

     (c) Except as disclosed in Section 5.16(c) of the Charter Disclosure Memorandum, all Charter Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which would have, individually or in the aggregate, a Material Adverse Effect on Charter. Each Charter ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and Charter is not aware of any circumstances which will or could result in revocation of any such favorable determination letter. Each trust created under any Charter ERISA Plan has been determined to be exempt from Tax under Section 501(a) of the Internal Revenue Code and Charter is not aware of any circumstance which will or could result in revocation of such exemption. Except as disclosed in Section 5.16(c) of the Charter Disclosure Memorandum, with respect to each Charter Benefit Plan, no event has occurred which will or could give rise to a loss of any intended Tax consequences under the Internal Revenue Code or to any Tax under Section 511 of the Internal Revenue Code. There is no material pending or threatened Litigation relating to any Charter ERISA Plan. No Charter Company has engaged in a transaction with respect to any Charter Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any Charter Company to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which would have, individually or in the aggregate, a Material Adverse Effect on Charter. No event that constitutes a "reportable event", as defined in Section 4043 of ERISA has occurred with respect to any Charter ERISA Plan. All Charter Benefit Plans that are group health plans as defined in Section 5000(b) of the Internal Revenue Code have been operated in compliance with the applicable requirements for continuation coverage of Section 4980B of the Internal Revenue Code.

     (d) Except as disclosed in Section 5.16(d) of the Charter Disclosure Memorandum, no liability under Title IV of ERISA has been or is expected to be incurred by any Charter Company with respect to any defined benefit plan currently or formerly maintained by any of them or by any entity which is considered a single employer with a Charter Company under Section 4001 of ERISA or Section 414 of the Internal Revenue Code (an "ERISA Affiliate").

     (e) Except as disclosed in Section 5.16(e) of the Charter Disclosure Memorandum, no defined benefit plan of a Charter Company or an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA and no Charter Company or ERISA Affiliate has an outstanding funding waiver. No Charter Company or ERISA Affiliate has provided, or is required to provide, security to any plan of a Charter Company or an ERISA Affiliate pursuant to
Section 401(a)(29) of the Internal Revenue Code.

     (f) Except as disclosed in Section 5.16(f) of the Charter Disclosure Memorandum, no Charter Company has any obligations for retiree health and life benefits under any of the Charter Benefit Plans.

     (g) Except as disclosed in Section 5.16(g) of the Charter Disclosure Memorandum, no oral or written representation or communication with respect to any aspect of the Charter Benefit Plans has been made to employees of any of the Charter Companies prior to the date hereof which is not in accordance with the written or otherwise preexisting terms and provisions of such plans. All Charter Benefit Plan documents and annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports, and summary plan descriptions issued with respect to the Charter Benefit Plans are correct and complete and there have been no changes in the information set forth therein.

     (h) Except as disclosed in Section 5.16(h) of the Charter Disclosure Memorandum, to the Knowledge of Charter, there are no issues or disputes with respect to any Charter Benefit Plans, or the administration thereof, currently between any trustee or other fiduciary thereunder, Charter or any of its Subsidiaries and any governmental agency or, employee, which would, individually or in the aggregate, have a Material Adverse Effect on Charter.

     5.17 Material Contracts. Except as disclosed in Section 5.17 of the Charter Disclosure Memorandum, none of the Charter Companies, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $10,000,

(ii) any Contract relating to the borrowing of money by any Charter Company or the guarantee by any Charter Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contracts between or among Charter Companies, and (iv) any other material Contract (together with all Contracts referred to in Sections 5.11 and 5.16(a) of this Agreement, the "Charter Contracts"). None of the Charter Companies or, to Charter's Knowledge, any counterparty to a Charter Contract, is in Default under any Charter Contract which, individually or in the aggregate, will have a Material Adverse Effect on Charter. All contracts or amendments thereto that were required to be filed as exhibits to Charter's Form 10-K filed for the fiscal year ended June 30, 1994 and quarterly reports on Form 10-Q for quarters subsequent thereto were filed as exhibits to such reports by Charter with the OTS as of the date of this Agreement.

     5.18 Legal Proceedings. Except to the extent specifically and adequately reserved against in the Charter Financial Statements dated prior to the date of this Agreement, there is no Litigation instituted or pending, or, to the Knowledge of Charter, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Charter Company, or against any Asset, interest, or right of any of them, that will have, individually or in the aggregate, a Material Adverse Effect on Charter. Charter has disclosed in
Section 5.18 of the Charter Disclosure Memorandum all Litigation pending or, to the Knowledge of Charter, threatened as of the date of this Agreement where there are claims against Charter.

     5.19 Reports. Since January 1, 1993, or the date of organization if later, each Charter Company has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the OTS, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements, (ii) other Regulatory Authorities, and (iii) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which will not have, individually or in the aggregate, a Material Adverse Effect on Charter) and have made available to FAC true and complete copies of all such reports. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws and regulatory requirements. As of its respective date, each such report and document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     5.20 Statements True and Correct. None of the information supplied or to be supplied by any Charter Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by FAC with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made. None of the information supplied or to be supplied by any Charter Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Charter's stockholders in connection with the Stockholders' Meeting, and any other documents to be filed by a Charter Company or any Affiliate thereof with the OTS or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement and any and all supplements and amendments thereto, when first mailed to the stockholders of Charter, be false or misleading with respect to any material fact, or contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made. All documents that any Charter Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     5.21 Accounting, Tax, and Regulatory Matters. No Charter Company has taken any action, or agreed to take any action, or has any Knowledge of any fact or circumstance that will (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or treatment as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement. To the Knowledge of Charter, there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner without imposition of any condition of the type described in the second sentence of such Section 9.1(b).

     5.22 Charter Provisions. Each Charter Company has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement (i) are exempt from any applicable state takeover law and (ii) do not and will not result in the grant of any rights to any Person (other than a FAC Company) under the charter, bylaws, or other governing instruments of any Charter Company or restrict or impair the ability of FAC to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of any Charter Company that may be acquired or controlled by it.

     5.23 Ownership of FAC Common Stock. As of the date hereof, neither Charter nor, any of its affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially owns, directly or indirectly, or (ii) are parties to an agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of FAC, which in the aggregate, represent 10% or more of the outstanding shares of capital stock of FAC entitled to vote generally in the election of directors (other than trust account shares).

     5.24 Qualified Thrift Lender. Since the date of its conversion to stock form, Charter has satisfied, and as of the date hereof satisfies, the qualified thrift lender test under applicable regulations.

     5.25 Permissible Activities. Except as set forth in Section 5.25 of the Charter Disclosure Memorandum, all of the business activities conducted by Charter and its Subsidiaries as of the date hereof are business activities in which a bank holding company is permitted to engage under the federal BHC Act, as amended, and Regulation Y promulgated thereunder and all business activities conducted by Charter and its Subsidiaries as of the date hereof are business activities in which national banks are permitted to engage under the rules and regulations of the OCC.

     5.26 Loans. Each loan of each Charter Company (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally. All loans and extensions of credit that have been made by Charter, and either (a) are outstanding as of the date of this Agreement and as of the Effective Time, or (b) as to which applicable statutes of limitations have not run, comply with all applicable Laws and regulations.

     5.27 Conduct of Business. Since June 30, 1994, each of the Charter Companies has conducted its business only in the ordinary course. For purposes of the foregoing, none of the Charter Companies has in any material respect, during the period since June 30, 1994, controlled expenses through the elimination of employee benefits, deferral of routine maintenance of real property or leased premises, elimination of reserves where the liability related to such reserve has remained, reduction of capital improvements from previous levels, failure to depreciate capital assets in accordance with past practice or eliminate capital assets that are no longer used in the business of Charter's Subsidiaries, capitalization of loan production other than in accordance with Financial Accounting Standard 91 or extraordinary reduction or deferral of ordinary or necessary expenses.

     5.28 Related Party Transactions. Except as disclosed in the Charter SEC Documents filed prior to the date of this Agreement or as set forth in Section
5.28 of the Charter Disclosure Memorandum, (i) there are no transactions to which Charter or any Subsidiary was a party in which any officer or director of Charter or any Subsidiary or any other entity controlled by, under common control with or in control of Charter had a direct or indirect interest and (ii) no Charter Company is a party to any loan, including any loan guaranty, with any director, executive officer or 5% Stockholder of Charter or any Affiliate of Charter.

     5.29 Intellectual Property. To Charter's Knowledge the Charter Disclosure Memorandum lists all patents, patent applications, inventions, licenses, trade names, trademarks, service marks, brandmarks, copyrights or registrations or applications therefore, franchises and other assets of like kind (such assets and rights herein called "Rights"), used in the business of Charter, or which are registered in the name of Charter, the ownership of all the foregoing being separately stated. The expiration dates, if any, of each of the Rights are also set forth in the Charter Disclosure Memorandum. Charter owns and possesses all Rights used in the conduct of Charter's business; such Rights are adequate for the conduct of Charter's business and will not be adversely affected by the transactions contemplated hereby; and, to Charter's Knowledge, are not being infringed or violated by any other person or entity. All Rights are, and upon the consummation of the transactions contemplated by this Agreement will be, vested in FAC free of any equities, claims, liens, encumbrances or restrictions and Charter has not granted any licenses thereunder to others. No products sold by Charter infringe the Rights of others. All licenses granted to Charter by other with respect to the business of Charter are set forth in the Charter Disclosure Memorandum, and all such licenses are freely assignable. No holder of any equity security, general or limited partner, or director, officer, employee or agent of such owns, directly or indirectly, in whole or in part, any Rights which the business of Charter has used, or the use of which is necessary for the business of Charter as now conducted. All technology, data, precesses, formulas, trade secrets and the like used in the operation of Charter's business therein called "Know-How") are owned exclusively by Charter, free of any equities, claims, liens or encumbrances, and Charter has not granted any license or right thereto to others.

     5.30 Liquidation Account. At the time of conversion from a mutual to a stock association, Charter established a liquidation account in an amount equal to its equity as of the latest date prior to conversion, which amounted to approximately $12,632,000 at September 30, 1983. In addition, at the time of conversion of First Federal Savings and Loan Association of Danville, Charter established a liquidation account which amounted to approximately $1,960,000 at December 31, 1984. The liquidation account has been maintained at the above stated levels in compliance with applicable Laws and regulations.

                                  ARTICLE SIX
                     REPRESENTATIONS AND WARRANTIES OF FAC

     FAC hereby represents and warrants to Charter as follows:

     6.1 Organization, Standing, and Power. FAC is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Tennessee, and is a bank holding company registered under the BHC Act. First American National Bank ("FANB") is a national banking organization validly existing and in good standing under the laws of the United States. Each of FAC and FANB has the corporate power and authority to conduct its business as now conducted and to own, lease, and operate its Assets. Each of FAC and FANB is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its current business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed will not have, individually or in the aggregate, a Material Adverse Effect on FAC and its Subsidiaries taken as a whole. All of the issued and outstanding capital stock of FANB is owned by FAC. FANB is the only Significant Subsidiary of FAC.

     6.2 Authority: No Breach By Agreement. (a) FAC has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and FAC and FANB have the corporate power and authority necessary to consummate the transactions contemplated hereby except to the extent that FAC, which is not as of the date of this Agreement qualified to do business in Virginia, may be required to be qualified to do business in Virginia in order to carry out the provisions of this Agreement. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of FAC and FANB. This Agreement represents a legal, valid, and binding obligation of

FAC, enforceable against FAC in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (b) Neither the execution and delivery of this Agreement by FAC, nor the consummation by FAC and FANB of the transactions contemplated hereby, nor compliance by FAC with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of FAC's or FANB's charter or bylaws, or
(ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any FAC Company under, any Contract or Permit of any FAC Company, or (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any FAC Company or any of their respective Assets.

     (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the Nasdaq Stock Market, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings, or notifications which, if not obtained or made, will not have, individually or in the aggregate, a Material Adverse Effect on FAC, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by FAC or Charter Interim of the Merger and the other transactions contemplated in this Agreement.

     6.3 Capital Stock. (a) As of the date hereof, the authorized capital stock of FAC consists of (i) 50,000,000 shares of $5.00 par value FAC Common Stock and
(ii) 2,500,000 shares of no par value preferred stock ("FAC Preferred"). As of the close of business on May 4, 1995, (A) 25,930,950 shares of FAC Common Stock were outstanding, no shares of FAC Preferred Stock were outstanding, and (B) 806,248 shares of FAC Common Stock were reserved for issuance pursuant to FAC's Dividend Reinvestment and Stock Purchase Plan, 3,018,279 shares of FAC Common Stock were reserved for issuance upon the exercise of stock options pursuant to the First American Corporation 1991 Employee Stock Incentive Plan, the First American Corporation STAR Award Plan and the First American Corporation 1993 Non-Employee Director Stock Option Plan, (the "FAC Stock Plans"), 908,859 shares of FAC Common Stock were reserved for transfer to the First American Corporation First Incentive Reward Savings Thrift Plan (the "First Plan") and 2,500,000 shares of FAC Preferred were reserved for issuance under the First American Shareholder Rights Plan dated December 14, 1988 (the "FAC Rights Agreement"). Pursuant to the repurchase program authorized by the FAC Board of Directors on December 15, 1994, FAC is authorized to repurchase up to 800,000 shares of the FAC Common Stock, and the number of shares of FAC Common Stock issued and outstanding at the Effective Time will be reduced by the number of shares repurchased pursuant to this program. In addition, FAC has entered into an agreement with Heritage Federal Bancshares Inc. pursuant to which FAC has agreed to acquire Heritage Federal Bancshares Inc. in exchange for FAC Common Stock.

     (b) All of the issued and outstanding shares of FAC Capital Stock are, and all of the shares of FAC Common Stock to be issued in exchange for shares of Charter Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly authorized and validly issued and outstanding and fully paid and nonassessable under the Laws of the State of Tennessee. None of the outstanding shares of FAC Capital Stock has been, and none of the shares of FAC Common Stock to be issued in exchange for shares of Charter Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past stockholders of FAC.

     6.4 Financial Statements. FAC has delivered to Charter copies of all FAC Financial Statements. The FAC Financial Statements (as of the dates thereof and for the periods covered thereby) (i) are or, if dated after the date of this Agreement, will be in accordance with the books and records of the FAC Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (ii) present or will present, as the case may be, fairly the consolidated financial position of the FAC Companies as of the dates indicated and the consolidated results of operations, changes in stockholders' equity, and cash flows of the FAC Companies for the periods indicated, in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material).

     6.5 Absence of Undisclosed Liabilities. No FAC Company has any Liabilities that will have, individually or in the aggregate, a Material Adverse Effect on FAC, except Liabilities which are accrued or reserved against in the consolidated balance sheets of FAC as of March 31, 1995 included in the FAC Financial Statements or reflected in the notes thereto. No FAC Company has incurred or paid any Liability since March 31, 1995, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which will not have, individually or in the aggregate, a Material Adverse Effect on FAC. To FAC's Knowledge, there are no unasserted claims that are not disclosed in the FAC Financial Statements that will have a Material Adverse Effect on FAC.

     6.6 Absence of Certain Changes or Events. Since December 31, 1994, except as disclosed in the FAC Financial Statements filed with the SEC after such date and prior to the date of this Agreement, (i) no events or changes have occurred or have been threatened which have had, will have or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the FAC Companies considered as a whole, (ii) the FAC Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of FAC in this Agreement, and (iii) neither FAC nor any of its Subsidiaries has suffered any loss or damage to their respective properties or Assets, whether or not insured, or union activity that would have, individually or in the aggregate, a Material Adverse Effect on the FAC Companies taken as a whole.

     6.7 Compliance with Laws. Each FAC Company has in effect all Permits necessary for it to own, lease, or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which will not have, individually or in the aggregate, a Material Adverse Effect on FAC, and there has occurred no Default under any such Permit, other than Defaults which will not have, individually or in the aggregate, a Material Adverse Effect on FAC. None of the FAC Companies:

          (a) Is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which will not have, individually or in the aggregate, a Material Adverse Effect on FAC; and

          (b) As of the date of this Agreement, is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any condition imposed in writing, order or directive by, or is a recipient of any notification, communication or extraordinary supervisory letter from, any governmental authority or Regulatory Authority which asserts that any FAC Company is not in compliance with any material Laws or material Orders where such noncompliance will have, individually or in the aggregate, a Material Adverse Effect on FAC, restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies, its management, or the payment of dividends, nor has FAC been advised by any Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, condition, notification, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission.

     6.8 Legal Proceedings. Except to the extent reserved against in the FAC Financial Statements, there is no Litigation instituted or pending, or, to the Knowledge of FAC, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any FAC Company, or against any Asset, interest, or right of any of them, that will have, individually or in the aggregate, a Material Adverse Effect on FAC.

     6.9 Reports. Since January 1, 1993, FAC has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements,
(ii) other Regulatory Authorities, and (iii) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which will not have, individually or in the aggregate, a Material Adverse Effect on FAC) and have made available to Charter true and complete copies of all such reports. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws and regulatory requirements. As of its respective date, each such report and document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     6.10 Statements True and Correct. None of the information supplied or to be supplied by any FAC Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by FAC with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or contain any untrue statement of a material fact, or omit to state any material fact required to be stated thereunder or necessary to make the statements therein not misleading in light of the circumstances in which they were made. None of the information supplied or to be supplied by any FAC Company or any Affiliate thereof for inclusion in the Proxy Statement and any and all Supplements and amendments thereto to be mailed to Charter's stockholders in connection with the Stockholders' Meeting, and any other documents to be filed by any FAC Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the stockholders of Charter, be false or misleading with respect to any material fact or contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances in which they were made. All documents that any FAC Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     6.11 Authority of Charter Interim. Charter Interim upon its formation and at the Effective Time will be a federal stock savings bank duly organized, validly existing, and in good standing under the Laws of the United States as a wholly-owned, first tier Subsidiary of FAC. Charter Interim upon its formation will have, the corporate power and authority necessary to execute, deliver, and perform its obligations under the Plan of Merger and to consummate the transactions contemplated thereby. The execution, delivery, and performance of the Plan of Merger and the consummation of the transactions contemplated therein, including the Merger, will be duly and validly authorized by all necessary corporate action in respect thereof on the part of Charter Interim. When executed and delivered, the Plan of Merger will represent a legal, valid, and binding obligation of Charter Interim, enforceable against Charter Interim in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     6.12 Accounting, Tax, and Regulatory Matters. No FAC Company thereof has taken any action, or agreed to take any action, or has any Knowledge of any fact or circumstance that will (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for treatment as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in
Section 9.1(b) of this Agreement. To the Knowledge of FAC, there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner without imposition of any condition of the type described in the second sentence of such Section 9.1(b).

     6.13 No Vote Required. No vote of the stockholders of FAC is required in order to enter into this Agreement or to consummate the Merger.

     6.14 Consideration. FAC has reserved or will reserve for issuance sufficient shares of FAC Common Stock for issuance in the Merger.

                                 ARTICLE SEVEN
                    CONDUCT OF BUSINESS PENDING CONSUMMATION

     7.1 Affirmative Covenants of Charter. (a) Unless the prior written consent of the chief executive officer or principal financial officer of FAC shall have been obtained and except as otherwise specifically contemplated or permitted by this Agreement, Charter shall and shall cause each of its Subsidiaries to (i) operate its business only in the usual, regular, and ordinary course (which, among other things, does not include engaging in transactions involving derivatives), and (ii) preserve intact its business organizations and Assets and deposits and maintain its rights and franchises.

     (b) Charter agrees to take or cause to be taken commencing as soon as practicable following the execution of this Agreement, and continuing thereafter as appropriate, the following affirmative actions prior to the Effective Time:

          (i) as soon as reasonably practicable, but not later than 45 days after the date hereof, obtain and promptly provide to FAC a report of a Phase I environmental assessment performed by an environmental expert retained for such purpose by Charter and reasonably acceptable to FAC (the "Environmental Expert") of (A) Charter's branch locations (other than space in retail and similar establishments leased by Charter for automatic teller machines), (B) other real estate owned, (C) all classified assets over $500,000 and all in substance foreclosed assets disclosed in Section 7.1(b) of the Charter Disclosure Memorandum, and (D) those credits over $500,000 identified on the list previously provided to Charter by FAC. The Phase I assessment shall be required to include a recommendation as to whether a Phase II assessment should be prepared; if the Phase I assessment recommends the undertaking of a Phase II assessment, and if such Phase II assessment is necessary in FAC's reasonable opinion, Charter shall provide to FAC a report of a Phase II assessment prepared by the Environmental Expert on such properties requiring such additional study as promptly as practicable. FAC shall have 15 business days from the receipt of any such Phase II assessment to notify Charter of any objection to the contents of such report. Should the cost of taking all remedial and corrective actions and measures required by applicable law, health or safety concerns as reasonably estimated by the Environmental Expert, in the aggregate, exceed an amount which would have a Material Adverse Effect on Charter, or if the cost of such actions and measures cannot be so reasonably estimated by such expert with any reasonable degree of certainty to be an amount which would not have a Material Adverse Effect on Charter, FAC shall have the right pursuant to Section 10.1(g) hereof, for a period of 10 business days following receipt of such estimate or indication that the cost of such actions and measures cannot be so reasonably estimated, to terminate this Agreement, which shall be FAC's sole remedy in such event. With respect to assessments of assets described in (C) and (D) of this subsection (b), provided Charter shall have used its best efforts to obtain any necessary approvals or access for the conduct of each assessment and shall have used its best efforts to obtain amended loan documentation for this purpose if necessary, then Charter shall not be required to obtain assessments on assets which it is not legally possible for it to obtain;

          (ii) coordinate Charter's CRA and Fair Lending program in consultation with FAC's CRA officer for consistency purposes in transitioning to FAC's program; and

          (iii) cooperate and coordinate with FAC in good faith to adopt and implement policies and procedures with respect to CRA and lending (including documentation, appraisals and guaranties) consistent with those of FAC and FAC's Affiliates and in accordance with guidelines previously provided by FAC to Charter.

     (c) Within ten (10) days after the end of each month commencing on June 10, 1995 and continuing to the Effective Time, Charter will provide a brief written description of the actions taken during the preceding month, together with its then current estimate of the out-of-pocket costs and expenses incurred or reasonably accruable to accomplish the tasks set forth in Section 7.1(b).

     (d) Prior to the Effective Time, Charter agrees to take any action that may be necessary, including seeking injunctive or equitable relief, to enforce the provisions of certain confidentiality agreements between Charter and third parties that participated in the bidding process pursuant to which Charter received FAC's bid to enter into this Agreement and the Plan of Merger. Charter recognizes FAC as a third party beneficiary to each such confidentiality agreement.

     (e) Charter shall coordinate with FAC the declaration of any dividends in respect of Charter Common Stock and the record dates and payment dates relating thereto, it being the intention of Charter and FAC that holders of Charter Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of Charter Common Stock and any shares of FAC Common Stock any such holder received in exchange therefor in the Merger.

     (f) Prior to the Closing, Charter shall review and, to the extent determined necessary or advisable, consistent with GAAP and the accounting rules, regulations and interpretations of the SEC and its staff, modify and change its loan, accrual and reserve policies and practices (including loan classifications and levels of reserves and accruals and reserves) to (i) reflect the Surviving Bank's plans with respect to the conduct of Charter's business following the Merger and (ii) make adequate provision and accrue for the costs and expenses relating thereto including without limitation expenses relating to taxes, stock option plans, employment agreements, severance benefits and split dollar insurance premiums) so as to be applied consistently on a basis with those of FAC. Prior to the Closing, Charter also will adjust loan loss and REO Reserves as may be appropriate, consistent with GAAP and the accounting rules, regulations and interpretations of the SEC and its staff, in light of the then anticipated post-Closing disposition of certain Charter assets. The parties agree to cooperate in preparing for the implementation of the adjustments contemplated by this provision. On the date of Closing, Charter will take such actions as are necessary to complete the payments, expenses and adjustments contemplated by this provision. Notwithstanding the foregoing, Charter shall not be obligated to take in any respect any such action pursuant to this Section 7.1(f) (other than pursuant to the preceding sentence) unless and until FAC acknowledges in writing all conditions to its obligations to consummate the Merger have been satisfied.

     (g) Charter shall, at its own expense, recompute the liquidation account and subaccount balances and make the adjustment to the amount disclosed in
Section 5.30 of this Agreement in the manner provided in 12 C.F.R. Section 563b.3(f)(5) (without regard to the second sentence following subsection 563b.3(f)(5)(ii), which provides that such amount need not be recomputed by an association if the association has maintained records sufficient to make any necessary computations in the event of a complete liquidation or other event requiring such a computation) so that the balances accurately reflect the balances that would have been computed in such liquidation account and subaccounts, in each case as of the latest annual closing date of the conversion prior to the Closing.

     7.2 Negative Covenants of Charter. Except as specifically contemplated or permitted by this Agreement or disclosed in Section 7.2 of the Charter Disclosure Memorandum, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Charter covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer or principal financial officer of FAC:

          (a) amend the charter, bylaws, or other governing instruments of any Charter Company; or

          (b) incur, guarantee, or otherwise become responsible for, any additional debt obligation or other obligation for borrowed money except in the ordinary course of the business of Charter Companies consistent with past practices (which shall include, for Charter, creation of deposit liabilities, purchases of federal funds, advances from the Federal Home Loan Bank of Atlanta or the Federal Reserve Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or, forgive any such indebtedness of any Person to any Charter Company, or impose, or suffer the imposition, on any share of stock held by any Charter Company of any Lien or permit any such Lien to exist; or

          (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Charter Company, or declare or pay any dividend or make any other distribution in respect of any Charter Common Stock; provided that: (i) Charter may (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay one regular cash dividend per quarter on the shares of Charter Common Stock at a rate not in excess of $0.10 per share (in accordance with Section 7.2(e)) with usual and regular record and payment dates in accordance with past practice; or

          (d) except pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Charter Common Stock or any other capital stock of any Charter Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock or any security convertible into any such stock; or

          (e) adjust, split, combine, or reclassify any capital stock of any Charter Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Charter Common Stock or sell, lease, mortgage, or otherwise dispose of or otherwise encumber any shares of capital stock of any Charter Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Charter Company).

          (f) acquire direct or indirect control over, or invest in equity securities of, any Person, other than in connection with (i) foreclosures in the ordinary course of business, or (ii) acquisitions of control by Charter in its fiduciary capacity; or

          (g) grant any increase in compensation or benefits to the employees or officers of any Charter Company except in the ordinary course of business and disclosed in Section 7.2(g) of the Charter Disclosure Memorandum or as required by Law; pay any bonus except pursuant to the provisions of any applicable program or plan adopted by its Board of Directors prior to the date of this Agreement and disclosed in Section 7.2(g) of the Charter Disclosure Memorandum; enter into or amend any severance agreements with officers of any Charter Company except as disclosed in Section 7.2(g) of the Charter Disclosure Memorandum; grant any increase in fees or other increases in compensation or other benefits to directors of any Charter Company except as disclosed in Section 7.2(g) of the Charter Disclosure Memorandum; or

          (h) enter into or amend any employment Contract between any Charter Company and any Person (unless such amendment is required by Law) that the Charter Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

          (i) except as disclosed in Section 7.2(i) of the Charter Disclosure Memorandum, adopt any new employee benefit plan or program of any Charter Company or make any material change in or to any existing employee benefit plans or programs of any Charter Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

          (j) make any change with respect to loan or lease loss reserves, REO Reserves, or make any significant change in any accounting methods, principles, or practices or systems of internal accounting controls, except as may be necessary to reflect actual developments with respect to Assets such as downgrades in classification or to conform to changes in regulatory accounting requirements or GAAP and except for those set forth in Section 7.1(f); or

          (k) commence or settle any Litigation, other than immaterial Litigation, in accordance with past practice; provided, that, except to the extent specifically reserved against in the Charter Financial Statements dated prior to the date of this Agreement, no Charter Company shall settle any Litigation involving any Liability of any Charter Company for money damages in excess of $10,000 or restrictions upon the operations of any Charter Company; or

          (l) except in the ordinary course of business, enter into or terminate any material Contract or make any change in any material lease or Contract, other than renewals of leases and Contracts without material adverse changes of terms or as disclosed pursuant to Sections 7.2(g), (h), or (i) of the Charter Disclosure Memorandum; or

          (m) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) or in 9.1(c) of this Agreement, or materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement, or materially adversely affect the accounting treatment of the Merger as a pooling-of-interests under Accounting Principles Board Opinion No. 16; or

          (n) liquidate or sell or dispose of any material Assets or acquire any material Assets, except as disclosed in Section 7.2(n) of the Charter Disclosure Memorandum, make any capital expenditures in excess of $10,000 in the aggregate, establish new branches or other similar facilities or enter into or modify any leases or other Contracts that involve annual payments by any Charter Company that exceed $10,000 or that are not terminable on 30 days' notice, except as required by Section 7.1(b); or

          (o) change its lending, investment, asset/liability management or other material banking policies in any material respect except as may be required by changes in applicable law, regulation or regulatory directives, and except as may be required pursuant to Section 7.1 hereof; or

          (p) restructure any Asset over $250,000 classified by Charter or identified in a list previously provided to Charter by FAC.

     7.3 Covenants of FAC. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, FAC covenants and agrees that it shall, and shall cause each of its Subsidiaries to (i) continue to conduct its business and the business of its Subsidiaries in the usual, regular and ordinary course; (ii) take no action which would (x) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 9.1(b) or 9.1(c) of this Agreement, or (y) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; provided, that the foregoing shall not prevent FAC or any FAC Company from discontinuing or disposing of any of its Assets or business, or entering into or consummating any additional agreements to acquire any assets or businesses or engage in any merger, whether material or immaterial to FAC, if such action is, in the judgment of FAC, desirable in the conduct of the business of FAC and its Subsidiaries and such discontinuance or disposition would not represent a material portion of the Assets of the FAC Companies, and (iii) amend the charter or bylaws of FAC, in each case, in any manner which is adverse to, and discriminates against, the holders of Charter Common Stock.

     7.4 Adverse Changes in Condition. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) is reasonably likely to cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

     7.5 Reports. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, in the case of FAC, or the OTS, in the case of Charter, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in stockholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC or the OTS, as the case may be, will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                                 ARTICLE EIGHT
                             ADDITIONAL AGREEMENTS

     8.1 Registration Statement; Proxy Statement; Stockholder Approval. FAC shall use its reasonable efforts to file as soon as reasonably practicable after the execution of this Agreement, the Registration Statement with the SEC, provided Charter has provided, on a reasonably timely basis, all information concerning Charter necessary for inclusion in the Registration Statement, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act as soon as reasonably practicable after the filing thereof and, at FAC's option, of an amendment to include audited Financial Statements for the fiscal year ending on June 30, 1995, and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of FAC Common Stock upon consummation of the Merger. Charter shall promptly furnish all information concerning it and the holders of its capital stock as FAC may reasonably request in connection with such action. Charter shall call a Stockholders' Meeting, Charter and FAC shall coordinate and cooperate with respect to the timing of such meeting, which shall be held as soon as practicable after the Registration Statement is declared effective by the SEC and, for the purpose of voting upon approval of
(i) this Agreement and the Plan of Merger and (ii) such other related matters as it deems appropriate. In connection with the Stockholders' Meeting, (i) Charter shall file the Proxy Statement (which shall be included in the Registration Statement) with the OTS and mail it to its stockholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (iii) the Board of Directors of Charter shall recommend (subject to compliance with their fiduciary duties as advised by counsel in writing to such Board) to its stockholders the approval of this Agreement and the Plan of Merger, and (iv) the Board of Directors and officers of Charter shall use their reasonable efforts to obtain such stockholders' approval (subject to compliance with their fiduciary duties as advised in writing by counsel to such Board).

     8.2 Nasdaq Stock Market. FAC shall file with the Nasdaq Stock Market a notification for trading on the Nasdaq Stock Market relating to the proposed issuance of the shares of FAC Common Stock to be issued to the holders of Charter Common Stock pursuant to the Merger.

     8.3 Applications. As soon as reasonably practicable after execution of this Agreement, FAC and its Subsidiaries shall prepare and file, and Charter shall cooperate in all respects in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement (including the Primary FAC Objective Transactions or the Alternative FAC Objective Transactions) including but not limited to the OTS, the Board of Governors of the Federal Reserve System, the FDIC, the Office of the Comptroller of the Currency and such state regulatory authorities as may be appropriate, seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement (including the Primary FAC Objective Transactions or the Alternative FAC Objective Transactions). FAC and its Subsidiaries shall use all reasonable efforts to obtain the requisite Consents of all Regulatory Authorities as soon as reasonably practicable after the filing of the appropriate applications.

     8.4 Agreement as To Efforts To Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective at the earliest practicable date, the transactions contemplated by this Agreement and the Plan of Merger (including the Primary FAC Objective Transactions or the Alternative FAC Objective Transactions), including, without limitation, using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions applicable to such Party referred to in Article Nine of this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement (including the Primary FAC Objective Transactions or the Alternative FAC Objective Transactions). In addition, each Party agrees to use its best efforts after the Effective Time to take or cause to be taken, and to cause its respective Subsidiaries to take or cause to be taken any such further action as may be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Bank with full title to all properties, assets, approvals, immunities and franchises of the Charter Companies.

     8.5 Investigation and Confidentiality.

     (a) Upon reasonable notice, Charter shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of FAC access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records (including individual credit and collateral files) and, during such period, Charter shall make available to FAC all other information concerning its businesses, properties and personnel as FAC may and reasonably request and each of Charter and FAC shall (and shall cause each of the respective Subsidiaries to) make available to the other a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal securities laws or Federal or state banking laws (other than reports or documents which such party is not permitted to disclose under applicable law). The Parties will hold in confidence any or other such information which is nonpublic. No investigation by either FAC or Charter shall affect the representations and warranties of the other, except to the extent such representations and warranties are by their terms qualified by disclosures made in writing made to such first party.

     (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or destroy all documents and copies thereof, and all work papers containing confidential information received from the other Party and shall not be used by FAC in any way detrimental to Charter or any of its Affiliates.

     (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant, or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

     8.6 Press Releases. Prior to the Effective Time, Charter and FAC shall consult with each other as to the form and substance of any press release or other public disclosure announcing this Agreement or any material change to, or development with respect to, this Agreement; provided, however, that nothing in this Section 8.6 shall be deemed to prohibit any Party from making any disclosure which its counsel advises as necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

     8.7 Certain Actions. Except with respect to this Agreement and the transactions contemplated hereby, no Charter Company nor any Affiliate thereof nor any investment banker, attorney, accountant, or other representative (collectively, "Representatives") retained by any Charter Company shall directly or indirectly initiate contact with any person or entity in an effort to solicit, initiate, or encourage any proposals or offers relating to any Acquisition Proposal by or from any Person or enter into any agreement, letter of intent or agreement in principle as to any Acquisition Proposal. Except to the extent necessary to comply with the fiduciary duties of Charter's Board of Directors as advised by counsel to such Board of Directors, Charter will not authorize or permit (and shall use its reasonable efforts to prevent) any Charter Company or any Affiliate or Representative thereof to cooperate with, furnish or cause to be furnished any non public information that it is not legally obligated to furnish, or to negotiate with respect to, any Acquisition Proposal. Charter shall promptly notify FAC orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. Charter shall immediately cease and cause to be terminated as of the date of this Agreement any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing.

     8.8 Tax Matters. The Parties agree to use their reasonable efforts to obtain a written opinion of Arnold & Porter reasonably acceptable to the Parties to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of Charter Common Stock for FAC Common Stock will not give rise to gain or loss to the stockholders of Charter with respect to such exchange (except to the extent of any cash received), and (iii) each of Charter, FAC, and Charter Interim will be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code ("Tax Opinions"). In rendering such Tax Opinions, counsel shall be entitled to rely upon representations of officers of Charter and FAC reasonably satisfactory in form and substance to such counsel. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for Federal income tax purposes.

     8.9 Agreements of Affiliates. Charter has disclosed in Section 8.9 of the Charter Disclosure Memorandum each Person whom it reasonably believes is an "affiliate" of Charter for purposes of Rule 145 under the 1933 Act. Charter shall use its reasonable efforts to cause each such Person to deliver to FAC not later than thirty (30) days prior to the Effective Time, a written agreement, substantially in the form of Exhibit 2 to this Agreement, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of Charter Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of FAC Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder (and FAC shall be entitled to place restrictive legends upon certificates for shares of FAC Common Stock issued to affiliates of Charter pursuant to this Agreement to enforce the provisions of this Section 8.9). FAC shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of FAC Common Stock by such affiliates.

     8.10 Transition of Certain Employee Benefit Plans; Employee Matters.

     (a) FAC also shall cause Charter and its Subsidiaries to honor in accordance with their terms all employment, severance, consulting, and other compensation Contracts disclosed in Section 5.16 of the Charter Disclosure Memorandum to FAC between any Charter Company and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Charter Benefit Plans.

     (b) The tax-qualified defined contribution and defined benefit plans maintained by Charter or its Subsidiaries (other than any such plans that are described in Section 4063(a) of ERISA), will be terminated by Charter on or before the Effective Time and, subject to Section 8.10(d), the benefits thereunder distributed to participants to the extent permitted under the Code, ERISA and the respective plan provisions. No such distribution of benefits will be made before the receipt of an appropriate favorable determination letter from the IRS as to the effect of the termination of the plan on the qualification of the plan involved. At or immediately prior to the Effective Time, Charter or its Subsidiaries will, to the extent permitted by applicable funding rules under the Code and ERISA, contribute to each Charter Benefit Plan that is subject to Title I, subtitle B, part 3 of ERISA any amount required to cause the fair market value of the plan assets of such plan to equal the plan termination labilities of such plan determined as of a date within thirty (30) days of the Closing. Prior to the Effective Time, Charter and its Subsidiaries shall take such actions as may be requested by FAC with respect to the withdrawal of Charter and its Subsidiaries, effective immediately prior to the Effective Time or at such later date as may be specified by FAC, as contributing sponsors in any Charter Benefit Plan that is described in Section 4063(a) of ERISA.

     (c) Employees of Charter and its Subsidiaries shall be eligible to participate in the pension and welfare plans maintained by FAC after the Effective Time, subject to the eligibility requirements of these plans. For purposes of determining eligibility to participate in the qualified pension plans maintained by FAC, employees of Charter or its Subsidiaries shall be credited with service with Charter and its Subsidiaries to the extent credited under the respective predecessor plans. Vesting service under the FAC Benefit Plans will be in accordance with the rules of such plans governing vesting service for employees of acquired employers and consistent with the current policies of FAC in that regard. Employees of Charter and its Subsidiaries will participate in the First American Corporation Master Retirement Plan (the "Retirement Plan") in accordance with its terms. Such participants will be credited with prior service with Charter and its Subsidiaries for eligibility and vesting purposes, but not for benefit accrual purposes, under the Retirement Plan. Subject to the usual rules applicable to the vacation and short-term disability programs of FAC, service with Charter and its Subsidiaries will be recognized in determining the vacation and short-term disability benefits of employees of Charter and its Subsidiaries after the Effective Time.

     (d) Notwithstanding the provisions of Sections 8.10(b) and 8.10(c), FAC shall cause any Charter Benefit Plan in effect at the Effective Time to remain in effect in lieu of a benefit plan maintained by FAC for an interim period in order to coordinate the transition from such Charter Benefit Plans to FAC plans in a fair, equitable and administratively reasonable manner.

     (e) The actions prescribed by this Section 8.10 are all contingent upon obtaining such determinations and rulings from the IRS and, if necessary, other governmental agencies as FAC may deem appropriate with respect to the effect of such actions on the qualification of the plans involved and the compliance of such actions with other applicable Law. If such determinations or rulings cannot be obtained, Charter and FAC will adopt an alternative course of action which, as nearly as practicable, achieves the same economic results as the actions outlined herein and for which appropriate approval may be obtained.

     (f) From and after the Effective Time, all Charter employees who are terminated within one year following the Merger, as a result of the Merger or as a result of staff reductions or reorganizations, will be eligible for benefits available under FAC's reduction in force policy as in effect as of the date of this Agreement, which include but are not limited to: (i) 30 days' notice, (ii) severance based on years of service (less than 1 year -- one week's pay; 1-10 years -- one week's pay plus one week's pay for every year of service; more than 10 years -- 12 weeks' pay), (iii) continued paid health benefits (less than 1 year -- none, 1-10 years -- three months, more than 10 years -- six months), and
(iv) outplacement assistance. For purposes of the foregoing and for purposes of calculating benefits available under FAC's reduction in force policy in effect after such one year period, Charter employees will receive credit for service with Charter to the same extent and in the manner as if such employees had been employed by FAC.

     (g) From and after the Effective Time, FAC shall honor the employment agreements between Charter and its senior officers as of the date hereof, listed in Section 5.16(a) of the Charter Disclosure Memorandum, in accordance with their terms. Whether any individual officer continues with FAC following the Effective Time will depend on the officer's desire to stay with FAC and FAC's need for executive personnel. Charter will make such officers available to FAC to negotiate economic packages with those officers who stay with FAC.

     (h) To the extent not covered by the foregoing, from and after the Effective Time, FAC shall provide generally to officers and employees of the Charter Companies who at or after the Effective Time become employees of an FAC Company, employee benefits under employee benefit plans on terms and conditions which when taken as a whole are substantially the same as those provided by the FAC Companies to their similarly situated officers and employees. Nothing in this Section 8.10 shall create any third-party beneficiary rights in any employee or former employee of any of the Charter Companies or any of their beneficiaries or dependents.

     8.11 Indemnification.

     (a) Subject to the conditions set forth in paragraph (c) below, for a period of six (6) years after the Effective Time, FAC shall, and shall cause the Surviving Bank to, indemnify, defend, and hold harmless each person entitled to indemnification from a Charter Company (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the same extent and subject to the conditions set forth in applicable regulations of the OTS (including all official interpretations thereof) and Charter's charter and bylaws, in each case as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by the Surviving Bank is required to effectuate any indemnification, FAC shall cause the Surviving Bank to direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between FAC and the Indemnified Party.

     (b) FAC shall, or shall cause the Surviving Bank to, use its reasonable efforts (and Charter shall cooperate prior to the Effective Time in these efforts) to maintain in effect for a period of three (3) years after the Effective Time Charter's existing directors' and officers' liability insurance policy (provided, that FAC may substitute therefor (i) policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous or (ii) with the consent of Charter given prior to the Effective Time, any other policy) with respect to claims arising from facts or events which occurred prior to the Effective Time and covering persons who are currently covered by such insurance; provided, however, that FAC shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 1.5 times premiums paid as of the date hereof by Charter for such insurance. Notwithstanding anything to the contrary contained elsewhere herein, FAC's agreement set forth above shall be limited to cover claims only to the extent that those claims are not covered under Charter's directors' and officers' insurance policies (or any substitute policies permitted by this Section 8.11(b)).

     (c) Any Indemnified Party wishing to claim indemnification under paragraph
(a), upon learning of any such Liability or Litigation, shall promptly notify FAC thereof. In the event of any such Litigation (whether arising before or after the Effective Time), (i) FAC or the Surviving Bank shall have the right to assume the defense thereof and FAC shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if FAC or the Surviving Bank elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between FAC or the Surviving Bank and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and FAC or the Surviving Bank shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that FAC shall be obligated pursuant to this paragraph (c) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate to the extent practicable in the defense of any such Litigation, and (iii) FAC shall not be liable for any settlement effected without its prior written consent; and provided further, that the Surviving Bank shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

     (d) If the Surviving Bank or any of its successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of the Surviving Bank shall assume the obligations set forth in this Section 8.11.

     8.12 Charter Stock Options. At the Effective Time, Charter's plans providing for the issuance of options for the purchase of Charter Common Stock shall terminate; no options shall be granted under any such plans between the date of this Agreement and the Effective Time. At the Effective Time, each outstanding option to purchase shares of Charter Common Stock issued under such plans or otherwise issued to any officers or directors of Charter shall be exchanged for that number of shares of FAC Common Stock determined by dividing the excess of (A) the product of (i) the number of shares of Charter Common Stock subject to the option, (ii) the Common Stock Exchange Ratio, and (iii) the FAC Market Value, over (B) the product of (i) the number of shares of Charter Common Stock subject to the option, and (ii) the exercise price at which shares of Charter Common Stock can be purchased pursuant to the option by the FAC Market Value, rounding down to the nearest whole number.

     8.13 Fairness Opinion. Charter has received an opinion from Wheat First Butcher Singer, Inc. ("Wheat First") dated the date of the approval of this Agreement by the Charter Board of Directors to the effect that in the opinion of such firm, the consideration to be received in the Merger by the stockholders of Charter is fair to the stockholders of Charter from a financial point of view. Nothing in this Agreement shall prevent Charter from obtaining an updated opinion from Wheat First or such other financial advisor selected by Charter as to whether the consideration to be received by the holders of Charter Common Stock pursuant to the Merger is fair to such stockholders from a financial point of view dated not more than five days prior to the date of the Proxy Statement.

     8.14 Agreements Relating To Pooling-Of-Interests. If FAC elects to account for the Merger as a purchase instead of as a pooling-of-interests, those provisions of such written agreements relating solely to the ability of FAC to account for the Merger as a pooling-of-interests shall not be required and shall no longer be of any force and effect.

                                  ARTICLE NINE
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

     9.1 Conditions To Obligations Of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6 of this Agreement:

          (a) Stockholder Approval. The stockholders of Charter shall have approved (i) this Agreement and the Plan of Merger, and (ii) the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law or by the provisions of any governing instruments.

          (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of (i) the Merger, (ii) either the Primary FAC Objective Transactions or the Alternative FAC Objective Transactions, and (iii) the other transactions contemplated by this Agreement and the Plan of Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent so obtained which is necessary to consummate the transactions as contemplated hereby shall be conditioned or restricted in a manner which in the reasonable good faith judgment of the Board of Directors of FAC would so materially adversely impact the economic benefits of the transaction as contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

          (c) Consents and Approvals. Each Party shall have obtained any and all other Consents required for consummation of (i) the Merger, (ii) either the Primary FAC Objective Transactions or the Alternative FAC Objective Transactions (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party.

          (d) Legal Proceedings. No action or proceedings shall have been instituted or threatened by any governmental authority or Regulatory Authority against, and no order, decree or judgment of any court, agency, commission or governmental authority shall be subsisting against FAC or Charter or the officers or directors of FAC or Charter which seeks to, or would, render it unlawful as of the Closing to effect the transactions contemplated by this Agreement and the Plan of Merger, or seeking damages in a material amount by reason of the transactions contemplated thereby.

          (e) Registration Statement. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of FAC Common Stock issuable pursuant to the Merger shall have been received.

          (f) Nasdaq Stock Market. The shares of FAC Common Stock issuable pursuant to the Merger shall have been approved for trading on the Nasdaq Stock Market.

          (g) Tax Matters. Each Party shall have received a copy of the Tax Opinion referred to in Section 8.8 of this Agreement. Each Party shall have delivered to the other a Certificate, dated as of the Effective Time, signed by its chief executive officer and principal financial officer, to the effect that, to the Knowledge and belief of such officers, the statement of facts and representations made on behalf of the management of such Party, presented to the legal counsel delivering the Tax Opinion were at the date of such presentation, true, correct, and complete, and are on the date of such Certificate, to the extent contemplated by the presentation, true, correct, and complete, as though such presentation had been made on the date of such Certificate.

     9.2 Conditions To Obligations Of FAC. The obligations of FAC to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by FAC pursuant to Section 11.6(a) of this Agreement:

          (a) Representations and Warranties. The representations and warranties of Charter set forth or referred to in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided, that representations and warranties which are confined to a specified date shall speak only as of such date), except (i) as expressly contemplated by this Agreement, or (ii) as consented to in writing by FAC.

          (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Charter to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (c) Certificates. Charter shall have delivered to FAC (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its principal financial officer, to the effect that the conditions of its obligations set forth in Sections 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Charter's Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all satisfactory in form and substance to FAC and its counsel acting reasonably and in good faith.

          (d) Affiliate Letters. FAC shall have received a written agreement from each affiliate of Charter, substantially in the form of Exhibit 2.

          (e) Pooling Letter. If it so requests, FAC shall have received a letter from Peat Marwick, L.L.P. dated as of the Effective Time, to the effect that the Merger will qualify for pooling-of-interests accounting treatment under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with this Agreement.

          (f) Accountant's Letter. FAC shall have received from Price Waterhouse, LLP, a letter dated not more than five business days prior to the date of the Closing, with respect to certain financial information regarding Charter, in form and substance satisfactory to FAC and consistent with applicable professional standards for letters delivered by independent public accountants in connection with transactions of the nature contemplated by this Agreement.

          (g) Legal Opinion. FAC shall have received a written opinion, dated as of the Effective Time, of counsel to Charter, in form reasonably satisfactory to FAC, as to the matters set forth in Exhibit 3 to this Agreement.

          (h) Burdensome Condition. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger by any Regulatory Authority which, in connection with the grant of a requisite regulatory approval, imposes any requirement upon FAC or its Subsidiaries to dispose of 10% or more of the Tennessee-based assets or deposits of Charter, except for such actions that are reasonably attributable to a Business Combination or other similar transaction entered into by FAC subsequent to the date of this Agreement.

     (i) Documents. FAC shall have received all documents required to be received from Charter on or prior to the Closing, all in form and substance satisfactory to FAC and its counsel.

     9.3 Conditions to Obligations of Charter. The obligations of Charter to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Charter pursuant to Section 11.6(b) of this Agreement:

          (a) Representations and Warranties. The representations and warranties of FAC set forth or referred to in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided, that representations and warranties which are confined to a specified date shall speak only as of such date), except (i) as expressly contemplated by this Agreement, or (ii) as consented to in writing by Charter.

          (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of FAC to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (c) Certificates. FAC shall have delivered to Charter (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its principal financial officer, to the effect that the conditions of its obligations set forth in Sections 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by FAC's Board of Directors and Charter Interim's Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all satisfactory in form and substance to Charter and its counsel acting reasonably and in good faith.

          (d) Legal Opinion. Charter shall have received a written opinion of Martin E. Simmons, Esquire, Executive Vice President, Administration, General Counsel and Secretary dated as of the Effective Time, in form reasonably satisfactory to Charter, as to the matters set forth in Exhibit 4 to this Agreement.

          (e) Documents. Charter shall have received all documents required to be received from FAC on or prior to the Closing, all in form and substance satisfactory to Charter and its counsel.

                                  ARTICLE TEN
                                  TERMINATION

     10.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the stockholders of Charter, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

          (a) By mutual consent in writing of FAC and Charter; or

          (b) By either Party in writing (provided, that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach and which breach would provide the non-breaching Party the ability to refuse to consummate the Merger under the standard set forth in Section 9.2(a) of this Agreement in the case of FAC and Section 9.3(a) of this Agreement in the case of Charter; or

          (c) By either Party in writing (provided, that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach; or

          (d) By either Party in writing (provided, that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any denial by such authority is not appealed within the time limit for appeal or, in the case of FAC, if any Consent shall be conditioned in the manner provided in the last sentence of Section 9.1(b) of this Agreement, or (ii) the stockholders of Charter fail to vote their approval of this Agreement, the Plan of Merger, and the transactions contemplated hereby as required by the HOLA at the Stockholders' Meeting where the transactions were presented to such stockholders for approval and voted upon; or

          (e) By either Party in writing in the event that the Merger shall not have been consummated by March 31, 1996, in each case only if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

          (f) By either Party in writing (provided, that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(e) of this Agreement as the date after which such Party may terminate this Agreement; or

          (g) By FAC in writing to the extent provided in Section 7.1(b)(i); or

          (h) By Charter in writing if the FAC Market Value (determined as provided in Section 3.6 of this Agreement) is more than $43.50.

     10.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of this Section
10.2 and Article Eleven and Section 8.5(b) of this Agreement shall survive any such termination, and (ii) a termination pursuant to Sections 10.1(b) or 10.1(c) of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

     10.3 Non-Survival of Representations and Covenants. All representations, warranties and covenants in this Agreement, or in any instrument delivered pursuant hereto shall expire on, and be terminated and extinguished at, the Effective Time other than covenants that by their terms are to survive or be performed after the Effective Time, provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive FAC or Charter (or any director, officer or controlling person thereof) of any defense in law or equity which otherwise would be available against the claims of any person, including, without limitation, any stockholder or former stockholder of either FAC or Charter, the aforesaid representations, warranties and covenants being material inducements to the consummation by FAC and Charter of the transactions contemplated herein.

                                 ARTICLE ELEVEN
                                 MISCELLANEOUS

     11.1 Definitions. Except as otherwise provided herein, the capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

     "Acquisition Proposal" with respect to Charter shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving Charter or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, Charter or any of its Subsidiaries.

     "Affiliate" of a Person shall mean (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by, or under common control with such Person, (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any ten percent (10%) or greater equity or voting interest of such Person, or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

     "Agreement" shall mean this Agreement and Plan of Reorganization, the Preamble to this Agreement, including the Plan of Merger and each of the Exhibits delivered pursuant hereto and incorporated herein by reference.

     "Allowance" shall have the meaning provided in Section 5.9 of this Agreement.

     "Alternative FAC Objective Transactions" shall have the meaning set forth in the Preamble of this Agreement.

     "Articles of Combination" shall mean the Articles of Combination to be filed with the OTS relating to the Merger as contemplated by Section 1.3 of this Agreement.

     "Assets" of a Person shall mean all of the assets, properties, businesses, and rights of such Person of every kind, nature, character, and description, whether real, personal, or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

     "BHC Act" shall mean the federal Bank Holding Company Act of 1956, as amended.

     "Business Combination" shall mean an acquisition of, merger or combination with, share exchange involving any class of voting stock of, sale of more than fifty percent (50%) of the consolidated assets by, or other business combination involving, or tender offer for or sale or issuance of any equity securities involving an acquisition by a third-party of more than fifty percent (50%) of the voting stock of, Charter, other than the formation of a newly organized holding company for Charter in which the shares of Charter Common Stock are exchanged for shares of the holding company on a basis that does not cause the respective beneficial interests of each stockholder to change or transactions with a FAC Company.

     "CRA" shall mean the Community Reinvestment Act of 1977, 12 U.S.C. sec. 2901 et seq.

     "Charter Benefit Plans" shall have the meaning set forth in Section 5.14 of this Agreement.

     "Charter Capital Stock" shall mean, collectively, the Charter Common Stock the Charter Preferred Stock, and any other class or series of capital stock of Charter.

     "Charter Common Stock" shall mean the $.01 par value common stock of Charter.

     "Charter Companies" shall mean, collectively, Charter and all Charter Subsidiaries.

     "Charter Disclosure Memorandum" shall mean the written information entitled "Charter Federal Savings Bank Disclosure Memorandum" delivered prior to the date of this Agreement to FAC describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made.

     "Charter Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Charter as of March 31, 1995, and as of June 30, 1994 and 1993, and the related consolidated statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended March 31, 1995, and for each of the three fiscal years ended June 30, 1994, 1993, and 1992, as disclosed by Charter in the Charter Disclosure Memorandum, and (ii) the consolidated balance sheets of Charter (including related notes and schedules, if any) and related consolidated statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to March 31, 1995.

     "Charter Interim Common Stock" shall mean the $1.00 par value common stock of Charter Interim.

     "Charter Preferred Stock" shall mean the serial preferred stock par value $.01 per share, of Charter.

     "Charter Subsidiaries" shall mean the Subsidiaries of Charter, which shall include the Charter Subsidiaries described in Section 5.4 of this Agreement and any corporation, bank savings association, or other organization acquired as a Subsidiary of Charter in the future and owned by Charter at the Effective Time.

     "Closing" shall mean the closing of the transactions contemplated hereby, as described in Section 1.2 of this Agreement.

     "Common Stock Exchange Ratio" shall have the meaning provided in Section 3.1(c) of this Agreement.

     "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

     "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock Assets, or business.

     "Default" shall mean (i) any breach or violation of or default under any Contract, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order, or Permit.

     "Effective Time" shall mean the date and time at which the Merger becomes effective as defined in Section 1.3 of this Agreement.

     "ERISA Plan" shall have the meaning provided in Section 5.14 of this Agreement.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Agent" shall have the meaning provided in Section 4.1 of this Agreement.

     "Exhibits" 1 through 4, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

     "FAC Capital Stock" shall mean, collectively, the FAC Common Stock, the FAC Preferred Stock, and any other class or series of capital stock of FAC.

     "FAC Common Stock" shall mean the $5.00 par value common stock of FAC.

     "FAC Companies" shall mean, collectively, FAC and all FAC Subsidiaries.

     "FAC Financial Statements" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of FAC as of March 31, 1995, and as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the three months ended March 31, 1995, and each of the three years ended December 31, 1994, 1993 and 1992, as filed by FAC in SEC Documents and (ii) the consolidated statements of condition of FAC (including related notes and schedules, if any) and related consolidated statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to March 31, 1995.

     "FAC Market Value" shall have the meaning set forth in Section 3.6 of this Agreement.

     "FAC Subsidiaries" shall mean the Subsidiaries of FAC.

     "FDIC" shall mean Federal Deposit Insurance Corporation.

     "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

     "HOLA" shall mean the Home Owners' Loan Act of 1933, as amended.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Knowledge" or "Best Knowledge" as used with respect to a Person shall mean the knowledge after due inquiry under the circumstances, of the chairman, president, principal financial officer, chief accounting officer, chief credit officer, general counsel, any assistant or deputy general counsel, or any senior or executive vice president of such Person.

     "Law" shall mean any code, law, ordinance, regulation, reporting, or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including, without limitation, those promulgated, interpreted, or enforced by any of the Regulatory Authorities.

     "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost, or expense (including, without limitation, costs of investigation, collection, and defense), claim, deficiency, guaranty, or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute, or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

     "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention, or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institutions, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

     "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

     "Loan Property" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

     "Material Adverse Effect" on a Party shall mean an event, change, or occurrence which, together with any other event, change, or occurrence, has or is reasonably likely to have a material adverse impact on (i) the financial position, business, prospects, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided, that "material adverse impact" shall not be deemed to include the impact of (x) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (y) changes in GAAP or regulatory accounting principles generally applicable to banks and savings associations and their holding companies, or (z) changes effected at the request of the FAC Companies pursuant to Section 7.1(b).

     "Material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided, that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

     "Merger" shall mean the merger of Charter Interim with and into Charter referred to in Section 1.1 of this Agreement.

     "NASDAQ Stock Market" shall mean the National Market System of the Nasdaq.

     "1933 Act" shall mean the Securities Act of 1933, as amended.

     "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local, or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

     "OTS" shall mean the Office of Thrift Supervision (including its predecessor, the Federal Home Loan Bank Board).

     "Party" shall mean either Charter or FAC and "Parties" shall mean both Charter and FAC.

     "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

     "Person" shall mean a natural person or any legal, commercial, or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

     "Plan of Merger" shall mean the Agreement and Plan of Merger and Combination, in substantially the form of Exhibit 1 to this Agreement, to be entered into by Charter and, upon its organization, Charter Interim setting forth the terms of the Merger.

     "Proxy Statement" shall mean the proxy statement used by Charter to solicit the approval of its stockholders of the transactions contemplated by this Agreement and the Plan of Merger, and shall include the prospectus of FAC relating to the shares of FAC Common Stock to be issued to the stockholders of Charter.

     "Primary FAC Objective Transactions" shall have the meaning set forth in the Preamble of this Agreement.

     "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, filed with the SEC by FAC under the 1933 Act in connection with the transactions contemplated by this Agreement.

     "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the OTS, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the Nasdaq Stock Market, and the SEC.

     "SEC Documents" shall mean all reports and registration statements filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

     "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder, including the regulations of the OTS included in 12 C.F.R. Part 563g.

     "Significant Subsidiary" shall mean any present or future consolidated Subsidiary of the Party in question, the assets of which constitute ten percent (10%) or more of the consolidated assets of such Party as reflected on such Party's consolidated statement of condition prepared in accordance with GAAP.

     "Stockholders' Meeting" shall mean the meeting of the stockholders of Charter to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

     "Subsidiary" or collectively "Subsidiaries" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls fifty percent (50%) or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which fifty percent (50%) or more of the outstanding equity securities is owned directly or indirectly by its FAC; provided, however, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

     "Surviving Bank" shall mean Charter, as the surviving federal savings bank resulting from the Merger.

     "Tax" or "Taxes" shall mean any federal, state, county, local or foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy, and other taxes, assessments, charges, fares, or impositions, of any nature whatsoever, including interest, penalties, and additions imposed thereon or with respect thereto.

     11.2 Expenses. Each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that FAC shall bear and pay the filing fees payable in connection with the Registration Statement, the Proxy Statement, and all applications filed with the Regulatory Authorities and FAC and Charter will share equally the printing and mailing costs incurred in connection with the Registration Statement and the Proxy Statement. Notwithstanding the foregoing, in the event that Charter terminates this Agreement pursuant to Section 10.1(h), Charter shall pay to FAC an amount equal to all costs and expenses incurred by FAC in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, mailing costs, and fees and expenses of FAC's financial or other consultants, investment bankers, accountants and counsel; such payment shall be made in immediately available funds within five business days after such termination.

     11.3 Brokers and Finders. Except for Wheat First as to Charter and Merrill, Lynch, Pierce, Fenner & Smith, Inc. as to FAC, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Charter or FAC, each of Charter and FAC, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

     11.4 Entire Agreement. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement, expressed or implied, is intended to, or shall, confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Section 8.11 of this Agreement.

     11.5 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties; provided, however, that after any such approval by the holders of Charter Common Stock, there shall be made no amendment to the consideration to be received by Charter stockholders without the further approval of such stockholders.

     11.6 Waivers.

     (a) Prior to or at the Effective Time, FAC, acting through its Board of Directors, chief executive officer, president, or other authorized officer, shall have the right at any time (whether before or after approval of the Plan of Merger by the Charter stockholders) to waive on behalf of it and Charter Interim any Default in the performance of any term of this Agreement by Charter, to waive or extend the time for the compliance or fulfillment by Charter of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of FAC under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of FAC.

     (b) Prior to or at the Effective Time, Charter, acting through its Board of Directors, chief executive officer, president, or other authorized officer, shall have the right (whether before or after approval of the Plan of Merger by the Charter stockholders) to waive any Default in the performance of any term of this Agreement by FAC, to waive or extend the time for the compliance or fulfillment by FAC or Charter Interim of any and all of their obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Charter under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Charter.

     11.7 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

     11.8 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided, hereunder), and shall he deemed to have been delivered as of the date so received:

Charter:    Charter Federal Savings Bank
            110 Piedmont Avenue
            Bristol, Virginia 24201
            Attention: Cecil R. McCullar
                       President and Chief Executive Officer
Copy to
Counsel:    Mary M. Sjoquist
            Muldoon, Murphy & Faucette
            5101 Wisconsin Avenue, N.W.
            Washington, D.C. 20016
FAC:        First American Corporation
            615 First American Center
            Nashville, TN 37237
            Attention: Dennis C. Bottorff
                       Chairman of the Board and
                       Chief Executive Officer
Copy to
Counsel:    Catherine C. McCoy
            Arnold & Porter
            555 12th Street, N.W.
            Washington, D.C. 20004

     11.9 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Tennessee, without regard to any applicable conflicts of Laws, except to the extent that the federal laws of the United States may apply to the Merger.

     11.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     11.11 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

     11.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

ATTEST: CHARTER FEDERAL SAVINGS BANK


By:         /s/  Robert J. Bartel              By:       /s/  Cecil R. McCullar
------------------------------------------    ------------------------------------------
             Robert J. Bartel                             Cecil R. McCullar
                                                President and Chief Executive Officer

[CORPORATE SEAL]

ATTEST: FIRST AMERICAN CORPORATION

By:          /s/  Mary C. Price                By:       /s/  Dennis C. Bottorff
------------------------------------------    ------------------------------------------
              Mary C. Price                               Dennis C. Bottorff
           Assistant Secretary                Chairman of the Board and Chief Executive
                                                                 Officer

[CORPORATE SEAL]

                        AMENDMENT NO. 1 TO AGREEMENT AND
                             PLAN OF REORGANIZATION
                                 BY AND BETWEEN
                          CHARTER FEDERAL SAVINGS BANK
                                      AND
                           FIRST AMERICAN CORPORATION

     This Amendment No. 1 ("Amendment") to the Agreement and Plan of Reorganization By and Between Charter Federal Savings Bank ("Charter") and First American Corporation ("FAC") dated as of May 17, 1995 ("Agreement"), is made and entered into as of October 11, 1995.

                                  WITNESSETH:

     WHEREAS, FAC and Charter have previously entered into the Agreement; and

     WHEREAS, since the execution of the Agreement, Charter has filed a lawsuit in the United States Court of Federal Claims ("Claims Court") against the United States Government ("United States") seeking damages for breach of contract and unlawful taking of property arising out of the revocation by the United States of Charter's right to treat supervisory goodwill as an asset for regulatory capital purposes ("Goodwill Lawsuit"); and

     WHEREAS, the United States Court of Appeals for the Federal Circuit subsequently ruled in favor of a litigant in a goodwill lawsuit; and

     WHEREAS, Charter desires that the amount of consideration to be distributed to Charter stockholders be adjusted to take into consideration the potential recovery of damages in the Goodwill Lawsuit, and in consideration of FAC's agreement to so adjust such consideration, Charter has agreed to the deletion of its right under Section 10.1(h) of the Agreement to terminate the Agreement if the FAC Market Value is above $43.50; and

     WHEREAS, Charter and FAC wish to clarify in certain other provisions of the Agreement their mutual intention to proceed expeditiously with the transactions contemplated by the Agreement;

     NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

          1. Capitalized Terms. Capitalized terms not specifically defined herein shall have the meanings ascribed to them in the Agreement.

          2. Effect of Amendment. This Amendment shall become effective as of the date hereof. Except as expressly provided herein, all of the terms and conditions of the Agreement shall remain unchanged and in full force and effect.

          3. Additional Defined Terms. The capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

     "Charter Stockholders" shall mean the holders of record of shares of Charter Common Stock as of the Effective Time, except for shares of Charter Common Stock to be canceled pursuant to Section 3.3 of the Agreement.

     "Goodwill Litigation" shall mean Charter Federal Savings Bank v. United States, Civil Action No. 95-513C, filed on August 7, 1995, in the United States Court of Federal Claims, in which Charter alleges that the United States breached certain contractual commitments regarding the computation of its regulatory capital and deprived Charter of certain of its property rights without just compensation in violation of the United States Constitution.

     "Goodwill Litigation Recovery" shall mean the sum of the cash payments, if any, actually received by Charter or its successor during the period beginning on the Effective Time and ending on the fifth anniversary of the Effective Time, in respect of the Goodwill Litigation pursuant to a final, nonappealable judgment in, or final settlement of, the Goodwill Litigation.

     "Net Goodwill Litigation Recovery" shall mean the excess, if any, of the Goodwill Litigation Recovery over the sum of -- (i) the aggregate expenses incurred from May 17, 1995 in prosecuting the Goodwill Litigation including, without limitation, legal and accounting fees and disbursements and the fees and expenses of any agents employed in connection with the Goodwill Litigation; (ii) the expenses incurred by FAC in connection with the preparation and negotiation of this Amendment, including, without limitation, legal and accounting fees and disbursements and the fees and expenses of any agents employed in connection therewith; and (iii) the product of (a) the excess of the Goodwill Litigation Recovery over the aggregate expenses incurred in prosecuting the Goodwill Litigation, and (b) the sum of the highest corporate federal income tax rate in effect for any year in which a payment constituting a Goodwill Litigation Recovery is received and the highest corporate Virginia income tax rate in effect for any such year.

     "Per Share Recovery Ratio" shall mean the number of shares of FAC Common Stock obtained by dividing (A) by (B), where (A) equals 50% of Net Goodwill Litigation Recovery divided by the number of shares of Charter Common Stock issued and outstanding immediately prior to the Effective Time, and (B) equals the average per share closing price of FAC Common Stock on The NASDAQ Stock Market, as reported in The Wall Street Journal, on the date of receipt by Charter of the last payment constituting Goodwill Litigation Recovery.

     For example, if the Net Goodwill Litigation Recovery is $5,000,000, the number of shares of Charter Common Stock issued and outstanding immediately prior to the Effective Time is 2,000,000, and the value of one share of FAC Common Stock on the date of receipt by Charter of the last payment constituting Goodwill Litigation Recovery is $45.00, then the Per Share Recovery Ratio would be 0.0278.

     4. Control of Litigation.

     FAC, as the owner of Charter as a wholly owned subsidiary after the Effective Time, shall have sole and exclusive direction and control of the conduct of the Goodwill Litigation and in its discretion may, among other things, dispose of the Goodwill Litigation in a manner that does not result in any cash or other recovery. The Charter Stockholders will not have any rights to receive payment in respect of the Goodwill Litigation except to the extent expressly provided in the Agreement, as amended hereby.

     5. Contingent Consideration. The following Section 3.1A is hereby added immediately after Section 3.1 and immediately before Section 3.2 of the
Agreement:

          3.1A Contingent Consideration.  (a) Subject to paragraph (b) of this
     Section 3.1A, in addition to the shares of FAC Common Stock to be issued in exchange for shares of Charter Common Stock pursuant to the provisions of
     Section 3.1(c) of this Agreement, each Charter Stockholder shall be entitled to receive an additional number of shares of FAC Common Stock, rounded down to the nearest number of whole shares, equal to the product of the number of shares of Charter Common Stock held by such Charter Stockholder immediately prior to the Effective Time and the Per Share Recovery Ratio. Shares of FAC Common Stock, if any, described in this
     Section 3.1A are hereinafter referred to as "Contingent Shares." In the event that the circumstances described in paragraph (b) of this Section 3.1A arise, then each Charter Stockholder shall be entitled to receive the consideration described in such paragraph (b), if any, in lieu of any FAC Common Stock.

          (b) In the event that (i) a consolidation, merger or acquisition of FAC with, into or by another corporation ("Acquiror"), other than a transaction pursuant to which FAC is the surviving entity and which does not result in a reclassification of the outstanding shares of FAC Common Stock into shares of other stock, cash or other securities or property has been consummated prior to the fifth anniversary of the Effective Time, and
     (ii) the last payment constituting Goodwill Litigation Recovery is received after the consummation of a transaction described in (i) above but before the fifth anniversary of the Effective Time, then each Charter Stockholder shall be entitled to receive, at the election of Acquiror, either cash or shares of the Acquiror's capital stock, or a combination of cash and shares of the Acquiror's capital stock, having a value equaling the product of (A) fifty percent (50%) of Net Goodwill Litigation

     Recovery divided by the number of shares of Charter Common Stock issued and outstanding immediately prior to the Effective Time and (B,) the number of shares of Charter Common Stock held by such Charter Stockholder immediately prior to the Effective Time ("Acquiror Consideration"); provided, however, that no Acquiror Consideration shall be distributable to the Charter Stockholders unless the aggregate value of such Acquiror Consideration would equal or exceed the product of Two Dollars ($2.00) and the number of shares of Charter Common Stock issued and outstanding immediately prior to the Effective Time. To the extent that any Acquiror Consideration is paid in Acquiror capital stock, such stock will be valued based on the last reported sales price per share or average per share closing price of such stock as reported in The Wall Street Journal on the date of receipt by Charter of the last payment constituting Goodwill Litigation Recovery.

          (c) Notwithstanding any other provision of this Agreement --

             (i) under no circumstances shall the total number of Contingent Shares to be issued to Charter Stockholders pursuant to Section 3.1A(a), if any, exceed the number of shares of FAC Common Stock issued pursuant to the provisions of Section 3.1(c) (the "Maximum Number"); in the event the number of Contingent Shares would, absent the provisions of this
        Section 3.1A(c), exceed the Maximum Number, the number of Contingent Shares to be distributed to each Charter Stockholder shall be equal to the product of the Maximum Number and a fraction, the numerator of which is the number of shares of Charter Common Stock held by such Charter Stockholder immediately prior to the Effective Time and the denominator of which is the total number of shares of Charter Common Stock held by all Charter Stockholders immediately prior to the Effective Time; and

             (ii) under no circumstances shall the total value of Acquiror Consideration to be distributed to Charter Stockholders pursuant to
        Section 3.1A(b), if any, have an aggregate value in excess of the product of (A) the number of shares of FAC Common Stock issued pursuant to the provisions of Section 3.1(c) and (B) the last reported sales price of one share of FAC Common Stock as reported in The Wall Street Journal on the date of the Effective Time (the "Maximum Value"); in the event that the total value of Acquiror Consideration would, absent the provisions of this Section 3.1A(c), exceed the Maximum Value, the amount of Acquiror Consideration to be distributed to each Charter Stockholder shall be equal to the product of the Maximum Value and a fraction, the numerator of which is the number of shares of Charter Common Stock held by such Charter Stockholder immediately prior to the Effective Time and the denominator of which is the total number of shares of Charter Common Stock held by all Charter Stockholders immediately prior to the Effective Time.

          (d) The contingent consideration provided under this Section 3.1A shall not be transferable, assignable or alienable, except by will or the laws of descent and distribution, until such time as the Contingent Shares or Acquiror Consideration, if any, have been issued or distributed. Any attempt by a Charter Stockholder to assign any rights to receive Contingent Shares or Acquiror Consideration shall be null and void.

          (e) Contingent Shares or Acquiror Consideration, if any, shall be distributed to Charter Stockholders pursuant to the rules and provisions of
     Section 4.1(b) and Section 4.1(c).

          (f) Notwithstanding any other provision of this Agreement, the provisions of Section 3.4 of this Agreement shall apply only to shares of FAC Common Stock received in exchange for shares of Charter Common Stock pursuant to the provisions of Section 3.1(c) of this Agreement. No fractional shares of FAC Common Stock or Acquiror capital stock shall be distributed pursuant to the provisions of this Section 3.1A and no cash shall be paid in lieu thereof. Rather, the number of Contingent Shares or shares of Acquiror capital stock to be distributed to each Charter Stockholder shall be rounded down to the nearest whole number of shares.

          (g) Charter Stockholders will not be entitled to dividends, voting rights, or any other rights as stockholders with respect to any shares of stock prior to the issuance of such shares, if any, pursuant to this
     Section 3.1A.

     6. Procedures.

     (a) Section 4.1 of the Agreement is hereby redesignated as subsection (a) of Section 4.1 of the Agreement. All references to "Section 3.1" in subsection
(a) of Section 4.1 are hereby amended to read "Section 3.1(c)."

     (b) New subsections (b) and (c) are hereby added to Section 4.1 of the Agreement as follows:

          (b) Within forty-five (45) days of receipt by Charter of the last payment constituting Goodwill Litigation Recovery, FAC or Acquiror shall issue and deliver the Contingent Shares or Acquiror Consideration to a transfer agent to be designated by FAC or Acquiror (the "Transfer Agent"),

          (c) Within twenty (20) days of receipt by Charter of the last payment constituting Goodwill Litigation Recovery, the Transfer Agent shall mail to each Charter Stockholder at the address shown for such stockholder on Charter's books and records at the Effective Time such blank documentation and related certificates and materials as may be necessary in the reasonable judgment of the Transfer Agent to ensure the delivery of the Contingent Shares or Acquiror Consideration to the Charter Stockholders and to ensure compliance with all applicable laws and regulations. Within thirty (30) days after the Transfer Agent has received all required documentation from a Charter Stockholder, properly completed in form and substance satisfactory to the Transfer Agent, the Transfer Agent shall cause the delivery to such Charter Stockholder of his, her or its Contingent Shares or Acquiror Consideration. Notwithstanding any other provision of this Agreement, neither FAC, Acquiror, the Surviving Bank, the Exchange Agent nor the Transfer Agent shall be liable to a holder of Charter Common Stock or FAC Common Stock, as the case may be, for any property, including any Contingent Shares or Acquiror Consideration delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar Law.

     7. Rights of Former Charter Stockholders.  The reference to Section 3.1 in
Section 4.2 of the Agreement is hereby modified to refer to Section 3.1(c).

     8. Environmental Matters. The penultimate sentence of Subparagraph (b)(i) of Section 7.1 of the Agreement is hereby deleted in its entirety.

     9. Affirmative Covenants of Charter.

     (a) Section 7.1(b) is hereby amended by adding a parenthetical phrase to the lead-in language thereof so that the lead-in reads as follows:

          (b) Charter agrees to take or cause to be taken commencing as soon as practicable following the execution of this Agreement, and continuing thereafter as appropriate (and in the case of (ii) and (iii) such obligations shall not be fully implemented until the day prior to the Effective Time), the following affirmative actions prior to the Effective
     Time:

     (b) The last sentence of Section 7.1(f) is hereby amended by inserting the following words at the end thereof:

     and in no event until the day prior to the Effective Time.

     10. Tax Matters. The following new Section 8.8 is inserted in substitution of Section 8.8 of the Agreement:

     The Parties agree to use their reasonable efforts to obtain a written opinion of Arnold & Porter reasonably acceptable to the Parties to the effect that, for federal income tax purposes, (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) to the extent Charter Common Stock is exchanged in the Merger for FAC Common Stock (including any Contingent Shares) no gain or loss will be recognized by the stockholders of Charter except to the extent any Contingent Shares constitute a payment of interest (including imputed interest), (iii) gain or loss, if any, will be recognized by Charter Stockholders upon their receipt of cash in lieu of fractional shares of FAC Common Stock, and (iv) each of Charter, FAC, and Charter Interim will be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code ("Tax Opinions"). In rendering such Tax Opinions, counsel shall be entitled to rely upon representations of officers of Charter and FAC reasonably satisfactory in form and substance to such counsel. The Parties understand that (i) Arnold & Porter's opinion will be premised on, among other things, the assumption that any consideration paid pursuant to
     Section 3.1A will consist solely of FAC Common Stock, and (ii) if any consideration paid pursuant to Section 3.1A is not FAC Common Stock, then the Merger may not qualify as a reorganization within the meaning of
     Section 368(a) of the Internal Revenue Code. Except for any action that may be taken relating to the provisions of Section 3.1A (or any provision of this Agreement related to the implementation of the provisions of Section 3.1A), each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

     11. Deletion of Certain Termination Rights.  Subparagraphs (g) and (h) of
Section 10.1 of the Agreement are hereby deleted in their entirety.

     12. Non-Survival of Representations and Covenants. The following sentence shall be added at the end of Section 10.3 of the Agreement:

     Without limiting the generality of the foregoing, Sections 3.1A and 4.1 of this Agreement, as amended, shall survive the Effective Time.

     13. Expenses. The last sentence of Section 11.2 of the Agreement is hereby deleted in its entirety.

     14. November 30, 1995 Closing. FAC and Charter each agree to use its best efforts to cause the Merger to become effective by December 1, 1995, and Charter agrees with FAC that, if all conditions precedent specified in Article Nine of the Agreement have been satisfied by November 30, 1995, the Closing of the Merger will take place on November 30, 1995, and the Merger and other transactions contemplated by the Agreement shall become effective on December 1, 1995, or as soon thereafter as practicable.

     15. Plan of Merger. The Plan of Merger to be entered into as of the Effective Time shall contain provisions consistent with the Agreement, as amended hereby.

     IN WITNESS WHEREOF, each of FAC and Charter has caused this Amendment to be executed on its behalf and its corporate seal to be hereunto affixed and attested thereunto by its authorized officer as of the day and year first above written.

ATTEST: CHARTER FEDERAL SAVINGS BANK


       By:       /s/  Katherine L. Hale                  By:       /s/  Cecil R. McCullar
       ------------------------------------------        -------------------------------------------------------
                       Katherine L. Hale                                 Cecil R. McCullar
                           Secretary                              President and Chief Executive Officer


[CORPORATE SEAL]

ATTEST: FIRST AMERICAN CORPORATION


        By:         /s/  Mary Neil                       By:       /s/  Dennis C. Bottorff
        ------------------------------------------       -------------------------------------------------------
                           Mary Neil Price                               Dennis C. Bottorff
                         Assistant Secretary                   Chairman of the Board and Chief Executive Officer


[CORPORATE SEAL]

                  AGREEMENT AND PLAN OF MERGER AND COMBINATION

     THIS AGREEMENT AND PLAN OF MERGER AND COMBINATION (this "Plan of Merger")
is made and entered into as of the      day of        , 1995, by and between
CHARTER FEDERAL SAVINGS BANK ("Charter"), a federal stock savings bank organized and existing under the laws of the United States, with its home office located in Bristol, Virginia, and CHARTER INTERIM FEDERAL SAVINGS BANK ("Charter Interim"), an interim federal stock savings bank organized and existing under the laws of the United States, with its home office located in Bristol, Virginia.

                                    PREAMBLE


     Each of the Boards of Directors of Charter and Charter Interim deems it advisable and in the best interests of their respective institutions and the stockholders thereof for Charter Interim to be merged with and into Charter (the "Merger") on the terms and conditions provided in this Plan of Merger. This Plan of Merger is made and entered into pursuant to an Agreement and Plan of Reorganization, dated as of May 17, 1995, by and between Charter and First American Corporation ("FAC"), as amended by Amendment No. 1 to Agreement and Plan of Reorganization dated as of October 11, 1995 ("Agreement"). At the Effective Time of the Merger, the outstanding shares of Charter Common Stock (as defined herein) shall be converted into the right to receive shares of FAC Common Stock (subject to certain exceptions as set forth in the Agreement). As a result, stockholders of Charter shall become stockholders of FAC and Charter shall continue to conduct its business and operations as a wholly-owned, first tier federal savings bank subsidiary of FAC.



     NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Charter and Charter Interim hereby make, adopt, and approve this Plan of Merger in order to set forth the terms and conditions of the merger of Charter Interim into Charter.


                                  ARTICLE ONE
                                  DEFINITIONS


     Except as otherwise provided herein, the capitalized terms set forth below (in their singular and plural forms, as applicable) shall have the meanings set forth in the Agreement.


                                  ARTICLE TWO
                                TERMS OF MERGER

     2.1 Merger. Subject to the terms of this Plan of Merger and the Agreement, at the Effective Time, Charter Interim shall be merged with and into Charter in accordance with and with the effect provided in Title 12, United States Code,
Section 1467a(s) and 12 C.F.R. Section 552.13(l). Charter shall be the Surviving Bank resulting from the Merger, shall be a wholly-owned, first tier subsidiary of FAC and shall continue to be governed by the laws of the United States as a federal stock savings bank operating under the name "Charter Federal Savings Bank." The Merger shall be consummated pursuant to the terms of this Plan of Merger.

     2.2 Surviving Bank. The business of the Surviving Bank from and after the Effective Time shall continue to be that of a federal stock savings bank organized under the laws of the United States. The business shall be conducted from its office located in [Bristol, Virginia], and its legally established branches as listed on the attached Exhibit A, which shall also include the main office and all branches of Charter, whether in operation or approved but unopened, at the Effective Time.

     2.3 Assumption of rights. At the Effective Time, the separate existence and corporate organization of Charter Interim shall be merged into and continued in the Surviving Bank. All rights, franchises, and interests of both Charter and Charter Interim in and to every type of property (real, personal, and mixed), and all chosen in action of both Charter and Charter Interim shall be transferred to and vested in the Surviving Bank without any deed or other transfer. The Surviving Bank, upon consummation of the Merger and without any order of other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises, and interests, including appointments, designations, and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver, and committee of estates of incompetent persons, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by either Charter or Charter Interim at the Effective Time.

     2.4 Assumption of Liabilities. All liabilities and obligations of both Charter and Charter Interim of every kind and description (including without limitation the liquidation account established by Charter in connection with its conversion to the stock form of organization, and the liquidation account assumed by Charter Federal in connection with its merger conversion with First Federal Savings and Loan Association of Danville, as in existence at the Effective Time) shall be assumed by the Surviving Bank, and the Surviving Bank shall be bound thereby in the same manner and to the same extent that Charter and Charter Interim were so bound at the Effective Time.

     2.5 Savings Accounts and Deposits. All savings accounts and deposits of Charter shall be and continue to be savings accounts and deposits of the Surviving Bank, without change in their respective terms, maturity, minimum required balances or withdrawal value. As of the Effective Time, each savings accounts or deposit of Charter shall be considered for dividend or interest purposes as a savings account or deposit of the Surviving Bank from the time said savings account or deposit was opened in Charter and at all times thereafter until such account or deposit ceases to be a savings account or deposit of the Surviving Bank.

     2.6 Charter. The charter of Charter in effect immediately prior to the Effective Time shall be the Charter of the Surviving Bank until otherwise amended or repealed.

     2.7 Bylaws. The bylaws of Charter in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Bank until otherwise amended or repealed.

     2.8 Board of Directors. Upon the Effective Time, the Board of Directors of the Surviving Bank shall consist initially of the following [number] individuals, each of whom shall serve for one-year terms:

                    NAME                                     RESIDENCE ADDRESS
---------------------------------------------  ---------------------------------------------
---------------------------------------------
---------------------------------------------
---------------------------------------------
---------------------------------------------
---------------------------------------------

     2.9 Offices. The main office of the Surviving Bank after the Effective Time will be located at the main office of the Surviving Bank in [Bristol, Virginia]. The Surviving Bank's offices will after the Effective Time be located at the locations set forth in Exhibit A to this Plan of Merger.

                                 ARTICLE THREE
                          MANNER OF CONVERTING SHARES

     3.1 Conversion of Shares. Subject to the provisions of this Article Three, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of the constituent corporations shall be converted as follows:

          (a) Each share of Charter Interim Common Stock issued and outstanding prior to the Effective Time shall at the Effective Time continue to be issued and outstanding and shall be an identical outstanding share of the Surviving Bank.

          (b) Each share of Charter Common Stock issued and outstanding at the Effective Time (excluding shares held by any Charter Company or by any FAC Company, in each case other than in a fiduciary capacity or in satisfaction of debts previously contracted, which shares shall be canceled as provided in Section 3.3 of this Plan of Merger) shall cease to be outstanding and shall be converted into and exchanged for 0.3800 shares of FAC Common Stock (the "Common Stock Exchange Ratio"); provided, however, that, in the event the FAC Market Value at the Effective Time (determined as provided in Section 3.6 of this Plan of Merger) is greater than $39.75 per share, then the Common Stock Exchange Ratio shall be reduced to such amount, rounded to the nearest one-ten thousandth of a share, as shall equal $15.10 divided by the FAC Market Value; and provided further, however, that, if FAC enters into a definitive agreement of merger or reorganization with another entity as a result of which either FAC is not the surviving entity or FAC's Chief Executive Officer will not become the Chief Executive Officer of the surviving entity, then the Common Stock Exchange Ratio shall be 0.3800 shares of FAC Common Stock for each share of Charter Common Stock exchanged.


     3.2 Contingent Consideration.



          (a) Subject to paragraph (b) of this Section 3.2, in addition to the shares of FAC Common Stock to be issued in exchange for shares of Charter Common Stock pursuant to the provisions of Section 3.1(b) of this Plan of Merger, each Charter Stockholder shall be entitled to receive an additional number of shares of FAC Common Stock, rounded down to the nearest number of whole shares, equal to the product of the number of shares of Charter Common Stock held by such Charter Stockholder immediately prior to the Effective Time and the Per Share Recovery Ratio. Shares of FAC Common Stock, if any, described in this Section 3.2, are hereinafter referred to as "Contingent Shares." In the event that the circumstances described in paragraph (b) of this Section 3.2 arise, then each Charter Stockholder shall be entitled to receive the consideration described in such paragraph
     (b), if any, in lieu of any FAC Common Stock.



          (b) In the event that (i) a consolidation, merger or acquisition of FAC with, into or by another corporation ("Acquiror"), other than a transaction pursuant to which FAC is the surviving entity and which does not result in a reclassification of the outstanding shares of FAC Common Stock into shares of other stock, cash or other securities or property has been consummated prior to the fifth anniversary of the Effective Time, and
     (ii) the last payment constituting Goodwill Litigation Recovery is received after the consummation of a transaction described in (i) above but before the fifth anniversary of the Effective Time, then each Charter Stockholder shall be entitled to receive, at the election of Acquiror, either cash or shares of the Acquiror's capital stock, or a combination of cash and shares of the Acquiror's capital stock, having a value equaling the product of (A) fifty percent (50%) of Net Goodwill Litigation Recovery divided by the number of shares of Charter Common Stock issued and outstanding immediately prior to the Effective Time and (B) the number of shares of Charter Common Stock held by such Charter Stockholders immediately prior to the Effective Time ("Acquiror Consideration"); provided, however, that no Acquiror Consideration shall be distributable to the Charter Stockholders unless the aggregate value of such Acquiror Consideration would equal or exceed the product of Two Dollars ($2.00) and the number of shares of Charter Common Stock issued and outstanding immediately prior to the Effective Time. To the extent that any Acquiror Consideration is paid in Acquiror capital stock, such stock will be valued based on the last reported sales price per share or average per share closing price of such stock as reported in The Wall Street Journal on the date of receipt by Charter of the last payment constituting Goodwill Litigation Recovery.



          (c) Notwithstanding any other provision of this Plan of Merger--



             (i) under no circumstances shall the total number of Contingent Shares to be issued to Charter Stockholders pursuant to Section 3.2(a), if any, exceed the number of shares of FAC Common Stock issued pursuant to the provisions of Section 3.1(b) (the "Maximum Number"); in the event the number of Contingent Shares would, absent the provisions of this
        Section 3.2(c), exceed the Maximum Number, the number of Contingent Shares to be distributed to each Charter Stockholder shall be equal to the product of the Maximum Number and a fraction, the numerator of which is the number of shares of Charter Common Stock held by such Charter Stockholder immediately prior to the Effective Time and the denominator of which is the total number of shares of Charter Common Stock held by all Charter Stockholders immediately prior to the Effective Time; and



             (ii) under no circumstances shall the total value of Acquiror Consideration to be distributed to Charter Stockholders pursuant to
        Section 3.2(b), if any, have an aggregate value in excess of the product of (A) the number of shares of FAC Common Stock issued pursuant to the provisions of Section 3.1(b) and (B) the last reported sales price of one share of FAC Common Stock as reported in The Wall Street Journal on the date of the Effective Time (the "Maximum Value"); in the event that the total value of Acquiror Consideration would, absent the provisions of this Section 3.2(c), exceed the Maximum Value, the amount of Acquiror Consideration to be distributed to each Charter Stockholder shall be equal to the product of the Maximum Value and a fraction, the numerator of which is the number of shares of Charter Common Stock held by such Charter Stockholder immediately prior to the Effective Time and the denominator of which is the total number of shares of Charter Common Stock held by all Charter Stockholders immediately prior to the Effective Time.



          (d) The contingent consideration provided under this Section 3.2 shall not be transferable, assignable or alienable, except by will or the laws of descent and distribution, until such time as the Contingent Shares or Acquiror Consideration, if any, have been issued or distributed. Any attempt by a Charter Stockholder to assign any rights to receive Contingent Shares or Acquiror Consideration shall be null and void.



          (e) Contingent Shares or Acquiror Consideration, if any, shall be distributed to Charter Stockholders pursuant to the rules and provisions of
     Section 4.1(b) and Section 4.1(c).



          (f) Notwithstanding any other provision of the Plan of Merger, the provisions of Section 3.5 of this Plan of Merger shall apply only to shares of FAC Common Stock received in exchange for shares of Charter Common stock pursuant to the provisions of Section 3.1(b) of this Plan of Merger. No fractional shares of FAC Common Stock or Acquiror capital stock shall be distributed pursuant to the provisions of this Section 3.2 and no cash shall be paid in lieu thereof. Rather, the number of Contingent Shares or shares of Acquiror capital stock to be distributed to each Charter Stockholder shall be rounded down to the nearest whole number of shares.



          (g) Charter Stockholders will not be entitled to dividends, voting rights, or any other rights as stockholders with respect to any shares of stock prior to the issuance of such shares, if any, pursuant to this
     Section 3.2.



     3.3 Anti-Dilution Provisions. In the event Charter or FAC changes the number of shares of Charter Common Stock or FAC Common Stock, respectively, issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor shall be prior to the Effective Time, the Common Stock Exchange Ratio shall be proportionately adjusted to reflect such stock split, stock dividend or similar recapitalization, as the case may be.



     3.4 Shares Held by Charter or FAC. Each of the shares of Charter Common Stock held by any Charter Company or by any FAC Company, in each case other than in a fiduciary capacity or in satisfaction of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.



     3.5 Fractional Shares. Notwithstanding any other provision of this Plan of Merger, each holder of shares of Charter Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of FAC Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of FAC Common Stock multiplied by the market value of one share of FAC Common Stock at the Effective Time. The market value of one share of FAC Common Stock at the Effective Time shall be the closing price of such common stock as traded on the Nasdaq Stock Market on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a stockholder in respect of any fractional share.


     3.6 No Dissenters' Rights. The holders of Charter Common Stock will not have dissenters' rights of appraisal as a result of the Merger or any other event or transaction contemplated by this Plan of Merger.



     3.7 Market Value of FAC Common Stock. The market value of one share of FAC Common Stock on the Effective Time (the "FAC Market Value") shall be the average per share closing price of FAC Common Stock on the Nasdaq Stock Market (as reported by The Wall Street Journal or other authoritative source) for the twenty consecutive trading days ending on and including the third day immediately preceding but not including the day of the Effective Time.


                                  ARTICLE FOUR
                               EXCHANGE OF SHARES

  4.1 Exchange Procedures.


     (a) Promptly after the Effective Time, but in no event later than five (5) business days thereafter, FAC shall cause FAC itself or such bank or trust company as FAC shall elect (which may be a subsidiary of FAC) acting as the exchange agent (the "Exchange Agent") to mail to the former stockholders of Charter appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Charter Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of Charter Common Stock (other than shares to be canceled pursuant to Section 3.4 of this Plan of Merger) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Plan of Merger, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Plan of Merger. To the extent required by Section 3.5 of this Plan of Merger, each holder of shares of Charter Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of FAC Common Stock to which such holder may be otherwise entitled (without interest). FAC shall not be obligated to deliver the consideration to which any former holder of Charter Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the shares of Charter Common Stock for exchange as provided in this Section 4.1(a). The certificate or certificates of Charter Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Plan of Merger notwithstanding, neither FAC, the Surviving Bank, nor the Exchange Agent shall be liable to a holder of Charter Common Stock or FAC Common Stock, as the case may be, for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.



     (b) Within forty-five (45) days of receipt by Charter of the last payment constituting Goodwill Litigation Recovery, FAC or Acquiror shall issue and deliver the Contingent Shares or Acquiror Consideration to a transfer agent to be designated by FAC or Acquiror (the "Transfer Agent").



     (c) Within twenty (20) days of receipt by Charter of the last payment constituting Goodwill Litigation Recovery, the Transfer Agent shall mail to each Charter Stockholder at the address shown for such stockholder on Charter's books and records at the Effective Time such blank documentation and related certificates and materials as may be necessary in the reasonable judgment of the Transfer Agent to ensure the delivery of the Contingent Shares or Acquiror Consideration to the Charter Stockholders and to ensure compliance with all applicable laws and regulations. Within thirty (30) days after the Transfer Agent has received all required documentation from a Charter Stockholder, properly completed in form and substance satisfactory to the Transfer Agent, the Transfer Agent shall cause the delivery to such Charter Stockholder of his, her or its Contingent Shares or Acquiror Consideration. Notwithstanding any other provision of this Agreement, neither FAC, Acquiror, the Surviving Bank, the Exchange Agent nor the Transfer Agent shall be liable to a holder of Charter Common Stock or FAC Common Stock, as the case may be, for any property, including any Contingent Shares or Acquiror Consideration delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar Law.



     4.2 Rights of Former Charter Stockholders. At the Effective Time, the stock transfer books of Charter shall be closed as to holders of Charter Common Stock immediately prior to the Effective Time, and no transfer of Charter Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1(a) of this Plan of Merger, each certificate theretofore representing shares of Charter Common Stock (other than shares to be canceled pursuant to Section 3.4 of this Plan of Merger) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.5 of this Plan of Merger in exchange therefor, and when issued, such consideration shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Charter Common Stock. Whenever a dividend or other distribution is declared by FAC on the FAC Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of FAC Common Stock issuable pursuant to this Plan of Merger, but no dividend or other distribution payable to the holders of record of FAC Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Charter Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in
Section 4.1(a) of this Plan of Merger. However, upon surrender of such Charter Common Stock certificate, both the FAC Common Stock certificate (together with all such undelivered dividends or other distributions without interest with a record date after the Effective Time and a payment date at or prior to such surrender (without interest)) and any undelivered cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate. If after the Effective Time, certificates representing Charter Common Stock are presented to the Surviving Bank for any reason, they shall be surrendered and exchanged as provided in Section 4.1(a) of this Plan of Merger.


     4.3 Termination of Exchange Agent Relationship. At any time following one year after the Effective Time, FAC shall be entitled to terminate the Exchange Agent relationship, and any stockholders of Charter who have not theretofore surrendered their shares of Charter Common Stock pursuant to this Article Four shall thereafter look only to FAC for payment of their claim for FAC Common Stock, any cash in lieu of fractional shares of FAC Common Stock and any dividends or distributions with respect to FAC Common Stock (subject to abandoned property, escheat or other similar laws).

                                  ARTICLE FIVE
                           CLOSING AND EFFECTIVE DATE

     5.1 Time and Place of Closing. The closing of the Merger ("Closing") will take place at 9:00 a.m. on the last business day of the calendar quarter in which the satisfaction of all conditions precedent specified in Article Nine of the Agreement occurs or at such other time as the Parties to the Agreement, acting through their chief executive officers or chief financial officers, shall mutually agree. The place of Closing shall be at the offices of FAC, or such other place as may be mutually agreed upon by the Parties to the Agreement.

     5.2 Effective Time. The Merger and other transactions contemplated by this Plan of Merger shall become effective on the date and at the time of endorsement of the Articles of Combination filed with the OTS or on such other date and at such other time as the OTS declares the Merger effective (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officers or principal financial officers of each party to the Agreement, the parties to the Agreement shall use their reasonable efforts to cause the Effective Time to occur on the first business day of the first calendar quarter following the Closing, or such later date within thirty (30) days of such date as shall be mutually agreed upon by FAC and Charter.

                                  ARTICLE SIX
                                 EFFECTIVENESS

     6.1 Conditions Precedent. Consummation of the Merger is conditioned upon the approval of the Merger by the stockholders of Charter and the sole stockholder of Charter Interim, as and to the extent required by law, and the receipt of the requisite regulatory approvals as set forth in the Agreement. The Merger shall not be consummated unless and until approved by the OTS. Additionally, consummation of the Merger is conditioned upon the fulfillment of the conditions precedent set forth in Article Nine of the Agreement or the waiver of such conditions as provided in Section 11.6 of the Agreement.

     6.2 Termination. This Plan of Merger may be terminated at any time prior to the Effective Time by the parties hereto at any time simultaneously with the termination of the Agreement as provided in Article Ten of the Agreement.

     6.3 Amendments. To the extent permitted by law, this Plan of Merger may be amended by a subsequent writing signed by each of the parties upon the approval of the Boards of Directors of each of the parties; provided, however, that after any such approval by the holders of Charter Common Stock, there shall be made no amendment decreasing the consideration to be received by Charter stockholders without the further approval of such stockholders.

                                 ARTICLE SEVEN
                                 MISCELLANEOUS

     7.1 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth in
Section 11.8 of the Agreement (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so received;

provided, however, that notice of termination of this Plan of Merger shall be effective only upon actual delivery of such notice to the party entitled to the same.

     7.2 Governing Law. This Plan of Merger shall be governed by and construed in accordance with the laws of the State of Tennessee, without regard to any applicable conflicts of laws, except to the extent that the federal laws of the United States may apply to the Merger.

     7.3 Counterparts. This Plan of Merger may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     7.4 Inconsistent Provisions. The parties agree that, to the extent any of the provisions of this Plan of Merger shall conflict or be inconsistent with any provision of the Agreement, the provisions of the Agreement shall control and prevail and the parties hereto agree to execute such amendments to this Plan of Merger to conform the provisions hereof to the provisions of the Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Plan of Merger to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto duly authorized all as of the day and year first above written.

ATTEST: CHARTER FEDERAL SAVINGS BANK


                   By:                                           By:
------------------------------------------    ------------------------------------------
                  [Name]                                  Cecil R. McCullar
                Secretary                       President and Chief Executive Officer

ATTEST: CHARTER INTERIM FEDERAL SAVINGS BANK

                   By:                                           By:
------------------------------------------    ------------------------------------------
                  [Name]                                        [Name]
                Secretary                                      [Title]

                                                                      APPENDIX B

                                                                          , 1995

    Board of Directors
    Charter Federal Savings Bank
    110 Piedmont Avenue
    Bristol, Virginia 24203

    Members of the Board:

     Charter Federal Savings Bank ("Charter Federal") and First American Corporation ("First American") have entered into an Agreement and Plan of Merger, dated as of May 17, 1995, as amended by Amendment No. 1 to Agreement and Plan of Reorganization, dated as of October 11, 1995 (collectively, the "Agreement"), pursuant to which Charter Federal will combine with First American by means of the merger (the "Merger") of a newly formed, first tier, interim federal savings bank subsidiary of First American with and into Charter Federal. At the "Effective Time" (as defined in the Agreement), each of the outstanding shares of the $0.01 par value common stock of Charter Federal ("Charter Federal Common Stock") will be converted into .38 of a share of the $5.00 par value common stock of First American ("First American Common Stock") and cash in lieu of any fractional share; provided, however, that (i) if the "FAC Market Value" (as defined in the Agreement) at the Effective Time is greater than $39.75 per share, then the exchange ratio shall be reduced to an amount equal to $15.10 divided by the FAC Market Value, rounded to the nearest one-ten thousandth of a share, and (ii) if, prior to the Effective Time, First American enters into a definitive agreement of merger or reorganization with another entity as a result of which either First American would not be the surviving entity or First American's Chief Executive Officer would not become the Chief Executive Officer of the surviving entity, then the exchange ratio shall be 0.38 (the "Exchange Ratio").

     Wheat, First Securities, Inc. ("Wheat") as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. In the ordinary course of our business as a broker-dealer, we may, from time to time, have a long or short position in, and buy or sell, debt or equity securities of Charter Federal or First American for our own account or for the accounts of our customers. Wheat has previously provided investment banking services to Charter Federal and will also receive a fee from Charter Federal for rendering this opinion.

     You have asked us whether, in our opinion, the Exchange Ratio is fair, from a financial point of view, to the holders of Charter Federal Common Stock.

     In arriving at the opinion set forth below, we have conducted discussions with members of senior management of Charter Federal and First American concerning their businesses and prospects and have reviewed certain publicly available business and financial information and certain other information prepared or provided to us in connection with the Merger, including, among other things, the following:


          (1) Charter Federal's Annual Reports to Stockholders, Annual Reports on Form 10-K and related financial information for the three fiscal years ended June 30, 1995;



          (2) First American's Annual Reports to Stockholders, Annual Reports on Form 10-K and related financial information for the three fiscal years ended December 31, 1994;



          (3) First American's Quarterly Report on Form 10-Q and related financial information for the three months ended March 31, 1995 and for the six months ended June 30, 1995;



          (4) Certain publicly available information with respect to historical market prices and trading activity for Charter Federal Common Stock and First American Common Stock and for certain publicly traded financial institutions which Wheat deemed relevant;

          (5) Certain publicly available information with respect to banking companies and the financial terms of certain other mergers and acquisitions which Wheat deemed relevant;



          (6) The Agreement;



          (7) The Registration Statement on Form S-4 of First American, including the Prospectus/Proxy Statement;



          (8) Other financial information concerning the businesses and operations of Charter Federal and First American, including certain audited financial information and certain internal financial analyses and forecasts for Charter Federal prepared by senior management; and



          (9) Such financial studies, analyses, inquiries and other matters as we deemed necessary.


     In preparing our opinion, we have relied on and assumed the accuracy and completeness of all information provided to us or publicly available, including the representations and warranties of Charter Federal and First American included in the Agreement, and we have not assumed any responsibility for independent verification of such information. We have relied upon the management of Charter Federal as to the reasonableness and achievability of its financial and operational forecasts and projections, and the assumptions and bases therefor, provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of such management and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such management. We also assumed, without independent verification, that the aggregate allowances for loan losses and other contingencies for Charter Federal and First American are adequate to cover such losses. We did not review any individual credit files of Charter Federal or First American, nor did we make an independent evaluation or appraisal of the assets or liabilities of Charter Federal or First American. We also assumed that, in the course of obtaining the necessary regulatory approvals for the Merger, no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Merger, on a pro forma basis, to First American.

     Our opinion is necessarily based upon economic, market and other conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. Events occurring after that date could materially affect the assumptions and conclusions contained in our opinion. We have not undertaken to reaffirm or revise this opinion or otherwise comment on any events occurring after the date hereof. Wheat's opinion is directed only to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Charter Federal Common Stock and does not address any other aspect of the Merger or constitute a recommendation to any shareholder of Charter Federal as to how such shareholder should vote with respect to the Merger. Wheat's opinion does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for Charter Federal, nor does it address the effect of any other business combination in which Charter Federal might engage.

     In addition, in arriving at our opinion, we have considered, without quantifying any value with respect thereto, the matters discussed under "PROPOSAL I -- THE MERGER -- Contingent Consideration for Goodwill Litigation Recovery" and the potential payment that could be received by the holders of Charter Federal Common Stock of any "Net Goodwill Litigation Recovery" (as defined in the Agreement) received as a result of the "Goodwill Litigation" (as defined in the Agreement) on the basis described in the Prospectus/Proxy Statement and as set forth in the Agreement.

     It is understood that this opinion may be included in its entirety in the Prospectus/Proxy Statement. This opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent.

     On the basis of and subject to the foregoing, we are of the opinion that as of the date hereof the Exchange Ratio is fair, from a financial point of view, to the holders of Charter Federal Common Stock.

                                          Very truly yours,

                                          WHEAT, FIRST SECURITIES, INC.

                                                                      APPENDIX C

                             STOCK OPTION AGREEMENT

     This STOCK OPTION AGREEMENT ("Option Agreement") dated as of May 17, 1995 by and between FIRST AMERICAN CORPORATION ("FAC"), a Tennessee corporation, and CHARTER FEDERAL SAVINGS BANK ("Charter"), a federal stock savings bank organized and existing under the laws of the United States.

                                   WITNESSETH

     WHEREAS, the Boards of Directors of FAC and CHARTER have authorized or approved an Agreement and Plan of Reorganization ("Reorganization Agreement") providing for certain transactions pursuant to which FAC would acquire Charter pursuant to the merger of a newly formed first tier, interim federal savings bank subsidiary of FAC ("Charter Interim") with and into Charter;

     WHEREAS, as a condition to FAC's entry into the Reorganization Agreement and to induce such entry, Charter has agreed to grant to FAC the option set forth herein to purchase authorized but unissued shares of Charter Common Stock;

     NOW, THEREFORE, in consideration of the premises herein contained, the parties agree as follows:

1.  Definitions.

     Capitalized terms defined in the Reorganization Agreement and used herein shall have the same meanings as in the Reorganization Agreement.

2.  Grant of Option.

     Subject to the terms and conditions set forth herein, Charter hereby grants to FAC an option ("Option") to purchase up to the amount comprising 19.99% of the issued and outstanding shares of Charter Common Stock, at a price of $9.08 per share payable in cash as provided in Section 4 hereof; provided, however, that in the event Charter issues or agrees to issue any shares of Charter Common Stock (other than as permitted under the Reorganization Agreement) at a price less than $9.08 per share (as adjusted pursuant to Section 6 hereof), the exercise price shall be equal to such lesser price.

3.  Exercise of Option.

     a. Unless FAC shall have breached in any material respect any material covenant, agreement or representation contained in the Reorganization Agreement and such breach has not been cured within the period provided for in the Reorganization Agreement, FAC may exercise the Option, in whole or part, at any time or from time to time if a Purchase Event (as defined below) shall have occurred and be continuing; provided that to the extent the Option shall not have been exercised, it shall terminate and be of no further force and effect (i) upon the Effective Time of the Merger or (ii) upon termination of the Reorganization Agreement in accordance with the provisions thereof (other than a termination resulting from a willful breach by Charter of a Specified Covenant (as defined herein) or, following the occurrence of a Purchase Event, failure of Charter's stockholders to approve the Reorganization Agreement by the vote required under applicable law), or (iii) six months after termination of the Reorganization Agreement due to a willful breach by Charter of a Specified Covenant or, following the occurrence of a Purchase Event, failure of Charter's stockholders to approve the Reorganization Agreement by the vote required under applicable law; and provided further that any such exercise shall be subject to compliance with applicable provisions of law.

     b. As used herein, a "Purchase Event" shall mean any of the following events or transactions occurring after the date hereof:

          (i) any person (other than Charter or any Charter Company, FAC or any affiliate of FAC) shall have commenced (as such term is defined in Rule 14d-2 under the Securities Exchange Act of 1934 ("Exchange Act")) a bona fide tender or exchange offer to purchase shares of Charter Common Stock such that upon consummation of such offer such person would own or control 15% or more of the outstanding shares of Charter Common Stock;

          (ii) Charter or any Charter Company, without having received FAC's prior written consent, shall have entered into an agreement with any person (other than FAC or any subsidiary or affiliate of FAC), or shall have filed an application or notice with any federal or state regulatory agency for clearance or approval, to (x) merge or consolidate, or enter into any similar transaction, with any such person, (y) sell, lease or otherwise dispose of all or substantially all of the assets of Charter or (z) sell or otherwise dispose of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 15% or more of the voting power of Charter;

          (iii) any person (other than Charter, Charter in a fiduciary capacity, FAC, affiliates of FAC or subsidiaries of FAC in a fiduciary capacity) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 15% or more of the outstanding shares of Charter Common Stock (the term "beneficial ownership" for purposes of this Option Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act and the regulations promulgated thereunder); provided, however, that the acquisition prior to the date hereof of either such beneficial ownership or the right to acquire such beneficial ownership by any director or officer of Charter shall not constitute a Purchase Event;

          (iv) any person other than FAC shall have made a bona fide proposal to Charter by public announcement or written communication that is or becomes the subject of public disclosure to (x) acquire Charter by merger, consolidation, purchase of all or substantially all of its assets or any other similar transaction, or (y) make an offer described in clause (i) above and Charter's Board of Directors shall have failed to recommend, or shall have withdrawn its recommendation, to Charter stockholders that they approve of the Reorganization Agreement and Plan of Merger with FAC; or

          (v) Charter shall have willfully breached a Specified Covenant which breach would entitle FAC to terminate the Reorganization Agreement and such breach has not been cured within the period provided for in the Reorganization Agreement prior to the Notice Date (as defined below).

     If more than one of the transactions giving rise to a Purchase Event under this Section 3(b) is undertaken or effected, then all such transactions shall give rise only to one Purchase Event, which Purchase Event shall be deemed continuing for all purposes hereunder until all such transactions are abandoned. As used in this Option Agreement, "person" shall have the meanings specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

          c. In the event FAC wishes to exercise the Option, it shall send to Charter a written notice (the date of which being herein referred to as "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise, and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase ("Closing Date"); provided that if prior notification to or approval of any federal or state regulatory agency is required in connection with such purchase, FAC shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification period has expired or been terminated or such approval has been obtained and any requisite waiting period shall have passed.

          d. As used herein, "Specified Covenant" means any covenant or agreement contained in Sections 7.2(a), (c), (d), (e), (m) and (n), or Sections 8.1, 8.3, 8.4 and 8.7, of the Reorganization Agreement.

4.  Payment and Delivery of Certificates.

          a. At the closing referred to in Section 3(c) hereof, FAC shall pay to Charter the aggregate purchase price for the shares of Charter Common Stock purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank account designated by Charter.

          b. At such closing, simultaneously with the delivery of funds as provided in subsection (a), Charter shall deliver to FAC a certificate or certificates representing the number of shares of Charter Common Stock purchased by FAC, and FAC shall deliver to Charter a letter agreeing that FAC will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Option Agreement.

          c. Certificates for Charter Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend which shall read substantially as follows:

              "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Charter Federal Savings Bank and to resale restrictions arising under applicable federal law, as amended, a copy of which agreement is on file at the principal office of Charter Federal Savings Bank. A copy of such agreement will be provided to the holder hereof without charge upon receipt by Charter Federal Savings Bank of a written request."

     It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if FAC shall have delivered to Charter a copy of a letter from the staff of the Office of Thrift Supervision, or an opinion of counsel, in form and substance reasonably satisfactory to Charter, to the effect that such legend is not required for purposes of applicable federal law.

5. Representations.

          Charter hereby represents, warrants and covenants to FAC as follows:

          a. Charter shall at all times maintain sufficient authorized but unissued shares of Charter Common Stock so that the Option may be exercised without authorization of additional shares of Charter Common Stock.

          b. The shares to be issued upon due exercise, in whole or in part, of the Option, when paid for as provided herein, will be duly authorized, validly issued, fully paid and nonassessable.

6. Adjustment Upon Changes in Capitalization.

     In the event of any change in Charter Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, exchanges of shares or the like, the type and number of shares subject to the Option, and the purchase price per share, as the case may be, shall be adjusted appropriately. In the event that any additional shares of Charter Common Stock are issued or otherwise become outstanding after the date of this Option Agreement (other than pursuant to this Option Agreement), the number of shares of Charter Common Stock subject to the Option shall be adjusted so that, after such issuance, it equals 19.99% of the number of shares of Charter Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 6 shall be deemed to authorize Charter to breach any provision of the Reorganization Agreement.

7.  Repurchase.

          a. At the request of FAC at any time during the nine months immediately following the later to occur of both a Purchase Event set forth in Section 3(b)(ii), 3(b)(iv) or 3(b)(v) and the termination of the Reorganization Agreement pursuant to the terms thereof ("Repurchase Period"), Charter shall repurchase the Option from FAC together with any shares of Charter Common Stock purchased by FAC pursuant thereto, at a price (the "Option Repurchase Price") equal to the sum of:

             (i) The exercise price paid by FAC for any shares of Charter Common Stock acquired pursuant to the Option;

             (ii) The difference between the "market/tender offer" price for shares of Charter Common Stock (defined as the highest of (i) the highest price per share at which a tender or exchange offer has been made, (ii) the price per share, whether in cash or the value of securities or other property or a combination thereof, of Charter Common Stock to be paid by any third party pursuant to an agreement with Charter, (iii) the price at which FAC has agreed to acquire Charter Common Stock pursuant to the Reorganization Agreement, or (iv) the highest reported sale price for shares of Charter Common Stock within that portion of the Repurchase Period preceding the date FAC gives notice of the required repurchase under this Section 7) and the exercise price as determined pursuant to Section 2 hereof, multiplied by the number of shares of Charter Common Stock with respect to which the Option has not been exercised, but only if the market/tender offer price is greater than such exercise price; and

             (iii) The difference between the market/tender offer price (as defined in Section 7(b) hereof) and the exercise price paid by FAC for any shares of Charter Common Stock purchased pursuant to the exercise of the Option, multiplied by the number of shares so purchased, but only if the market/tender offer price is greater than such exercise price.

          b. To the extent that Charter is prohibited under applicable law or regulation from repurchasing in full the Option, and any shares of Charter Common Stock purchased by FAC pursuant thereto, Charter shall immediately so notify FAC and thereafter deliver or cause to be delivered, from time to time, to FAC, the portion of the Option Repurchase Price that it is no longer prohibited from delivering, within five business days after the date on which Charter is no longer so prohibited; provided, however, that if Charter at any time after delivery of a notice of repurchase is prohibited under applicable law or regulation from delivering to FAC the Option Repurchase Price in full (and Charter hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), FAC may revoke its notice of repurchase of the Option, or any shares of Charter Common Stock purchased by FAC pursuant thereto, either in whole or to the extent of the prohibition, whereupon, in the latter case, Charter shall promptly: (i) deliver to FAC that portion of the Option Repurchase Price that Charter is not prohibited from delivering; and (ii) at FAC's option, either: (A) deliver to FAC a new Option Agreement evidencing the right of FAC to purchase that number of shares of Charter Common Stock obtained by multiplying the number of shares of Charter Common Stock for which the surrendered Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to FAC and the denominator of which is the Option Repurchase Price, or (B) make provision for payment of the remainder of the Option Repurchase Price at such time as Charter is not so prohibited under applicable law or regulation.

          c. In addition to the limitation set forth in Section 7(b) on Charter's obligation to repurchase the Option, and any shares of Charter Common Stock purchased by FAC pursuant thereto, if the repurchase in full of the Option, and any shares of Charter Common Stock purchased by FAC pursuant thereto, by Charter would reduce Charter's Tier 1 capital ratio as defined in 12 C.F.R. Section 565.2(g) ("Tier 1 Capital") to less than 5%, then Charter shall be obligated to repurchase the Option, and any shares of Charter Common Stock purchased by FAC pursuant thereto, only to the extent that such repurchase will not reduce Charter's Tier 1 capital to less than 5%. To the extent that Charter is temporarily excused under the immediately preceding sentence from repurchasing all or any portion of the Option, or any shares of Charter Common Stock purchased by FAC pursuant thereto, Charter shall immediately so notify FAC and thereafter deliver or cause to be delivered, from time to time, to FAC, the portion of the Option Repurchase Price that it is no longer excused from delivering, within five business days after the date on which Charter is no longer so excused; provided, however, that if Charter at any time after delivery of a notice of repurchase is excused under this Section 7(c) from delivering to FAC the Option Repurchase Price in full (and Charter hereby undertakes to use its best efforts to maintain its Tier 1 capital at such levels as may be necessary in order to permit it to accomplish such repurchase), FAC may revoke its notice of repurchase of the Option, or any shares of Charter Common Stock purchased by FAC pursuant thereto, either in whole or to the extent that Charter is excused from repurchasing the same, whereupon, in the latter case, Charter shall promptly: (i) deliver to FAC that portion of the Option Repurchase Price that Charter is not excused from delivering; and (ii) at FAC's option, either (A) deliver to FAC a new Option Agreement evidencing the right of FAC to purchase that number of shares of Charter Common Stock obtained by multiplying the number of shares of Charter Common Stock for which the surrendered Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to FAC and the denominator of which is the Option Repurchase Price, or (B) make provision for payment of the remainder of the Option Repurchase Price at such time as Charter is not so excused under this Section 7(c).

          d. In the event FAC exercises its right to require the repurchase of the Option, or any shares of Charter Common Stock purchased by FAC pursuant thereto, Charter shall, within ten business days thereafter, pay the required amount to FAC in immediately available funds and FAC shall surrender the Option to Charter and the certificates evidencing the shares of Charter Common Stock purchased thereunder; provided that if prior notification to or approval of the Federal Reserve Board or other regulatory agency is required in connection with such purchase, Charter shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification period has expired or been terminated.

8. Registration Rights.

     Charter shall, if requested by FAC, as expeditiously as possible file a registration statement on a form of general use as required by the Office of Thrift Supervision if necessary in order to permit the sale or other disposition of the shares of Charter Common Stock that have been acquired upon exercise of the Option in accordance with the intended method of sale or other disposition requested by FAC. FAC shall provide all information reasonably requested by Charter for inclusion in any registration statement to be filed hereunder. Charter will use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 270 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sales or other dispositions. The first registration effected under this Section 8 shall be at Charter's expense except for underwriting commissions and the fees and disbursements of FAC's counsel attributable to the registration of such Charter Common Stock. A second registration may be requested hereunder at FAC's expense. In no event shall Charter be required to effect more than two registrations hereunder. The filing of any registration statement hereunder may be delayed for such period of time as may reasonably be required to facilitate any public distribution by Charter of Charter Common Stock. If requested by FAC, in connection with any such registration, Charter will become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements. Upon receiving any request from FAC or assignee thereof under this Section 8, Charter agrees to send a copy thereof to FAC and to any assignee thereof known to Charter, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies.

9. Severability.

     If any term, provision, covenant or restriction contained in this Option Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Option Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option will not permit the holder to acquire the full number of shares of Charter Common Stock provided in Section 2 hereof (as adjusted pursuant to Section 6 hereof), it is the express intention of Charter to allow the holder to acquire such lesser number of shares as may be permissible, without any amendment or modification hereof.

10. Miscellaneous.

          a. Expenses. Except as otherwise provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

          b. Entire Agreement. Except as otherwise expressly provided herein, this Option Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Option Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Option Agreement, except as expressly provided herein.

          c. Assignment. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Purchase Event shall have occurred and be continuing, FAC may assign in whole or in part its rights and obligations hereunder; provided, however, that to the extent required by applicable regulatory authorities, FAC may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Charter, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on FAC's behalf, or (iv) any other manner approved by applicable regulatory authorities.

          d. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered in the manner and to the addresses provided for in or pursuant to Section 11.8 of the Reorganization Agreement.

          e. Counterparts. This Option Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

          f. Specific Performance. The parties agree that damages would be an inadequate remedy for a breach of the provisions of this Option Agreement by either party hereto and that this Option Agreement may be enforced by either party hereto through injunctive or other equitable relief.

          g. Governing Law. This Option Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, without regard to applicable conflicts of laws, except to the extent that the federal laws of the United States may apply to the Merger.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Option Agreement as of the day and year first written above.

                                          FIRST AMERICAN CORPORATION

                                          By: /s/  DENNIS C. BOTTORFF
                                            ------------------------------------
                                            Dennis C. Bottorff
                                            Chairman of the Board
                                              and Chief Executive Officer

                                          CHARTER FEDERAL SAVINGS BANK

                                          By: /s/  CECIL R. MCCULLAR
                                            ------------------------------------
                                            Cecil R. McCullar
                                            President and Chief Executive
                                              Officer

                                                                      APPENDIX D

                          OFFICE OF THRIFT SUPERVISION
                              Washington, DC 20549

                                   FORM 10-K

              Annual Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                    For the fiscal year ended JUNE 30, 1995

                 Office of Thrift Supervision file number 0360

                          CHARTER FEDERAL SAVINGS BANK
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         UNITED STATES                                                   540150368
 (STATE OR OTHER JURISDICTION                                   (I.R.S. EMPLOYER I.D. NO.)
      OF INCORPORATION OR
          ORGANIZATION)

                  110 PIEDMONT AVENUE, BRISTOL, VIRGINIA 24201
                    ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       Registrant's telephone number, including area code: (540) 669-5101

        Securities registered pursuant to Section 12(b) of the Act: NONE

          Securities registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, $.01 PAR VALUE PER SHARE

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.

                    Yes    X                   No
                        --------                  --------

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of the registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ ]

     As of July 31, 1995, there were issued and outstanding 5,125,313 shares of the Registrant's Common Stock.

     The aggregate market value of the voting stock held by non-affiliates of the registrant computed by reference to the last reported sales price of such stock on the Nasdaq Stock Market, as of July 31, 1995, was $36,648,168. (Note:
Assuming a last sales price of $13.38 and 2,386,287 shares held by officers and directors.)

                      DOCUMENTS INCORPORATED BY REFERENCE

I. PORTIONS OF CHARTER FEDERAL SAVINGS BANK ANNUAL MEETING PROXY STATEMENT ARE INCORPORATED BY REFERENCE INTO CERTAIN ITEMS OF PART III.

                                     PART I

ITEM 1. BUSINESS OF THE BANK

     Charter Federal Savings Bank ("Charter Federal" or the "Bank") operates as a federally-chartered capital stock savings bank. It was originally chartered as Interstate Building and Loan Association (the "Association"), a Virginia mutual association, in 1920 and obtained a federal charter in 1934. In March, 1984, the Association converted from a mutual to a stock form of organization. On March 1, 1982, the Association merged with Peoples Federal Savings and Loan Association and First Federal Savings and Loan Association of New River Valley and subsequently changed its name to Charter Federal Savings and Loan Association. Charter Federal acquired New Federal Savings and Loan Association of Knoxville, Tennessee in March, 1985 and Magnolia Federal Savings and Loan Association of Knoxville, Tennessee in June, 1985 in supervisory transactions approved by the Federal Savings and Loan Insurance Corporation ("FSLIC"). Charter Federal also merged with First Federal Savings and Loan Association of Danville, Danville, Virginia ("First Federal of Danville"), in connection with the merger conversion of First Federal of Danville as of June 30, 1985. On March 20, 1987, Charter Federal acquired six branch offices and certain assets therein from Carteret Savings Bank, F.A., Morristown, New Jersey, located in Wytheville, Bluefield, Pearisburg, Galax, Blacksburg, and Christiansburg, Virginia. Charter Federal assumed the deposit liabilities at these offices and currently operates four of them as its own branch offices. The Pearisburg office was sold as of June 30, 1988 and the Christiansburg office was closed on August 31, 1988. As a result of certain of these acquisitions, the Association recorded intangible assets in the form of goodwill. See Note 3 of the "Notes to Consolidated Financial Statements" under Item 8 of this report. In October, 1988, Charter Federal replaced its association charter with a savings bank charter. The Bank sold the previous Abingdon branch location and moved to a new leased structure at 968 West Main Street on December 19, 1994. The Bank sold the Jefferson Street branch building and leased space for the branch operation from the new owner on February 16, 1995. The Bank also opened a full service branch office in Bristol located at 1501 King College Road on June 19, 1995. Additionally, the Bank sold its Danville, Virginia area deposits, deposit related loans, and fixed assets on November 19, 1994.

     The Bank's savings accounts are insured by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC") and it is a member of the Federal Home Loan Bank of Atlanta. The Bank's primary business is attracting funds from the general public and using such funds, together with borrowings, to make real estate loans and various types of consumer loans. Charter Federal's principal sources of income are interest on loans, mortgage-backed securities, and investment securities. Its principal expenses are interest payments on deposits and borrowings, and normal operating costs. Charter Federal's four geographic market areas extend throughout southwest Virginia and northeast Tennessee, stretching from Knoxville, Tennessee and surrounding areas in the south, to Bristol in the center; and Roanoke, Virginia in the north. As of June 30, 1995, the Bank operates 27 full service retail offices, including its main office, within southwest Virginia and northeast Tennessee counties and cities.

     On May 17, 1995, Charter Federal entered into a definitive merger agreement (the "Agreement") with First American Corporation ("First American") whereby Charter Interim Federal Savings Bank, a federally chartered interim savings bank to be formed by First American would be merged with and into Charter with Charter as the surviving entity. Each outstanding share of common stock of Charter, par value $0.01 per share, would be converted into 0.38 shares of the common stock of First American, par value $5.00 per share ("FAC Common Stock"); provided, however, that (i) if the FAC Market Value (as defined in the Agreement) is greater than $39.75 per share, then the exchange ratio shall be reduced to an amount equal to $15.10 divided by the FAC Market Value, rounded to the nearest one ten-thousandth of a share, and cash in lieu of any fractional share, and (ii) if, prior to the effective time of the Merger, First American enters into a definitive agreement of merger or reorganization with another entity as a result of which either First American would not be the surviving entity or First American's Chief Executive Officer would not become Chief Executive Officer of the surviving entity, then the exchange ratio shall be 0.38 (the "Exchange Ratio"). The Agreement may be terminated prior to the effective time by Charter if the FAC Market Value is more than $43.50. In connection with the merger, Charter also entered into an option agreement with First American which provides for the purchase of up to a number of shares equal to 19.99% of Charter's issued and outstanding common stock by First American under certain circumstances at $9.08 per share. The consummation of the transaction is subject to approval by Charter's stockholders, regulatory approvals and various other conditions. Certain regulatory applications have been filed; however, no approvals have been received.

LENDING ACTIVITIES

     As a result of strategies implemented by management in December 1989, virtually all of the Bank's lending since March 1990 through June 30, 1995 has consisted of (i) first and second mortgage loans secured by one- to four-family residences and (ii) consumer loans, primarily to finance the purchase of new or used automobiles. Prior to December 1989, the Bank also made commercial and multi-family real estate loans and construction loans secured by commercial real estate and multi-family residential development projects.

     Management plans to continue to emphasize one- to four-family residential mortgage lending and consumer lending. In addition, the Bank anticipates engaging on a limited basis in commercial lending for middle market businesses within its market areas. Such commercial lending will be limited in amounts and concentrations.

     With the enactment of Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), the loans-to-one-borrower limits applicable to the Bank significantly changed and are now the same as those applicable to national banks. At June 30, 1995, the Bank's loans-to-one borrower limit was $7.7 million. FIRREA also limits nonresidential real property loans to 400% of an institution's capital.

     Current regulations permit federal savings and loan associations to invest up to 35% of assets in consumer loans. Secured or unsecured loans for commercial, corporate, business and agricultural purposes may be made in an aggregate amount up to 10% of assets. The regulations also permit investment of 10% of assets in general leasing.

     However, some or all of these lending authorities may be constrained by savings institution eligibility tests for regulatory and income tax purposes.

     The qualified thrift lender ("QTL") test applicable to all savings associations requires that a savings institution's "qualified thrift investments" equal or exceed 65% of the savings institution's "portfolio assets." For a discussion of the provisions of the QTL test see "Regulation and Supervision -- Federal Savings Institution Regulation -- Qualified Thrift Lender Test." Under the current version of the QTL test, the Bank's qualifying assets were 89.7% of portfolio assets at June 30, 1995.

     LOAN PORTFOLIO COMPOSITION. The following table sets forth information summarizing the composition of Charter Federal's loan portfolio by dollar amounts and in percentages by type of loan for the dates indicated.

                                                                   AT JUNE 30,
                                          --------------------------------------------------------------
                                                 1995                  1994                  1993
                                          ------------------    ------------------    ------------------
                                           AMOUNT    PERCENT     AMOUNT    PERCENT     AMOUNT    PERCENT
                                          --------   -------    --------   -------    --------   -------
                                                              (DOLLARS IN THOUSANDS)
Real estate loans:
  Mortgage:
     One-to four-family residential.....  $260,930     63.3%    $243,395     60.5%    $225,418     54.3%
     Multi-family.......................     3,601       .9        5,158      1.3       12,227      2.9
     Commercial.........................    44,151     10.7       45,712     11.4       46,179     11.2
                                          --------   ------     --------   ------     --------   ------
          Total.........................   308,682     74.9      294,265     73.2      283,824     68.4
                                          --------   ------     --------   ------     --------   ------
  Construction:
     One- to four-family residential....     8,637      2.1        6,379      1.6        2,483      0.6
     Commercial.........................       531       .1           --       --           --       --
                                          --------   ------     --------   ------     --------   ------
          Total.........................     9,168      2.2        6,379      1.6        2,483      0.6
                                          --------   ------     --------   ------     --------   ------
Consumer Loans..........................    94,214     22.9      101,447     25.2      128,611     31.0
                                          --------   ------     --------   ------     --------   ------
Total loans receivable before
  deductions............................   412,064    100.0%     402,091    100.0%     414,918    100.0%
                                                     ======                ======                ======
Undisbursed loan funds..................    (3,963)               (4,839)               (1,680)
Unamortized premium, net................      (196)                  434                 1,163
Allowance for loss on loans.............    (5,021)               (8,356)              (10,344)
Net deferred loan fees..................    (1,076)               (1,314)               (1,229)
                                          --------              --------              --------
Net loans receivable....................   401,808               388,016               402,828
                                          --------              --------              --------
Direct finance leases, net..............        --                    --                   173
Net loans receivable and direct finance
  leases................................  $401,808              $388,016              $403,001
                                          ========              ========              ========

     ONE- TO FOUR-FAMILY RESIDENTIAL MORTGAGE LOANS. Charter Federal's current mortgage loan originations are loans on existing one- to four-family residential properties and a limited number of permanent, nonspeculative, end-user construction loans on single family residences, and speculative construction loans for one- to four-family residential properties, on a limited scale. At June 30, 1995, adjustable rate mortgage loans ("AMLs") represented approximately 32.5% and fixed rate mortgage loans represented approximately 67.5% of Charter Federal's total mortgage loan portfolio. At June 30, 1995, 85.9% of mortgage loans originated by Charter Federal have loan-to-value ratios of 80% or less. In the case of a loan with a ratio exceeding 80% and up to 95%, Charter Federal requires the borrower to obtain private mortgage insurance to reduce Charter Federal's exposure on that portion of the original amount of the loan that is in excess of 80% of the value of the property. Charter also originates real estate secured consumer loans on a limited basis over 80% loan to value without requiring private mortgage insurance increasing the loan yield to offset related risks.

     Charter Federal offers fixed rate and adjustable rate ("AML") residential mortgage loans for terms up to 30 years. Subsequent to June 30, 1992, Charter Federal began selling substantially all fixed rate mortgage loans based upon the loan's contractual interest rate and maturity into the secondary market as part of its continuing efforts to improve its gap position. The average remaining term to maturity of Charter Federal's mortgage loan portfolio is approximately 14 years. AMLs enable Charter Federal to reduce the level of interest rate risk in its portfolio. Currently, the interest rates on AMLs are subject to adjustment, not to exceed 2% annually, with such adjustment being based on a margin of 3% for terms greater than 15 years and 2.75% for 15 year terms, above the weekly average yield on one year U.S. Treasury securities. Over the life of the loan, the interest rate cannot be adjusted more than 2% below the initial rate nor increased more than 6% above the initial rate. Charter Federal offers below-market initial rates on AMLs. For loans with terms exceeding 15 years, the three year AML rate as of June 30, 1995 was 7.375%; one year AML rate, 6.125%; the fixed rate mortgage loan rate was 8.0%. The volume and types of AMLs originated by the Bank have been affected by such market factors as the level of interest rates, competition, consumer preferences and the availability of funds. AMLs pose credit risks somewhat greater than the risk inherent in fixed rate loans primarily because, as interest rates rise, the underlying payments of the borrower rise, increasing the potential for default.

     Under the Community Reinvestment Act, Charter Federal is required, as are other banks and thrifts, to lend to all segments of its market areas to include low to moderate income and minorities. In an effort to improve its lending to low to moderate income and minority individuals, the Bank implemented its Affordable Housing Loan Program during the fiscal year ended June 30, 1995. Loans under this program have a maximum LTV of 95% (with no private mortgage insurance requirement), terms up to 30 years, maximum loan amount of $50,000, a discounted rate and no closing cost, with less stringent debt to income qualifying guidelines and downpayment restrictions. The program is designed to target low to moderate income and/or minorities who desire to buy single family, owner occupied dwellings and make home ownership easier. Maximum household income must be equal to or less than $30,000 to qualify for this program.

     All of Charter Federal's mortgage lending is subject to prescribed loan origination procedures, including the requirement of fire and casualty insurance. Detailed loan applications are submitted and property valuations by Charter Federal and independent appraisers are required. In addition, loans must be approved by various levels of management or by a committee of the board of directors depending on the loan amount.

     Interest rates and loan origination fees charged on loans originated by Charter Federal are generally competitive with other thrift institutions and mortgage originators in its general market areas.

     "Due-on-sale" clauses are an important means of increasing the rate of payoffs on existing fixed-rate mortgage loans. Since 1975, Charter Federal's fixed-rate first mortgages have customarily included a "due-on-sale" clause which is a provision giving Charter Federal the right to declare a loan immediately due and payable in the event, among other things, the borrower sells or otherwise disposes of the real property subject to the mortgage and the loan is not repaid. When a loan is to be assumed, Charter Federal is actively enforcing such "due-on-sale" clauses in its mortgage contracts for the purpose of originating and underwriting a new loan.

     In 1991, in response to an increase in refinancing applications, the management of the Bank implemented a mortgage loan modification program as a means of maintaining Charter Federal's existing customer base. Under the terms of the program, borrowers may refinance existing mortgages at current market rates by paying a fee of 1% of the outstanding balance of the loan with a $500 minimum, and agreeing to reduce the remaining term of the loan to 15 years or less without being required to submit a new application or appraisal.

     CONSUMER LOANS. In addition to mortgage lending, the Bank offers consumer loans (e.g., for cars, home improvements, boats and certain other personal property) and equity lines of credit. Charter Federal has emphasized the origination of consumer loans as part of its operating strategy because such loans have shorter terms than mortgages, provide for higher interest rates and yields and have maturities that more closely match the liabilities funding them. Individual consumer loans involve greater credit risk than single-family mortgage loans; however, the risk is in smaller increments. At June 30, 1995, Charter Federal had $94.2 million in consumer loans or 22.9% of total loans.

     CONSTRUCTION LENDING. Charter Federal makes nonspeculative end user construction/ permanent loans for single-family residences and commercial properties. Additionally, Charter Federal makes speculative construction loans on one to four family dwellings with a term not to exceed one year, on a limited basis, to builders approved by reputable title insurance companies. Construction/ permanent single-family residential loans secured by owner-occupied properties in the Bank's portfolio generally have an initial construction term of six months and automatically convert to permanent residential mortgage loans upon completion of the construction phase. At June 30, 1995, the Bank had $9.2 million in construction loans outstanding, an increase from $6.4 million at June 30, 1994. The largest construction loan outstanding on June 30, 1995 had a balance due of $417,000.

     MULTI-FAMILY RESIDENTIAL AND COMMERCIAL REAL ESTATE-PERMANENT AND CONSTRUCTION LENDING. Prior to December 1989, Charter Federal provided construction loans for multi-family residences and for commercial and industrial properties including office buildings, warehouses and special purpose properties.

     Prior to December 1989, Charter Federal also engaged in commercial and multi-family real estate lending. Commercial and multi-family real estate loans in Charter Federal's portfolio are generally secured by income-producing properties. During the period in which the Bank engaged in such lending, loans were generally made with balloon terms of five to ten years and adjustable rates of interest which, in some cases, were capped.

     Construction, multi-family and commercial real estate financing involve a higher degree of risk of loss than long-term financing on improved, owner-occupied real estate. In originating these loans, Charter Federal considered, among other things, the reputation of the borrower or developer, cash flow projections and independent appraisals. Loans of these types currently in the Bank's portfolio, the majority of which were originated prior to 1989 are located in the following states: Tennessee, Virginia, North Carolina, Louisiana, Georgia, South Carolina and Mississippi. At June 30, 1995, the Bank had $3.6 million, or .9%, of total loans in multi-family residential loans and $44.2 million or 10.7% of total loans in commercial real estate loans. The largest multi-family loan outstanding had a balance of $919,000 and the largest commercial real estate loan outstanding, consisting of a loan secured by a hotel, had a balance of $6.5 million at June 30, 1995.

     The Bank anticipates engaging on a limited basis in commercial lending for middle market businesses within its market areas. Such commercial lending will be limited in amounts and concentrations.

     The following table sets forth the Bank's loan originations and loan purchases, sales and principal repayments for the periods indicated (excluding mortgage backed certificates and loans held for sale).

                                                                    YEAR ENDED JUNE 30,
                                                             ----------------------------------
                                                               1995         1994         1993
                                                             --------     --------     --------
                                                                       (IN THOUSANDS)
Mortgage loans (gross):
At beginning of period.....................................  $300,644     $286,307     $313,567
                                                             --------     --------     --------
  Mortgage loans originated:
     One- to four-family residential.......................    41,382       81,132       39,426
     Multi-family and commercial real estate...............     6,908        1,366         37(1)
     Construction..........................................    11,044        7,714        3,564
                                                             --------     --------     --------
          Total mortgage loans originated..................    59,334       90,212       43,027
                                                             --------     --------     --------
Mortgage loans purchased:
  One- to four-family residential..........................        --        9,901           --
  Multi-family real estate.................................        --           --           --
                                                             --------     --------     --------
          Total mortgage loans purchased...................        --        9,901           --
                                                             --------     --------     --------
          Total mortgage loans originated and purchased....    59,334      100,113       43,027
                                                             --------     --------     --------
Transfer of mortgage loans to foreclosed real estate.......    (5,454)         (84)      (5,644)
  Principal repayments.....................................   (34,607)     (62,563)     (55,465)
  Sale of loans............................................    (2,067)     (23,129)      (9,178)
                                                             --------     --------     --------
At end of period...........................................  $317,850     $300,644     $286,307
                                                             ========     ========     ========
Consumer loans (gross):
  At beginning of period...................................  $101,447     $128,611     $122,077
     Consumer loans originated.............................    50,999       39,912       68,740
     Principal repayments..................................   (58,232)     (67,076)     (62,206)
                                                             --------     --------     --------
  At end of period.........................................  $ 94,214     $101,447     $128,611
                                                             ========     ========     ========

---------------
(1) Each of the loans reflected in these amounts was a refinancing of previous loans funded by the Bank prior to December 1989.

     LOAN MATURITY SCHEDULE. The following table sets forth certain information at June 30, 1995 regarding the dollar amount of loans held for investment maturing in Charter Federal's portfolio based on their contractual terms to maturity and rate sensitivity. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as due in one year or less.

                                                   AFTER 3      AFTER 5      AFTER 10
                                                  THROUGH 5    THROUGH 10   THROUGH 15
                           AT YEAR ENDED            YEARS        YEARS        YEARS        AFTER 15
                              JUNE 30,              AFTER        AFTER        AFTER       YEARS AFTER
                    ----------------------------   JUNE 30,     JUNE 30,     JUNE 30,      JUNE 30,
                      1996      1997      1998       1995         1995         1995          1995         TOTAL
                    --------  --------  --------  ----------   ----------   ----------    -----------    --------
                                                           (IN THOUSANDS)
Real estate
  mortgage........  $ 46,463  $ 42,214  $ 36,626   $ 61,514     $ 85,361     $ 20,957       $15,547      $308,682
Real estate
 construction(1)..     5,205        --        --         --           --           --            --         5,205
Consumer..........    35,500    23,529    13,568     10,951       13,743       (2,500)         (577)       94,214
                     -------   -------   -------    -------      -------      -------       -------      --------
  Total...........  $ 87,168  $ 65,743  $ 50,194   $ 72,465     $ 99,104     $ 18,457       $14,970      $408,101
                     =======   =======   =======    =======      =======      =======       =======      ========

                                                                           AT YEAR ENDED
                                                                           JUNE 30, 1995
                                                                     --------------------------
                                                                     FIXED RATE   VARIABLE RATE
                                                                     ----------   -------------
                                                                           (IN THOUSANDS)
    Rate sensitivity:
    Matures after one year:
      Real estate mortgage.........................................   $178,127       $84,092
      Consumer.....................................................     48,704        10,010
                                                                      --------       -------
         Total.....................................................   $226,831       $94,102
                                                                      ========       =======

---------------
(1) Amount is net of loans in process of $3,963,000.

     MORTGAGE-BACKED CERTIFICATES. The Bank maintains a portfolio of mortgage-backed certificates issued or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), Government National Mortgage Association ("GNMA") or Federal National Mortgage Association ("FNMA"), and certain other mortgage-backed certificates. Such securities may be purchased with fixed or adjustable rates of interest and with varying terms to maturity. Such securities are beneficial to the Bank's risk-based capital position because the risk weighting is 20% for certain mortgage-backed certificates as compared to 50% for residential mortgage loans. At June 30, 1995, Charter Federal's investment in mortgage-backed certificates totaled $281.1 million ($131.8 million of which carried adjustable rates of interest) as compared to $259.2 million ($110.5 million of which carried adjustable rates of interest) at June 30, 1994. The adjustable interest rate mortgage-backed certificates also contribute to the Bank's ability to respond to changes in interest rates. The market value of the Bank's investment in such securities at June 30, 1995 was $281 million.

     The following table sets forth the Bank's portfolio of mortgage-backed certificates by type and dollar amount at the dates indicated.

                                                                         AT JUNE 30,
                                                             -----------------------------------
                                                               1995         1994         1993
                                                             ---------    ---------    ---------
                                                                       (IN THOUSANDS)
Mortgage-backed certificates:
  FHLMC-Participation Certificates ("PC")..................  $ 129,456    $ 126,585    $  97,618
  FHLMC & FNMA-Balloon.....................................     66,361       67,788       33,016
  FNMA Certificates........................................     55,833       37,831       17,810
  GNMA Certificates........................................     29,228       26,643       39,301
  Other securities.........................................        234          317          612
                                                              --------     --------     --------
     Total.................................................  $ 281,112    $ 259,164    $ 188,357
                                                              ========     ========     ========

NON-PERFORMING AND CLASSIFIED ASSETS

     NONPERFORMING ASSETS. The Bank's nonperforming assets include (i) nonperforming loans (loans 90 days or more delinquent and restructured loans that have not yet demonstrated a sufficient payment history to warrant returning to a performing status) and leases and (ii) REO, net of any allowances (real estate owned through foreclosure or deed in lieu of foreclosure and loans deemed in substance foreclosure ("ISF")). At June 30, 1995, the Bank had nonperforming assets of $19.6 million consisting of $6.3 million of loans that were non accrual loans.

     The following tables reflect the Bank's improvement in asset quality and collections for the past two years.

                                                                        AT JUNE 30, 1995
                                                               -----------------------------------
                                                               NUMBER OF
                                                                 LOANS       AMOUNT     % OF TOTAL
                                                               ---------     ------     ----------
                                                                     (DOLLARS IN THOUSANDS)
Loans delinquent for:
  30 to 59 days..............................................     196        $3,415          .8%
  60 to 89 days..............................................      44         1,526          .4
  90 or more days............................................      73         2,425          .6
                                                                  ---        ------        ----
     Total...................................................     313        $7,366         1.8%
                                                                  ===        ======        ====

                                                                        AT JUNE 30, 1994
                                                               -----------------------------------
                                                               NUMBER OF
                                                                 LOANS       AMOUNT     % OF TOTAL
                                                               ---------     ------     ----------
                                                                     (DOLLARS IN THOUSANDS)
Loans delinquent for:
  30 to 59 days..............................................     237        $4,484         1.1%
  60 to 89 days..............................................      38           527         0.2
  90 or more days............................................      81         3,266         0.8
                                                                  ---        ------        ----
     Total...................................................     356        $8,277         2.1%
                                                                  ===        ======        ====

                                                                          AT JUNE 30
                                                                -------------------------------
                                                                 1995        1994        1993
                                                                -------     -------     -------
                                                                    (DOLLARS IN THOUSANDS)
Loans:
  Non-accruing(1).............................................  $ 6,320     $ 3,266     $10,512
  Accruing, delinquent for 90 days or more(2).................       --          --          --
  Trouble debt restructurings(3)..............................    6,314       3,727          --
  Other non-performing assets(4)..............................    7,014       5,641       7,917
                                                                -------     -------     -------
     Total....................................................  $19,648     $12,634     $18,429
                                                                =======     =======     =======
  Non-performing assets to total assets.......................     2.62%       1.72%       2.72%

---------------
(1) As of June 30, 1995, approximately $98,000 in interest income would have been recorded in the period ended June 30, 1995 for these loans if they had been current in accordance with the terms of the note and had been outstanding throughout the period or since origination, if held for part of the period. For the year ended June 30, 1995, interest income from these loans was included in net income only if actually received by the Bank and collection of principal was not in doubt.

(2) The Bank reserves all accrued interest on loans greater than 90 days delinquent.

(3) Approximately $664,000 in interest income would have been recorded in the year ended June 30, 1995 for all TDRs if they had been current in accordance with their original terms and had been outstanding throughout the period or since origination, if held for part of the period. For the year ended June 30, 1995, $518,000 in interest income from these loans was included in net income.

(4) Consists of real estate owned, as acquired in settlement of loans net of allowances for losses, delinquent direct finance leases, receivables for terminated leases and repossessed vehicles net of allowances for losses. See
    Note 9 of the "Notes to Consolidated Financial Statements" for an analysis of real estate owned contained under Item 8 of this report

     From 1989 through 1991, the Bank experienced declines in asset quality. The amount of nonperforming assets reached its highest quarter-end level at $31.02 million of total assets at June 30, 1990. At June 30, 1995, nonperforming assets totaled $19.6 million, a reduction of approximately 36.8% from the highest level in June 1990. As a result of Charter Federal's primary emphasis on one- to four-family mortgage and consumer lending in its market areas, improved underwriting controls, and centralized collection efforts, the greatest exposure to further loan losses rests with the remaining nonperforming commercial and multi-family real estate loans (and total REO (net)) originated prior to January, 1990 that represent 2.52% of total assets and 96% of nonperforming assets. Nonperforming one- to four-family mortgage and consumer loans represent .10% of total assets and 4% of nonperforming assets.

     The following table sets forth the volume of nonperforming one- to four-family residential mortgage loans, consumer and other loans (e.g. sales finance and other loans), and commercial and multi-family real estate loans at period end for the last five quarters.

                                                                 QUARTER ENDED
                                     ----------------------------------------------------------------------
                                     JUNE 30,     MARCH 31,     DECEMBER 31,     SEPTEMBER 30,     JUNE 30,
                                       1995         1995            1994             1994            1994
                                     --------     ---------     ------------     -------------     --------
                                                                 (IN THOUSANDS)
One- to four-family residential
  mortgage.........................  $    410      $   599         $  499           $   462         $  557
Consumer and other loans...........  $    360      $   382         $  243           $   273         $  436
Commercial and multifamily real
  estate loans.....................  $ 11,864      $ 9,130         $9,159           $ 9,259         $6,000

     A substantial portion (88%) of Charter Federal's total nonperforming assets consist of three substandard commercial loans (See "Classified Assets") and five commercial loans classified as in-substance foreclosure ("ISF"). Commercial real estate loans represent a relatively small and declining portion of Charter Federal's assets, but a substantial portion of nonperforming assets. Charter Federal discontinued this type of lending in December 1989 and actively managed its commercial loan portfolio to reduce its nonperforming loans. In 1994 Charter resumed, on a limited basis, commercial lending concentrating on loans of $1,000,000 or less only in its market areas. The largest commercial loan made during 1995 had a balance of $757,000 as of June 30, 1995.

     At June 30, 1995, the Bank's nonperforming commercial and multi-family real estate loans consisted of loans to five borrowers. Those with outstanding balances exceeding $1,000,000 at June 30, 1995, consisted of the following:

     - A $3.8 million loan originated in 1989 and secured by a retail/office center in Charlotte, North Carolina with 51,687 total square feet. At June 30, 1995, the retail complex was 73% leased and the office complex was 68% leased. The cash flow from the property will not support the loan payment. The borrower has supplemented payments from other sources, and although the loan has never been delinquent, it is classified because of the slow leasing of available space resulting in insufficient collateral value. The borrower's tax returns and financial statements reflect sufficient income and net worth to fund rental income shortfalls. This combined with his excellent payment history provide good guaranty strength.

     - A $3.28 million loan secured by a 91-room motel in Hilton Head, South Carolina. Charter Federal financed the construction of this motel with an original loan of $3.3 million in 1988. Following the completion of the motel, local economic conditions constrained cash flow, but as a result of subsequently increased occupancy levels and room rates, Charter Federal restructured the original loan as two separate loans on September 8, 1992, including a $2.65 million loan, which is included in restructured loans, and a $644,000 loan which has been charged off and is being tracked to pursue collection in the future. This restructuring permitted the $2.65 million loan to be restored to an accruing status in January, 1994. Under the restructured payment plan, the borrower is making loan payments in accordance with the terms of the agreement. The balance on this loan at June 30, 1995 was $2,638,339. The average occupancy for the first quarter of 1995 was 49.1% as compared to 47.6% in 1994. The average daily rate was $39.86 as compared to $44.21 in 1994.

     - A $3.95 million loan originated in 1987 and secured by two motels. One in Charlotte, North Carolina has 81 rooms and the other in Charleston, South Carolina has 89 rooms. The average occupancy for the first quarter of 1995 for the Charlotte property was 118.1% as compared to 95.6% in 1994. The average daily rate was $23.28 as compared to $21.15 in 1994. The average occupancy for the first quarter of 1995 (latest date available) for the Charleston property was 46.6% as compared to 46.0% in 1994. The average daily rate was $33.54 as compared to $32.78 in 1994. Because of a dramatic increase in the interest rate on the adjustable rate mortgage and inadequate cash flow to support the new payment, Charter restructured the loan in September 1994 to a three year adjustable with a beginning rate of 7.875%. Prior to the restructuring, the loan was never more than 30 days delinquent and since the restructuring has been consistently current.

     REAL ESTATE OWNED. REO consists of real estate acquired through foreclosure or deed in lieu of foreclosure or loans that are considered in-substance foreclosure ("ISF") under accounting and regulatory guidelines. Real estate that served as security for a loan and that becomes REO upon a default of such loan is recorded at fair market value. After foreclosure, the property is recorded at the lower of the fair market value on the date of foreclosure or fair market value less selling costs. The Bank also maintains an REO allowance to provide for losses that may result from unforeseen market changes after the property is transferred to REO. REO properties are analyzed periodically to determine the adequacy of the REO allowance. From time to time, if the Bank determines that it will be unable to realize the full book value of a particular REO property as a result of a subsequent appraisal, executed contract of sale or other appropriate indicator of fair value, a write down is recorded to reflect the reduced value estimation and is charged to the REO allowance.

     At June 30, 1995, the Bank's total REO was $7.5 million and consisted of 16 properties with most located in Virginia, North Carolina, and Tennessee. Six properties are located in Louisiana. Of the total REO amount, $6.8 million was included in REO as ISF. The REO loss allowances of approximately $500,000 reduces net REO to $7.0 million. At June 30, 1995, the REO properties with recorded values in excess of $1,000,000 were as follows:

     - An office/warehouse complex in Bristol, Tennessee which serves as security for a $3.98 million loan originated in 1986. The loan is recorded as in-substance REO, at its fair market value of $3.47 million, because of inadequate cash flow to support debt service. The adjustable loan recently experienced a dramatic rate increase for which adequate cash flow is not available to meet the higher payment. The borrower has limited personal resources so management is currently considering restructuring the loan. Loan payments were current at June 30, 1995. The property is currently 97% occupied.

     - A $2.98 million loan originated in 1988 and secured by a retail/office center located in Charlotte, North Carolina. The center has 56,611 total square feet of retail space, 77% of which is leased. Approximately 45% of lease revenues are derived from one tenant that occupies 19,100 square feet of the total retail space of the center. Charter has proceeded with foreclosure and now owns the property. A court appointed receiver has been managing the property for Charter since early 1995. The loan is recorded as in-substance REO at its fair market value of $2.18 million.

     Although improved collection efforts, improved documentation and underwriting and limited origination of commercial and multi-family real estate lending have been implemented, nonperforming assets continue to have an adverse effect on the Bank, and there can be no assurance that the market and economic conditions in the Bank's market areas will not worsen and result in a further increase in the level of nonperforming assets in future periods. Any such developments could further adversely affect the Bank's operations by requiring additional provisions for losses, decreased accrual of interest income and increased noninterest expenses as a result of the allocation of resources to the management of nonperforming assets and increased REO expenses.

     LETTERS OF CREDIT. In 1984 and 1985, Charter Federal entered into five separate agreements to act as a participating credit enhancer of five separate municipal revenue bond issues in Oklahoma (three issues), Florida (one issue) and Kansas (one issue). See Note 17 to the Notes of the "Consolidated Financial Statements" under Item 8 of this report. Under each of these arrangements, the Bank issued a letter of credit to guarantee repayment of the principal amount due under the bonds, plus its share of the interest due thereunder for a maximum period of 185 days. Commonwealth Federal Savings Association of Houston, Texas ("Commonwealth") was the lead participant in each of those transactions. In 1991, the RTC was appointed receiver for Commonwealth.

     In January 1993, Charter Federal consummated a transaction with the RTC pursuant to which Charter Federal was released from any further obligations as a credit enhancer on the bond issues for the three Oklahoma projects in exchange for assuming the RTC's obligations as a credit enhancer on the bond issues for the Florida and Kansas projects, making a cash payment to the RTC of $2.5 million.

     As of July 22, 1994, Charter Federal sold its Letter of Credit position relating to the Florida project. The Bank's loss exposure with respect to the Letter of Credit totaled $14,093,000, including original principal and projected maximum interest shortfall. The loss totaled $3,148,000 which was totally reserved for at June 30, 1994 and no further losses resulted from this transaction. As part of the transaction, this letter of credit was canceled and $20.2 million of securities pledged by Charter Federal to back the Letter of Credit were released.

     As of June 1, 1995, Charter Federal sold its Letter of Credit position relating to the Kansas project. The exposure relative to the Letter of Credit totaled $6,678,000 including original principal and projected maximum interest shortfall. The loss totaled $1,367,000 which was totally reserved for at June 30, 1994 and no further losses resulted from this transaction. As part of the transaction, this Letter of Credit was cancelled and $10.7 million of securities pledged by Charter Federal to back the Letter of Credit were released.

     As a result of these two transactions, the Bank's risk-based capital requirement has been reduced by approximately $1.5 million and classified assets have been reduced by approximately $18.8 million. (See "Classified Assets")

     DIRECT FINANCE AUTOMOBILE LEASES. Prior to 1990, the Bank was actively involved in the direct financing of automobile leases. In 1990, the company responsible for the majority of the Bank's direct finance automobile leases experienced financial difficulty. In order to protect its investment in those loans, Charter Federal assumed ownership of the leases. In September 1990, approximately 67% of the direct finance automobile lease portfolio was sold with recourse and, as a result, $1.09 million was provided as an escrow for possible losses. The $1.09 million escrow was the maximum exposure for Charter Federal on the leases sold. At June 30, 1995, the escrow account had been drawn down to zero. At June 30, 1995, the Bank had no net investment in direct finance automobile leases with all remaining leases being paid in full or charged off. See Note 7 to the "Notes to Consolidated Financial Statements" under Item 8 of this report.

CLASSIFIED ASSETS

     Federal regulations provide for the classification of loans and other assets such as debt and equity securities considered to be of lesser quality as "substandard", "doubtful" or "loss" assets. Assets which do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated "special mention".

     A classification of "substandard" or "doubtful" requires the establishment of general allowances for loan losses in an amount deemed prudent by management. Assets classified as "loss" require either a specific allowance for losses equal to 100% of the amount of the asset so classified or a charge off of such amount.

     A savings institution's determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the OTS which can require the establishment of additional general or specific loss allowances. The OTS, in conjunction with the other federal banking agencies, recently adopted an interagency policy statement on the allowance for loan and lease losses. The policy statement provides guidance for financial institutions on both the responsibilities of management for the assessment and establishment of adequate allowances and guidance for banking agency examiners to use in determining the adequacy of general valuation allowances. Generally, the policy statement requires that institutions have effective systems and controls to identify, monitor and address asset quality problems; have analyzed all significant factors that affect the collectability of the portfolio in a reasonable manner; and have established acceptable allowance evaluation processes that meet the objectives set forth in the policy statement.

     The Bank regularly reviews the loans in its portfolio and other assets to determine whether any require classification in accordance with applicable regulations. At June 30, 1995, the Bank had $20.8 million or 2.77% of its total assets that required classification, $16.6 million is "substandard", $3.4 million is "doubtful", and $410,000 is "loss". Real estate acquired in settlement of loans classified as "substandard", "doubtful", and

"loss" at June 30, 1995 totaled $7.5 million, of which $7.4 million is "substandard", and $108,000 is "loss". At June 30, 1995, Charter Federal had $409,000 additional assets which were classified in excess of the amount of the nonperforming assets.

     As a result of Charter Federal's renewed emphasis on one- to four-family mortgage and consumer lending in its market areas, improved underwriting controls and centralized collection efforts, the greatest exposure to further loan losses rest with the remaining classified commercial and multi-family real estate loans and REO that represent 2.60% of total assets. Classified one- to four-family mortgage and consumer loans represent only .18% of total assets.

     A substantial portion (91%) of Charter Federal's total classified assets (i.e., nonperforming and monitored loans) is made up of nine commercial and multi-family real estate loans and REO properties.

     MONITORED LOANS. In addition to tracking its nonperforming and adversely classified assets, the Bank monitors its entire loan portfolio (by overall statistical measures and, in some cases, by loan-by-loan analysis) in an effort to identify loans that have the potential to become problem assets in the future. At June 30, 1995, the Bank monitored several loans that were between 60 and 89 days delinquent or that were current but showed some signs of weakness (e.g., cash flow problems, collateral value deterioration or borrower or guarantor financial weaknesses). Those special mention loans are not included in nonperforming loans. The following loan is classified by the Bank as "special mention" due to delinquent status (less than 90 days). The loan is not included as nonperforming because sufficient progress in curing the delinquency and establishing a consistent pay history justifies returning the loan to a performing status.

     - A $1.6 million loan originated in 1985 and secured by a 61-room motel in Savannah, Georgia. The average occupancy for the first quarter of 1995 was 70.7% as compared to 76.4% in 1994. The average daily rate was $37.09 as compared to $33.66 in 1994. The owner is abiding by the loan modification agreement entered into in July, 1991. As of July, 1991, the loan was approximately eight months delinquent. However, since 1991, progress has been made to reduce the delinquent amount due to less than three months under agreements with the borrower.

     LOSS EXPERIENCE. The allowance for loan losses is available to absorb future losses that could be incurred from the current loan portfolio. The allowance is increased by provisions charged to operations and decreased by charge-offs, net of recoveries. Management evaluates the adequacy of the allowance at least quarterly using the classification categories discussed under Classified Assets. In establishing the appropriate classification for specific assets, management takes into account the estimated value of underlying collateral, the borrower's ability to repay, the borrower's payment history and the current delinquent status, among other factors. The remaining loan portfolio is evaluated for potential loss exposure by examining the growth and composition of the portfolio, historical loss experience, current delinquency levels, industry concentration and general economic conditions.

     The allowance for losses on REO is evaluated continuously. Additional allowances are established when the carrying value exceeds fair market value less estimated selling costs.

     The allowance for loan losses represents management's estimate of an amount adequate to provide for potential losses inherent in the loan portfolio. However, there are additional risks of future losses that cannot be quantified precisely or attributed to particular loans or classes of loans. Because those risks include general economic trends as well as conditions affecting individual borrowers, management's judgment of the allowance necessary is approximate. The allowance also is subject to regulatory examinations and determinations as to adequacy, which may take into account such factors as the methodology used to calculate the allowance and the size of the allowance in comparison to peer institutions identified by the regulatory agencies. The OTS last examined the Bank during November 1994 and did not recommend any material changes to the Bank's allowance for loan losses.

     At June 30, 1995, the allowance for losses was $5.0 million or 39.7% of nonperforming loans and leases compared to $8.4 million or 119.58% at June 30, 1994. Management considers the allowance for losses to be adequate based upon its current judgment and evaluation and analysis of such portfolios. However, no assurance can be given that the ongoing evaluation of such portfolios, in light of economic conditions and other prevailing factors, would not require significant future additions to the allowance which, in turn, would adversely impact the results of operations of the Bank.

     The Bank's loss experience on its loan portfolio for the periods shown is summarized in the following table:

                                                                    YEAR ENDED JUNE 30,
                                                             ----------------------------------
                                                               1995         1994         1993
                                                             --------     --------     --------
                                                                   (DOLLARS IN THOUSANDS)
Loans receivable, net at end of period.....................  $401,808     $388,016     $402,828
Net charge-offs............................................     5,310        4,138        4,756
Percent delinquent 61 days or more at end of period........       .98%         .98%        2.80%
Total dollar amount foreclosed.............................  $  5,454     $     84     $  5,644
Percent foreclosed.........................................      1.36%         .02%        1.40%

     The following table reflects the activity in the allowance for losses by type of asset, for the periods indicated. However, the entire allowance for losses remains available for losses from any asset type.

                                                             YEAR ENDED JUNE 30,
                                           -------------------------------------------------------
                                            1995        1994        1993        1992        1991
                                           -------     -------     -------     -------     -------
                                                           (DOLLARS IN THOUSANDS)
Balance at beginning of period...........  $ 8,427     $11,232     $12,938     $13,218     $ 3,157
Charge-offs:
  Loans:
     Commercial and multi-family real
       estate............................     (746)     (3,407)     (1,680)         --          --
     One- to four-family residential
       mortgage..........................      (32)        (12)        (20)       (432)        (63)
  Consumer...............................     (520)       (861)       (595)       (385)       (698)
  Letters of credit......................   (4,515)         --      (2,500)         --          --
  Leases and assets derived from
     termination of leases and contingent
     losses..............................      (42)       (828)     (3,646)     (1,385)       (481)
Recoveries:
  Loans:
     Commercial and multi-family real
       estate............................      422          --          --          --          --
     One- to four-family residential
       mortgage..........................       --          40           3          12           6
  Consumer...............................       81         102          36          42          47
  Leases and assets derived from
     termination of leases and contingent
     losses..............................       22          88         257         750         135
                                           -------     -------     -------     -------     -------
Net charge-offs..........................   (5,330)     (4,878)     (8,145)     (1,351)     (1,054)
                                           -------     -------     -------     -------     -------
Additions charged to operations:
  Provision for loan losses..............    1,975       2,150       5,087      (1,011)      9,791
                                           -------     -------     -------     -------     -------
  Provision for direct finance lease
     losses
     and assets derived from termination
     of leases...........................      (51)        (77)      1,352       2,082       1,324
                                           -------     -------     -------     -------     -------
                                             1,924       2,073       6,439       1,071      11,115
                                           -------     -------     -------     -------     -------
Balance at end of period.................  $ 5,021     $ 8,427     $11,232     $12,938     $13,218
                                           =======     =======     =======     =======     =======
Ratio of net charge-offs during the
  period to average loans and leases
  outstanding during the period..........     1.33%       1.21%       1.97%       0.31%       0.23%
Ratio of allowance for loan and lease
  losses to nonperforming loans and
  leases.................................    39.74      119.58      105.71       57.22       59.57
Ratio of allowance for loan and lease
  losses to outstanding loans and
  leases.................................     1.21        2.10        2.79        2.95        3.12
Ratio of allowance for loan and lease
  losses to nonperforming assets.........    25.55       66.70       60.95       49.85       47.50

     The following table sets forth the allocation of the allowance for losses by asset category at the dates indicated:

                                                                AT JUNE 30,
                                 --------------------------------------------------------------------------
                                         1995                      1994                       1993
                                 ---------------------     ---------------------     ----------------------
                                           % OF LOANS                % OF LOANS                 % OF LOANS
                                          IN CATEGORY               IN CATEGORY                IN CATEGORY
                                            TO TOTAL                  TO TOTAL                   TO TOTAL
                                          OUTSTANDING               OUTSTANDING                OUTSTANDING
                                 AMOUNT      LOANS         AMOUNT      LOANS         AMOUNT       LOANS
                                 ------   ------------     ------   ------------     -------   ------------
Loans:
  One- to four-family
     residential mortgage......  $  273       65.62%       $  268       62.12%       $   346       54.92%
  Commercial and multi-family
     real estate...............   4,212       11.72         3,242       12.65          6,820       14.08
  Consumer.....................     536       22.66           541       25.23            578       31.00
                                 ------      ------        ------      ------        -------      ------
                                  5,021      100.00%        4,051      100.00%         7,744      100.00%
                                             ======                    ======                     ======
Letters of credit..............      --                     4,305                      2,600
Leases and related assets......      --                        71                        888
                                 ------                    ------                    -------
     Total.....................  $5,021                    $8,427                    $11,232
                                 ======                    ======                    =======

                                                                       AT JUNE 30,
                                                    -------------------------------------------------
                                                             1992                       1991
                                                    ----------------------     ----------------------
                                                               % OF LOANS                 % OF LOANS
                                                              IN CATEGORY                IN CATEGORY
                                                                TO TOTAL                   TO TOTAL
                                                              OUTSTANDING                OUTSTANDING
                                                    AMOUNT       LOANS         AMOUNT       LOANS
                                                    -------   ------------     -------   ------------
                                                                 (DOLLARS IN THOUSANDS)
Loans:
  One- to four-family residential mortgage........  $   874       55.29%       $ 2,151       63.96%
  Commercial and multi-family real estate.........    5,874       16.69          5,499       17.96
  Consumer........................................      765       28.02            437       18.08
                                                    -------      ------        -------      ------
                                                      7,513      100.00%         8,087      100.00%
                                                                 ======                     ======
Letters of credit.................................    2,500                      3,700
Leases and related assets.........................    2,925                      1,431
                                                    -------                    -------
     Total........................................  $12,938                    $13,218
                                                    =======                    =======

INVESTMENT ACTIVITIES

     Federally chartered savings institutions are authorized to invest in various types of liquid assets, including U.S. Government obligations and securities of various agencies, certificates of deposit issued by insured banks and savings institutions, banker's acceptances, and federal funds. Subject to various restrictions, federally chartered savings institutions may also invest a portion of their assets in commercial paper and corporate debt securities and in mutual funds, the assets of which conform to the investments that such an institution is authorized to make directly.

     Charter Federal's portfolio of investment securities provides a source of liquidity when loan demand exceeds funding capability, provides funding for unexpected savings withdrawals, serves as a vehicle for interest rate risk management and provides a source of income.

     The Bank also deposits excess funds in jumbo certificates of deposit offered by insured financial institutions. At June 30, 1995, the Bank did not have any jumbo certificates of deposit at other institutions.

     The following table sets forth information summarizing the composition of Charter Federal's investment securities at the dates indicated.

                                                                               JUNE 30,
                                        --------------------------------------------------------------------------------------
                                                   1995                          1994                          1993
                                        --------------------------    --------------------------    --------------------------
                                        AMORTIZED   % OF              AMORTIZED   % OF              AMORTIZED   % OF
                                          COST      TOTAL    YIELD      COST      TOTAL    YIELD      COST      TOTAL    YIELD
                                        ---------   -----    -----    ---------   -----    -----    ---------   -----    -----
                                                                        (DOLLARS IN THOUSANDS)
Investment securities:
Held for investment:
  U. S. government and agency
    obligations.......................   $ 8,230     38.0%    5.4%     $ 8,287     15.1%    5.4%     $47,036     89.3%    6.8%
  FHLB stock..........................     5,771     26.7     7.3        5,771     10.5     6.0        5,546     10.5     6.0
  Other...............................        78       .4      --           81      0.1      --           76      0.2      --
                                         -------    -----     ---      -------    -----     ---      -------    -----     ---
        Total held for investment.....   $14,079     65.1     6.1%      14,139     25.7     5.6%          --       --      --%
                                         -------    -----     ---      -------    -----     ---      -------    -----     ---
Available for sale:
  U. S. government and agency
    obligations(1)....................     7,558     34.9     6.4       40,888     74.3     6.5           --       --      --
                                         -------    -----     ---      -------    -----     ---      -------    -----     ---
        Total investment
          securities(2)...............   $21,637    100.0%    6.2%     $55,027    100.0%    6.3%     $52,658    100.0%    6.7%
                                         =======    =====     ===      =======    =====     ===      =======    =====     ===
Interest bearing deposits(3)..........   $13,414    100.0%    5.8%     $ 4,536    100.0%    6.2%     $ 6,158     87.9%    3.2%
Federal funds sold....................        --       --      --           --       --      --          850     12.1     3.3
                                         -------    -----     ---      -------    -----     ---      -------    -----     ---
        Total of interest bearing
          deposits and federal funds
          sold........................   $13,414    100.0%    5.8%     $ 4,536    100.0%    6.2%     $ 7,008    100.0%    3.2%
                                         =======    =====     ===      =======    =====     ===      =======    =====     ===

---------------
(1) The securities are available for sale. No securities are held in a trading account as of June 30, 1995.

(2) Total investment securities had a market value of $21,407 at June 30, 1995 and $54,469 at June 30, 1994. See Note 4 of the "Notes to Consolidated Financial Statements" contained under Item 8 of this report.

(3) Includes interest-bearing cash, restricted cash and certificates of deposit.

     The following table sets forth the contractual maturity of investment securities as of June 30, 1995:

Securities Available for Sale as of June 30, 1995:

                                                                           AMORTIZED      1995
                                                                              COST        YIELD
                                                                           ----------     -----
Due in one year or less..................................................  $       --       --%
Due after one year through five years....................................   2,007,000      6.3
Due after five years through ten years...................................   5,551,000      6.5
                                                                            ---------     ----
                                                                           $7,558,000      6.4%
                                                                            =========     ====

Securities Held For Investment as of June 30, 1995:

Due in one year or less..................................................  $       --       --%
Due after one year through five years....................................   8,230,000      5.4
Due after five years through ten years...................................      78,000       --
                                                                           ----------     -----
                                                                           $8,308,000      5.4%
                                                                            =========     ====

     FHLB stock with an amortized cost of $5,771,000 has been excluded from the maturity table listed above because it does not have a contractual maturity.

     MARKETABLE EQUITY SECURITIES. The marketable equity securities in the Bank's investment portfolio consisted of investments in mutual funds which invest solely in U.S. Government and agency securities and are carried at the lower of their aggregate cost or market. Unrealized losses on these securities were deducted from stockholders' equity in the Bank's Statement of Financial Condition through June 30, 1991. During fiscal year 1992, management of Charter Federal determined that the portfolio was available for sale and unrealized losses were deducted from net income. The Bank sold the portfolio during 1993 and realized a $592,000 gain.

DEPOSITS

     GENERAL. Charter Federal offers several types of transaction, savings and investment accounts, including certificates of deposit ("CDs"), money market deposit accounts ("MMDA's"), negotiable order of withdrawal ("NOW") accounts and Christmas club accounts. At June 30, 1995, the Bank had no brokered deposits.

     The following table reflects the maturity of jumbo certificates:

                                MATURITY DATE
    ---------------------------------------------------------------------        AMOUNT
                                                                             --------------
                                                                             (IN THOUSANDS)
    July 1, 1995 -- September 30, 1995...................................       $ 10,533
    October 1, 1995 -- December 31, 1995.................................         15,469
    January 1, 1996 -- March 31, 1996....................................         12,114
    April 1, 1996 -- June 30, 1996.......................................         10,221
    After July 1, 1996...................................................         12,490
                                                                                 -------
      Total..............................................................       $ 60,827
                                                                                 =======

     The aggregate amount of jumbo certificates of deposit with a minimum denomination of $100,000 was approximately $60,827,000 at June 30, 1995.

     The following table sets forth principal types of deposit accounts offered by Charter Federal at the dates indicated:

                                                             AT JUNE 30,
                                   ----------------------------------------------------------------
                                       WEIGHTED
                                    AVERAGE RATES
                                   AT JUNE 30, 1995            1995                    1994
                                   ----------------     -------------------     -------------------
                                                        (DOLLARS IN THOUSANDS)
                                                         AMOUNT        %         AMOUNT        %
                                                        --------     ------     --------     ------
Passbook Accounts................       3.00%           $ 18,654       3.55%    $ 21,161       3.86%
Other Savings Accounts...........       3.09%             31,640       6.02       67,054      12.23
NOW Accounts.....................       2.03%             19,820       3.78       20,203       3.69
Non-interest Bearing Checking....         --              14,996       2.85       10,166       1.85
Money Market Deposit Accounts....       3.75%             17,144       3.26       29,146       5.32
                                                        --------     -------    --------     -------
                                                        $102,254      19.46     $147,730      26.95
                                                        --------     -------    --------     -------
Certificates:
                                    2.00% to 3.99%      $  4,960        .94     $147,842      26.97
                                    4.00% to 5.99%       272,023      51.78      236,120      43.08
                                    6.00% to 7.99%       143,950      27.40        9,468       1.73
                                    8.00% to 9.99%         1,360        .26        2,909        .53
                                   10.00% to 11.99%          853        .16        2,938        .54
                                   12.00% to 13.99%           --         --        1,119        .20
                                                        --------     -------    --------     -------
Total Certificates...............                        423,146      80.54      400,396      73.05
                                                        --------     -------    --------     -------
Total Deposits...................                       $525,400     100.00%    $548,126     100.00%
                                                        ========     =======    ========     =======

     CERTIFICATES OF DEPOSIT. The following table shows maturity date information for the certificates of deposit accounts by rate categories at June 30, 1995:

                                                                     AMOUNT
                                         --------------------------------------------------------------
                                         LESS THAN                                  AFTER
                RATE                     ONE YEAR      1-2 YEARS     2-3 YEARS     3 YEARS      TOTAL
-------------------------------------    ---------     ---------     ---------     -------     --------
2.00% to 3.99%.......................    $   4,960      $    --       $    --      $    --     $  4,960
4.00% to 5.99%.......................      222,630       38,292         3,941        7,160      272,023
6.00% to 7.99%.......................       68,787       19,376        50,319        5,468      143,950
8.00% to 9.99%.......................        1,212          100            11           37        1,360
10.00% to 11.99%.....................          782           --            --           71          853
12.00% to 13.99%.....................           --           --            --           --           --
                                          --------      -------       -------      -------     --------
                                         $ 298,371      $57,768       $54,271      $12,736     $423,146
                                          ========      =======       =======      =======     ========

     SAVINGS DEPOSIT ACTIVITY. The following table sets forth the deposit activities at Charter Federal during the periods indicated:

                                                                    YEAR ENDED JUNE 30,
                                                            -----------------------------------
                                                              1995          1994         1993
                                                            ---------     --------     --------
                                                                      (IN THOUSANDS)
Deposits..................................................  $ 791,534     $714,420     $692,120
Withdrawals...............................................    790,291      754,671      755,841
                                                             --------     --------     --------
Excess withdrawals........................................      1,243      (40,251)     (63,721)
Interest credited.........................................     17,397       15,426       20,714
Sale of deposits..........................................    (41,366)          --           --
                                                             --------     --------     --------
Net savings (deposit) withdrawals.........................  $ (22,726)    $(24,825)    $(43,007)
                                                             ========     ========     ========

BORROWINGS

     As a member of the Federal Home Loan Bank ("FHLB") of Atlanta, Charter Federal is authorized to apply for advances from the FHLB on the security of FHLB stock owned by Charter Federal and certain of its residential mortgages and other assets, provided that certain credit standards are met. The FHLB prescribes the acceptable uses for funds advanced under each of its credit programs which differ according to interest rate, maturity date and amount limitations. At June 30, 1995, advances to Charter Federal from the FHLB amounted to $104,500,000. Other short-term borrowings at year end totaled $63,614,000. (See Notes 12 and 13 of the "Notes to Consolidated Financial Statements" contained under Item 8 of this report.)

     The following table sets forth certain information regarding short-term borrowings and advances by Charter Federal at or during the periods indicated:

                                                                             AT JUNE 30,
                                                                      -------------------------
                                                                      1995      1994      1993
                                                                      -----     -----     -----
Weighted average rate(1) paid on:
  Securities sold under agreements to repurchase....................   5.98%     4.55%       --%
  FHLB advances and other borrowings................................   4.63%     4.63%     3.54%

                                                                    YEAR ENDED JUNE 30,
                                                             ----------------------------------
                                                               1995         1994         1993
                                                             --------     --------     --------
                                                                   (DOLLARS IN THOUSANDS)
Maximum amount of borrowings outstanding at any month end:
  Securities sold under agreements to repurchase...........  $ 63,614     $ 32,744     $ 34,262
  FHLB advances and other borrowings.......................  $104,500     $104,500     $104,500
Approximate average borrowings outstanding with respect to:
  Securities sold under agreements to repurchase...........  $ 41,696     $ 21,488     $ 14,249
  FHLB advances and other borrowings.......................  $104,500     $104,500     $104,500
Approximate weighted average rate(1) paid on:
  Securities sold under agreements to repurchase...........     5.69%        3.62%        3.30%
  FHLB advances and other borrowings.......................     4.55%        4.28%        4.39%

---------------
(1) The weighted average rate was computed using the average daily balance and total interest expense.

ASSET/LIABILITY MANAGEMENT

     Charter Federal's asset/liability management discussion is contained in "Management Discussion and Analysis of Financial Condition and Results of Operations" under Item 8 of this report.

     YIELDS EARNED AND RATES PAID; CERTAIN RATIOS. The following tables set forth for Charter Federal for the periods and at the dates indicated, the weighted average yields earned on its interest-earning assets, the weighted-average interest rates paid on its interest-bearing liabilities and the yield spread between yields earned and rates paid. The average yield or rate, is computed on a monthly basis.

                                                                         YEAR ENDED JUNE 30,
                                                                       ------------------------
                                                                       1995     1994      1993
                                                                       ----     -----     -----
Weighted average yield on loan portfolio.............................  8.38%     8.56%     9.09%
Weighted average yield on mortgage-backed certificates portfolio       6.14      5.92      7.35
Weighted average yield on investment portfolio                         6.27      6.36      7.19
Weighted average yield on direct finance leases                          --     11.54     13.51
Weighted average yield on other interest-earning assets                5.35      3.10      3.03
Weighted average yield on all interest-earning assets                  7.39      7.43      8.32
Weighted average rate paid on deposits                                 4.44      3.87      4.65
Weighted average rate paid on FHLB advances and other borrowings       4.55      4.28      4.39
Weighted average rate paid on other interest-bearing liabilities       5.69      3.62      3.31
Weighted average rate paid on all interest-bearing liabilities         4.53      3.92      4.58
Net yield on average interest-earning assets (1)                       3.10      3.67      3.64

---------------
(1) Net interest-earnings divided by average interest-earning assets, with net interest-earnings equaling the difference between the dollar amount of interest earned and paid.

     (Continued from previous page)

                                                                                    AT JUNE 30,
                                                                                       1995
                                                                                    -----------
Weighted average yield on loan portfolio..........................................      8.44%
Weighted average yield on mortgage-backed certificates............................      7.08
Weighted average yield on investment portfolio....................................      6.21
Weighted average yield on direct finance leases...................................        --
Weighted average yield on other interest-earning assets...........................      6.00
Weighted average yield on all interest-earning assets.............................      7.80
Weighted average rate paid on deposits............................................      4.98
Weighted average rate paid on FHLB Advances.......................................      4.63
Weighted average rate paid on other interest-bearing liabilities..................      5.98
Weighted average rate paid on all interest-bearing liabilities....................      5.02
Net interest spread...............................................................      2.78

     The following table sets forth certain performance ratios of Charter Federal for the periods indicated:

                                                                        YEAR ENDED JUNE 30,
                                                                    ---------------------------
                                                                    1995      1994       1993
                                                                    -----     -----     -------
Return on average assets..........................................    .76%     1.35%      (4.78)%
Return on average equity..........................................  12.31     29.64     (445.67)
Average net worth-to-average assets ratio.........................   6.15      4.56        1.07
Interest rate sensitivity at one year.............................  (4.52)     1.26      (29.48)
Dividend payout ratio.............................................  25.46        --          --

COMPETITION

     In its market areas, Charter Federal is subject to intense competition from a number of local, regional and super-regional banking organizations, along with other financial institutions and companies that offer financial services, such as credit unions, industrial loan associations, securities firms, insurance companies, small loan companies, finance companies, mortgage companies and other financial service enterprises. Competition among financial institutions is based upon interest rates offered on deposit accounts, interest rates charged on loans and other credit and service charges, the quality of services rendered and the convenience of banking facilities. Additional competition for depositors' funds comes from issuers and suppliers of U.S. Government securities, private debt obligations and other investment alternatives for depositors. Many of the Bank's non-bank competitors are not subject to the same extensive federal regulations that govern federally-insured banks and thrifts and state regulations governing state-chartered banks. As a result, such non-bank competitors may have certain advantages over the Bank in providing certain services. In addition, many of the financial organizations in competition with Charter Federal have much greater financial resources than the Bank and are able to offer similar services at varying costs with greater loan capacities.

                           REGULATION AND SUPERVISION

GENERAL

     The activities of savings institutions, such as the Bank, are governed by the Home Owners' Loan Act, as amended (the "HOLA") and the Federal Deposit Insurance Act ("FDI Act"). The Bank is subject to extensive regulation, examination and supervision by the OTS, as its primary federal regulator, and the FDIC, as the deposit insurer. The Bank is a member of the Federal Home Loan Bank ("FHLB") System and its deposit accounts are insured up to applicable limits by the Savings Association Insurance Fund ("SAIF") managed by the FDIC. The Bank must file reports with the OTS and the FDIC concerning its activities and financial condition in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with, or acquisitions of, other savings institutions. The OTS and/or the FDIC conduct periodic examinations to test the Bank's compliance with various regulatory requirements. This regulation and supervision establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such regulatory requirements and policies, whether by the OTS, the FDIC or the Congress could have a material adverse impact upon the Bank and its operations. Certain of the regulatory requirements applicable to the Bank are referred to below or elsewhere herein. The description of statutory provisions and regulations applicable to savings institutions set forth in this Form 10-K does not purport to be a complete description of such statutes and regulations and their effects on the Bank.

FEDERAL SAVINGS INSTITUTION REGULATION

     CAPITAL REQUIREMENTS. The OTS capital regulations require savings institutions to meet three minimum capital standards: a 1.5% tangible capital ratio, a 3% leverage (core capital) ratio and an 8% risk-based capital ratio. In addition, the prompt corrective action standards discussed below also establish, in effect, a minimum 2% tangible capital standard, a 4% leverage (core) capital ratio (3% for institutions receiving the highest rating on the CAMEL financial institution rating system), and, together with the risk-based capital standard itself, a 4% Tier I risk-based capital standard. Core capital is defined as common stockholders' equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus, and minority interests in equity accounts of consolidated subsidiaries less intangibles other than certain purchased mortgage servicing rights and credit card relationships. The OTS regulations also require that, in meeting the leverage ratio, tangible and risk-based capital standards, institutions must generally deduct investments in and loans to subsidiaries engaged in activities not permissible for a national bank.

     The risk-based capital standard for savings institutions requires the maintenance of Tier I (core) and total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of 4% and 8%, respectively. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight of 0% to 100%, as assigned by the OTS capital regulation based on the risks OTS believes are inherent in the type of asset. The components of Tier I (core) capital are equivalent to those discussed earlier. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock and the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital.

     The OTS regulatory capital requirements also incorporate an interest rate risk component. Savings institutions with "above normal" interest rate risk exposure are subject to a deduction from total capital for purposes of calculating their risk-based capital requirements. A savings institution's interest rate risk is measured by the decline in the net portfolio value of its assets (i.e., the difference between incoming and outgoing discounted cash flows from assets, liabilities and off-balance sheet contracts) that would result from a hypothetical 200 basis point increase or decrease in market interest rates divided by the estimated economic value of the institution's assets. In calculating its total capital under the risk-based capital rule, a savings institution whose measured interest rate risk exposure exceeds 2% must deduct an amount equal to one-half of the difference between the institution's measured interest rate risk and 2%, multiplied by the estimated economic value of the institution's assets. The Director of the OTS may waive or defer a savings institution's interest rate risk component on a case-by-case basis. A savings institution with assets of less than $300 million and risk-based capital ratios in excess of 12% is not subject to the interest rate risk component, unless the OTS determines otherwise. For the present time, the OTS has deferred implementation of the interest rate risk component. If the Bank had been subject to an interest rate risk capital component as of June 30, 1995, the

Bank's total risk-weighted capital would have been reduced from 14.02% to 12.84%. At June 30, 1995, the Bank met each of its capital requirements, in each case on a fully phased-in basis.

                                                   PERCENT               PERCENT                 PERCENT
                                                      OF                   OF                       OF
                                        TANGIBLE   TANGIBLE     CORE      CORE     RISK-BASED   RISK-BASED
                                        CAPITAL     ASSETS    CAPITAL    ASSETS     CAPITAL       ASSETS
                                        --------   --------   --------   -------   ----------   ----------
                                                              (DOLLARS IN THOUSANDS)
GAAP capital -- Tier I................  $ 46,424      6.18%   $ 46,424     6.18%    $ 46,424       12.80%
SFAS No. 115 adjustment...............       (28)       --         (28)      --          (28)      (0.01)
                                        --------     -----    --------    -----     --------       -----
GAAP capital -- Tier 1 (adjusted).....    46,396      6.18      46,396     6.18       46,396       12.79
General valuation allowance...........        --        --          --       --        4,518        1.25
Non-includable assets.................        --        --          --       --          (53)      (0.02)
                                        --------     -----    --------    -----     --------       -----
Regulatory capital computed...........    46,396      6.18      46,396     6.18       50,861       14.02
Minimum capital requirement...........   (11,269)    (1.50)    (22,538)   (3.00)     (29,022)      (8.00)
                                        --------     -----    --------    -----     --------       -----
Regulatory capital excess.............  $ 35,127      4.68%   $ 23,858     3.18%    $ 21,839        6.02%
                                        ========     =====    ========    =====     ========       =====

---------------
(1) Although the OTS capital regulations require savings institutions to meet a 1.5% tangible capital ratio and a 3% leverage (core) capital ratio, the prompt corrective action standards discussed below also establish, in effect, a minimum 2% tangible capital standard, a 4% leverage (core) capital ratio (3% for institutions receiving the highest rating on the CAMEL financial institution rating system), and, together with the risk-based capital standard itself, a 4% Tier I risk-based capital standard.

     PROMPT CORRECTIVE REGULATORY ACTION. Under the OTS prompt corrective action regulations, the OTS is required to take certain supervisory actions against undercapitalized institutions, the severity of which depends upon the institution's degree of undercapitalization. Generally, a savings institution is considered "well capitalized" if its ratio of total capital to risk-weighted assets is at least 10%, its ratio of Tier I (core) capital to risk-weighted assets is at least 6%, its ratio of core capital to total assets is at least 5%, and it is not subject to any order or directive by the OTS to meet a specific capital level. A savings institution generally is considered "adequately capitalized" if its ratio of total capital to risk-weighted assets is at least 8%, its ratio of Tier I (core) capital to risk-weighted assets is at least 4%, and its ratio of core capital to total assets is at least 4% (3% if the institution receives the highest CAMEL rating). A savings institution that has a ratio of total capital to weighted assets of less than 8%, a ratio of Tier I
(core) capital to risk-weighted assets of less than 4% or a ratio of core capital to total assets of less than 4% (3% or less for institutions with the highest examination rating) is considered to be "undercapitalized." A savings institution that has a total risk-based capital ratio less than 6%, a Tier 1 risk-based capital ratio of less than 3% or a leverage ratio that is less than 3% is considered to be "significantly undercapitalized" and a savings institution that has a tangible capital to assets ratio equal to or less than 2% is deemed to be "critically undercapitalized." Subject to a narrow exception, the banking regulator is required to appoint a receiver or conservator for an institution that is "critically undercapitalized." The regulation also provides that a capital restoration plan must be filed with the OTS within 45 days of the date a savings institution receives notice that it is "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." Compliance with the plan must be guaranteed by any parent holding company. In addition, numerous mandatory supervisory actions become immediately applicable to an undercapitalized institution, including, but not limited to, increased monitoring by regulators and restrictions on growth, capital distributions and expansion. The OTS could also take any one of a number of discretionary supervisory actions, including the issuance of a capital directive and the replacement of senior executive officers and directors.

     INSURANCE OF DEPOSIT ACCOUNTS. The FDIC has adopted a risk-based deposit insurance system that assesses deposit insurance premiums according to the level of risk involved in an institution's activities. An institution's risk category is based upon whether the institution is classified as "well capitalized," "adequately capitalized" or "undercapitalized" and one of three supervisory subcategories within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation and information which the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance fund. Based on its capital and supervisory subgroups, each Bank Insurance Fund ("BIF") and SAIF member institution is assigned an annual FDIC assessment rate between 23 basis points for an institution in the highest category (i.e., well-capitalized and healthy) and 31 basis points for an institution in the lowest category (i.e., undercapitalized and posing substantial supervisory concern). The Bank's assessment rate for the fiscal year ended June 30, 1995 was .26% of deposits. The FDIC has authority to further raise premiums if deemed necessary. If such action is taken, it could have an adverse effect on the earnings of the institution.

     The FDIC recently proposed to establish a new assessment rate schedule of 4 to 31 basis points for BIF members beginning in the third quarter of 1995. Under that proposal, approximately 91% of BIF members would pay the lowest assessment rate of 4 basis points. The FDIC proposed to retain the existing assessment rate schedule of 23 to 31 basis points applicable to SAIF member institutions. In announcing the proposed rule, the FDIC noted that the premium differential may have adverse consequences for SAIF members, including reduced earnings and an impaired ability to raise funds in the capital markets. In addition, SAIF members, such as the Bank, could be placed at a substantial disadvantage to BIF members with respect to pricing of loans and deposits and the ability to achieve lower operating costs.

     Several alternatives to mitigate the effect of the BIF/SAIF premium disparity have been suggested including, among others, the merger of BIF and SAIF or the assessment of a one time fee on the deposits held by SAIF members to recapitalize the SAIF fund. A significant increase in SAIF insurance premiums or a significant one-time fee to recapitalize the SAIF would likely have on adverse effect on the operating expenses and results of operations of the Bank.

     Under the FDI Act, insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC or the OTS. The management of the Bank does not know of any practice, condition or violation that might lead to termination of deposit insurance.

     LOANS TO ONE BORROWER. Under the HOLA, savings institutions are generally subject to the limits on loans to one borrower applicable to national banks. Generally, savings institutions may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of its unimpaired capital and surplus and general reserve allowances. An additional amount may be lent, equal to 10% of unimpaired capital and surplus, if such loan is secured by readily-marketable collateral, which is defined to include certain financial instruments and bullion. At June 30, 1995, the Bank's limit on loans to one borrower was $7.7 million. At June 30, 1995, the Bank's largest aggregate outstanding balance of loans to one borrower consisted of a $7.56 million. All loans to this borrower were current.

     QTL TEST. The HOLA requires savings institutions to meet a QTL test. Under the QTL test, a savings and loan association is required to maintain at least 65% of its "portfolio assets" (total assets less (i) specified liquid assets up to 20% of total assets; (ii) intangibles, including goodwill; and (iii) the value of property used to conduct business) in certain "qualified thrift investments" (primarily residential mortgages and related investments, including certain mortgage-backed securities) in at least 9 months out of each 12 month period.

     A savings institution that fails the QTL test is subject to certain operating restrictions and may be required to convert to a bank charter. As of June 30, 1995, the Bank maintained 89.5% of its portfolio assets in qualified thrift investments and, therefore, met the QTL test.

     LIMITATION ON CAPITAL DISTRIBUTIONS. OTS regulations impose limitations upon all capital distributions by savings institutions, such as cash dividends, payments to repurchase or otherwise acquire its shares, payments to shareholders of another institution in a cash-out merger and other distributions charged against capital. The rule establishes three tiers of institutions, which are based primarily on an institution's capital level. An institution that exceeds all fully phased-in capital requirements before and after a proposed capital distribution ("Tier 1 Bank") and has not been advised by the OTS that it is in need of more than normal supervision, could, after prior notice but without obtaining approval of the OTS, make capital distributions during a calendar year equal to the greater of (i) 100% of its net earnings to date during the calendar year plus the amount that would reduce by one-half its "surplus capital ratio" (the excess capital over its fully phased-in capital requirements) at the beginning of the calendar year or (ii) 75% of its net income for the previous four quarters. Any additional capital distributions would require prior regulatory approval. In the event the Bank's capital fell below its regulatory requirements or the OTS notified it that it was in need of more than normal supervision, the Bank's ability to make capital distributions could be restricted. In addition, the OTS could prohibit a proposed capital distribution by any institution, which would otherwise be permitted by the regulation, if the OTS determines that such distribution would constitute an unsafe or unsound practice. In December 1994, the OTS proposed amendments to its capital distribution regulation that would generally authorize the payment of capital distributions without OTS approval provided the payment does not make the institution undercapitalized within the meaning of the prompt corrective action regulation. However, institutions in a holding company structure would still have a prior notice requirement. At June 30, 1995, the Bank was a Tier 1 Bank.

     LIQUIDITY. The Bank is required to maintain an average daily balance of specified liquid assets equal to a monthly average of not less than a specified percentage of its net withdrawable deposit accounts plus short-term borrowings. This liquidity requirement is currently 5% but may be changed from time to time by the OTS to any amount within the range of 4% to 10% depending upon economic conditions and the savings flows of member institutions. OTS regulations also require each member savings institution to maintain an average daily balance of short-term liquid assets at a specified percentage (currently 1%) of the total of its net withdrawable deposit accounts and borrowings payable in one year or less. Monetary penalties may be imposed for failure to meet these liquidity requirements. The Bank's liquidity and short-term liquidity ratios for June 30, 1995 were 9.37% and 4.05% respectively, which exceeded the then applicable requirements. The Bank has never been subject to monetary penalties for failure to meet its liquidity requirements.

     ASSESSMENTS. Savings institutions are required to pay assessments to the OTS to fund the agency's operations. The general assessment, paid on a semi-annual basis, is computed upon the savings institution's total assets, including consolidated subsidiaries, as reported in the Bank's latest quarterly thrift financial report. The assessments paid by the Bank for the fiscal year ended June 30, 1995 totaled $157,000.

     BRANCHING. OTS regulations permit nationwide branching by federally chartered savings institutions to the extent allowed by federal statute. This permits federal savings institutions to establish interstate networks and to geographically diversify their loan portfolios and lines of business. The OTS authority preempts any state law purporting to regulate branching by federal savings institutions.

     TRANSACTIONS WITH RELATED PARTIES. The Bank's authority to engage in transactions with related parties or "affiliates" (e.g., any company that controls or is under common control with an institution) is limited by Sections 23A and 23B of the Federal Reserve Act ("FRA"). Section 23A limits the aggregate amount of covered transactions with any individual affiliate to 10% of the capital and surplus of the savings institution. The aggregate amount of covered transactions with all affiliates is limited to 20% of the savings institution's capital and surplus. Certain transactions with affiliates are required to be secured by collateral in an amount and of a type described in Section 23A and the purchase of low quality assets from affiliates is generally prohibited.
Section 23B generally provides that certain transactions with affiliates, including loans and asset purchases, must be on terms and under circumstances, including credit standards, that are substantially the same or at least as favorable to the institution as those prevailing at the time for comparable transactions with non-affiliated companies. In addition, savings institutions are prohibited from lending to any affiliate that is engaged in activities that are not permissible for bank holding companies and no savings institution may purchase the securities of any affiliate other than a subsidiary.

     The Bank's authority to extend credit to executive officers, directors and 10% shareholders, as well as entities such persons control, is governed by Sections 22(g) and 22(h) of the FRA and Regulation O thereunder. Among other things, such loans are required to be made on terms substantially the same as those offered to unaffiliated individuals and to not involve more than the normal risk of repayment. Regulation O also places individual and aggregate limits on the amount of loans the Bank may make to such persons based, in part, on the Bank's capital position and requires certain board approval procedures to be followed.

     ENFORCEMENT. Under the FDI Act, the OTS has primary enforcement responsibility over savings institutions and has the authority to bring actions against the institution and all "institution-affiliated parties," including stockholders, and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors to institution of receivership, conservatorship or termination of deposit insurance. Civil penalties cover a wide range of violations and an amount to $25,000 per day, or even $1 million per day in especially egregious cases. Under the FDI Act, the FDIC has the authority to recommend to the Director of the OTS enforcement action to be taken with respect to a particular savings institution. If action is not taken by the Director, the FDIC has authority to take such action under certain circumstances. Federal law also establishes criminal penalties for certain violations.

     STANDARDS FOR SAFETY AND SOUNDNESS. The federal banking agencies have adopted Interagency Guidelines Prescribing Standards for Safety and Soundness ("Guidelines") and a final rule to implement safety and soundness standards required under the FDI Act. The Guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The standards set forth in the Guidelines address internal controls and information systems; internal audit system; credit underwriting; loan documentation; interest rate risk exposure; asset growth; and compensation, fees and benefits. The agencies are expected to adopt a proposed rule that proposes asset quality and earnings standards which, if adopted in final, would be added to the Guidelines. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the Guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard, as required by the FDI Act. The final rule establishes deadlines for the submission and review of such safety and soundness compliance plans when such plans are required.

FEDERAL HOME LOAN BANK SYSTEM

     The Bank is a member of the FHLB System, which consists of 12 regional FHLBs. The FHLB provides a central credit facility primarily for member institutions. The Bank, as a member of the FHLB-Atlanta, is required to acquire and hold shares of capital stock in that FHLB in an amount at least equal to 1% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, or 1/20 of its advances (borrowings) from the FHLB-Atlanta, whichever is greater. The Bank was in compliance with this requirement, with an investment in FHLB-Atlanta stock at June 30, 1995, of $5.8 million. FHLB advances must be secured by specified types of collateral and may be obtained primarily for the purpose of providing funds for residential housing finance.

     The FHLBs are required to provide funds to cover certain obligations on bonds issued to fund the resolution of insolvent thrifts and to contribute funds for affordable housing programs. These requirements could reduce the amount of dividends that the FHLBs pay to their members and could also result in the FHLBs imposing a higher rate of interest on advances to their members. For the years ended June 30, 1995, 1994, and 1993, dividends from the FHLB-Atlanta to the Bank amounted to $402,000, $304,000 and $320,000, respectively. If dividends were reduced, or interest on future FHLB advances increased, the Bank's net interest income might also be reduced.

FEDERAL RESERVE SYSTEM

     The Federal Reserve Board regulations require savings institutions to maintain non-interest-earning reserves against their transaction accounts (primarily NOW and regular checking accounts). The Federal Reserve Board regulations generally require that reserves be maintained against aggregate transaction accounts as follows: for accounts aggregating $54.0 million or less (subject to adjustment by the Federal Reserve Board) the reserve requirement is 3%; and for accounts greater than $54.0 million, the reserve requirement is $1.6 million plus 10% (subject to adjustment by the Federal Reserve Board between 8% and 14%) against that portion of total transaction accounts in excess of $54.0 million. The first $4.2 million of otherwise reservable balances (subject to adjustments by the Federal Reserve Board) are exempted from the reserve requirements. The Bank is in compliance with the foregoing requirements. The balances maintained to meet the reserve requirements imposed by the Federal Reserve Board may be used to satisfy liquidity requirements imposed by the OTS.

                           FEDERAL AND STATE TAXATION

FEDERAL TAXATION

     GENERAL. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to the Bank. For federal income tax purposes, the Bank reports its income and expenses using the accrual method of accounting and files its federal income tax returns on a fiscal year basis. The Bank has been audited by the IRS for the years up to and including the 1988 tax year. The Bank is subject to federal income taxation in the same manner as other corporations with some exceptions, including particularly the Bank's reserve for bad debts discussed below.

     BAD DEBT RESERVES. Savings institutions such as the Bank which meet certain definitional tests primarily relating to their assets and the nature of their business ("qualifying thrifts") are permitted to establish reserves for bad debts and to make annual additions thereto which additions may, within specified formula limits, be deducted in arriving at their taxable income.

     The Bank's deduction with respect to "qualifying loans" (generally, loans secured by certain interests in real property), may be computed using a percentage based on the Bank's actual loss experience, or a percentage equal to 8% of the Bank's taxable income. Use of the percentage of taxable income method of calculating its deductible addition to its loss reserve has the effect of reducing the marginal rate of federal tax on the Bank's income derived from qualifying loans to 31.3%, exclusive of any minimum or environmental tax, as compared to the generally applicable maximum corporate federal income tax rate of 34%. The Bank's deduction with respect to non-qualifying loans must be computed under the experience method which essentially allows a deduction for actual charge-offs. Any deduction for the addition to the reserve for no-qualifying loans reduces the addition to the reserve for qualifying real property loans calculated under the percentage of taxable income method. Each year the Bank selects the most favorable way to calculate the deduction attributable to an addition to the bad debt reserve.

     No bad debt deduction is allowed for federal income tax purposes in the event that less than 60% of the total dollar amount of the assets of an institution do not fall within certain designated categories of assets ("qualified assets"). Moreover, in such case, the Bank could be required to recapture, generally over a period of up to four years, its existing bad debt reserve. As of June 30, 1995, more than the required amount of the Bank's total assets were qualified assets.

     Qualifying savings institutions, such as Charter Federal, that file federal income tax returns as part of a consolidated group are required by applicable Treasury regulations to reduce proportionately their percentage bad debt deduction for tax losses attributable to activities of the non-savings institution members of the consolidated group that are functionally related to the activities of the savings institution member. These Treasury regulations historically have had no impact on the Bank, but could reduce the amount of the bad debt deduction available to it in the future.

     DISTRIBUTIONS. To the extent that (i) the Bank's reserve for losses on qualifying real property loans exceeds the amount that would have been allowed under the experience method; and (ii) the Bank makes "nondividend distributions" to stockholders that are considered to result in distributions from the excess bad debt reserve, the supplemental reserve for losses on loans ("Excess Distributions"), then an amount based on the amount distributed will be included in the Bank's taxable income. Nondividend distributions include distributions in excess of the Bank's current and accumulated earnings and profits, distributions in redemption of stock, and distributions in partial or complete liquidation. However, dividends paid out of the Bank's current or accumulated earnings and profits, as calculated for distribution from the Bank's bad debt reserves.

     The amount of additional taxable income created from an excess distribution is an amount that when reduced by the tax attributable to the income is equal to the amount of the distribution. Thus, if certain portions of the Bank's accumulated bad debt reserve are used for any purpose other than to absorb qualified bad debt losses, such as for the payment of dividends or other distributions with respect to the Bank's capital stock (including distributions upon redemption or liquidation), approximately one and one-half times the amount so used would be includable in gross income for federal income tax purposes, assuming a 34% corporate income tax rate (exclusive of state taxes). The Bank does not anticipate paying dividends or making distributions with respect to the Bank's capital stock which would give rise to such federal tax liabilities.

     CORPORATE ALTERNATIVE MINIMUM TAX. Like other corporations, Charter Federal generally is subject to a 34.0% federal alternative corporate income tax on its federal taxable income. An alternative minimum tax may be levied, instead of the 34% tax, if such a levy would result in a greater tax liability. The alternative minimum tax is imposed at the rate of 20% on a specially computed tax base. Included in this alternative base is a number of adjustments and preference items, including the following: (i) 100% of the excess of a thrift institution's bad debt deduction over the amount that would have been allowable on the basis of actual experience; (ii) interest on certain tax-exempt bonds issued after August 7, 1986; and (iii) an amount relating to "adjusted current earnings" as specially computed. In addition, the amount of alternative minimum taxable income that may be offset by NOLs is limited to 90% of alternative minimum taxable income. For taxable years beginning before January 1, 1996, Charter Federal also is subject to the 0.1% environmental tax imposed on the excess of a corporation's alternative minimum taxable income (with certain modifications) over $2 million. The Bank has not been subject to a material amount of AMT or environmental tax to date. (See Note 16 of the "Notes to Consolidated Financial Statements" under Item 8 of this report.)

STATE TAXATION

     The Commonwealth of Virginia imposes an income tax of 6% and the State of Tennessee imposes a corporate excise tax of 6% on Charter Federal's taxable income apportioned to each of those states. The State of Tennessee also imposes a corporate franchise tax of twenty-five cents per $100 of the franchise tax base. These taxes are deductible in determining federal taxable income.

SUBSIDIARIES

     Charter Federal has two wholly-owned service corporation subsidiaries, Highlands Service Corporation ("Highlands") and Charter Financial Services Corporation ("Charter Financial").

     Highlands has, in the past, constructed 25 condominiums in Bristol, Tennessee on a joint venture basis with a general contractor. Highlands has in the past sold loan-related life, accident and health insurance to borrowers from Charter Federal. Highlands sold all real estate holdings during the period ending June 30, 1994. Therefore, Highlands is no longer considered a non-qualifying subsidiary for purposes of computing the OTS regulatory capital. At June 30, 1995, the Bank's investment in Highlands was $75,000. During the fiscal year ended June 30, 1995, Charter Federal recognized approximately $35,000 net income from Highlands after inter-company eliminations.

     Until March 1990, Charter Financial was engaged in extending lines of credit to Charter Federal employees. There are no outstanding employee lines of credit from Charter Financial at June 30, 1995. Charter Financial discontinued sales of tax-deferred annuities as an agent for several life insurance companies and mutual funds as a branch office of a broker dealer on October 14, 1994. Charter Financial also sells loan-related life, accident and health insurance to borrowers from Charter Federal. Charter Financial owns 15% of Virginia Title Center, a title insurance company, and receives quarterly dividends based on profits of the title insurance operation. Charter Financial is a qualifying subsidiary for purposes of computing the OTS regulatory capital requirements. At June 30, 1995, Charter Federal's investment in Charter Financial was approximately $3,000. During the period ended June 30, 1995, Charter Federal recognized approximately $101,000 in aggregate net income from Charter Financial after inter-company eliminations.

EMPLOYEES

     At June 30, 1995, Charter Federal and its subsidiaries had 262 employees, including 47 part-time employees down from 271 employees at June 30, 1994. Management considers its relations with employees to be excellent.

     Charter Federal currently maintains a comprehensive employee benefit program providing, among other benefits, a qualified pension plan, 401-K savings plan with employer matching, stock option plan, hospitalization and major medical insurance, paid vacations, paid sick leave, long-term disability insurance and life insurance. Charter Federal's employees are not represented by any collective bargaining group.

ITEM 2. PROPERTIES

     The listing of office locations of Charter Federal follows. The book value of equipment, premises owned and leasehold improvements (net of accumulated depreciation) at June 30, 1995, was $5.9 million. Charter Federal has 27 full service offices. At June 30, 1995, Charter Federal owned 13 of its 27 offices; the remaining 14 offices were leased. Substantially all equipment items are owned by Charter Federal.

     During the year ended June 30, 1995, the Bank sold its previous Abingdon branch location and moved to a new leased structure at 968 West Main Street. The Bank sold its Jefferson Street building and leased space for the branch location from the new owners. The Bank completed in June of 1995 a full service modular office on King College Road on leased land. As previously discussed, the Bank sold the Danville Branch facilities.

                 LOCATIONS                      DATE OCCUPIED        OWNED/LEASED        EXPIRATION
--------------------------------------------    -------------     -------------------    ----------
  1. 110 Piedmont Avenue....................         1941         Owned
     Bristol, Virginia
  2. 707 Gate City Highway..................         1976         Owned
     Bristol, Virginia
  3. 1388 Volunteer Parkway.................         1994         Leased Land/              8/30/03
     Bristol, Tennessee                                           Owned Improvements
  4. 968 W. Main Street.....................         1995         Leased                   12/31/10
     Abingdon, Virginia
  5. 303 South Commerce Street..............         1967         Owned
     Marion, Virginia
  6. 211 East Fifth Street..................         1979         Owned
     Big Stone Gap, Virginia
  7. 210 South Jefferson Street.............         1977         Leased                    2/29/00
     Roanoke, Virginia
  8. 999 Hardy Road.........................         1988         Leased                    4/01/98
     Vinton, Virginia
  9. 5102 Williamson Road, N.W..............         1994         Owned
     Roanoke, Virginia
 10. 2033 Electric Road, S. W...............         1962         Leased                   11/16/95
     Roanoke, Virginia
 11. 2706 Ogden Road, S. W..................         1974         Leased land/             12/31/02
     Roanoke, Virginia                                            Owned Improvements
 12. 250 N. Washington Avenue...............         1964         Owned
     Pulaski, Virginia
 13. U.S. Route 11..........................         1976         Owned
     Dublin, Virginia
 14. 2001 Norwood Street....................         1967         Owned
     Radford, Virginia

                 LOCATIONS                      DATE OCCUPIED        OWNED/LEASED        EXPIRATION
--------------------------------------------    -------------     -------------------    ----------
 15. 531 S. Gay Street......................         1986         Leased                    9/30/96
     Knoxville, Tennessee
 16. 6821 Maynardville Highway..............         1985         Leased                    4/30/96
     Knoxville, Tennessee
 17. 18 Merchants Road......................         1985         Leased                    4/30/96
     Knoxville, Tennessee
 18. 6000 Chapman Highway...................         1987         Owned
     Knoxville, Tennessee
 19. 330 Cedar Bluff Road...................         1985         Leased                    4/30/96
     Knoxville, Tennessee
 20. 7521 Kingston Pike.....................         1985         Leased Land/              6/30/97
     Knoxville, Tennessee                                         Owned Improvements
 21. 11428 Kingston Pike....................         1985         Leased                    9/30/96
     Knoxville, Tennessee
 22. 374 Forks of the River.................         1986         Leased                    5/08/96
     Parkway Sevierville, Tennessee
 23. 185 E. Main Street.....................         1987         Owned
     Wytheville, Virginia
 24. 427 Virginia Avenue....................         1987         Owned
     Bluefield, Virginia
 25. 605 E. Stuart Drive....................         1987         Owned
     Galax, Virginia
 26. 111 E. Roanoke Street..................         1987         Owned
     Blacksburg, Virginia
 27. 1501 King College Road.................         1995         Leased Land/              1/31/99
     Bristol, Tennessee                                           Owned Improvements

ITEM 3. LEGAL PROCEEDINGS

     The Bank is not involved in any material pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business which are believed by management to be immaterial to the business and financial condition of the Bank.

     On November 24, 1993, Charter Federal filed a brief of Amicus Curiae in the case of Winstar Corporation et. al. and Glendale Federal Bank. FSB v. The United States in the United States Court of Appeals for the Federal Circuit. Charter's interest in the Winstar case is due to the similar nature of its earlier suit. Charter's earlier action was to compel the OTS and the FDIC to honor contractual promises to allow Charter Federal to include supervisory goodwill in assets for regulatory capital purposes or, in the alternative, to rescind certain supervisory acquisitions by Charter Federal that gave rise to the creation of supervisory goodwill.

     On August 7, 1995, Charter Federal filed an action in the United States Court of Federal Claims seeking damages from the federal government for breach of contract.

ITEM 4. SUBMISSION OF MATTER TO A VOTE OF SECURITY HOLDERS

     None.

ADDITIONAL ITEM. EXECUTIVE OFFICERS OF REGISTRANT

     The following lists the names and ages of the executive officers of the Bank as of June 30, 1995, all positions held by them in the Bank (including the period each such position has been held), a brief account of their business experience during the past five years.

                           AGE AT
                          JUNE 30,                                            EMPLOYMENT FOR THE
          NAME              1995                POSITION                       PAST FIVE YEARS
------------------------  --------     ---------------------------    ----------------------------------
Cecil R. McCullar.......     58        President and Chief            President and Chief Executive
                                       Executive Officer of           Officer of Charter since March 15,
                                       Charter Federal                1993; prior thereto, various
                                                                      executive positions with Dominion
                                                                      Bank, N.A.; since May 1984, Retail
                                                                      Executive Officer of Dominion
                                                                      Bank, N.A.
Richard W. Buchanan.....     40        Executive Vice                 Senior Vice President -- Corporate
                                       President -- Finance and       Asset/Loan Officer since January
                                       Credit Administration          1991; formerly Vice President
C. Allen Cross..........     44        Senior Vice President --       Senior Vice President since 1988
                                       Human Resources
Douglas D. Deppen.......     53        Senior Vice President and      Senior Vice President since 1985
                                       Chief Financial Officer
Douglas L. Murray.......     47        Senior Vice President --       Senior Vice President since
                                       Marketing/Support Services     January 1991; formerly Vice
                                                                      President
W. Mark Nelson..........     33        Senior Vice President --       Director of Internal Audit since
                                       Director of Internal Audit     October 1987, Compliance Officer
                                       and Compliance Officer         since October 1993; formerly Vice
                                                                      President
James E. Sells..........     49        Senior Vice President          Senior Vice President since
                                                                      January 1991; formerly Vice
                                                                      President

                                    PART II

ITEM 5. MARKET FOR THE REGISTRANT'S COMMON STOCK AND RELATED SECURITY HOLDER MATTERS

     Charter Federal's common stock is traded on the over-the-counter market and is listed on the Nasdaq Stock Market under the symbol "CHFD". If traded, prices are quoted daily by the Nasdaq Stock Market in a listing in the Wall Street Journal and in various other financial publications and daily newspapers.

     As of June 30, 1995, there were 5,125,313 shares of common stock outstanding and approximately 1,300 stockholders of record, not including the number of persons or entities whose stock is held in nominee or "street" name through various brokerage firms or banks. The Bank completed a Subscription Rights Offering of its common stock on August 13, 1993, which resulted in an increase of the number of shares outstanding to 25,627,802. The Bank's Board of Directors declared a one-for-five reverse stock split of the institution's common stock, effective December 20, 1993, which reduced the number of shares outstanding from 25,627,802 to 5,125,313. On January 18, 1994, the Bank's common stock, previously listed for trading on the Nasdaq Small-Cap Market, began trading on the Nasdaq Stock Market. Charter Federal was also notified that, effective May 9, 1994, its common stock would be included on the List of Marginable OTC Stocks (the "List") maintained by the Board of Governors of the Federal Reserve System. Inclusion on the List means that securities brokers and dealers may make margin loans using Charter Federal's common stock as collateral.

     Charter Federal's stock was split three-for-one on May 9, 1986, and a 5% stock dividend was paid on November 17, 1986. Quarterly cash dividends of $0.025 per share were paid on February 19, 1988, May 19, 1988, August 25, 1988, and October 28, 1988. Due to regulatory restrictions, Charter Federal was prohibited from paying dividends to stockholders when the Bank failed to meet regulatory capital requirements upon the enactment of the Financial Institutions Reform, Recovery and Enforcement Act in August 1989. With the successful completion of the Bank's Subscription Rights Offering on August 13, 1993, Charter Federal now complies with all current regulatory capital requirements and is no longer subject to dividend restrictions. During fiscal 1995, the Bank's Board of Directors declared quarterly cash dividends of $0.075 per share payable on November 14, 1994; $0.10 per share payable on February 17, 1995; and $0.10 per share payable on May 15, 1995. The following table lists the high and low stock price for the past two years:

                               QUARTER ENDED:                          HIGH*     LOW*
        -------------------------------------------------------------  -----     -----
        September 30, 1993...........................................  15.63      9.69
        December 31, 1993............................................  15.00     11.25
        March 31, 1994...............................................  14.50     11.50
        June 30, 1994................................................  12.50     11.25
        September 30, 1994...........................................  13.00     11.75
        December 30, 1994............................................  12.50      7.88
        March 31, 1995...............................................  13.50      8.75
        June 30, 1995................................................  14.75     11.50

---------------
* All stock prices have been adjusted to show effect of December 20, 1993 one-for-five reverse stock split.

ITEM 6. SELECTED FINANCIAL DATA

                                                1995       1994       1993       1992       1991
                                              --------   --------   --------   --------   --------
                                                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
SUMMARY OF OPERATIONS (for the year ended
  June 30):
  Interest income...........................  $ 53,117   $ 51,690   $ 58,207   $ 65,873   $ 75,917
  Interest expense..........................    30,818     26,156     32,753     47,662     63,988
  Net interest income.......................    22,299     25,534     25,454     18,211     11,929
  Net gain (loss) on sales of
     mortgage-backed certificates, other
     investments and loans..................        72       (329)       797        535        587
  Extraordinary item........................        --         --      1,238         --         --
  Cumulative effect of accounting change....        --        990         --         --         --
  Net income (loss).........................     5,557      9,583    (35,854)     4,401    (13,424)
FINANCIAL CONDITION (as of June 30):
  Total Assets..............................   751,327    733,444    678,395    821,559    842,903
  Investments and certificates of deposit...    21,665     55,105     53,579     66,720    113,981
  Loans receivable, including
     mortgage-backed certificates and direct
     finance automobile leases..............   684,923    648,122    592,809    655,802    619,731
  Cost in excess of fair value of net assets
     acquired and identified intangibles....        --         --         --     43,055     45,649
  Savings deposits..........................   525,400    548,126    572,951    616,740    627,454
  Borrowed money............................   168,114    134,962    104,500    168,159    187,063
  Stockholders' equity (deficit)............    46,424     42,247     (9,881)    25,972     18,293
  Offices that are full-service
     facilities.............................        27         27         26         26         29
PER SHARE DATA* (for the year ended June
  30):
  Based on weighted-average shares
     outstanding
     Extraordinary item per share...........  $     --   $     --   $   1.69   $     --   $     --
     Cumulative effect of accounting
       change...............................        --        .22         --         --         --
     Net income (loss) per share............      1.08       2.09     (49.03)      6.02     (18.36)
       Stockholders' equity (book value) per
          shares outstanding at June 30.....      9.06       8.24     (13.51)     35.52      25.02
SIGNIFICANT RATIOS:
  Return on average assets..................      .76%       1.35%     (4.78)%    0.53%      (1.55)%
  Return on average equity..................    12.31%      29.64%   (445.67)%   18.62%     (50.25)%
  Average stockholders' equity to average
     assets.................................     6.15%       4.56%      1.07%     2.87%       3.08%
  Nonperforming assets to total assets......     2.62%       1.72%      2.72%     3.16%       3.30%
  Nonperforming loans and leases to total
     loans and leases.......................     3.09%       1.77%      2.56%     5.16%       5.25%
  Ratio of allowance for loan and lease
     losses to nonperforming loans and
     leases.................................    39.74%     119.58%    105.71%    57.22%      59.57%

---------------
* Per share data of previous years adjusted for the effect of the one-for-five reverse stock split

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     At June 30, 1995, Charter Federal Savings Bank (the "Bank") had total assets of approximately $751 million, deposits of approximately $525 million, and stockholders' equity of approximately $46 million.

ASSET/LIABILITY MANAGEMENT

     The Bank is engaged primarily in the business of investing funds obtained from deposits and borrowings in interest-earning loans and investments. Consequently, the Bank's earnings depend to a significant extent on its net interest income, which is the difference between (i) the interest income on loans, mortgage-backed certificates and investments, and (ii) the interest expense on deposits and borrowings. The Bank is subject to interest rate risk and corresponding fluctuations in its net interest income, to the extent that its interest-bearing liabilities and interest-earning assets do not mature or reprice at the same time. Asset/liability management policies are employed in an effort to reduce the Bank's exposure to interest rate risk by matching, to the extent deemed feasible and appropriate, the repricing periods of the Bank's interest-earning assets and interest-bearing liabilities and thereby reducing the volatility of net interest income. The primary goal of these policies is to achieve a satisfactory interest rate spread without incurring unacceptable interest rate or credit risk.

     The one-year cumulative gap, expressed as a percentage of earning assets was (4.52)% at June 30, 1995, compared to a positive 1.26% at June 30, 1994. Significantly affecting the one-year cumulative gap position of the Bank at June 30, 1995, was approximately $104.5 million of Federal Home Loan Bank ("FHLB") advances that remain outstanding, with the first maturities beginning in July 1995 and extending through April 1998. Approximately $36 million of these advances moved to the 1 year or less maturity range in fiscal 1995 from the more than 1 year range in fiscal 1994. Subsequent to June 30, 1995, as various segments matured, the maturing balances were renewed and maturities extended past the 1 year timeframe improving the one year cumulative gap.

     The Bank's asset/liability management strategies have been altered significantly after regulatory capital compliance was restored with the successful completion of the subscription rights offering on August 16, 1993.

     Charter Federal's Board of Directors has adopted an Interest Rate Risk Policy Statement in compliance with Office of Thrift Supervision ("OTS") policy. The OTS policy requires that thrifts develop a method of measuring the effect of instantaneous changes in interest rates on the institution's net interest income and on the market value of the institution's assets, liabilities, and off-balance sheet items. On a quarterly basis, management evaluates the results of this analysis to determine its optimum asset/liability mix. During the 1995 and 1994 fiscal years, management presented these evaluations to the Board of Directors for their review to determine if the actions taken by management were consistent with Charter Federal's interest rate risk policy. Actions taken to date by management with regard to the Bank's interest rate risk policy have been reviewed and deemed prudent by the Board of Directors.

     The following table illustrates the repricing analysis of the Bank's interest-earning assets and interest-bearing liabilities at June 30, 1995. For purposes of this table, the Bank has used OTS decay and FHLB prepayment assumptions for loans and deposits, respectively.

                                        WITHIN        6-12         1-5          OVER                   PERCENT
       AS OF JUNE 30, 1995(1)          6 MONTHS      MONTHS       YEARS        5 YEARS       TOTAL     OF TOTAL
-------------------------------------  --------     --------     --------     ---------     --------   --------
                                                                (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS:
  Cash(2)............................  $ 24,150     $     --     $     --     $      --     $ 24,150      3.36%
  Investment securities:
    U.S. Gov't and Agency securities
      held for sale(3)...............     7,603           --           --            --        7,603      1.06
    U.S. Gov't and Agency
      securities(3)..................        --           --        8,000            --        8,000      1.11
    Federal Home Loan Bank
      stock(4).......................     5,771           --           --            --        5,771      0.80
    Other miscellaneous
      investments(4).................        --           --           --            --           78      0.01
  Mortgage-backed certificates(5)(6)
    Fixed rate residential...........    16,016       14,931       77,630        39,032      147,609     20.54
    Adjustable rate residential......    71,806       56,303           --            --      128,109     17.82
  Loans receivable(6)(7)
    Mortgage loans:
      Adjustable.....................    55,517       46,686          751            --      102,954     14.32
      Fixed 1-4 family...............    13,180       11,643       74,549        78,882      178,254     24.80
      Fixed other....................     3,508        2,768        6,580         7,550       20,406      2.84
    Consumer and other...............    31,417       14,970       43,316         4,150       93,853     13.06
  Loans held for sale(8).............     2,003           --           --            --        2,003      0.28
                                       --------     --------     --------     ---------     --------    ------
  Total interest-earning assets......   230,971      147,301      210,826       129,692      718,790    100.00%
                                       ========     ========     ========     =========     ========    ======
INTEREST-BEARING LIABILITIES:
  Deposits(9):
    Passbook and savings.............  $  5,145     $  4,460     $ 26,804     $  13,886     $ 50,294      7.24%
    NOW demand accounts(10)..........     7,497        5,888       14,471         6,960       34,816      5.01
    Money market accounts............     9,369        4,250        1,237         2,288       17,144      2.47
    Certificates of deposit..........   153,533      144,838      124,058           717      423,146     60.93
    Checks outstanding on
      disbursement account...........       932           --           --            --          932      0.14
  Federal Home Loan Bank advances....    18,000       18,000       68,500            --      104,500     15.05
  Short term and other borrowings....    38,864           --       24,750            --       63,614      9.16%
                                       --------     --------     --------     ---------     --------    ------
  Total interest-bearing
    liabilities......................  $233,339     $177,435     $259,821     $  23,851     $694,446    100.00%
                                       ========     ========     ========     =========     ========    ======
  Excess of interest-earning assets
    over (under) interest-bearing
    liabilities......................  $ (2,368)    $(30,135)    $(48,995)    $(105,842)    $ 24,344
                                       ========     ========     ========     =========     ========
  Cumulative excess of
    interest-earning assets over
    (under) interest-bearing
    liabilities......................  $ (2,368)    $(32,520)    $(81,518)    $  24,344     $ 24,344
                                       ========     ========     ========     =========     ========
  Excess of interest-earnings assets
    over (under) interest-bearing
    liabilities as a percent of total
    interest-earnings assets.........     (0.33)%      (4.19)%      (6.82)%       14.73%        3.39%
                                       ========     ========     ========     =========     ========
  Cumulative excess of
    interest-earning assets over
    (under) interest-bearing
    liabilities as a percent of total
    interest-earning assets..........     (0.33)%      (4.52)%     (11.34)%        3.39%        3.39%
                                       ========     ========     ========     =========     ========

---------------
 (1) Schedule was prepared in accordance with the Office of Thrift Supervision instructions for preparation of Thrift Financial Report Schedule MR. Consequently, premiums and discounts on investment securities, mortgage-backed certificates and loans receivable, deferred loan fees on loans receivable, valuation allowances and nonperforming loans were not considered in the schedule. Conversely, noninterest-earning cash and noninterest-bearing deposits are considered. This model used by the Office of Thrift Supervision and the Federal Home Loan Bank of Atlanta prepayment and decay rate assumptions.

 (2) Amount includes noninterest-earning cash of $10,736,000.

 (3) Amounts are scheduled gross of unearned premiums of $230,000. Securities classified as "Available for Sale" are, regardless of their maturity, grouped in the period of their potential sale.

 (4) Federal Home Loan Bank stock is subject to repricing every quarter, other miscellaneous stock do not have stated maturities; thus, they are assumed to have maturities of greater than five years for the purposes of this schedule.

 (5) Amounts are scheduled gross of earned premiums and discounts of $5,641,000 and $247,000, respectively.

 (6) Weighted-average prepayment rates assumed for the major asset types are mortgage-backed certificates (15%), mortgage loans (13%), and consumer loans (18%).

 (7) Amounts are scheduled gross of net unearned discounts on mortgage loans of $196,000, net deferred loan fees of $1,076,000, and valuation allowances of $5,021,000, and net of nonperforming and restructured mortgage loans of $12,274,000, and nonperforming consumer loans of $360,000.

 (8) Assets not intended to be held to maturity are shown as repricing in the period of disposal.

 (9) The decay rates assumed for the respective deposit types are passbooks and statement accounts (17%), NOW accounts (37%), and MMDAs (79%). Club accounts were not assigned a prepayment percentage and noninterest-bearing checking accounts were assigned a prepayment percentage of 37%.

(10) Amount includes noninterest-bearing deposits of $14,996,000.

     ANALYSIS OF NET INTEREST INCOME. The tables below set forth, for the periods indicated, information regarding: (i) the average balances and rates for interest-earning assets and interest-bearing liabilities; (ii) the total dollar amount of interest income recognized on interest-earning assets; (iii) the total dollar amount of interest expense incurred on interest-bearing liabilities; (iv) net interest income; (v) interest rate spread; and (vi) the ratio of average total interest-earning assets to average interest-bearing liabilities.

                                                                         YEAR ENDED JUNE 30,
                                      -----------------------------------------------------------------------------------------
                                                 1995                           1994                           1993
                                      ---------------------------    ---------------------------    ---------------------------
                                      AVERAGE              YIELD/    AVERAGE              YIELD/    AVERAGE              YIELD/
                                      BALANCE    INTEREST   RATE     BALANCE    INTEREST   RATE     BALANCE    INTEREST   RATE
                                      --------   -------   ------    --------   -------   ------    --------   -------   ------
                                                                       (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS:
  Loans, net........................  $401,106   $33,613    8.38 %   $403,915   $34,560    8.56 %   $426,437   $38,780    9.09 %
  Mortgage-backed certificates......   276,996    17,013    6.14      232,077    13,738    5.92      206,678    15,182    7.35
  Investment securities.............    34,679     2,173    6.27       46,661     2,968    6.36       52,363     3,764    7.19
  Direct finance leases.............        --        --      --          208        24   11.53          592        80   13.51
  Other interest-earning assets.....     5,943       318    5.35       12,883       400    3.10       13,239       401    3.03
                                      --------   -------   ------    --------   -------   ------    --------   -------   -----
Total interest-earning assets.......   718,723    53,117    7.39      695,744    51,690    7.43      699,309    58,207    8.32
                                      --------   -------   ------    --------   -------   ------    --------   -------   -----
INTEREST-BEARING LIABILITIES:
  Savings deposits..................   534,045    23,687    4.44      540,547    20,909    3.87      595,699    27,697    4.65
  Short-term borrowings.............    41,696     2,374    5.69       21,487       777    3.62       14,249       471    3.31
  Advances from FHLB and other
    borrowings......................   104,500     4,757    4.55      104,500     4,470    4.28      104,500     4,585    4.39
                                      --------   -------   ------    --------   -------   ------    --------   -------   -----
Total interest-bearing
  liabilities.......................   680,241    30,818    4.53      666,534    26,156    3.92      714,448    32,753    4.58
                                      --------   -------   ------    --------   -------   ------    --------   -------   -----
Net interest income/interest rate
  spread............................             $22,299    2.86 %              $25,534    3.51 %              $25,454    3.74 %
                                                 =======   ======               =======   ======               =======   =====
Net interest-earning assets/net
  yield on interest-earning assets
  (net interest margin).............  $ 38,482              3.10 %   $ 29,210              3.67 %   $(15,139)             3.64 %
                                      ========             ======    ========             ======    ========             =====
RATIO OF INTEREST-EARNING ASSETS TO
  INTEREST-BEARING LIABILITIES......                       105.66%                        104.38%                        97.88 %
                                                           ======                         ======                         =====

     RATE/VOLUME ANALYSIS. The table below sets forth certain information regarding changes in interest income and interest expense of Charter Federal for the periods indicated. For each category of interest-earning asset and interest-bearing liability, information is provided on changes attributable to
(i) changes in volume (changes in volume multiplied by old rate), (ii) changes in rate (changes in rate multiplied by old volume), and (iii) changes in rate-volume (changes in rate multiplied by the change in volume). The changes in rate/volume have been allocated proportionately to rate and volume using the ratio of rate or volume to the total change to rate and volume.

                                                                YEAR ENDED JUNE 30,
                      --------------------------------------------------------------------------------------------------------
                       1995         V.         1994       1994         V.         1993        1993          V.          1992
                      ------------------------------     -------------------------------     ---------------------------------
                        INCREASE (DECREASE) DUE TO         INCREASE (DECREASE) DUE TO           INCREASE (DECREASE) DUE TO
                      ------------------------------     -------------------------------     ---------------------------------
                      VOLUME      RATE        TOTAL      VOLUME       RATE        TOTAL      VOLUME        RATE        TOTAL
                      ------     -------     -------     -------     -------     -------     -------     --------     --------
                                                                   (IN THOUSANDS)
Interest income:
  Loans.............  $(239 )    $  (708)    $  (947)    $(1,989)    $(2,231)    $(4,220)    $  371      $ (2,185)    $ (1,814)
  Mortgage-backed
    securities......  2,740          535       3,275       2,334      (3,778)     (1,444)    (1,400)       (1,189)      (2,589)
  Direct finance
    leases..........      0          (24)        (24)        (45)        (11)        (56)      (122)          (25)        (147)
  Investments.......   (751 )        (44)       (795)       (386)       (410)       (796)    (2,012)         (796)      (2,808)
  Other interest-
    earning
    assets..........   (625 )        543         (82)        (14)         13          (1)      (172)         (136)        (308)
                      ------     -------     -------      -------     -------     -------    -------      --------     --------
    Total change in
      interest
      income........  $1,125     $   302     $ 1,427     $  (100)    $(6,417)    $(6,517)   $(3,335)     $ (4,331)   $ (7,666)
                      ======     =======     =======      =======     =======     =======    =======      ========    ========
Interest expense:
  Savings
    deposits........  $(248 )    $ 3,026     $ 2,778     $(2,390)    $(4,398)    $(6,788)    $ (664 )    $ (9,791)    $(10,455)
  Short-term
    borrowings......    923          674       1,597         257          49         306     (1,641 )        (647)      (2,288)
  Other borrowing
    and FHLB
    advances........      0          287         287         --         (115)       (115)        (2 )      (2,164)      (2,166)
                      ------     -------     -------     -------     -------     -------     -------     --------     --------
    Total change in
      interest
      expense.......  $ 675      $ 3,987     $ 4,662    $(2,133)     $(4,464)    $(6,597)    $(2,307)    $(12,602)    $(14,909)
                      ======     =======     =======    =======      =======     =======     =======     ========     ========
    Total change in
      net interest
      income........  $ 450      $(3,685)    $(3,235)    $2,033      $(1,953)    $    80     $(1,023)    $  8,271     $  7,243
                      ======     =======     =======    =======      =======     =======     =======     ========     ========

COMPARISON OF FINANCIAL CONDITION AT JUNE 30, 1995 AND 1994

     Total assets at June 30, 1995 were $751.3 million compared to $733.4 million at June 30, 1994. The increase in total assets was part of Charter Federal's operating strategy to obtain the maximum leverage on its capital while exceeding regulatory requirements to be considered "well capitalized". Loans receivable (net) and loans held for sale at June 30, 1995 were $403.8 million compared with $388.9 million at June 30, 1994. The increase in loans is attributable primarily to the growth in the Bank's consumer loan portfolio, with some additional growth in mortgages as well.

     Total liabilities at June 30, 1995 were $704.9 million compared to $691.2 million at June 30, 1994. Deposits at June 30, 1995 were $525.4 million compared to $548.1 million at June 30, 1994. The decrease in deposits for the year ended June 30, 1995 is attributable primarily to the sale of the Bank's Danville, Virginia office deposits totaling approximately $42 million.


     Total borrowings at June 30, 1995 were $168.1 million, representing an increase of approximately $33.2 million or 24.6% from the $134.9 million amount at June 30, 1994. The increase in total borrowings offset the decline in deposits allowing the bank to maintain a higher earning asset level.

COMPARISON OF RESULTS OF OPERATIONS FOR THE YEARS ENDED JUNE 30, 1995 AND 1994

     GENERAL. Charter Federal enjoyed growth in its consumer loan portfolio through increased production generated by its retail branch network. This increased production more than offset the runoff experienced in the sales finance portfolio. The sales finance/indirect dealer finance operation was discontinued in September 1994. The higher-yielding, shorter-amortization consumer loans helped the Bank respond more favorably to a rising interest rate environment during fiscal 1995.

     The Danville, Virginia office deposits and fixed assets were sold to Co-operative Savings Bank during fiscal 1995 for which Charter Federal recognized a gain of approximately $2.4 million. Another factor substantially impacting net income was a $3.7 million increase in income taxes in fiscal 1995 due to the elimination of the remaining net operating loss carryforwards.

     In May 1995, the Bank signed a definitive agreement with First American Corporation, Nashville, Tennessee under which Charter Federal will merge with and into a subsidiary of First American. The merger, which is subject to regulatory and Charter Federal stockholder approval, is expected to close during fiscal 1996. Merger-related expenses of approximately $1,104,000 were expensed in fiscal 1995.

     INTEREST INCOME. Total interest income for the year ended June 30, 1995 was $53.1 million, an increase of $1.4 million or 2.7% compared to fiscal 1994. This increase was due primarily to favorable adjustable rate repricing in the Bank's mortgage and securities portfolios, increased mortgage backed securities balances, and increased higher-yielding consumer loan production.

     The yield on average interest-earning assets for the year ended June 30, 1995 was 7.39%, compared with 7.43% for the comparable 1994 period. The 1995 yield on loans was 8.38% and on mortgage-backed certificates was 6.14% while the yield on investments was 6.27%. This represented an 18 basis point decrease in yield on loans, a 22 basis point increase in yield on mortgage-backed certificates, and a 9 basis point decrease in yield on investments.

     INTEREST EXPENSE. In the year ended June 30, 1995, interest expense was $30.8 million, an increase of $4.6 million or 17.6% compared with fiscal year 1994. Sharp increases in market rates resulted in an increase of $2.78 million in deposit expense and higher levels of borrowed money, along with higher rates, increased borrowing expense by $1.88 million.

     The average cost of interest-bearing liabilities increased 61 basis points. The cost of deposits for the year ended June 30, 1995 was 4.44%, compared to 3.87% in 1994. The cost of borrowed money for the year ended June 30, 1995 was 4.88%, compared to 4.16% in 1994.

     NET INTEREST INCOME. Net interest income for the year ended June 30, 1995 decreased $3.2 million to $22.3 million as compared to $25.5 million for the year ended June 30, 1994.

     Average interest-bearing liabilities for the year ended June 30, 1995, increased $13.7 million or 2.1% compared to the year ended June 30, 1994. Average deposits decreased by $6.5 million or 1.2% and average borrowings increased by $20.2 million or 16.0% from fiscal 1994.

     Average interest earning assets increased $23.0 million while average interest-bearing liabilities increased $13.7 million. The impact of four Federal Reserve Board rate increases in fiscal 1995 contributed to a decline in the interest rate spread for the year ended June 30, 1995, of 65 basis points to 2.86% compared with the same period in 1994. This decreased spread resulted from a decline in the yield on average interest-earning assets (4 basis points) and an increase in the cost of average interest-bearing liabilities (61 basis points). The interest margin of 3.10% for the year ended June 30, 1995 compared to 3.67% one year ago and the ratio of interest-earning assets to interest-bearing liabilities was 105.7% in 1995 compared to 104.4% the prior year.

     PROVISION FOR LOSSES ON LOANS. For the year ended June 30, 1995, the Bank allocated $1.98 million for provision for losses as compared with $2.15 million for fiscal 1994. The provision for fiscal year 1995 resulted primarily from management's assessment of the potential risk of loss presented by large non-performing commercial real estate loans and in-substance REO and the potential impact of rising rates on certain of the Bank's customers.

     NONINTEREST INCOME. Noninterest income increased $3.29 million for the year ended June 30, 1995, compared with 1994. The increase was due largely to a gain of $2.4 million on the sale of the Danville, Virginia office deposits and fixed assets. Excluding the gain on the sale of these deposits, the Bank experienced an increase of over $900,000 in noninterest income. This $900,000 improvement resulted primarily from increased NOW account fee income, loan fee income, REO operating income and other miscellaneous operating income.

     NONINTEREST EXPENSE. Noninterest expense decreased $427,000 or 2.5% for the year ended June 30, 1995, compared to 1994. Major changes in the elements of non-interest expense include: (i) a $333,000 increase in compensation and employee benefits due to salary increases; (ii) a $300,000 decrease in Federal Deposit Insurance premium expense due to lower rate and lower deposit base;
(iii) a $916,000 decrease in provision for losses on REO; (iv) a $1,104,000 increase for expenses for merger expenses; and (v) a $422,000 increase in other expenses as a result of a variety of items, such as merger related expenses offset to some extent by reduced marketing and consulting expenses.

     INCOME TAXES. During fiscal 1995 Charter Federal became fully taxable having exhausted the use of tax loss carryforwards early in the year. Income taxes as of June 30, 1995 were $3.4 million as compared to a tax benefit of $322,000 for fiscal 1994. Charter Federal's tax benefit for fiscal 1994 of $322,000 was the result of the utilization of carryforwards which reduced current tax expense and the reduction of the valuation allowance applied to deferred income taxes (See Note 16.)

     NET INCOME. Net income for fiscal year 1995 ending June 30, 1995 was $5.56 million as compared to $9.58 million for fiscal year 1994. The decrease in Net Income from fiscal 1994 to fiscal 1995 can be attributed primarily to (i) a decrease in Net Interest Income due to margin compression; (ii) an increase in compensation and employee benefits; (iii) an increase in legal and management expense, most of which is related to the pending acquisition of Charter Federal by First American Corporation; and (iv) income tax expense versus a benefit last fiscal year.

COMPARISON OF FINANCIAL CONDITION AT JUNE 30, 1994 AND 1993

     Total assets at June 30, 1994 were $733.4 million compared to $678.4 million at June 30, 1993. The increase in total assets was part of Charter Federal's operating strategy to obtain the maximum leverage on its capital while exceeding regulatory requirements and maintaining an additional amount for potential interest rate or asset valuation exposure.

     Total liabilities at June 30, 1994 were $691.2 million compared to $668.3 million at June 30, 1993. The increase in total liabilities also has been part of Charter Federal's operating strategy to provide the funds for the asset level strategy. Deposits at June 30, 1994 were $548.1 million compared to $573 million at June 30, 1993. The decrease in deposits for the year ended June 30, 1994 is attributable primarily to continued competition from non-bank financial vehicles such as tax deferred annuities, mutual funds, and rate competition from other banks.

     Total borrowings at June 30, 1994 were $135 million, representing an increase of approximately $30.5 million or 29% from $104.5 million at June 30, 1993. The increase in total borrowings is attributable to offsetting the decline in deposits to maintain the asset level strategy discussed previously.

COMPARISON OF RESULTS OF OPERATIONS FOR THE YEARS ENDED JUNE 30, 1994 AND 1993

     GENERAL. Rights Offering -- On August 13, 1993, Charter Federal completed a subscription rights offering which increased its equity by $42.5 million. The resulting capital level qualified the Bank to be considered "well capitalized" under the provisions of the Prompt Corrective Action ("PCA") section of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and enabled the Bank to comply with an OTS PCA directive. The relief from the PCA directive, along with the termination of a previously issued supervisory agreement, and the additional capital has allowed the Bank to resume its activities in a less restrictive manner and restructure its balance sheet to reduce its exposure to interest rates.

     INTEREST INCOME. Total interest income for the year ended June 30, 1994 was $51.7 million, a decline of $6.5 million or 11.2% compared to fiscal 1993. This decline was caused primarily by a decline in overall interest rates, along with Charter Federal's decision to suspend its automobile financing operation because the lower interest rate environment eliminated its profitability. The Bank shortened the maturities of its assets and accepted lower yields to reduce its exposure to rising interest rates.

     The yield on average interest-earning assets for the year ended June 30, 1994 was 7.43%, compared with 8.32% for the comparable 1993 period. The 1994 yield on loans was 8.56% and on mortgage-backed certificates was 5.92% while the yield on investments was 6.36%. This represented a 53 basis point decrease in yield on loans, a 143 basis point decrease in yield on mortgage-backed certificates, and an 83 basis point decrease in yield on investments. The decrease in the yields on loans, mortgage-backed certificates, and investment securities resulted primarily from a general decline in interest rates of origination compounded by heavy refinancing activity and the Bank's decision to invest in adjustable rate mortgage-backed certificates.

     INTEREST EXPENSE. In the year ended June 30, 1994, interest expense was $26.2 million, a decline of $6.6 million or 20.2% compared with fiscal year 1993. Lower market rates and reduced balances resulted in a decline of $6.8 million in deposit expense and $191,000 in borrowing expense. The average cost of interest bearing liabilities decreased 66 basis points.

     NET INTEREST INCOME. Net interest income for the year ended June 30, 1994 was virtually unchanged from the year ended June 30, 1993, with an increase of only $80,000. Average interest-bearing liabilities for the year ended June 30, 1994, decreased $47.9 million or 6.7% compared to the year ended June 30, 1993. Average deposits decreased by $55.2 million or 9.3% and average borrowings increased by $7.2 million or 6.1% from fiscal 1993.

     Average interest-earning assets decreased $3.6 million while average interest-bearing liabilities decreased $47.9 million. The impact of declining interest income resulted in a decrease in the interest rate spread for the year ended June 30, 1994, of 23 basis points to 3.51% compared with the same period in 1993. This decreased spread resulted from a greater decrease in the yield on average interest-earning assets (89 basis points) than the decrease in the cost of average interest-bearing liabilities (66 basis points). This decline in spread was offset by the increase in average interest-earning assets compared to average interest-bearing liabilities as the result of the $42.5 million generated by the rights offering. The result was a margin of 3.67% compared to 3.64% one year ago and the ratio of interest-earning assets to interest-bearing liabilities was 104.4% in 1994 compared to 97.9% the prior year. (See table on Analysis of Net Interest Income.)

     PROVISION FOR LOSSES ON LOANS. For the year ended June 30, 1994, the provision for losses on loans was $2.1 million as compared with $5.1 million for fiscal 1993. The provision for fiscal year 1994 resulted primarily from an assessment of the potential risk of loss presented by (i) certain letters of credit on which the Bank is an obligor, and (ii) two commercial real estate loans. This reassessment was based on an evaluation by Bank management of the loss potential, along with the results of an agreement to sell Charter Federal's interest in the letters of credit in early fiscal 1995. (See Note 17.)

     NONINTEREST INCOME. Noninterest income declined $1.5 million or 43.5% for the year ended June 30, 1994, compared to 1993. The decline was due largely to the losses incurred by Charter Federal as part of its asset/liability strategies of selling long-term fixed rate loans and investment securities to reduce its exposure to higher interest rates while meeting customer needs.


     NONINTEREST EXPENSE. Noninterest expense decreased $1 million or 5.5% for the year ended June 30, 1994, compared to 1993. Major changes in the elements of non-interest expense include: (i) a $1.1 million increase in employee-related expenses due to stock option expense, staff increases and salary increases as the Bank begins a more aggressive marketing stance; (ii) a $156,000 increase in net occupancy expense as the result of (1) an additional branch, (2) previously postponed branch improvements, and (3) additional automated teller machines ("ATMs"); (iii) a $1.9 million decrease in amortization of "goodwill" due to the "goodwill" write-off during fiscal 1993; (iv) a $1.4 million decrease in provision for losses on direct finance automobile leases as that portfolio declines; and (v) a $.9 million increase in other expenses as a result of a variety of issues, such as marketing expenses as Charter Federal returns to active solicitation of business, stock expenses relative to the reverse stock split and changes in the stock's Nasdaq listing status, and payment for services at correspondent banks instead of maintaining compensating balances. Charter Federal's FDIC expense also increased $161,000, despite decreased deposit balances, due to secondary reserve credits having been exhausted in fiscal 1993.

     INCOME TAXES. The Bank adopted Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes", in July 1993 and, as a result, the adjustments to the July 1, 1993 balance sheet netted to $990,000. The impact of these adjustments was to change deferred tax liabilities of $445,000 as of June 30, 1993, to deferred tax assets of $545,000 as of July 1, 1993. The ability to recognize a portion of future tax benefits to be derived from the utilization of net operating loss carryforwards and the other future tax deductions accounted primarily for the amount recognized. Charter Federal's net benefit for fiscal 1994 of $322,000 was the result of the utilization of carryforwards which reduced current tax expense and the reduction of the valuation allowance applied to deferred income taxes. (See Note 16.)

REGULATORY CAPITAL

     The following table sets forth the regulatory capital calculations of the Bank at June 30, 1995, calculated in accordance with the requirements of the OTS.

                                               PERCENT                 PERCENT                   PERCENT
                                                  OF                     OF                         OF
                                    TANGIBLE   TANGIBLE       CORE      CORE       RISK-BASED   RISK-BASED
                                    CAPITAL     ASSETS      CAPITAL    ASSETS       CAPITAL       ASSETS
                                    --------   --------     --------   -------     ----------   ----------
                                                            (DOLLARS IN THOUSANDS)
GAAP capital -- Tier I............  $ 46,424      6.18%     $ 46,424     6.18%      $ 46,424       12.80%
SFAS No. 115 adjustment...........       (28)       --           (28)      --            (28)      (0.01)
                                    --------     -----      --------    -----       --------       -----
GAAP capital -- Tier 1
  (adjusted)......................    46,396      6.18        46,396     6.18         46,396       12.79
General valuation allowance.......        --        --            --       --          4,518        1.25
Non-includable assets.............        --        --            --       --            (53)      (0.02)
                                    --------     -----      --------    -----       --------       -----
Regulatory capital computed.......    46,396      6.18        46,396     6.18         50,861       14.02
Minimum capital requirement.......   (11,269)    (1.50)      (22,538)   (3.00)       (29,022)      (8.00)
                                    --------     -----      --------    -----       --------       -----
Regulatory capital excess.........  $ 35,127      4.68%     $ 23,858     3.18%      $ 21,839        6.02%
                                    ========     =====      ========    =====       ========       =====

     Charter Federal has the requisite capital levels to qualify for treatment as a well capitalized institution.

LIQUIDITY

     The Bank's primary sources of funds are loan principal repayments, growth in savings deposits, borrowings, FHLB advances and earnings.

     Savings institutions are required by OTS regulations to maintain a minimum liquidity ratio of 5.0 %. This ratio is represented by cash and eligible investments expressed as a percentage of net withdrawable savings and short-term borrowings. The ratio is a measure of an institution's ability to meet demands for savings withdrawals and to fund loan commitments.

     Charter Federal's liquidity at June 30, 1995, June 30, 1994 and June 30, 1993 was 9.37%, 7.34% and 6.60%, respectively, and is a result of management's interest rate expectations for the short term and management's recognition that liquidity, while supporting stability in a period of rising rates, may result in decreased yields in periods of declining interest rates.

     The Bank's goal has been to meet fully its customer loan demand while closely monitoring its liquidity position in order to maintain sufficient liquidity to satisfy reasonably foreseeable needs. At June 30, 1995, Charter Federal had sufficient collateral to support approximately $24.5 million in additional FHLB advances. The Bank also has unpledged investments and mortgage-backed securities with a carrying value of approximately $171.3 million which qualify for borrowing under reverse repurchase agreements. The anticipated loan repayments are also expected to be sufficient to meet future loan demand and repay borrowings.

     At June 30, 1995, commitments to originate mortgage loans totaled $4,624,000. The Bank anticipates funding loan commitments from normal operations. In addition, the Bank has outstanding unused consumer equity lines of credit to customers totaling $14,961,000. (See Note 17.)

EFFECTS OF INFLATION

     As a financial institution, the majority of the Bank's assets and liabilities are monetary in nature and, therefore, differ greatly from those of most industrial or commercial companies that have significant investments in fixed assets. The effects of inflation on Charter Federal's financial condition and results of operations, therefore, are less significant than the effects of changes in interest rates. The most significant effect of inflation is on noninterest expense which tends to rise during periods of general inflation.

CHANGES IN ACCOUNTING STANDARDS

     The Financial Accounting Standards Board ("FASB") recently adopted or issued proposals and guidelines that may have a significant impact on the accounting practices of commercial enterprises in general, and financial institutions in particular.

     In June 1993, the FASB issued SFAS No. 114, "Accounting by Creditors for Impairment of Loans", relating to the accounting for impaired loans. SFAS No. 114, as amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosures," requires that specified impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate. The effective rate of a loan is defined as the contractual interest rate adjusted for any deferred loan fees or costs, premiums or discounts existing at the inception or acquisition of the loan. Implementation of SFAS No. 114 is required for fiscal years beginning after December 15, 1994. SFAS No. 114 is not expected to have a material effect on the Bank's results of operations.

     In June 1993, the FASB issued SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities", relating to the accounting for investments such as debt securities and equity securities which have a readily determined fair value. Implementation of SFAS No. 115 is required for fiscal years beginning after January 1, 1994. This statement classifies securities as either securities that the holder has the positive intent and ability to hold to maturity, securities that were bought with the intention to sell in the near future, which are defined as trading securities, or securities that are available for sale. Securities that will be held to maturity will be reported at amortized costs. Securities that are classified as trading securities will be reported at fair value, with unrealized gains and losses included in the statement of operations. (Charter Federal has no intention of having trading account securities.) Securities that are not classified as held to maturity or trading will be recorded at fair value with unrealized gains and losses excluded from earnings and shown as a component of stockholders' equity. The impact of SFAS No. 115 upon the results of operation of Charter Federal at July 1, 1994 resulted in an increase to net worth of approximately $34,000 (net of tax) due to the unrealized gains on the securities available for sale.

     In October 1994, the FASB issued SFAS No. 118 "Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosures," to Amend SFAS No. 114, "Accounting by Creditors for Impairment of a Loan" to allow a creditor to use existing methods for recognizing interest income on an impaired loan. This statement is effective for financial statements for fiscal years beginning after December 15, 1994. SFAS 118 is not expected to have a material effect on the Bank's operations.

     In October 1994, the FASB issued SFAS 119, "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments" which requires more complete disclosure of information about derivative financial instruments, such as forward, futures, swap and option contracts. The statement requires that a distinction be made between financial instruments held or issued for trading purposes (including dealing and other trading activities measured at fair value with gains and losses recognized in earnings) and financial instruments held or issued for purposes other than trading. The statement applies to all business enterprises and is effective for financial statements for fiscal years beginning January 1, 1994. The Bank has not invested in any derivative financial instruments at June 30, 1995.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTAL DATA

                          CHARTER FEDERAL SAVINGS BANK

                 CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                             JUNE 30, 1995 AND 1994

                                                                      1995             1994
                                                                  ------------     ------------
ASSETS:
  Cash and cash equivalents:
     Interest-bearing deposits..................................  $ 13,414,000     $  4,378,000
     Noninterest-bearing deposits...............................    10,736,000        5,955,000
  Restricted cash (Note 7)......................................            --           80,000
  Certificates of deposit.......................................            --           78,000
  Investment securities available for sale
     (estimated market 1995, $7,603,000; 1994, $40,939,000).....     7,603,000       40,888,000
  Investment securities held for investment (estimated market
     1995, $13,804,000; 1994, $13,530,000) (Note 4).............    14,079,000       14,139,000
  Mortgage-backed certificates (estimated market 1995,
     $280,988,000; 1994, $253,109,000) (Notes 5, 11, 12 and
     17)........................................................   281,112,000      259,164,000
  Loans receivable, net (Notes 6, 13 and 17)....................   401,808,000      388,016,000
  Loans held for sale (Note 6)..................................     2,003,000          942,000
  Office properties and equipment, net (Note 8).................     5,876,000        5,946,000
  Real estate owned ("REO"), net (Note 9).......................     7,006,000        5,569,000
  Accrued interest receivable (Note 10).........................     5,278,000        5,119,000
  Prepaid and other assets......................................     2,412,000        3,170,000
                                                                  ------------     ------------
     Total assets...............................................  $751,327,000     $733,444,000
                                                                  ============     ============
LIABILITIES AND STOCKHOLDERS' EQUITY:
  Liabilities:
     Savings deposits (Note 11).................................  $525,400,000     $548,126,000
     Short-term borrowings (Note 12)............................    63,614,000       30,462,000
     Advance payments by borrowers for taxes and insurance......     3,022,000        3,138,000
     Accounts payable and accrued liabilities (Note 15).........     7,435,000        3,726,000
     Checks outstanding on disbursement account.................       932,000        1,245,000
     Advances from Federal Home Loan Bank ("FHLB") (Note 13)....   104,500,000      104,500,000
                                                                  ------------     ------------
     Total liabilities..........................................   704,903,000      691,197,000
                                                                  ------------     ------------
  Commitments and contingencies (Notes 7 and 17)
  Stockholders' equity (Notes 14 and 16)
     Capital stock:
       Preferred stock, $.01 par value, 7,500,000 shares
          authorized, none outstanding..........................            --               --
       Common stock, $.01 par value, authorized 1995, 10,000,000
          shares; issued 1995 and 1994, 5,127,071 shares (Note
          14)...................................................        51,000           51,000
     Additional paid-in capital.................................    52,006,000       52,006,000
     Accumulated deficit, substantially restricted..............    (5,612,000)      (9,761,000)
     Unrealized gain in investments available for sale, net of
       tax......................................................        28,000               --
                                                                  ------------     ------------
                                                                    46,473,000       42,296,000
  Less cost of treasury stock, 1995 and 1994, 1,758 shares......        49,000           49,000
                                                                  ------------     ------------
     Total stockholders' equity.................................    46,424,000       42,247,000
                                                                  ------------     ------------
                                                                  $751,327,000     $733,444,000
                                                                  ============     ============

                See Notes to Consolidated Financial Statements.

                          CHARTER FEDERAL SAVINGS BANK

                      CONSOLIDATED STATEMENT OF OPERATIONS
                FOR THE YEARS ENDED JUNE 30, 1995, 1994 AND 1993

                                                            1995          1994           1993
                                                         -----------   -----------   ------------
INTEREST INCOME:
  Loans................................................  $33,613,000   $34,560,000   $ 38,780,000
  Mortgage-backed certificates.........................   17,013,000    13,738,000     15,182,000
  Investment securities................................    2,173,000     2,968,000      3,764,000
  Direct finance automobile leases.....................           --        24,000         80,000
  Other short-term investments and interest-bearing
     deposits..........................................      318,000       400,000        401,000
                                                         -----------   -----------    -----------
          Total interest income........................   53,117,000    51,690,000     58,207,000
                                                         -----------   -----------    -----------
INTEREST EXPENSE:
  Savings deposits (Note 11)...........................   23,687,000    20,909,000     27,697,000
  Short-term borrowings (Note 12)......................    2,374,000       777,000        471,000
  Advances from FHLB (Note 13).........................    4,757,000     4,470,000      4,585,000
                                                         -----------   -----------    -----------
          Total interest expense.......................   30,818,000    26,156,000     32,753,000
                                                         -----------   -----------    -----------
          Net interest income..........................   22,299,000    25,534,000     25,454,000
PROVISION FOR LOAN LOSSES (Note 6):....................    1,975,000     2,150,000      5,087,000
                                                         -----------   -----------    -----------
  Net interest income after provision for loan
     losses............................................   20,324,000    23,384,000     20,367,000
                                                         -----------   -----------    -----------
NONINTEREST INCOME:
  Loan fees and service charges........................      526,000       435,000        702,000
  Net gain (loss) on sale of investment and marketable
     equity securities (Note 4)........................       44,000      (126,000)       592,000
  Net gain (loss) on sale of loans (Note 6)............       28,000      (203,000)       205,000
  Net gain on sale of branches and deposits............    2,543,000            --             --
  Other................................................    2,141,000     1,884,000      2,024,000
                                                         -----------   -----------    -----------
          Total noninterest income.....................    5,282,000     1,990,000      3,523,000
                                                         -----------   -----------    -----------
NONINTEREST EXPENSE:
  Compensation and employee benefits (Notes 15 and
     17)...............................................    6,799,000     6,466,000      5,371,000
  Net occupancy (Note 17)..............................    1,782,000     1,782,000      1,626,000
  Federal insurance premium expense....................    1,402,000     1,702,000      1,541,000
  Service bureau expense...............................    1,094,000     1,086,000      1,124,000
  Amortization of costs in excess of fair value of net
     assets acquired and identified intangibles........           --            --      1,947,000
  Provision for losses on REO (Note 9).................      849,000     1,765,000      1,619,000
  Provision for losses (recoveries) on direct finance
     automobile leases and related assets (Note 7).....      (51,000)      (77,000)     1,352,000
  Other (Note 19)......................................    4,801,000     4,379,000      3,516,000
                                                         -----------   -----------    -----------
          Total noninterest expense....................   16,676,000    17,103,000     18,096,000
                                                         -----------   -----------    -----------
  Income before income taxes and write-off of costs in
     excess of fair value of net assets acquired and
     identified intangibles, extraordinary item and
     cumulative effect of accounting change............    8,930,000     8,271,000      5,794,000
WRITE-OFF OF COSTS IN EXCESS OF FAIR VALUE OF NET
  ASSETS ACQUIRED AND IDENTIFIED INTANGIBLES...........           --            --     41,108,000
                                                         -----------   -----------    -----------

                          CHARTER FEDERAL SAVINGS BANK

                                                            1995          1994           1993
                                                         -----------   -----------   ------------
  Income (loss) before income taxes, extraordinary item
     and cumulative effect of accounting change........  $ 8,930,000   $ 8,271,000   $(35,314,000)
INCOME TAXES (Note 16):................................    3,373,000      (322,000)     1,778,000
                                                         -----------   -----------    -----------
  Income (loss) before extraordinary item and
     cumulative effect of accounting change............    5,557,000     8,593,000    (37,092,000)
EXTRAORDINARY ITEM (Note 16):..........................           --            --      1,238,000
                                                         -----------   -----------    -----------
  Income (loss) before cumulative effect of accounting
     change............................................    5,557,000     8,593,000    (35,854,000)
CUMULATIVE EFFECT OF ACCOUNTING CHANGE (Note 16).......           --       990,000             --
                                                         -----------   -----------    -----------
     Net income (loss).................................  $ 5,557,000   $ 9,583,000   $(35,854,000)
                                                         ===========   ===========    ===========
EARNINGS (LOSS) PER SHARE OF COMMON STOCK:(1)
  Income (loss) before extraordinary item and
     cumulative effect of accounting change............  $      1.08   $      1.87   $     (50.72)
  Extraordinary item...................................           --            --           1.69
                                                         -----------   -----------    -----------
  Income (loss) before cumulative effect of accounting
     change............................................         1.08          1.87         (49.03)
  Cumulative effect of accounting change...............           --           .22             --
                                                         -----------   -----------    -----------
     Net income (loss).................................  $      1.08   $      2.09   $     (49.03)
                                                         ===========   ===========    ===========
  Average number of common shares outstanding..........    5,125,313     4,595,654        731,279
                                                         ===========   ===========    ===========

---------------
(1) Prior years adjusted for effect of one-for-five reverse split.

                See Notes to Consolidated Financial Statements.

                          CHARTER FEDERAL SAVINGS BANK

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                FOR THE YEAR ENDED JUNE 30, 1995, 1994 AND 1993

                                                                     RETAINED          UNREALIZED
                                                                     EARNINGS            GAIN IN                        TOTAL
                                                     ADDITIONAL     (DEFICIT),         INVESTMENTS                  STOCKHOLDERS'
                                          COMMON       PAID-IN     SUBSTANTIALLY   AVAILABLE FOR SALE,   TREASURY      EQUITY
                                           STOCK       CAPITAL      RESTRICTED         NET OF TAX         STOCK       (DEFICIT)
                                         ---------   -----------   -------------   -------------------   --------   -------------
Balance at June 30, 1992...............  $  37,000   $ 9,475,000   $  16,510,000         $    --         $(50,000)  $ 25,972,000
  Reissuance of treasury stock.........         --            --              --              --            1,000          1,000
  Net loss.............................         --            --     (35,854,000)             --               --    (35,854,000 )
                                           -------   -----------     -----------         -------         --------    -----------
Balance at June 30, 1993...............     37,000     9,475,000     (19,344,000)             --          (49,000)    (9,881,000 )
  Net proceeds of rights offering......    219,000    42,329,000              --              --               --     42,548,000
  Adjustment for one-for-five reverse
    stock split and odd shares.........   (205,000)      202,000              --              --               --         (3,000 )
  Net income...........................         --            --       9,583,000              --               --      9,583,000
                                           -------   -----------     -----------         -------         --------    -----------
Balance at June 30, 1994...............     51,000    52,006,000      (9,761,000)             --          (49,000)    42,247,000
  Dividends ($0.275 per share).........         --            --      (1,408,000)             --               --     (1,408,000 )
  Effect of adoption of SFAS No. 115,
    net of tax.........................         --            --              --          34,000               --         34,000
  Change in unrealized gain in
    investments available for sale, net
    of tax.............................         --            --              --          (6,000)              --         (6,000 )
  Net income...........................         --            --       5,557,000              --               --      5,557,000
                                           -------   -----------     -----------         -------         --------    -----------
Balance at June 30, 1995...............  $  51,000   $52,006,000   $  (5,612,000)        $28,000         $(49,000)  $ 46,424,000
                                           =======   ===========     ===========         =======         ========    ===========

                See Notes to Consolidated Financial Statements.

                          CHARTER FEDERAL SAVINGS BANK

                      CONSOLIDATED STATEMENT OF CASH FLOWS
               FOR THE YEARS ENDED JUNE 30, 1995, 1994, AND 1993

                                                         1995           1994            1993
                                                     ------------   -------------   -------------
Cash flows from operating activities:
  Net income (loss)................................  $  5,557,000   $   9,583,000   $ (35,854,000)
  Adjustments to reconcile net income (loss) to net
     cash provided by operating activities:
  Provision for loan losses........................     1,975,000       2,150,000       5,087,000
  Provision for REO losses.........................       849,000       1,765,000       1,619,000
  Provision (recovery) for direct finance
     automobile
     leases........................................       (51,000)        (77,000)      1,352,000
  Provision for depreciation.......................       541,000         461,000         497,000
  Amortization of loans receivable, mortgage-backed
     certificates and investment securities premium
     and discounts, net............................     2,562,000       3,395,000         693,000
  FHLB stock dividends.............................            --        (226,000)       (320,000)
  Proceeds from sales of loans originated for
     resale........................................     2,095,000      22,926,000       9,383,000
  (Gain) loss on sale of loans.....................       (28,000)        203,000        (205,000)
  Gain on sale of deposits.........................    (2,167,000)             --              --
  Loss on sale of REO..............................         7,000           6,000         127,000
  Write-off of intangible assets...................            --              --      41,108,000
  Amortization of intangible assets................            --              --       1,947,000
  (Gain) loss on sale of office properties and
     equipment.....................................      (317,000)         14,000          55,000
  (Amortization) accretion of deferred loan fees,
     net...........................................      (252,000)       (478,000)        257,000
  (Gain) loss realized on investment and marketable
     equity securities.............................       (44,000)        126,000        (592,000)
  (Increase) decrease in interest receivable.......      (159,000)       (123,000)      1,081,000
  Increase in deferred taxes.......................     3,129,000      (1,196,000)             --
  Changes in operating assets and liabilities:
     (Increase) decrease in prepaid and other
       assets......................................       758,000        (362,000)        102,000
     Increase (decrease) in accounts payable,
       accrued liabilities and checks
       outstanding.................................       250,000      (3,677,000)     (1,597,000)
                                                     ------------   -------------    ------------
     Net cash provided by operating activities.....    14,705,000      34,490,000      24,740,000
                                                     ------------   -------------    ------------
Cash flows from investing activities:
  Proceeds from maturities of certificates of
     deposits......................................        78,000              --              --
  Proceeds from maturities of investment securities
     held to maturity..............................            --       9,222,000       6,000,000
  Proceeds from maturities of investment securities
     available for sale............................     7,000,000              --              --
  Transfer from restricted cash....................        80,000         667,000         572,000
  Proceeds from sale of marketable equity
     securities....................................            --              --      25,211,000
  Proceeds from sales of investment securities
     available
     for sale......................................    36,436,000       9,354,000       1,161,000
  Purchases of investment securities...............   (10,235,000)    (21,029,000)    (19,657,000)
  Purchases of mortgage-backed certificates........   (64,803,000)   (159,491,000)    (15,293,000)
  Disbursements to purchase loans..................            --     (10,183,000)             --
  Payments received on mortgage-backed
     certificates..................................    41,634,000      86,914,000      56,538,000
  Decrease (increase) in loans receivable..........   (25,205,000)       (882,000)        446,000

                          CHARTER FEDERAL SAVINGS BANK

                                                         1995           1994            1993
                                                     ------------   -------------   -------------
  Proceeds from sale of office properties and
     equipment.....................................  $  1,223,000   $          --   $     213,000
  Purchases of office properties and equipment.....    (1,377,000)     (1,496,000)       (207,000)
  Proceeds from sales of REO.......................     3,161,000         601,000       2,472,000
  Purchases for REO................................            --              --         (55,000)
  Decrease in direct finance automobile leases.....        51,000         250,000         501,000
                                                     ------------   -------------    ------------
     Net cash provided by (used in) investing
       activities..................................   (11,957,000)    (86,073,000)     57,902,000
                                                     ------------   -------------    ------------
Cash flows from financing activities:
  Net increase (decrease) in deposit accounts......  $ 18,640,000   $ (24,825,000)  $ (43,007,000)
  Decrease in deposits due to sale of Danville
     branch, net of premium........................   (39,199,000)             --              --
  Net increase (decrease) in short-term
     borrowings....................................    33,152,000      30,462,000     (63,659,000)
  Proceeds from reissuance of treasury stocks......            --              --           1,000
  Net increase (decrease) in advance payments by
     borrowers for taxes and insurance.............      (116,000)        961,000         284,000
  Proceeds of rights offering......................            --      42,548,000              --
  Purchase of "odd shares" for reverse stock
     split.........................................            --          (3,000)             --
  Payment of cash dividend.........................    (1,408,000)             --              --
                                                     ------------   -------------    ------------
  Net cash provided by (used in) financing
     activities....................................    11,069,000      49,143,000    (106,381,000)
                                                     ------------   -------------    ------------
  Net increase (decrease) in cash and cash
     equivalents...................................    13,817,000      (2,440,000)    (23,739,000)
Cash and cash equivalents:
  Beginning........................................    10,333,000      12,773,000      36,512,000
                                                     ------------   -------------    ------------
  Ending...........................................  $ 24,150,000   $  10,333,000   $  12,773,000
                                                     ============   =============    ============
Supplemental schedule of cash and cash equivalents:
  Cash:
     Interest-bearing deposits.....................  $ 13,414,000   $   4,378,000   $   5,340,000
     Noninterest-bearing deposits..................    10,736,000       5,955,000       6,583,000
  Federal funds sold...............................            --              --         850,000
                                                     ------------   -------------    ------------
                                                     $ 24,150,000   $  10,333,000   $  12,773,000
                                                     ============   =============    ============
Supplemental disclosures of cash flow information:
  Cash payments (refunds) for:
     Interest......................................  $ 30,911,000   $  26,145,000   $  33,153,000
                                                     ============   =============    ============
     Income taxes..................................  $ (1,388,000)  $   1,651,000   $      90,000
                                                     ============   =============    ============
Supplemental disclosure of non-cash transactions:
  Transfer of loans to REO.........................  $  5,454,000   $      84,000   $   5,644,000
                                                     ============   =============    ============
  Refinancing of advances from FHLB................  $         --   $ 104,500,000   $          --
                                                     ============   =============    ============
  Securities held to maturity transferred to
     available for sale............................  $         --   $  50,242,000   $          --
                                                     ============   =============    ============

                 See Notes to Consolidated Financial Statements

                          CHARTER FEDERAL SAVINGS BANK

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               FOR THE YEARS ENDED JUNE 30, 1995, 1994, AND 1993

NOTE 1. POTENTIAL SALE OF COMPANY

     On May 17, 1995, Charter Federal entered into a definitive merger agreement (the "Agreement") with First American Corporation ("First American") whereby Charter Interim Federal Savings Bank, a federally chartered interim savings bank to be formed by First American would be merged with and into Charter with Charter as the surviving entity. Each outstanding share of common stock of Charter, par value $0.01 per share, would be converted into 0.38 shares of the common stock of First American, par value $5.00 per share ("FAC Common Stock"); provided, however, that (i) if the FAC Market Value (as defined in the Agreement) is greater than $39.75 per share, then the exchange ratio shall be reduced to an amount equal to $15.10 divided by the FAC Market Value, rounded to the nearest one ten-thousandth of a share, and cash in lieu of any fractional share, and (ii) if, prior to the effective time of the Merger, First American enters into a definitive agreement of merger or reorganization with another entity as a result of which either First American would not be the surviving entity or First American's Chief Executive Officer would not become Chief Executive Officer of the surviving entity, then the exchange ratio shall be 0.38 (the "Exchange Ratio"). The Agreement may be terminated prior to the effective time by Charter if the FAC Market Value is more than $43.50. In connection with the merger, Charter also entered into an option agreement with First American which provides for the purchase of up to a number of shares equal to 19.99% of Charter's issued and outstanding common stock by First American under certain circumstances at $9.08 per share. The consummation of the transaction is subject to approval by Charter's stockholders, regulatory approvals and various other conditions.

NOTE 2. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

     NATURE OF BUSINESS. Charter Federal Savings Bank ("Charter Federal" or the "Bank") is primarily engaged in the business of obtaining savings deposits and originating one- to four-family residential mortgage loans and consumer loans within its primary lending areas, Southwest Virginia and Northeast Tennessee. The Bank's underwriting policies require such mortgage loans to be made based upon appraised values, not exceeding an 80% loan-to-value ratio, unless private mortgage insurance is obtained. These loans are secured by the underlying properties.

     The following is a description of the significant accounting policies used in the preparation of the accompanying consolidated financial statements.

     PRINCIPLES OF CONSOLIDATION. The consolidated financial statements include the accounts of the Bank and its wholly-owned subsidiaries, Charter Financial Services Corporation and Highlands Service Corporation. All significant inter-company transactions and balances have been eliminated in consolidation.

     CASH AND CASH EQUIVALENTS. Cash and cash equivalents consist of federal funds sold and interest-bearing and noninterest-bearing deposits. For the purposes of the Consolidated Statement of Cash Flows, the Bank considers all highly liquid debt instruments with original maturities of three months or less when purchased to be cash equivalents, but does not include restricted cash. From time to time, the Bank may have deposits in excess of insurance coverage at other institutions.

     INVESTMENT SECURITIES. Investment securities held for investment are carried at amortized cost and are not adjusted to the lower of cost or market because the Bank has the ability to hold them to maturity and it is management's intention to hold them to maturity. In determining whether investment securities can be held to maturity, management considers whether there are conditions, such as liquidity or regulatory requirements, which would impair its ability to hold such securities. Gains or losses on the sale of investment securities are taken into income at the time of sale, with cost being determined on a specific identification basis. Premiums and discounts on investment securities are amortized into income over the life of the security using a method which approximates the interest method.

                          CHARTER FEDERAL SAVINGS BANK

     Investment securities available for sale are comprised of investments which management has identified which may be sold in response to changes in liquidity, interest rates, prepayments and similar factors. These securities are accounted for at fair value with unrealized gains and losses included in stockholders' equity. Prior to July 1, 1994, these securities were accounted for at lower of cost or market value.

     At July 1, 1994 the Bank adopted SFAS Statement No. 115, "Accounting for Certain Investment in Debt and Equity Securities." See Note 20 for a discussion of the provisions of SFAS No. 115 and its effect on the Bank.

     MORTGAGE-BACKED CERTIFICATES. Mortgage-backed certificates are stated at cost, adjusted for amortization of premiums and accretion of discounts using a method that approximates the interest method over the period to maturity. The Bank has the ability to hold mortgage-backed certificates to maturity and it is management's intention to hold such assets to maturity. Should unanticipated sales occur, gains and losses will be recognized based on the specific-identification method.

     LOANS RECEIVABLE. Loans receivable are stated at unpaid principal balances less the allowance for loan losses and net deferred loan origination fees and costs.

     The allowance for loan losses is increased by provisions charged to income and reduced by charge-offs, net of recoveries. Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral, and current economic conditions.

     Uncollectible interest on loans that are contractually past due is charged off or an allowance is established based on management's periodic evaluation. The allowance is established by a charge to interest income equal to all interest previously accrued and income is subsequently recognized only to the extent cash payments are received until, in management's judgment, the borrower's ability to make periodic interest and principal payments is no longer in doubt, in which case the loan is returned to accrual status.

     LOAN ORIGINATION FEES, PREMIUMS AND DISCOUNTS. The Bank defers all loan fees received less certain direct costs. These deferred fees and costs are amortized into income to achieve a level yield throughout the life of the loan. Premiums and discounts on loans are amortized to interest income over the life of the loan using a method which approximates the interest method.

     LOAN SALES. The Bank periodically reduces its interest rate sensitivity and generates additional funds for lending by selling whole, fixed-rate real estate loans. Loans held for sale are carried at the lower of cost or market. Gains or losses on such sales are recognized at the time of sale and are determined by the difference between the net sales proceeds and the unpaid principal balance of the loans sold adjusted for any yield differential, servicing fees and servicing costs applicable to future years. Management intends to hold all other loans to maturity and is not aware of any conditions, such as liquidity or regulatory requirements, which would impair its ability to hold loans to maturity.

     OFFICE PROPERTIES AND EQUIPMENT. Office properties and equipment are stated at cost less accumulated depreciation computed principally by the straight-line method over the estimated useful lives of the assets ranging from 3 to 40 years.

     REAL ESTATE OWNED. Real estate acquired in settlement of loans is initially recorded at estimated fair value less selling costs. The Bank complies with Statement of Position 92-3, "Accounting for Foreclosed Assets" where the carrying values of REO are reduced when they exceed fair value minus the estimated costs to sell. Costs relating to the development and improvement of the property are capitalized, while holding costs of the property are charged to expense in the period incurred.

     COSTS IN EXCESS OF FAIR VALUE OF NET ASSETS ACQUIRED AND IDENTIFIED INTANGIBLES. The costs in excess of fair value of net assets acquired related to acquisitions, the majority of which were being amortized over forty

                          CHARTER FEDERAL SAVINGS BANK
years using the straight-line method prior to fiscal year 1994. The identified intangibles included values assigned to the estimated future benefits to be derived from the deposit base of certain financial institutions and the branch offices acquired. Such values were being amortized over five to fifteen years. The Bank annually assessed the remaining unamortized amounts of such intangible assets to determine if impairment of value had occurred. (See Note 3.)

     SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE. Charter Federal enters into sales of securities under agreements to repurchase (dollar price reverse repurchase agreements and reverse repurchase agreements). Such agreements are treated as financings and the obligations to repurchase securities sold are reflected as a liability in the Consolidated Statement of Financial Condition. The securities underlying the agreements remain in the asset accounts.

     OFF-BALANCE SHEET ITEMS. The Bank is party to financial instruments with off-balance-sheet risk such as commitments to extend credit and lines of credit as part of its consumer lending program. Management assesses the risk related to these instruments for potential losses on an on-going basis. (See Notes 17 and 22.)

     PENSION PLAN. Pension expense is computed on the basis of actuarial methods. It is the Bank's policy to fund pension costs accrued.

     INCOME TAXES. The Bank and its subsidiaries file a consolidated tax return. In July 1993, the Bank adopted SFAS No. 109, "Accounting for Income Taxes." The adoption of SFAS No. 109 changed the Bank's method of accounting for income taxes from the deferred method ("Accounting Principles Board Opinion No. 11") to an asset and liability approach. Previously, the Bank deferred the past tax effects of timing differences between financial reporting and taxable income. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of other assets and liabilities.

NOTE 3. ACQUISITIONS

     Effective March 1, 1982, Peoples Federal Savings and Loan Association, Roanoke, Virginia ("Peoples") and First Federal Savings and Loan Association of New River Valley, Pulaski, Virginia ("New River Valley") were merged into Charter Federal. Effective March 29, 1985, the Bank acquired certain assets and assumed the liabilities of New Federal Savings and Loan Association, Knoxville, Tennessee ("New Federal") from the Federal Savings and Loan Insurance Corporation. On March 20, 1987, the Bank acquired six branch offices and an operations center previously operated by another financial institution.

     The purchase method of accounting was used to record the acquisitions of Peoples, New River Valley, New Federal and the branch office acquisitions. Under the purchase method of accounting, all assets and liabilities acquired were adjusted to fair value as of the date of acquisition. As a consequence of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA") and the adverse disposition on March 26, 1993 of litigation instituted by the Bank against the Office of Thrift Supervision ("OTS") and the Federal Deposit Insurance Corporation ("FDIC") to require the OTS to permit the Bank to include supervisory goodwill in the calculation of its capital requirements notwithstanding FIRREA, management determined that the supervisory goodwill no longer had excess earnings capability and therefore no future economic benefit. The Bank wrote off the remaining unamortized portion of costs in excess of fair value of net assets acquired and identified intangibles totaling $41,108,000 associated with the acquisitions as described above as of June 30, 1993.

     The amortization and accretion of discounts, costs in excess of fair value of net assets acquired in business combinations and identified intangibles prior to impairment related to the acquisition of Peoples, New River Valley, New Federal and branch offices increased/(decreased) income before income taxes and write-off of costs in excess of fair value of net assets acquired and identified intangibles, cumulative effect of accounting

                          CHARTER FEDERAL SAVINGS BANK
change and extraordinary item by $393,000, $512,000 and ($1,108,000) for the years ended June 30, 1995, 1994 and 1993, respectively.

NOTE 4. INVESTMENT SECURITIES

     Management specifically identifies certain investment securities as either available for sale or held for investment at the time such securities are purchased. Securities available for sale may be sold in response to changes in liquidity, interest rates, prepayments and other similar factors.

     Securities available for sale at June 30, 1995 consist of the following:

                                                            GROSS          GROSS         ESTIMATED
                                           AMORTIZED      UNREALIZED     UNREALIZED       MARKET
                                             COST           GAINS          LOSSES          VALUE
                                          -----------     ----------     ----------     -----------
U.S. Government and Federal
  agency securities.....................  $ 7,559,000     $   44,000             --     $ 7,603,000
                                          ===========     ==========      =========     ===========

     Securities held for investment at June 30, 1995 consist of the following:

                                                            GROSS          GROSS         ESTIMATED
                                           AMORTIZED      UNREALIZED     UNREALIZED       MARKET
                                             COST           GAINS          LOSSES          VALUE
                                          -----------     ----------     ----------     -----------
U.S. Government and Federal agency
  securities............................  $ 8,230,000     $       --     $ (275,000)    $ 7,955,000
  Other securities......................       78,000             --             --          78,000
                                          -----------     ----------      ---------     -----------
                                            8,308,000             --       (275,000)      8,033,000
FHLB stock..............................    5,771,000             --             --       5,771,000
                                          -----------     ----------      ---------     -----------
                                          $14,079,000     $       --     $ (275,000)    $13,804,000
                                          ===========     ==========      =========     ===========

     Securities available for sale at June 30, 1994 consist of the following:

                                                            GROSS          GROSS         ESTIMATED
                                           AMORTIZED      UNREALIZED     UNREALIZED       MARKET
                                             COST           GAINS          LOSSES          VALUE
                                          -----------     ----------     ----------     -----------
U.S. Government and Federal
  agency securities.....................  $40,888,000     $  322,000     $ (271,000)    $40,939,000
                                          ===========     ==========      =========     ===========

     Securities held for investment at June 30, 1994 consist of the following:

                                                            GROSS          GROSS         ESTIMATED
                                           AMORTIZED      UNREALIZED     UNREALIZED       MARKET
                                             COST           GAINS          LOSSES          VALUE
                                          -----------     ----------     ----------     -----------
U.S. Government and Federal agency
  securities............................  $ 8,287,000     $       --     $ (609,000)    $ 7,678,000
Other securities........................       81,000             --             --          81,000
                                          -----------     ----------      ---------     -----------
                                            8,368,000             --       (609,000)      7,759,000
FHLB stock..............................    5,771,000             --             --       5,771,000
                                          -----------     ----------      ---------     -----------
                                          $14,139,000     $       --     $ (609,000)    $13,530,000
                                          ===========     ==========      =========     ===========

                          CHARTER FEDERAL SAVINGS BANK

     The amortized cost and estimated market value of debt securities available for sale, by contractual maturity, at June 30, 1995 are shown below:

                                                                     AMORTIZED       ESTIMATED
                                                                       COST         MARKET VALUE
                                                                    -----------     ------------
Due in one year or less...........................................  $ 2,007,000     $  2,010,000
Due after one year through five years.............................    5,552,000        5,593,000
Due after five years through ten years............................           --               --
                                                                    -----------      -----------
                                                                    $ 7,559,000     $  7,603,000
                                                                    ===========      ===========

     The amortized cost and estimated market value of debt securities held for investment, by contractual maturity, at June 30, 1995 are shown below:

                                                                     AMORTIZED       ESTIMATED
                                                                       COST         MARKET VALUE
                                                                    -----------     ------------
Due in one year or less...........................................  $        --     $         --
Due after one year through five years.............................    8,230,000        7,955,000
Due after five years through ten years............................       78,000           78,000
                                                                    -----------      -----------
                                                                    $ 8,308,000     $  8,033,000
                                                                    ===========      ===========

     The amortized cost and estimated market value of debt securities available for sale, by contractual maturity, at June 30, 1994 are shown below:

                                                                     AMORTIZED       ESTIMATED
                                                                       COST         MARKET VALUE
                                                                    -----------     ------------
Due in one year or less...........................................  $ 8,053,000     $  8,040,000
Due after one year through five years.............................   19,746,000       19,536,000
Due after five years through ten years............................   13,089,000       13,363,000
                                                                    -----------      -----------
                                                                    $40,888,000     $ 40,939,000
                                                                    ===========      ===========

     The amortized cost and estimated market value of debt securities held for investment, by contractual maturity, at June 30, 1994 are shown below:

                                                                     AMORTIZED       ESTIMATED
                                                                       COST         MARKET VALUE
                                                                    -----------     ------------
Due in one year or less...........................................  $        --     $         --
Due after one year through five years.............................           --               --
Due after five years through ten years............................    8,368,000        7,759,000
                                                                    -----------      -----------
                                                                    $ 8,368,000     $  7,759,000
                                                                    ===========      ===========

     FHLB stock has been excluded from the maturity tables above because it does not have a contractual maturity. The Bank, as a member of the FHLB system, is required to maintain an investment in capital stock of the FHLB in an amount equal to the greater of 1% of its outstanding home loans or 5% of advances from the FHLB. No ready market exists for this stock, and it has no quoted market value. For presentation purposes, such stock is assumed to have a market value which is equal to cost.

                          CHARTER FEDERAL SAVINGS BANK

     Results from sales of investment securities available for sale for the year ended June 30 are as follows:

                                                           1995            1994           1993
                                                        -----------     ----------     ----------
Gross proceeds from sales.............................  $36,436,000     $9,354,000     $1,161,000
                                                        ===========     ==========     ==========
Gross realized gains..................................  $   263,000     $       --     $   15,000
Gross realized losses.................................     (219,000)      (126,000)       (13,000)
                                                        -----------     ----------     ----------
Net realized gains (losses)...........................  $    44,000     $ (126,000)    $    2,000
                                                        ===========     ==========     ==========

NOTE 5. MORTGAGE-BACKED CERTIFICATES

     The carrying values and estimated market values of mortgage-backed certificates and related securities are summarized as follows:

                                                                     JUNE 30, 1995
                         -----------------------------------------------------------------------------------------------------
                                                                                       GROSS          GROSS        ESTIMATED
                          PRINCIPAL      UNAMORTIZED    UNEARNED       CARRYING      UNREALIZED    UNREALIZED        MARKET
                           BALANCE        PREMIUMS      DISCOUNTS       VALUE          GAINS         LOSSES          VALUE
                         ------------    -----------    ---------    ------------    ----------    -----------    ------------
FHLMC-PC...............  $127,435,000    $2,177,000     $(156,000)   $129,456,000    $1,241,000    $  (506,000)   $130,191,000
FHLMC-balloon..........    65,227,000     1,134,000            --      66,361,000        42,000       (714,000)     65,689,000
FNMA certificates......    53,959,000     1,874,000            --      55,833,000       288,000     (1,275,000      54,846,000
GNMA certificates......    28,863,000       456,000       (91,000)     29,228,000       860,000        (57,000)     30,031,000
Other securities.......       234,000            --            --         234,000            --         (3,000)        231,000
                         ------------    ----------     ---------    ------------    ----------    -----------    ------------
                         $275,718,000    $5,641,000     $(247,000)   $281,112,000    $2,431,000    $(2,555,000)   $280,988,000
                         ============    ==========     =========    ============    ==========    ===========    ============

                                                                      JUNE 30, 1994
                           ---------------------------------------------------------------------------------------------------
                                                                                        GROSS         GROSS        ESTIMATED
                            PRINCIPAL      UNAMORTIZED    UNEARNED       CARRYING      UNREALIZED  UNREALIZED        MARKET
                             BALANCE        PREMIUMS      DISCOUNTS       VALUE         GAINS        LOSSES          VALUE
                           ------------    -----------    ---------    ------------    --------    -----------    ------------
FHLMC-PC.................  $124,558,000    $2,201,000     $(174,000)   $126,585,000    $394,000    $(2,251,000)   $124,728,000
FHLMC-balloon............    66,197,000     1,591,000            --      67,788,000          --     (3,269,000)     64,519,000
FNMA certificates .......    36,126,000     1,705,000            --      37,831,000       6,000     (1,385,000)     36,452,000
GNMA certificates .......    26,509,000       237,000      (103,000)     26,643,000     462,000        (12,000)     27,093,000
Other securities.........       318,000            --        (1,000)        317,000          --             --         317,000
                           ------------    ----------     ---------    -------------   --------    -----------    ------------
                           $253,708,000    $5,734,000     $(278,000)   $259,164,000    $862,000    $(6,917,000)   $253,109,000
                           ============    ==========     =========    =============   ========    ===========    ============

     No mortgage-backed certificates were sold in the years ended June 30, 1995, 1994 or 1993.

                          CHARTER FEDERAL SAVINGS BANK

NOTE 6. LOANS RECEIVABLE

     Loans receivable at June 30 are summarized as follows:

                                                                      1995             1994
                                                                  ------------     ------------
First mortgage loans (principally conventional):
  Principal balances:
     Secured by one- to four-family residences..................  $260,930,000     $243,395,000
     Secured by other properties................................    47,752,000       50,870,000
     Construction loans.........................................     9,168,000        6,379,000
                                                                  ------------     ------------
                                                                   317,850,000      300,644,000
                                                                  ============     ============
Consumer and other loans:
  Principal balances:
     Automobile.................................................    37,655,000       59,855,000
     Manufactured homes.........................................       568,000          121,000
     Home equity and second mortgage............................    45,223,000       33,608,000
     Other......................................................    10,768,000        7,863,000
                                                                  ------------     ------------
          Total consumer and other loans........................    94,214,000      101,447,000
                                                                  ------------     ------------
Allowance for loan losses.......................................    (5,021,000)      (8,356,000)
Undisbursed portion of construction loans.......................    (3,963,000)      (4,839,000)
Unearned premiums...............................................      (196,000)         434,000
Net deferred loan origination fees..............................    (1,076,000)      (1,314,000)
                                                                  ------------     ------------
                                                                   (10,256,000)     (14,075,000)
                                                                  ------------     ------------
                                                                  $401,808,000     $388,016,000
                                                                  ============     ============

     The following is an analysis of the allowance for loan losses:

                                                          1995           1994            1993
                                                       ----------     -----------     -----------
Balance, beginning...................................  $8,356,000     $10,344,000     $10,013,000
Provisions charged to operations.....................   1,975,000       2,150,000       5,087,000
Loans charged off....................................  (5,813,000)     (4,280,000)     (4,796,000)
Recoveries...........................................     503,000         142,000          40,000
                                                       ----------     -----------     -----------
Balance, ending......................................  $5,021,000     $ 8,356,000     $10,344,000
                                                       ==========     ===========     ===========

     At June 30, 1995, 1994 and 1993, non-accrual loans aggregated $6,320,000, $3,266,000 and $10,512,000, respectively. Non-accrual loans had the effect of reducing income by $98,000, $189,000 and $720,000, respectively. As of June 30, 1995, 1994 and 1993, $6,314,000, $5,237,000 and $4,324,000, respectively, of loans were classified as restructured loans in accordance with SFAS No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructurings." Gross interest income of $664,000, $523,000 and $338,000 would have been realized on restructured loans in accordance with the loans' original terms for the years ended June 30, 1995, 1994 and 1993, respectively. Actual interest income earned as a result of the restructurings was $518,000, $415,000 and $243,000 for the years ended June 30, 1995, 1994 and 1993, respectively. The Bank does not have commitments to lend additional funds on the restructured loans at June 30, 1995.

                          CHARTER FEDERAL SAVINGS BANK

     Mortgage loans serviced for others are not included in the accompanying Consolidated Statements of Financial Condition. The unpaid principal balances of these loans at June 30 are summarized as follows:

                                                         1995            1994            1993
                                                      -----------     -----------     -----------
Mortgage loan portfolios serviced for:
  FHLMC.............................................  $60,387,000     $66,735,000     $64,794,000
  Washington Mutual.................................    2,421,000       3,001,000       4,081,000
  PNC Securities....................................    2,034,000       2,468,000       3,487,000
  PNC Mortgage......................................      394,000         514,000         766,000
  Other investors...................................      483,000         548,000       1,497,000
                                                       ----------     -----------     -----------
                                                      $65,719,000     $73,266,000     $74,625,000
                                                       ==========     ===========     ===========

     Custodial escrow balances maintained in connection with the foregoing loan servicing were approximately $1,511,000 and $1,648,000 at June 30, 1995 and 1994, respectively.

     Results from sales of loans for the year ended June 30 are as follows:

                                                          1995           1994            1993
                                                       ----------     -----------     -----------
Gross proceeds from sales............................  $2,095,000     $22,926,000     $ 9,383,000
                                                       ==========     ===========     ===========
Gross realized gains.................................  $   34,000     $   156,000     $   205,000
Gross realized losses................................      (6,000)       (359,000)             --
                                                       ----------     -----------     -----------
Net realized gains (losses)..........................  $   28,000     $  (203,000)    $   205,000
                                                       ==========     ===========     ===========

     Loans held for sale, which are carried at the lower of cost or market, were $2,003,000 and $942,000 at June 30, 1995 and 1994, respectively.

NOTE 7. NET INVESTMENT IN DIRECT FINANCE AUTOMOBILE LEASES

     The following lists the components of the net investment in direct finance automobile leases as of June 30:

                                                                            1995        1994
                                                                           -------     -------
Total minimum lease payments to be received..............................  $    --     $29,000
  Less allowance for uncollectibles......................................       --      29,000
Net minimum lease payments receivable....................................       --          --
  Less unearned income...................................................       --          --
Net investment in direct finance automobile leases.......................  $    --     $    --

     At June 30, 1995 and 1994, interest-bearing deposits representing cash restricted for potential losses associated with the leases sold were approximately $0 and $80,000, respectively.


     Included in other assets are receivables from an insurance company due to terminated leases and repossessed automobiles totaling $0 and $42,000 at June 30, 1995 and 1994, respectively.

                          CHARTER FEDERAL SAVINGS BANK

     The following is an analysis of the allowance for direct finance automobile leases related to receivables and contingent losses:

                                           ALLOWANCE FOR
                                             PROBABLE         ALLOWANCE
                                              LOSSES             FOR         ALLOWANCE FOR        TOTAL
                                             ON DIRECT        PROBABLE        CONTINGENT        ALLOWANCE
                                              FINANCE         LOSSES ON        LOSSES ON       FOR LEASES
                                            AUTOMOBILE         RELATED          LEASES         AND RELATED
                                              LEASES         RECEIVABLES         SOLD            ASSETS
                                           -------------     -----------     -------------     -----------
Balance, June 30, 1992...................    $ 150,000       $ 2,775,000       $      --       $ 2,925,000
Provisions charged to operations.........       30,000           654,000         668,000         1,352,000
Losses charged off, net of recoveries....           --        (3,389,000)             --        (3,389,000)
                                              --------        ----------        --------        ----------
Balance, June 30, 1993...................      180,000            40,000         668,000           888,000
Provisions charged to operations.........     (151,000)           74,000              --           (77,000)
Losses charged off, net of recoveries....           --           (72,000)       (668,000)         (740,000)
                                              --------        ----------        --------        ----------
Balance, June 30, 1994...................       29,000            42,000              --            71,000
Provisions charged to operations.........      (29,000)          (22,000)             --           (51,000)
Losses charged off, net of recoveries....           --           (20,000)             --           (20,000)
                                              --------        ----------        --------        ----------
Balance, June 30, 1995...................    $      --       $        --       $      --       $        --
                                              ========        ==========        ========        ==========

NOTE 8.  OFFICE PROPERTIES AND EQUIPMENT

     Office properties and equipment at June 30 consist of the following:

                                                                         1995           1994
                                                                      ----------     ----------
Land and improvements...............................................  $1,111,000     $1,256,000
Buildings and building improvements.................................   5,995,000      6,887,000
Furniture and fixtures..............................................   6,613,000      6,496,000
Automobiles.........................................................     109,000        109,000
                                                                      ----------     ----------
                                                                      13,828,000     14,748,000
Accumulated depreciation............................................  (7,952,000)    (8,802,000)
                                                                      ----------     ----------
                                                                      $5,876,000     $5,946,000
                                                                      ==========     ==========

NOTE 9.  REAL ESTATE OWNED

     Real estate owned at June 30 consists of the following:

                                                                         1995           1994
                                                                      ----------     ----------
Real estate acquired in settlement of loans.........................  $  647,000     $  666,000
In-substance foreclosures...........................................   6,836,000      5,052,000
                                                                      ----------     ----------
                                                                       7,483,000      5,718,000
Allowance for loss on real estate owned.............................    (477,000)      (149,000)
                                                                      ----------     ----------
                                                                      $7,006,000     $5,569,000
                                                                      ==========     ==========

                          CHARTER FEDERAL SAVINGS BANK

     The following is an analysis for the years ended June 30 of activity in the allowance for losses on real estate acquired in settlement of loans:

                                                            1995          1994           1993
                                                          --------     ----------     ----------
Balance, beginning......................................  $149,000     $2,067,000     $1,449,000
Provisions charged to operations........................   849,000      1,765,000      1,619,000
Losses charged off......................................  (521,000)    (3,683,000)    (1,505,000)
Recoveries..............................................        --             --        504,000
                                                          --------     ----------     ----------
Balance, ending.........................................  $477,000     $  149,000     $2,067,000
                                                          ========     ==========     ==========

     Losses on sales of real estate owned for the year ended June 30 are summarized as follows:

                                                                   1995       1994       1993
                                                                  ------     ------     -------
Realized losses.................................................  $7,000     $6,000     $127,000
                                                                  ======     ======     =======

NOTE 10. ACCRUED INTEREST RECEIVABLE

Accrued interest receivable at June 30 is summarized as follows:

                                                                         1995           1994
                                                                      ----------     ----------
Investment securities...............................................  $  515,000     $  872,000
Mortgage-backed certificates........................................   2,217,000      1,946,000
Loans receivable....................................................   2,546,000      2,301,000
                                                                      ----------     ----------
                                                                      $5,278,000     $5,119,000
                                                                      ==========     ==========

                          CHARTER FEDERAL SAVINGS BANK

NOTE 11. SAVINGS DEPOSITS

     Deposits at June 30 are summarized as follows:

                                  WEIGHTED-                   1995                         1994
                                 AVERAGE RATE       ------------------------     ------------------------
                               AT JUNE 30, 1995        AMOUNT        PERCENT        AMOUNT        PERCENT
                               ----------------     ------------     -------     ------------     -------
Passbook accounts............        3.00%          $ 18,654,000        3.55%    $ 21,161,000        3.86%
Other savings accounts.......        3.09             31,640,000        6.02       67,054,000       12.23
Negotiable Order of
  Withdrawal "NOW"
  accounts...................        2.03             19,820,000        3.78       20,203,000        3.69
Noninterest-bearing
  checking...................          --             14,996,000        2.85       10,166,000        1.85
Money Market Deposit
  Accounts("MMDAs")..........        3.75             17,144,000        3.26       29,146,000        5.32
                                                    ------------     -------     ------------     -------
                                                     102,254,000       19.46      147,730,000       26.95
                                                    ------------     -------     ------------     -------
Certificate of Deposit:
  Less than 2%...............                                 --          --               --          --
     2% -- 3.99%.............                          4,960,000         .94      147,842,000       26.97
     4% -- 5.99%.............                        272,023,000       51.78      236,120,000       43.08
     6% -- 7.99%.............                        143,950,000       27.40        9,468,000        1.73
     8% -- 9.99%.............                          1,360,000         .26        2,909,000        0.53
     10% -- 11.99%...........                            853,000         .16        2,938,000        0.54
     12% -- 13.99%...........                                 --          --        1,119,000        0.20
                                                    ------------     -------     ------------     -------
                                                     423,146,000       80.54      400,396,000       73.05
                                                    ------------     -------     ------------     -------
                                                    $525,400,000      100.00%    $548,126,000      100.00%
                                                    ============     =======     ============     =======
Weighted-average cost of
  savings deposits...........                                            5.0%                         3.9%
                                                                     =======                      =======

     The aggregate amount of short-term jumbo certificates of deposit with a minimum denomination of $100,000 was approximately $48,337,000 and $50,723,000 at June 30, 1995 and 1994, respectively.

     At June 30, 1995, scheduled maturities of certificates of deposit were as follows:

                                                       YEAR ENDED JUNE 30,
                         -------------------------------------------------------------------------------
                             1996          1997          1998          1999         2000      THEREAFTER
                         ------------   -----------   -----------   ----------   ----------   ----------
2% - 3.99%.............  $  4,960,000   $        --   $        --   $       --   $       --    $      --
4% - 5.99%.............   222,630,000    38,292,000     3,941,000    6,491,000      258,000      411,000
6% - 7.99%.............    68,787,000    19,376,000    50,319,000    1,839,000    3,395,000      234,000
8% - 9.99%.............     1,212,000       100,000        11,000        1,000       35,000        1,000
10% - 11.99%...........       782,000            --            --           --           --       71,000
                         ------------   -----------   -----------   ----------   ----------     --------
                         $298,371,000   $57,768,000   $54,271,000   $8,331,000   $3,688,000    $ 717,000
                         ============   ===========   ===========   ==========   ==========     ========

                          CHARTER FEDERAL SAVINGS BANK

     Interest expense on savings deposits for the years ended June 30 consist of the following:

                                                         1995            1994            1993
                                                      -----------     -----------     -----------
Passbook and other savings accounts.................  $ 1,892,000     $ 3,195,000     $ 5,088,000
NOW accounts and MMDAs..............................    1,149,000       1,441,000       1,684,000
Certificate accounts................................   20,646,000      16,273,000      20,925,000
                                                       ----------      ----------      ----------
                                                      $23,687,000     $20,909,000     $27,697,000
                                                       ==========      ==========      ==========

     The Bank has pledged mortgage-backed certificates and other securities with a book value of approximately $38,290,000 and $33,832,000 at June 30, 1995 and 1994, respectively, as collateral for public deposits.

NOTE 12. SHORT-TERM BORROWINGS

     Short-term borrowings at June 30 are as follows:

                                                                       1995            1994
                                                                    -----------     -----------
Borrowings under reverse repurchase agreements....................  $63,614,000     $30,462,000
                                                                    ===========     ===========

     Information concerning borrowings under reverse repurchase agreements is summarized as follows:

                                                                       1995            1994
                                                                    -----------     -----------
Average balance during the year...................................  $41,696,000     $21,488,000
Average interest rate during the year.............................         5.69%           3.62%
Maximum month-end balance during the year.........................  $63,614,000     $32,744,000
Mortgage-backed certificates underlying the agreements at year end:
Carrying value, including accrued interest........................  $71,693,000     $33,551,000
Estimated market value............................................  $71,211,000     $31,882,000

     The Bank enters into sales of securities under agreements to repurchase. Reverse repurchase agreements are treated as financings, and the obligations to repurchase securities sold are reported as a liability in the accompanying Consolidated Statement of Financial Condition. The dollar amount of securities underlying the agreements remains in the asset accounts. Mortgage-backed certificates sold under dollar reverse repurchase agreements were delivered to the broker-dealers who arranged the transactions. The broker-dealers may have sold, loaned or otherwise disposed of such certificates to other parties in the normal course of their operation, and have resold to the Bank substantially identical certificates at the maturity date of the agreements.

     Interest expense on short-term borrowings for the years ended June 30 is summarized as follows:

                                                               1995          1994         1993
                                                            ----------     --------     --------
Dollar reverse repurchase and other reverse repurchase
  agreements..............................................  $2,374,000     $777,000     $471,000
                                                            ==========     ========     ========

                          CHARTER FEDERAL SAVINGS BANK

NOTE 13. ADVANCES FROM FEDERAL HOME LOAN BANK

     Advances from the FHLB at June 30 consist of the following:

                                                       INTEREST RATE       1995           1994
                                                       -------------   ------------   ------------
Maturing Year Ending June 30
1995.................................................             --   $         --   $         --
1996.................................................    4.24%-4.46%     36,000,000     36,000,000
1997.................................................    4.53%-4.75%     36,000,000     36,000,000
1998.................................................    4.83%-5.05%     32,500,000     32,500,000
                                                                       ------------   ------------
                                                                       $104,500,000   $104,500,000
                                                                       ============   ============

     Pursuant to collateral agreements with the FHLB, advances are collateralized by all of the Bank's stock in the FHLB and qualifying first mortgage loans with principal balances of $225,732,000 and $202,981,000, at June 30, 1995 and 1994, respectively.

     Interest expense on advances for the years ended June 30 is summarized as follows:

                                                            1995           1994           1993
                                                         ----------     ----------     ----------
Advances from the FHLB.................................  $4,757,000     $4,470,000     $4,585,000
                                                         ==========     ==========     ==========

NOTE 14. FINANCIAL INSTITUTIONS REFORM, RECOVERY AND ENFORCEMENT ACT OF 1989 ("FIRREA"); FEDERAL DEPOSIT INSURANCE CORPORATION IMPROVEMENT ACT OF 1991 ("FDICIA"); CAPITAL AND REGULATORY RESTRICTIONS AND STOCK MATTERS

     FIRREA AND FDICIA. In August 1989 FIRREA was signed into law. It was designed to provide funds to reduce the number of problem savings and loan associations, recapitalize the thrift insurance fund, and reform and reorganize the regulatory structure applicable to savings associations.

     FDICIA was enacted in 1991 and required prompt corrective action by regulators for institutions in financial difficulty, mandated a risk-based deposit insurance system, and imposed a number of additional safety and soundness factors.

     CAPITAL. Under OTS regulations, savings associations are to comply with each of three separate capital adequacy standards: (i) "tangible capital"; (ii) "leverage ratio"; and (iii) "risk-based capital".

     Regulations require supervisory goodwill to be deducted from tangible capital. In 1991, the Bank filed suit to compel the OTS and the FDIC to honor contractual promises made under certain supervisory acquisitions that gave rise to the creation of supervisory goodwill. Although initially successful in the United States District Court, the suit was denied at the appellate level and an attempt to be heard before the United States Supreme Court was denied. As a result of these actions, the Bank charged off, as worthless, the remaining goodwill during the year ended June 30, 1993. (See Note 3.)

     RIGHTS OFFERING AND SUBSEQUENT CAPITAL. With the Supreme Court's denial of the Bank's writ of certiorari, as discussed above, the Bank entered into discussions with the OTS to devise a means for achieving capital compliance. From those discussions, the Bank's Board of Directors determined that an offering of additional shares of common stock in a subscription rights offering was the only means for the Bank to achieve capital compliance.

     On May 18, 1993, the Bank submitted an amended capital plan designed to achieve capital compliance. In general, to achieve capital compliance with the levels required by the OTS, the capital plan contemplated raising, at a minimum, $41.3 million of additional capital through issuance of additional common stock

                          CHARTER FEDERAL SAVINGS BANK
pursuant to a subscription rights offering. The OTS approved Charter Federal's capital plan on June 21, 1993 and issued a Prompt Corrective Action Directive ("PCA") to the Bank on July 7, 1993.

     On August 13, 1993, the subscription rights offering was successfully completed. The Bank issued and sold 21,971,405 shares of common stock (4,394,281 adjusted for the one-for-five reverse stock split effected December 20, 1993), raising over $42.5 million in net proceeds. During the year ended June 30, 1994, all operating restrictions imposed earlier by the regulators were rescinded. Below is a reconciliation of the Bank's capital as calculated in accordance with generally accepted accounting principles ("GAAP") to the three components of regulatory capital calculated at June 30, 1995:

                                           PERCENT                   PERCENT                     PERCENT
                                              OF                       OF                           OF
                              TANGIBLE     TANGIBLE       CORE        CORE       RISK-BASED     RISK-BASED
                              CAPITAL       ASSETS      CAPITAL      ASSETS       CAPITAL         ASSETS
                              --------     --------     --------     -------     ----------     ----------
                                                         (DOLLARS IN THOUSANDS)
GAAP capital -- Tier I......  $ 46,424        6.18%     $ 46,424       6.18%      $ 46,424         12.80%
SFAS No. 115 adjustment.....       (28)         --           (28)        --            (28)        (0.01)
                              --------      ------      --------     ------       --------        ------
GAAP capital -- Tier 1
  (adjusted)................    46,396        6.18        46,396       6.18         46,396         12.79
General valuation
  allowance.................        --          --            --         --          4,518          1.25
Non-includable assets.......        --          --            --         --            (53)        (0.02)
                              --------      ------      --------     ------       --------        ------
Regulatory capital
  computed..................    46,396        6.18        46,396       6.18         50,861         14.02
Minimum capital
  requirement...............   (11,269)      (1.50)      (22,538)     (3.00)       (29,022)        (8.00)
                              --------      ------      --------     ------       --------        ------
Regulatory capital excess...  $ 35,127        4.68%     $ 23,858       3.18%      $ 21,839          6.02%
                              ========      ======      ========     ======       ========        ======

     STOCK MATTERS. The stockholders have approved two stock option grants made to officers and employees of Charter Federal Savings Bank under the "1993 Incentive Stock Option Plan" (the "Plan") during fiscal 1994. Under one grant, five senior officers were granted a total of 30,200 non-qualified stock options at a price of $10.00 per share, adjusted for the one-for-five reverse stock split, for which the price was $5.00 per share less than the price of the Bank's common stock on the date of the grant. Those options vested immediately upon stockholder approval of the Plan and will expire in the year 2003. The second grant of stock options made during fiscal 1994 was that of incentive stock options made to senior officers and certain key employees at an option price of $12.25 per share, which was equal to the closing market price of the Bank's stock on the date of grant. The grant of incentive stock options was made on a five year vesting schedule with 20% of the grant to vest immediately upon stockholder approval of the Plan, and the remainder to vest ratably over the next four years. Under the terms of the Plan, all outstanding options become fully vested upon a change of control of the Bank. A total of 121,000 incentive stock options were granted to expire in the year 2004, of which 4,000 have been forfeited.

     At the time of conversion from a mutual to a stock association, the Bank established a liquidation account in an amount equal to its equity as of the latest date prior to conversion, which amounted to approximately $12,632,000 at September 30, 1983. In addition, at the time of conversion of First Federal Savings and Loan Association of Danville, the Bank established a liquidation account which amounted to approximately $1,960,000 at December 31, 1984. The liquidation account will be maintained for the benefit of eligible savings account holders who maintain their savings accounts in the Bank after conversion. In the event of a complete liquidation (and only in such an event), each eligible savings account holder will be entitled to receive a distribution of a proportionate share of the liquidation account before any liquidation distribution may be made with respect to capital stock. Except for the repurchase of stock and payment of dividends by the Bank, the existence of the liquidation account will not restrict the use or application of such equity.

                          CHARTER FEDERAL SAVINGS BANK

     The Bank may not declare or pay a cash dividend on or purchase any of its capital stock if the effect would be to reduce its equity below either the amount of the liquidation account or the capital requirements.

     The Federal Deposit Insurance Corporation Improvement Act of 1991 imposes uniform limitations on the ability of savings banks to engage in various distributions of capital such as dividends and stock repurchases. The limitations vary based upon a savings bank's capital and earnings levels. The Bank may not make any capital distributions without prior notice of the intention to pay such dividend to the OTS.

     Earnings (loss) per share of common stock was calculated by dividing net income (loss) by the weighted-average shares as if those shares had been outstanding for each period. The weighted-average number of shares at June 30, 1995, 1994 and 1993 were 5,125,313, 4,595,654, and 731,729, respectively. The
1993 weighted-average number of shares has been adjusted to give effect to the one-for-five reverse stock split which became effective December 21, 1993.

NOTE 15. EMPLOYEE BENEFIT PLANS

     The Bank participates in a multiemployer, noncontributing defined benefit plan covering substantially all employees. No contributions were made to the plan for the years ended June 30, 1995, 1994 and 1993, respectively, as it was determined that earnings and previous excess contributions were sufficient. Accumulated benefit and net assets information relative to Charter Federal's interest in the plan are not determinable.

     On March 31, 1993 the Bank adopted a multiemployer employee retirement plan covering all eligible employees. Employee eligibility is based on age and length of service. Employees may contribute a portion of their pre-tax compensation under a 401(k) arrangement. Effective January 1, 1994, the Bank began making employer contributions at a rate of 25% of employee contributions to a maximum of 1.5% of salary. Total contributions for the fiscal year ended June 30, 1995 were $35,000.

     SFAS No. 106, "Employer's Accounting for Postretirement Benefits Other Than Pensions", requires accrual basis accounting for postretirement benefits effective July 1, 1993. The net periodic cost recognized during the year ended June 30, 1995 is $37,000, which is included in "Compensation and Employee Benefits".

NOTE 16. INCOME TAXES

     As discussed in Note 2, the Bank adopted SFAS No. 109 in July 1993. The adjustments to the July 1, 1993 balance sheet to adopt SFAS No. 109 netted to $990,000. The impact of these adjustments was to change deferred tax liabilities of $445,000 as of June 30, 1993 to deferred tax assets of $545,000 as of July 1, 1993. This amount is reflected in fiscal year 1994 net income as the effect of a change in accounting principle. It primarily represents the impact of adjusting deferred taxes to recognize a portion of future tax benefits to be derived from the utilization of net operating loss carryforwards and other tax deductions. Such benefits generally could not be recognized under the Bank's previous method of accounting for income taxes.

                          CHARTER FEDERAL SAVINGS BANK

     The provision for income taxes charged to continuing operations was as follows:

                                                                    YEAR ENDED JUNE 30,
                                                           -------------------------------------
                                                              1995          1994          1993
                                                           ----------     ---------     --------
Current tax expense
  U.S. federal...........................................  $  181,000     $ 314,000     $540,000
  State..................................................      63,000        15,000           --
                                                           ----------     ----------    --------
  Total current..........................................     244,000       329,000      540,000
                                                           ----------     ----------    --------
Deferred tax expense
  U.S. federal...........................................   2,623,000      (642,000)          --
  State..................................................     506,000        (9,000)          --
                                                           ----------     ----------    --------
  Total deferred.........................................   3,129,000      (651,000)          --
                                                           ----------     ----------    --------
  Total provision........................................  $3,373,000     $(322,000)    $540,000
                                                           ==========     ==========    ========

     The Bank utilized tax loss carryforwards, for which no benefit had been previously recognized as of July 1, 1993, of $4,096,000 and $7,483,000 during fiscal year 1995 and 1994, respectively. These carryforwards were used to reduce the amount of current tax expense by approximately $1,549,000 and $2,841,000 for the fiscal year ended 1995 and 1994, respectively.

     Deferred tax assets (liabilities) are comprised as follows at June 30:

                                                                    1995           1994
                                                                 ----------     -----------
    Allowance for loan losses..................................  $1,332,000     $ 2,423,000
    Deferred loan fees.........................................     182,000         532,000
    Discount on loans acquired.................................     321,000         423,000
    Discount on property and equipment acquired................     165,000         212,000
    Nondeductible accruals.....................................     232,000         211,000
    Deductible core deposit intangible assets..................     157,000         232,000
    Net operating loss carryforwards...........................          --       1,549,000
    Minimum tax credit carryforwards...........................      95,000              --
    Other......................................................      26,000         127,000
                                                                 ----------      ----------
    Gross deferred tax assets..................................   2,510,000       5,709,000
                                                                 ----------      ----------
    Depreciation...............................................    (125,000)       (195,000)
    FHLB stock dividends.......................................    (870,000)       (870,000)
                                                                 ----------      ----------
    Gross deferred tax liabilities.............................    (995,000)     (1,065,000)
                                                                 ----------      ----------
    Valuation allowance........................................          --      (3,448,000)
                                                                 ----------      ----------
    Net deferred tax asset.....................................  $1,515,000     $ 1,196,000
                                                                 ==========      ==========

     A valuation allowance was established against certain deferred tax assets in fiscal year 1994; $3,448,000 of such allowance was outstanding at June 30, 1994. During fiscal year 1995, the book expenses creating these deferred tax assets were deducted in the Bank's current tax returns. Because this treatment for income tax purposes reduced income taxes currently payable, the valuation allowance was reclassified as an accrued liability to reflect continued uncertainty regarding the realization of these income tax benefits, with no impact on income tax expense or net income.

     Under the Internal Revenue Code, the Bank is allowed a special bad debt deduction related to additions to tax bad debt reserves established for the purpose of absorbing losses. The applicable provisions of the law

                          CHARTER FEDERAL SAVINGS BANK
permit the Bank to deduct from taxable income an allowance for bad debts based on the greater of 8% of taxable income before such deductions or actual loss experience. Because the Bank does not intend to use the reserve for purposes other than to absorb losses, deferred income taxes have not been provided.

     Retained earnings include approximately $5,154,000 at June 30, 1995 for which no provision for income taxes has been made. This amount represents allocations of income to bad debt deductions for tax purposes only. If the amounts that qualify as deductions for income tax purposes are later used for purposes other than bad debt or operating losses, they will be subject to the income tax at the then current corporate rate. The Bank estimates that approximately $1,752,000 of income tax would be payable on the tax bad debt reserve described above if these amounts are used for purposes other than bad debt or operating losses.

     The effective rate of the provision for income taxes differs from the applicable U.S. statutory federal income tax rate as a result of the following differences:

                                                                     YEAR ENDED JUNE 30,
                                                                   ------------------------
                                                                   1995     1994      1993
                                                                   ----     -----     -----
    Statutory federal income tax rate............................  34.0%     34.0%    (34.0)%
    Increase (decrease) in taxes resulting from:
      Nondeductible merger costs.................................   4.1        --        --
      Effect on net nondeductible expenses on assets and
         liabilities
         acquired in merger......................................              --      40.7
      State taxes, net of federal benefit........................   4.2       3.8        --
      Reduction of valuation allowance for deferred income
         taxes...................................................    --     (49.5)       --
         Net operating loss carryforwards........................    --        --      (4.3)
         Other...................................................  (4.5)      7.8      (0.9)
                                                                   ----
                                                                     --
                                                                            ------    ------
                                                                   37.8%     (3.9)%     1.5%
                                                                   ======   ======    ======

NOTE 17. COMMITMENTS, CONTINGENCIES AND RELATED PARTIES

     The Bank has rented land, office facilities and equipment under noncancelable operating leases expiring at various dates through 2003. Minimum rental payments due under these leases are as follows:

                                                                            MINIMUM
                                                                            PAYMENT
                              YEAR ENDING JUNE 30,                          REQUIRED
        -----------------------------------------------------------------  ----------
        1996.............................................................  $  395,000
        1997.............................................................     243,000
        1998.............................................................     167,000
        1999.............................................................     145,000
        2000.............................................................     133,000
        Thereafter.......................................................     739,000
                                                                           ----------
                                                                           $1,822,000
                                                                           ==========

     For the years ended June 30, 1995, 1994 and 1993, $476,000, $442,000 and
$477,000, respectively, have been charged to rental expense.

     The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and lines of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the

                          CHARTER FEDERAL SAVINGS BANK

Consolidated Statement of Financial Condition. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

     A summary of the contract amount of the Bank's exposure to off-balance-sheet risk, except for undisbursed loan funds, as of June 30, is as follows:

                                                   1995                                     1994
                                  --------------------------------------   --------------------------------------
                                    FIXED       VARIABLE                     FIXED       VARIABLE
                                     RATE         RATE          TOTAL         RATE         RATE          TOTAL
                                  ----------   -----------   -----------   ----------   -----------   -----------
Financial instruments with
  contract amounts representing
  credit risk:
  Commitments to extend credit,
    mortgage loans..............  $3,871,000   $   753,000   $ 4,624,000   $5,149,000   $ 2,985,000   $ 8,134,000
  Commitments to extend credit,
    consumer and other loans....     264,000            --       264,000      516,000            --       516,000
  Undisbursed lines of credit...   4,273,000    10,688,000    14,961,000           --    12,239,000    12,239,000
  Letters of credit.............          --            --            --           --    20,771,000    20,771,000

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the borrower(s). Collateral held varies but may include real estate and income-producing commercial properties.

     Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees were issued primarily to support public and private borrowings arrangements, including bond financing, and similar transactions.

     The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

     The Bank entered into five separate agreements to act as a participating credit enhancer of five separate municipal revenue bond issues. Under each of these agreements, the Bank issued a letter of credit to guarantee repayment of the principal amount due under the bond, plus its share of the interest due thereunder for a maximum number of days. Each bond is secured by first mortgage or leasehold mortgage on a multi-family residential property built with the proceeds from the sale of the bonds. Three properties are located in Oklahoma, one is in Florida and one is in Kansas. Commonwealth Federal Savings Association ("Commonwealth") was the lead participant in these transactions. In 1989, Commonwealth was placed in conservatorship under the Resolution Trust Corporation ("RTC") and in 1991, was placed in receivership.

     In the event of default on the bonds, the letters of credit would be exercised or pledged assets liquidated, and the participants would become owners of the properties.

     The Bank's letters of credit on these bond issues totaled $26,765,000, including interest, at June 30, 1992. During the year ended June 30, 1993, the Bank entered into an agreement with the RTC whereby the RTC would assume the Bank's enhancement responsibilities in three of the letters of credit relating to the Oklahoma property and the Bank would assume the RTC's enhancement responsibilities in two letters of credit relating to the Kansas and Florida properties. The Bank paid $2,500,000 to the RTC which primarily

                          CHARTER FEDERAL SAVINGS BANK
represented the net change in bond enhancement exposure to the parties following the swap. This left the Bank with 100% enhancement responsibility on two letters of credit totaling $20,771,000, including interest, at June 30, 1993.

     The properties securing the letters of credit had experienced negative cash flows in the past which resulted in borrower/participant shortfalls, which the Bank wrote off through reserves totaling $2,554,000. On July 22, 1994, Charter Federal sold its letter of credit position relative to the Florida property. On June 1, 1995, Charter Federal sold its letter of credit position relative to the Kansas property. At June 30, 1995, Charter Federal had no remaining exposure under any letters of credit. All mortgage-backed securities held as collateral under the letters of credit have been released and are no longer encumbered.

     The Bank has entered into an unfunded deferred compensation agreement providing retirement benefits for a former executive officer. Vested benefits under the agreement are payable in installments over a 10-year period, upon death or retirement. The Bank has insured the life of the employee for an amount sufficient to discharge its obligation under such agreement. The present value of the liability has been accrued over the expected term of active service of the employee. Annual expense under the agreement was approximately $-0-, $-0-and $60,000 for the years ended June 30, 1995, 1994, and 1993, respectively.

     Pursuant to 12 CFR Section 545.121, the Bank must indemnify its officers and directors under certain circumstances. The Bank's bylaws also require the Bank to indemnify its officers and directors in certain circumstances. Should the Bank be required by regulation or its agreement to provide indemnification, the cost would be incurred by the Bank; however, the Bank has obtained Directors' and Officers' liability insurance coverage as protection in the event such action would be necessary.

     The Bank has made loans to officers and directors in the normal course of business. The following is an analysis of the loans to executive officers, directors, major stockholders and related interests:

                                                                      JUNE 30,
                                                              -------------------------
                                                                 1995           1994
                                                              ----------     ----------
        Balance, beginning..................................  $2,486,000     $2,158,000
        Originations........................................     808,000      1,215,000
        Collections.........................................    (537,000       (887,000)
                                                              ----------     ----------
        Balance, ending.....................................  $2,757,000     $2,486,000
                                                              ==========     ==========
        Directors, executive officers, major stockholders
          and related interest..............................  $  855,000     $  850,000
        Other officers......................................   1,902,000      1,636,000
                                                              ----------     ----------
                                                              $2,757,000     $2,486,000
                                                              ==========     ==========

                          CHARTER FEDERAL SAVINGS BANK

NOTE 18. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

     The following table presents summarized quarterly data for the years ended June 30, 1995 and 1994:

                                                                YEAR ENDED FISCAL 1995
                                                                  THREE MONTHS ENDED
                                                 ----------------------------------------------------
                                                  JUNE 30      MARCH 31    DECEMBER 31   SEPTEMBER 30
                                                 ----------   ----------   -----------   ------------
Net interest income............................  $5,477,000   $5,493,000   $ 5,591,000    $5,738,000
Net gain on sale of GNMA, FHLMC, other loans
  and investment and marketable securities.....      39,000        5,000         1,000        27,000
Gain on sale of branch.........................          --           --     2,378,000            --
Other income...................................     551,000      878,000       614,000       789,000
Other expense, income taxes (benefit) and
  provision for loan losses....................   5,748,000    4,835,000     6,945,000     4,496,000
                                                 ----------   ----------    ----------    ----------
Net income.....................................  $  319,000   $1,541,000   $ 1,639,000    $2,058,000
                                                 ==========   ==========    ==========    ==========
Earnings per share on common stock.............  $      .06   $      .30   $       .32    $      .40
                                                 ==========   ==========    ==========    ==========

                                                                YEAR ENDED FISCAL 1994
                                                                  THREE MONTHS ENDED
                                                 ----------------------------------------------------
                                                  JUNE 30      MARCH 31    DECEMBER 31   SEPTEMBER 30
                                                 ----------   ----------   -----------   ------------
Net interest income............................  $5,851,000   $6,405,000   $ 6,731,000    $6,547,000
Net loss on sale of GNMA, FHLMC, other loans
  and investment and marketable securities.....    (159,000)    (136,000)           --       (34,000)
Other income...................................     688,000      636,000       245,000       750,000
Other expense, income taxes (benefit) and
  provision
  for loan losses..............................   4,172,000    4,408,000     4,407,000     5,944,000
                                                 ----------   ----------    ----------    ----------
Income before cumulative effect of accounting
  change.......................................   2,208,000    2,497,000     2,569,000     1,319,000
Cumulative effect of accounting change.........          --           --            --       990,000
                                                 ----------   ----------    ----------    ----------
Net income.....................................  $2,208,000   $2,497,000   $ 2,569,000    $2,309,000
                                                 ==========   ==========    ==========    ==========
Earnings per share on common stock:
  Before cumulative effect of accounting
     change....................................  $     0.48   $     0.54   $      0.56    $     0.29
Cumulative effect of accounting change.........          --           --            --           .22
                                                 ----------   ----------    ----------    ----------
Net income.....................................  $     0.48   $     0.54   $      0.56    $     0.51
                                                 ==========   ==========    ==========    ==========

NOTE 19. OTHER NONINTEREST EXPENSE

     Other noninterest expense amounts are summarized as follows for the years ended June 30:

                                                        1995           1994           1993
                                                     ----------     ----------     ----------
    Merger-related expenses........................  $1,104,000     $       --     $       --
    Marketing......................................     542,000        611,000        263,000
    Other..........................................   3,155,000      3,768,000      3,253,000
                                                     ----------     ----------     ----------
                                                     $4,801,000     $4,379,000     $3,516,000
                                                     ==========     ==========     ==========

NOTE 20. FASB STATEMENTS

     The FASB has issued Statement No. 114, which has not been adopted by the Bank as of June 30, 1995. SFAS Statement No. 114, as amended, must be applied by the Bank for the fiscal year ending June 30, 1996, although it may be applied earlier.

                          CHARTER FEDERAL SAVINGS BANK

     SFAS No. 114, "Accounting by Creditors for Impairment of Loans," relates to the accounting for impaired loans. SFAS No. 114 requires that specified impaired loans be measured based on the present value of expected cash flows discounted at the loan's effective interest rate. The effective interest rate of a loan is defined as the contractual interest rate adjusted for any deferred loan fees or costs, premiums or discounts existing at the inception or acquisition of the loan. SFAS No. 114 is not expected to have a material effect on the Bank's results of operations.

     The FASB has issued SFAS No. 115, which was adopted by the Bank on July 1, 1994. SFAS No. 115 is effective for fiscal years beginning after December 15, 1993.

     SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," relates to the accounting for investments such as debt securities and equity securities which have a readily determinable fair value. This statement classifies securities as either securities that the holder has the positive intent and ability to hold to maturity, securities that were bought with the intention to sell in the near future which are defined as trading securities, or securities that are available for sale. Securities that will be held until maturity will be reported at amortized cost. Securities that are classified as trading securities will be reported at fair value with unrealized gains and losses included in the statement of operations. Securities that are not classified as held to maturity or trading will be recorded at fair value with unrealized gains and losses excluded from earnings and shown as a component of stockholders' equity. The adoption of SFAS No. 115 at July 1, 1994 resulted in an increase to stockholders' equity of approximately $34,000 (net of tax).

     In October 1994, the FASB issued SFAS No. 118 "Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosures," to amend SFAS No. 114, "Accounting by Creditors for Impairment of a Loan" to allow a creditor to use existing methods for recognizing interest income on an impaired loan. This statement is effective for financial statements for fiscal years beginning after December 15, 1994. SFAS 118 is not expected to have a material effect on the Bank's operations.

     In October 1994, the FASB issued SFAS 119, "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments" which requires more complete disclosure of information about derivative financial instruments, such as forward, futures, swap and option contracts. The statement requires that a distinction be made between financial instruments held or issued for trading purposes (including dealing and other trading activities measured at fair value with gains and losses recognized in earnings) and financial instruments held or issued for purposes other than trading. The statement applies to all business enterprises and is effective for financial statements for fiscal years beginning January 1, 1994. The Bank has not invested in any derivative financial instruments at June 30, 1995.

                          CHARTER FEDERAL SAVINGS BANK

NOTE 21. CONSOLIDATED SUBSIDIARIES

     The following condensed statements summarize the financial position and operating results of the Bank's wholly-owned subsidiaries:

       CONDENSED STATEMENTS OF FINANCIAL CONDITION JUNE 30, 1995 AND 1994

                                                      HIGHLANDS                   CHARTER
                                                       SERVICE               FINANCIAL SERVICE
                                                     CORPORATION                CORPORATION
                                                ----------------------     ----------------------
                                                  1994          1995         1995          1994
                                                ---------     --------     ---------     --------
Assets:
  Cash (primarily savings deposits with
     parent)..................................  $  14,000     $624,000     $  32,000     $198,000
  Loans receivable............................         --           --            --           --
  Real estate owned...........................         --           --            --           --
  Property, plant and equipment...............         --           --         1,000        1,000
  Accrued interest receivable on cash deposits
     (primarily from parent)..................         --           --        17,000        2,000
  Prepaid expenses and other assets...........         --        5,000        25,000       49,000
                                                ---------     --------     ---------     --------
                                                $  14,000     $629,000     $  75,000     $250,000
                                                =========     ========     =========     ========
Liabilities and stockholders' equity:
  Accounts payable and accrued liabilities....  $  11,000     $ 30,000     $      --     $  3,000
  Capital stock...............................    550,000      550,000       200,000      200,000
  Retained earnings (deficit).................   (547,000)      49,000      (125,000)      47,000
                                                ---------     --------     ---------     --------
                                                $  14,000     $629,000     $  75,000     $250,000
                                                =========     ========     =========     ========

     CONDENSED STATEMENTS OF OPERATIONS YEARS ENDED JUNE 30, 1995 AND 1994

                                                      HIGHLANDS                   CHARTER
                                                       SERVICE               FINANCIAL SERVICE
                                                     CORPORATION                CORPORATION
                                                ----------------------     ----------------------
                                                  1994          1995         1995          1994
                                                ---------     --------     ---------     --------
Income:
  Interest on loans...........................  $      --     $  9,000     $      --     $     --
  Interest on interest-bearing deposits
     (primarily from parent)..................      4,000       11,000         3,000        8,000
  Other.......................................     40,000      101,000       181,000      281,000
                                                ---------     --------     ---------     --------
                                                   44,000      121,000       184,000      289,000
  Expenses:
  Compensation................................      2,000        8,000        61,000      152,000
  Occupancy...................................        500        6,000         3,000        6,000
  Other.......................................      2,500        2,000        17,000       32,000
                                                ---------     --------     ---------     --------
                                                    5,000       16,000        81,000      190,000
                                                ---------     --------     ---------     --------
  Net Income..................................  $  39,000     $105,000     $ 103,000     $ 99,000
                                                =========     ========     =========     ========

                          CHARTER FEDERAL SAVINGS BANK

NOTE 22. DISCLOSURES ABOUT FAIR MARKET VALUE OF FINANCIAL INSTRUMENTS

     The estimated fair values required under SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," have been determined by the Bank using available market information and appropriate valuation methodologies; however, considerable judgment is required to develop the estimates of fair value. Accordingly, the estimates presented in this note for the fair value of the Bank's financial instruments are not necessarily indicative of the amounts the Bank could realize in a current market exchange. The use of different market assumptions or estimation methodologies may have a material effect on the estimated fair market amounts.

     The fair value of the Bank's cash and cash equivalents, restricted cash, federal funds sold, and certificates of deposit is estimated to be equal to their recorded amounts. For investment securities and mortgage-backed certificates, the fair value is estimated using quoted market values obtained from independent pricing services.

     The fair value of loans and direct finance automobile leases has been estimated by discounting projected cash flows at June 30, 1995, using nationally published rates including those published by the Federal Reserve Bank, the Federal Home Loan Bank of Atlanta, and the Federal Housing Finance Board. These rates have been adjusted as necessary to conform with the attributes of the specific loan types in the portfolio. The valuation has also been adjusted for prepayment risk using prepayment percentages published by the Federal Home Loan Bank of Atlanta, which approximate the Bank's estimates of actual prepayment activity experienced in the portfolio. Nonperforming and restructured loans and leases are valued at their recorded book values, because it is not practicable to reasonably assess the credit adjustment that would be applied in the marketplace for such loans. Management believes that the Bank's general valuation allowances at June 30, 1995 are an appropriate indication of the applicable credit risk associated with determining the fair value of its loan portfolio and such allowances have been deducted from the estimated fair value of loans. The estimated fair value of loans held for sale is presumed to be the actual selling price of the loans in the marketplace as of June 30, 1995.

     The fair value of deposits with no stated maturities, including checking accounts and statement savings accounts, is estimated to be equal to the amount payable on demand as of June 30, 1995. The fair value of certificates of deposit is based upon the discounted value of the contractual cash flows. The discount rates used in these calculations approximate the Treasury yield curve and current rates offered for deposits of similar remaining maturities.

     The fair value of Federal Home Loan Bank advances outstanding at June 30, 1995 is based upon the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered for advances of similar remaining maturities. The fair value of checks outstanding on disbursement account is presumed to be its recorded book value.

     The estimated fair value of letters of credit is presumed to be the appraised values of the underlying real estate properties. The estimated fair value of commitments to extend credit is estimated using fees currently charged for similar arrangements adjusted for changes in interest rates and credit risk that have occurred subsequent to origination. Because the Bank believes that the credit risk associated with available but undisbursed commitments would essentially offset fees that could be recognized under similar arrangements,

                          CHARTER FEDERAL SAVINGS BANK
and because the commitments are either short term in nature or subject to immediate repricing, no fair value has been assigned to these off-balance-sheet commitments.

                                                            1995                        1994
                                                  -------------------------   -------------------------
                                                   RECORDED      ESTIMATED     RECORDED      ESTIMATED
                                                  BOOK VALUE     FAIR VALUE   BOOK VALUE     FAIR VALUE
                                                  ----------     ----------   ----------     ----------
                                                                     (IN THOUSANDS)
Financial assets:
Cash and cash equivalents.......................   $ 24,150       $  24,150    $ 10,333       $  10,334
Certificates of deposit.........................         --              --          78              78
Investment securities, held for investment......     14,079          13,804      14,138          13,529
Investment securities available for sale........      7,603           7,603      40,888          40,939
Mortgage-backed certificates....................    281,112         280,983     259,164         253,109
Loans receivable, net...........................    401,808         400,654     388,016         385,888
Loans held for sale.............................      2,003           2,046         942             942
Financial liabilities:
Savings deposits with no stated maturities......    102,254         102,254     147,730         147,730
Savings deposits with stated maturities.........    423,146         423,130     400,396         396,261
Checks outstanding on disbursement account......        932             932       1,245           1,245
Advances from Federal Home Loan Bank and short-
  term borrowings...............................    168,114         165,400     134,962         130,347
Unrecognized financial instruments:
Letters of credit...............................         --(1)           --      14,508(1)       14,508

---------------
(1) These figures are net of reserves of $0 and $4,305,000 for 1995 and 1994, respectively. These reserves are reflected in loans receivable, net on the Consolidated Statement of Financial Condition.

                    MANAGEMENT'S REPORT ON INTERNAL CONTROL

The management of Charter Federal Savings Bank is responsible for establishing and maintaining an adequate internal control structure and procedures for financial reporting, including the safeguarding of assets, which are designed to provide reasonable assurance to the Company's management and board of directors regarding the preparation of reliable annual published financial statements. The system contains self-monitoring mechanisms, and actions are taken to correct deficiencies as they are identified. Even an effective internal control system, no matter how well designed, has inherent limitations -- including the possibility of the circumvention or overriding of controls -- and therefore can provide only reasonable assurance with respect to financial statement preparation. Further, because of changes in conditions, internal control system effectiveness may vary over time.

The Company assessed its internal control system as of June 30, 1995 in relation to criteria for effective internal control over financial reporting described in "Internal Control -- Integrated Framework," issued by the Committee of Sponsoring Organizations of the Treadway Commission. This assessment complied fully with the requirements of management concerning safeguarding of assets as stated in Guideline No. 9 of the June, 1993 Regulations implementing Section 112 of the Federal Deposit Insurance Corporation Improvement Act of 1991. Based on this assessment, the Company believes that, as of June 30, 1995, its system of internal control over financial reporting met those criteria and provided an effective control structure.

CHARTER FEDERAL SAVINGS BANK

By: /s/  C. R. MCCULLAR
    ----------------------------------
    C. R. McCullar
    President and Chief Executive
    Officer

By: /s/  RICHARD W. BUCHANAN
    ----------------------------------
    Richard W. Buchanan
    Executive Vice President
    Finance and Credit Administration

June 30, 1995

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
and Stockholders of Charter Federal Savings Bank

In our opinion, the accompanying consolidated statements of financial condition and the related consolidated statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Charter Federal Savings Bank and its subsidiaries at June 30, 1995 and 1994, and the results of their operations and their cash flows for each of the two years in the period ended June 30, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Note 16 to the financial statements, the Company changed its method of accounting for income taxes during the year ended June 30, 1994.

/s/  Price Waterhouse LLP

PRICE WATERHOUSE LLP

Atlanta, Georgia
August 11, 1995

                            MCGLADREY & PULLEN, LLP
               -------------------------------------------------

                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

To the Board of Directors and Stockholders
Charter Federal Savings Bank
Bistrol, Virginia

We have audited the accompanying consolidated statements of operations, stockholders' equity (deficit) and cash flows of Charter Federal Savings Bank and subsidiaries (the "Bank") for the year ended June 30, 1993. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Charter Federal Savings Bank and subsidiaries for the year ended June 30, 1993, in conformity with generally accepted accounting principles.

McGLADREY & PULLEN, LLP

/s/  McGladrey & Pullen, LLP

Charlotte, North Carolina
August 13, 1993

ITEM 9. DISAGREEMENT ON ACCOUNTING AND FINANCIAL DISCLOSURE

     Not applicable.

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     Information regarding the directors of Charter Federal, their principal occupation or employment for the past five years, and position appears under "Proposal II -- Election of Directors -- Information as to Nominees and Continuing Directors" and "Compliance with Section 16 of the Securities Act" in the Prospectus/Proxy Statement for the Charter Federal Annual Meeting and is incorporated herein by reference. The Proxy Statement will be filed within 120 days of June 30, 1995. Information concerning Executive Officers is contained in
Part I of this report in reliance on Instruction G.

ITEM 11. EXECUTIVE COMPENSATION

     Information regarding directors and executive compensation appears under "Proposal II -- Election of Directors -- Directors Remuneration" and "Summary Compensation Table" and "Information and Benefit Plans and Policies" in the Prospectus/Proxy Statement for the Charter Federal Annual Meeting and is incorporated herein by reference (excluding the Stock Performance Graph and Human Resources Committee Report). The Proxy Statement will be filed within 120 days of June 30, 1995.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Information regarding the above-captioned item appears under "Proposal
II -- Election of Directors -- Information as to Nominees and Continuing Directors" and "Security Ownership of Certain Beneficial Owners" in the Prospectus/Proxy Statement for the Charter Federal Annual Meeting and is incorporated herein by reference. The Proxy Statement will be filed within 120 days of June 30, 1995.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Information regarding the above-captioned item appears under "Proposal
II -- Election of Directors -- Executive Compensation -- Certain Transactions" in the Prospectus/Proxy Statement of the Charter Federal Annual Meeting and is incorporated herein by reference. The Proxy Statement will be filed within 120 days of June 30, 1995.

                                    PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

     1. Exhibits (listed numbers correspond to Item 60l of Regulation S-K)

       (2)        Agreement and Plan of Merger, dated as of May 17, 1995.****
       (3)(a)     Federal Stock Charter of Charter Federal Bank, as amended*
       (3)(b)     Bylaws of Charter Federal Bank, as amended.***
       (4)        Instruments Defining the Rights of Security Holders, Including
                  Indentures -- Reference is made to Exhibit (3) above.
       (9)        Voting Trust Agreement -- Not applicable.
       (10)       Change of Control agreement with C. R. McCullar.***
       (10.2)     Change of Control agreement with Richard W. Buchanan.***
       (10.3)     1993 Incentive Stock Option Plan.**

       (11)       Statement re Computation of Per Share Earnings -- Reference is made to the information under Note 14 to the financial statements contained under Item
                  8 of this report.
       (12)       Statement re Computation of Ratios -- Not applicable.
       (13)       Annual Report to Security Holders -- Not applicable.
       (18)       Letter re Change in Accounting Principles -- Not applicable.
       (19)       Previously unfiled Documents -- Not applicable.
       (21)       Subsidiaries of the Registrant. The Association has two wholly-owned subsidiaries, Highlands Service Corporation and Charter Financial Services
                  Corporation, both of which are incorporated in the state of Virginia and do business under the aforementioned names.
       (22)       Published Report Regarding Matters Submitted to Vote of Security
                  Holders -- Not applicable.
       (23)(a)    Consent of Price Waterhouse LLP -- Filed herewith.
       (23)(b)    Consent of McGladrey & Pullen, LLP -- Filed herewith.
       (24)       Power of Attorney -- Not applicable.
       (99)(a)    Additional Exhibits
                  The individual financial statements of the Registrant have been omitted since (1) consolidated financial statements have been filed, (2) there are no subsidiaries not consolidated nor any affiliates whose securities are pledged as collateral and (3) Registrant is primarily an operating association and there is no long term indebtedness of consolidated subsidiaries guaranteed by the Registrant in excess of 5% of consolidated total assets as of June 30, 1995.

---------------
   * Incorporated herein by reference to the Form 10-K for the year ended June 30, 1993.

  ** Incorporated herein by reference from the Proxy Statement for the October
     12, 1994 Annual Meeting of Stockholders.

 *** Incorporated herein by reference to the Form 10-K for the year ended June
     30, 1994.

**** Incorporated herein by reference to the Form 8-K filed on May 23, 1995.

      (b) Reports on Form 8-K.

     A report on Form 8-K was filed on May 23, 1995 announcing that Charter Federal and First American Corporation had entered into a definitive merger agreement.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          CHARTER FEDERAL SAVINGS BANK

                                          By:     /s/  CECIL R. MCCULLAR
                                            ------------------------------------
                                                     Cecil R. McCullar
                                                       President and
                                                  Chief Executive Officer

Date: August 11, 1995

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below on August 11, 1995 by the following persons on behalf of the Registrant and in the capacities indicated.

                  SIGNATURE                                        TITLE
---------------------------------------------  ---------------------------------------------
           /s/  CECIL R. MCCULLAR              President and Chief Executive Officer
---------------------------------------------
              Cecil R. McCullar

           /s/  DOUGLAS D. DEPPEN              Senior Vice President and Chief Financial and
---------------------------------------------  Accounting Officer
              Douglas D. Deppen

           /s/  L. LOWELL ANDERSON             Director
---------------------------------------------
             L. Lowell Anderson

            /s/  ROBERT J. BARTEL              Chairman of the Board
---------------------------------------------
              Robert J. Bartel

          /s/  E. L. BYINGTON, JR.             Director
---------------------------------------------
             E. L. Byington, Jr.

            /s/  BILLY M. BRAMMER              Director
---------------------------------------------
              Billy M. Brammer

             /s/  LOIS A. CLARKE               Director
---------------------------------------------
               Lois A. Clarke

           /s/  FRANCIS L. LEONARD             Director
---------------------------------------------
             Francis L. Leonard

                  SIGNATURE                                        TITLE
---------------------------------------------  ---------------------------------------------
            /s/  MORTON W. LESTER              Director
---------------------------------------------
              Morton W. Lester

      /s/  CLIFFORD R. QUESENBERRY, SR.        Director
---------------------------------------------
        Clifford R. Quesenberry, Sr.

                                               Director
---------------------------------------------
              Robert E. Torray

                                               Director
---------------------------------------------
               John G. Wampler

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 48-18-501 through 48-18-507 of the Tennessee Business Corporation Act ("TBCA") provide that a business corporation may indemnify directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in the best interests of the corporation. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person entitled to indemnification shall have been adjudged to be liable to the corporation. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

     Section 48-18-507 of the TBCA provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled, consistent with public policy, pursuant to any provision of a corporation's charter, bylaws, general or specific action of its board of directors, or contract, provided that no indemnification may be made in connection with any proceeding charging improper personal benefit to an officer or director, where such officer or director is adjudged liable on the basis that personal benefit was improperly received.

     The charter of First American provides for the discretionary indemnification of directors and officers in accordance with and to the full extent permitted by the laws of Tennessee as in effect at the time of such indemnification. The bylaws of First American provide that no indemnification of an officer or director shall be made by First American (i) if a judgment or other final adjudication adverse to such person establishes his liability for intentional misconduct or knowing violation of the law or for unlawful distributions, (ii) if a judgment or other final adjudication adverse to such person for breach of a duty of loyalty to First American is based upon such person's gaining in fact personal profit or advantage to which he was not entitled; (iii) in a proceeding by or in the right of the corporation, for any amounts if such person is adjudged liable to the corporation, or for any amounts paid to First American in settlement of such a proceeding by such person or;
(iv) in a proceeding by First American directly (and not derivatively) for expenses, unless such proceeding shall be brought after a change in control of First American. First American has purchased directors' and officers' liability insurance covering certain liabilities which may be incurred by the officers and directors of First American in connection with the performance of their duties.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     An index of exhibits appears at page II-5.

ITEM 22. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     The Registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 26th day of October, 1995.


                                          FIRST AMERICAN CORPORATION


                                          By /s/  DENNIS C. BOTTORFF*

                                            ------------------------------------
                                            Dennis C. Bottorff,
                                            Chairman, President and
                                            Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


             SIGNATURE                               TITLE                            DATE
-----------------------------------  -------------------------------------    --------------------
Principal Officers:
/s/  DENNIS C. BOTTORFF*             Chairman, President, Chief Executive     October 26, 1995
-----------------------------------  Officer and Director (Principal
Dennis C. Bottorff                   Executive Officer)

/s/  MARTIN E. SIMMONS               Executive Vice President -               October 26, 1995
-----------------------------------  Administration, General Counsel,
Martin E. Simmons                    Secretary and Principal Financial
                                     Officer

/s/  M. JACK VANNATTA                Executive Vice President and             October 26, 1995
-----------------------------------  Principal Accounting Officer
M. Jack Vannatta
Directors:

/s/  SAMUEL E. BEALL, III*           Director                                 October 26, 1995
-----------------------------------
Samuel E. Beall, III

/s/  DENNIS C. BOTTORFF*             Director                                 October 26, 1995
-----------------------------------
Dennis C. Bottorff

/s/  EARNEST W. DEAVENPORT, JR.*     Director                                 October 26, 1995
-----------------------------------
Earnest W. Deavenport, Jr.

/s/  REGINALD D. DICKSON*            Director
-----------------------------------
Reginald D. Dickson

/s/  T. SCOTT FILLEBROWN, JR.*       Director                                 October 26, 1995
-----------------------------------
T. Scott Fillebrown, Jr.

/s/  JAMES A. HASLAM II*             Director                                 October 26, 1995
-----------------------------------
James A. Haslam II

/s/  MARTHA R. INGRAM*               Director                                 October 26, 1995
-----------------------------------
Martha R. Ingram

/s/  WALTER G. KNESTRICK*            Director
-----------------------------------
Walter G. Knestrick

             SIGNATURE                               TITLE                            DATE
-----------------------------------  -------------------------------------    --------------------


/s/  GENE C. KOONCE*                 Director                                 October 26, 1995
-----------------------------------
Gene C. Koonce
/s/  JAMES R. MARTIN*                Director                                 October 26, 1995
-----------------------------------
James R. Martin
/s/  ROBERT A. MCCABE, JR.*          Director                                 October 26, 1995
-----------------------------------
Robert A. McCabe, Jr.
/s/  WILLIAM O. MCCOY*               Director                                 October 26, 1995
-----------------------------------
William O. McCoy
/s/  DALE W. POLLEY*                 Director                                 October 26, 1995
-----------------------------------
Dale W. Polley
/s/  ROSCOE R. ROBINSON, M.D.*       Director                                 October 26, 1995
-----------------------------------
Roscoe R. Robinson, M.D.
                                     Director
-----------------------------------
James F. Smith, Jr.
/s/  CAL TURNER, JR.*                Director                                 October 26, 1995
-----------------------------------
Cal Turner, Jr.
/s/  TED H. WELCH*                   Director                                 October 26, 1995
-----------------------------------
Ted H. Welch
/s/  DAVID K. WILSON*                Director                                 October 26, 1995
-----------------------------------
David K. Wilson
                                     Director
-----------------------------------
Toby S. Wilt
/s/  WILLIAM S. WIRE II*             Director                                 October 26, 1995
-----------------------------------
William S. Wire II
*By: /s/  MARTIN E. SIMMONS
     ------------------------------
     Martin E. Simmons
     as Attorney-in-Fact

                               INDEX OF EXHIBITS


Exhibit 2.1    Agreement and Plan of Reorganization, included as Appendix A to the
               Prospectus/Proxy Statement which is a part of the Registration Statement.
               Amendment No. 1 to Agreement and Plan of Reorganization, included in Appendix A to the Prospectus/Proxy Statement which is a part of the Registration
               Statement.
Exhibit 2.2    Stock Option Agreement, included as Appendix C to the Prospectus/Proxy
               Statement which is a part of the Registration Statement.
Exhibit 3.1    Charter of First American, as amended, incorporated herein by reference to
               Exhibit 1.1 to the First American Quarterly Report on Form 10-Q for the quarter ended September 30, 1991 (Commission File No. 0-6198)
Exhibit 3.2    Bylaws of First American, as amended, incorporated herein by reference to
               Exhibit 3.2 to First American's Annual Report on Form 10-K for the year ended
               December 31, 1994 (Commission File No. 0-6198).
Exhibit 4      Rights Agreement, dated December 14, 1988, between First American Corporation and First American Trust Company, N.A., rights Agent, incorporated herein by reference to Exhibit 1 to First American's Current Report on Form 8-K dated
               December 14, 1988.
Exhibit 5      Opinion of Martin E. Simmons, Esq., regarding validity of FAC Common Stock being registered.
Exhibit 8      Form of Opinion of Arnold & Porter as to certain tax consequences of the
               Merger.
Exhibit 13     Charter's Annual Report on Form 10-K for the fiscal year ended June 30, 1995, included as Appendix D to the Prospectus/Proxy Statement which is a part of the
               Registration Statement.
Exhibit 15     Letter of KPMG Peat Marwick LLP re: unaudited interim financial information
Exhibit 23.1   Consent of KPMG Peat Marwick LLP, independent accountants for First American.
Exhibit 23.2   Consent of Price Waterhouse LLP, independent auditors for Charter.
Exhibit 23.3   Consent of McGladrey & Pullen, LLP independent auditors for Charter.
Exhibit 23.4   Consent of Martin E. Simmons, Esq., contained in the opinion filed as Exhibit 5 hereto.
Exhibit 23.5   Consent of Wheat, First Securities, Inc.
Exhibit 23.6   Consent of Arnold & Porter.
Exhibit 24     Powers of Attorney of certain directors and officers of First American, previously filed.
Exhibit 99.1   Form of Proxy relating to Charter Common Stock.
Exhibit 99.2   Opinion of Wheat, First Securities, Inc. included as Appendix B to the
               Prospectus/Proxy Statement which is a part of the Registration Statement.